UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 3)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FLORIDA GAMING CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, Florida 33142

(305) 633-6400

January [__], 2013

To Our Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Florida Gaming Corporation, which will be held on February [__], 2013 at 1:30 p.m. local time, at the Sheraton Louisville Riverside Hotel, 700 West Riverside Drive, Jeffersonville, IN  47130.

Details of the business to be conducted at the special meeting are given in the attached Notice of Special Meeting of the Stockholders and proxy statement. In addition, a Proxy Card is enclosed with this letter.

Please take the time to read carefully the proposals for stockholder action described in the accompanying proxy materials. Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed Proxy Card. If you decide to attend the special meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in and support of Florida Gaming Corporation.

Sincerely,

W. B. Collett, Jr.

President and Chief Executive Officer

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, Florida 33142

(305) 633-6400

Notice of Special Meeting of the Stockholders

to be held at 1:30 p.m. local time on February __, 2013

To the Stockholders of Florida Gaming Corporation:

Notice is hereby given that a special meeting of the holders of shares of common stock of Florida Gaming Corporation, a Delaware corporation (the “Company”), will be held at the Sheraton Louisville Riverside Hotel, 700 West Riverside Drive, Jeffersonville, IN  47130 on February [__], 2013 at 1:30 p.m. local time for the following purposes:

1.	To approve the sale by the Company of all of the issued and outstanding shares of capital stock of Florida Gaming Centers, Inc., which consists of the Company’s entire interest in Florida Gaming Centers, Inc., as contemplated by the Stock Purchase Agreement by and among the Company, Florida Gaming Centers, Inc., and Silvermark LLC dated as of November 25, 2012 (as it may be amended from time to time in accordance with the terms thereof), a copy of which is attached as Annex A to the accompanying proxy statement. We refer to this proposal as the “Sale Proposal.”

2.	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. We refer to this proposal as the “Proposal to Adjourn or Postpone the Special Meeting.”

3.	To transact such other business as may be properly brought before the special meeting or any adjournment or postponement thereof.

Our board of directors has fixed January 7, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Only holders of record of the Company’s common stock, $0.20 par value per share, at the close of business on January 7, 2013 are entitled to notice of and to vote at this meeting. At the close of business on the record date, we had 1,369 stockholders of record.

A list of stockholders of the Company entitled to vote at the special meeting will be available for inspection during normal business hours from February [__], 2013 through February [__], 2013 at the office of the Company located at 2669 Charlestown Road, Suite D, New Albany IN 47150.

The accompanying proxy statement, dated January [__], 2013, and proxy card for the special meeting are first being mailed to our stockholders on or about January [__], 2013. Our board of directors has unanimously approved the Stock Purchase Agreement and unanimously recommends that you vote “FOR” the approval of the Sale Proposal and “FOR” the approval of the Proposal to Adjourn or Postpone the Special Meeting. Your vote is very important. Please vote your shares by proxy whether or not you plan to attend the special meeting.

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Only stockholders and persons holding proxies from stockholders may attend the special meeting. If your shares are registered in your name, you should bring a form of photo identification to the special meeting. If your shares are held in the name of a broker, bank or other nominee, you should bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the special meeting. All stockholders are cordially invited to attend the special meeting.

By Resolution of the Board of Directors,

Kimberly R. Tharp
Secretary
January [__], 2013

IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ARE A REGISTERED HOLDER, YOU MAY CHOOSE TO VOTE YOUR SHARES ONLINE AT HTTP://WWW.CSTPROXYVOTE.COM OR BY CALLING 1-866-894-0537. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

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Florida Gaming Corporation

3500 NW 37th Avenue

Miami, Florida 33142

(305) 633-6400

Proxy Statement

for the Special Meeting of the Stockholders

to be held on February [__], 2013

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Florida Gaming Corporation for use at the Special Meeting of the Stockholders to be held at 1:30 p.m. local time on February [__], 2013 at the Sheraton Louisville Riverside Hotel, 700 West Riverside Drive, Jeffersonville, IN  47130, and at any adjournment thereof (the “Special Meeting”), for the purpose of considering and voting on a proposal (the “Sale Proposal”) to approve of the Company’s sale of all of the issued and outstanding shares of capital stock of Florida Gaming Centers, Inc., which consists of its entire interest in Florida Gaming Centers, Inc. to Silvermark LLC through a Stock Purchase Agreement (the “Stock Purchase Agreement”). This proxy statement, the Notice of Meeting, and the enclosed form of proxy are expected to be mailed to stockholders on or about January [__], 2013.

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Florida Gaming Corporation and its subsidiaries in this proxy statement by using the terms “the Company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Parties

We are including the below key for the convenience of stockholders to assist them in their understanding of the parties to the transaction.

Party	Referred to as:	Relationship

Florida Gaming Corporation	the "Company"	The Company is the registrant. The Company’s sole business is to hold equity in Centers and Tara Club.

Florida Gaming Centers, Inc.	"Centers"	The Company's wholly-owned subsidiary and only operating asset. Centers’ primary businesses are (1) the operation of a jai-alai fronton and a casino in Miami, Florida; (2) the operation of a jai-alai fronton and a card room in Ft. Pierce, Florida, and (3) holding a dormant permit to operate a jai-alai fronton in Tampa, Florida. Centers is the primary borrower under the Credit Agreement (described herein).

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Silvermark, LLC	“Silvermark”	The entity acquiring the Company’s equity interest in Centers. Silvermark currently does not conduct any business operations.

Tara Club Estates, Inc.	"Tara Club"	The Company's wholly-owned subsidiary and a guarantor under the Credit Agreement. Tara Club’s only assets consist of six pieces of undeveloped residential real estate.

Freedom Holding, Inc.	"Freedom Holding"	The Company's largest stockholder and a pledgor under and guarantor of the Credit Agreement. Freedom Holding’s only assets are equity interests in the Company.

Lenders	the "Lenders"	Syndicate of lenders named in the Credit Agreement.

ABC Funding, LLC	"ABC Funding"	Administrative Agent of the Lenders under the Credit Agreement.

The Company’s principal executive offices are located at 3500 NW 37th Avenue Miami, Florida 33142. The telephone number of the Company’s principal executive offices is (305) 633-6400. Silvermark’s address is: 430 Park Avenue, 5th Floor, New York, NY 10022.  Its telephone number is (212) 308-9000.

As of the date of this proxy statement, Centers is being operated under a receivership order issued by the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. Centers’ Miami, FL casino is managed by a third-party under a Management Contract.

The Stock Purchase Agreement – page 49 and Annex A

On November 25, 2012, we entered into a Stock Purchase Agreement with Silvermark and Centers pursuant to which we have agreed, subject to specified terms and conditions, to sell all of the issued and outstanding shares of capital stock of Florida Gaming Centers, Inc., which consists of our entire equity interest in Centers to Silvermark. Upon consummation of this transaction, the Company will have no operations.

A copy of the Stock Purchase Agreement is attached as Annex A to this proxy statement. You should read the Stock Purchase Agreement in its entirety because it, and not this proxy statement, is the legal document that governs the proposed transaction.

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Purchase Price – page 49

To Stockholders

The Company’s stockholders are not expected to receive any consideration upon the consummation of the transaction. In general, at closing, proceeds from the transaction will be used to pay transaction-related expenses and to service the Company’s outstanding indebtedness. As explained herein, $7.5 million of the purchase price will be placed in escrow for up to three years to indemnify Silvermark against obligations of the Company after the closing. Pursuant to the Indemnification Escrow Agreement, attached as Exhibit C to the Stock Purchase Agreement, the escrow agent will release $70,000 per month to the Company as long as there are no outstanding claims for indemnification or outstanding Excluded Liabilities or Excluded Litigation with unspecified Losses or Potential Losses or until the escrow amount reaches $5,000,000. If the Company receives the $70,000 monthly payment, management expects to use those proceeds to continue operations during the escrow period and for payment of ongoing expenses including: legal, accounting, public company expenses, and operational expenses, such as rent, utilities, and salaries. (See PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction).

Upon the expiration of the three-year escrow period, if any of the escrowed funds are distributable to the Company, management expects to determine the use of those proceeds at that time.

There can be no assurances that the Company’s stockholders will ever receive any return on their investment in the Company even if they approve the sale transaction.

To the Company

The purchase price for the sale transaction is $115 million in cash with centers retaining approximately $14,422,090.75 in mortgage debt owing to Miami - Dade County, Fl. The $115 million cash purchase price is subject to certain adjustments described in detail in the table below titled “Use of Proceeds Table”. In particular, the purchase price will be reduced for purposes of repayment of Centers’ other outstanding indebtedness, including but not limited to the approximately $87 million credit facility held by ABC Funding and the Lenders, and other debt and accrued expenses totaling approximately $11.2 million, which amount includes $5,565,743 in accounts payable to the Company. The purchase price will also be reduced, after the payment of all outstanding debt of Centers and the transaction costs associated with the sale transaction, to repurchase warrants for 35% of Centers’ equity held by the Lenders. (See PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction).

Additionally, $7.5 million of the purchase price will be placed in escrow for up to three years to indemnify Silvermark against obligations of the Company after the closing. Pursuant to the Indemnification Escrow Agreement, the escrow agent will release $70,000 per month to the Company as long as there are no outstanding claims for indemnification or outstanding Excluded Liabilities or Excluded Litigation with unspecified Losses or Potential Losses or until the escrow amount reaches $5,000,000.

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Use of Proceeds Table

Note	Transaction	Amount
1	Cash Purchase Price	$115,000,000
2	Payoff of ABC Funding/Lenders	(88,889,185)
3	Other Centers Liabilities	(11,237,582)
4	Transaction Costs	(2,291,331)
	Net Cash Proceeds from Sale Transaction	$12,581,902

5	Repurchase of Centers Warrants	(4,403,666)
	Net Cash to Company for Centers’ Equity	$8,178,236

6	Repayment of Non-Related Party Company Debt	(3,286,348)
7	Payment to Company of Centers Payable	5,565,743
	Net Proceeds to Company from Sale Transaction	$10,457,631

8	Indemnification Escrow	(7,500,000)
	Net Cash Proceeds to Company at Closing	$2,957,631

9	Anticipated Operating Budget (3 years)	(2,520,000)
	Release of Escrowed Proceeds	7,500,000
10	Net Cash Proceeds to Company from Sale Transaction	$7,937,631

	Repayment of Related-Party Company Debt
11	Freedom Holding Promissory Note	(1,850,162)
12	Freedom Financial Promissory Note (Management Fees)	(2,105,744)
	Net Cash Available after Repayment of All Liabilities	$3,981,725

13	Potential Liquidation

	Preferred Stock: Accrued Dividends (as of 12/31/12)
	Class A Preferred Stock	(100,263)
	Series AA Preferred Stock	(1,487,500)
	Series B Preferred Stock	(63,002)
14	Series F Preferred Stock	(481,703)
	Net Cash Available after Payment of Accrued Dividends	$1,849,257

	Preferred Stock: Liquidation Preference (as 12/31/12)
	Class A Preferred Stock	(277,560)
	Series AA Preferred Stock	(5,000,000)
	Series B Preferred Stock	(45,000)
14	Series F Preferred Stock	(1,000,000)
15	Deficit	$(4,473,303)

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Notes to Use of Proceeds Table

The following notes represent management’s expectations of the potential use of the proceeds from the sale transaction as represented in the Use of Proceeds Table above. Where applicable, we provide cross-references to sections of this proxy statement that describe these matters in greater detail. The information below is based on the account balances as of December 31, 2012.

1.	The purchase price for the sale transaction is $115 million to the Company with Centers retaining approximately $14,422,090.75 in mortgage debt.

2.	Repayment of the Lenders is estimated to be $88,889,185, including the current balance of $83,770,862 plus an additional amount for estimated fees and penalties of $5,118,323. These amounts are derived from payoff letters received from ABC Funding. We may be able to offset such amounts by claims we have made against ABC Funding and the Lenders.

3.	This amount represents other liabilities of Centers of approximately $11,237,582. Included in these liabilities are the following:

a.	Non-Related Party Compensation Agreement - $420,000

b.	Non-Related Party payable - $88,351

c.	IRS Penalties - $108,675

d.	Miami-Dade County payable - $899,159

e.	Miami-Dade County letter agreement - $430,000

f.	Real estate taxes estimated - $1,075,654

g.	Accounts payable to the Company - $5,565,743 (see Note 7)

h.	Estimated cost to install a sprinkler system - $400,000

i.	Termination of Non-Related Party Management Contract - $750,000

j.	Anticipated operating losses before closing on April 30, 2013 - $1,500,000

A.	Total operating expenses include an aggregate of $175,000 in salaries payable to our President/CEO, W. Bennett Collett, Jr., and our COO, Daniel Licciardi.

4.	Includes: (i) transaction-related expenses, including professional and other fees, currently estimated at $350,000; and, (ii) a disputed transaction fee to an investment bank of $1,941,331. The amount of the disputed transaction fee may be offset by claims we have made against the investment bank. (See PROPOSAL #1 - SALE PROPOSAL – Effects of the Transaction – Transaction Costs”).

5.	The Centers Warrants require us to repurchase the Centers Warrants for 35% of the determined “net cash proceeds” from a sale of Centers’ equity. Based on this calculation, we estimate the cost of the repurchase to be $4,403,666. This amount may be offset by claims we have made against the Lenders and ABC Funding (See “PROPOSAL #1 - SALE PROPOSAL – Effects of the Transaction – Repayment of the Lenders”).

6.	Consists of Company debt owed to non-related parties in the individual amounts of $1,140,568, $158,956 and $1,986,824.

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7.	Represents an intercompany payable due to the Company from Centers in the amount of $5,565,743, included as a portion of Centers other liabilities as discussed in Note 3-g. (See “PROPOSAL #1 - SALE PROPOSAL – Effects of the Transaction – Repayment of Centers’ Other Indebtedness).

8.	The amount of the indemnification escrow that will not be immediately available to the Company in full, if at all, until the expiration of the three year escrow agreement. (See “PROPOSAL #1 - SALE PROPOSAL – STOCK PURCHASE AGREEMENT – Indemnification Escrow Agreement).

9.	Management estimates the Company’s operating expenses to be $70,000 per month during the three year period until the full escrowed amount is released. (See “PROPOSAL #1 - SALE PROPOSAL – Effects of the Transaction – Corporate Existence/SEC Registration”).

10.	The net cash proceeds that would be received by the Company in the sale transaction upon release of the indemnification escrow and after payment of operating expenses.

11.	Represents a promissory note payable by the Company to Freedom Holding, a corporation controlled by our Chairman, Mr. Collett, Sr., and partially owned by our President/CEO, Mr. Collett, Jr. (See “PROPOSAL #1 - SALE PROPOSAL – Interests of Certain Parties in the Matters to be Acted Upon”).

12.	Represents a promissory note payable by the Company to Freedom Financial Corporation, an Indiana corporation wholly-owned by Freedom Holding and controlled by Mr. Collett, Sr. (See “PROPOSAL #1 - SALE PROPOSAL – Interests of Certain Parties in the Matters to be Acted Upon”).

13.	After payment of the transaction costs and the satisfaction of the Company’s debt, management expects to consider our strategic alternatives, including a possible liquidation of the Company. In liquidation, holders of our Preferred Stock would first be entitled to payment for any accrued but unpaid dividends. Then, holders of Preferred Stock would be entitled to any liquidation preference available to such class or series. (See “PROPOSAL #1 - SALE PROPOSAL – Effects of the Transaction – Possible Liquidation”).

14.	All of the Series F Convertible Preferred Stock is owned by Freedom Holding, an entity controlled by our Chairman, W. Bennett Collett, and partially owned by our President/CEO, W. Bennett Collett, Jr. However, $141,703 of the accrued and unpaid dividends of the Series F Convertible Preferred Stock is payable to a previous holder of the shares of that series. (See “PROPOSAL #1 - SALE PROPOSAL – Effects of the Transaction – Possible Liquidation” and “PROPOSAL #1 - SALE PROPOSAL – Interests of Certain Parties in the Matters to be Acted Upon”).

15.	Represents the estimated deficiency of proceeds remaining from the sale transaction, after satisfaction of all of Centers’ debt, satisfaction of all Company debt, including the related party liabilities, and the cost to maintain operations through the closing of the transaction and through the three-year escrow period.

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Recommendation of our Board of Directors – page 35

After careful consideration, our board of directors unanimously recommends that you vote:

•	“FOR” the Sale Proposal; and
•	“FOR” the Proposal to Adjourn or Postpone the Special Meeting.

Reasons for the Transaction – page 45

As we have previously disclosed in reports filed with the SEC, and as described in greater detail in the section of this proxy statement titled “PROPOSAL #1 – THE SALE PROPOSAL - Background of the Transaction”, the Lenders and ABC Funding have accelerated Centers’ obligations under its $87 million credit facility, and have initiated foreclosure actions against the Company and Centers, attempting to enforce certain guaranties by the Company. These actions have resulted in the appointment of a receiver at Centers.

After taking into account all of the material factors relating to the Stock Purchase Agreement and the related transactions, our board of directors unanimously determined that the Sale Proposal is advisable and in the best interests of the Company and our stockholders. Our board of directors did not assign relative weights to the material factors it considered. In addition, our board of directors did not reach any specific conclusion on each of the material factors considered, but conducted an overall analysis of all of the material factors taken together. Individual members of our board of directors may have given different weights to different factors.

Special Meeting - page 18

Date, Time and Place. The special meeting will be held on February [__], 2013 at 1:30 p.m. local time, at the Sheraton Louisville Riverside Hotel, 700 West Riverside Drive, Jeffersonville, IN  47130.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on January 7, 2013, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you held at the close of business on the record date. There are 4,037,293 shares of our common stock entitled to be voted at the special meeting.

Required Vote. The Sale Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date to be approved. Abstentions and broker non-votes will have the same effect as votes against the Sale Proposal. If a quorum is present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of that proposal are greater than those voted against that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the special meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved by the affirmative vote of the holders of a majority of the voting power of our common stock present in person or by proxy at the special meeting. Abstentions would have the same effect as a vote against this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the special meeting.

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Indemnification Escrow – page 59

At closing, $7.5 million of the purchase price will be placed in escrow for up to three years pursuant to an Indemnification Escrow Agreement (the “Indemnification Escrow Agreement”) to indemnify Silvermark against obligations of the Company after the closing. For so long as there are no outstanding indemnification claims or outstanding Excluded Liabilities or Excluded Litigation with unspecified amounts of Losses or potential Losses and the amount in escrow remains above $5 million, the escrow agent will release $70,000 per month out of the escrowed funds to the Company. Our indemnification obligations are not limited by the amounts subject to the Indemnification Escrow Agreement.

Interests of Certain Parties in the Matters to be Acted Upon – page 41

Our executive officers and members of our board of directors have interests in the transaction that may be in addition to, or different from, the interests of our stockholders generally. The board of directors was aware of and considered these potential interests, among other matters, in evaluating the sale transaction and the Stock Purchase Agreement and in recommending that our stockholders approve the Sale Proposal. The transactions are described in more detail in the section of this proxy statement titled, “PROPOSAL #1 SALE PROPOSAL – Interests of Certain Parties in the Matters to be Acted Upon.”

The following discussion describes various contractual arrangements and other rights of our executive officers and directors in connection with the sale transaction. As described in the section of this proxy statement titled “PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction,” indebtedness may be repaid or satisfied and accrued and unpaid dividends on Preferred Stock may be declared and paid before amounts would be able to be distributed to holders of Common Stock if the Company were to be liquidated.

Anticipated Executive Employment Agreements

As an inducement to Silvermark’s entry into the Stock Purchase Agreement, both of our President/Chief Executive Officer (who is also a Company director), W. Bennett Collett, Jr., and our Chief Operating Officer, Daniel Licciardi, entered into letter agreements which contemplate their entry into new employment agreements with Centers upon consummation of the sale transaction. The employment agreements would terminate and replace their current employment agreements with Centers. Entry by Messrs. Collett, Jr. and Licciardi into these employment agreements is a condition to Silvermark’s obligations under the Stock Purchase Agreement.

Mr. Collett, Jr.’s proposed employment agreement would be for three years at a base salary of $300,000 per year with the opportunity for performance bonuses. Mr. Licciardi’s proposed employment agreement would be for three years at a base salary of $225,000 per year with the opportunity for discretionary bonuses. The base salaries are equivalent to both Messrs. Collett’s and Licciardi’s base salaries under their current employment agreements with Centers. Under the Stock Purchase Agreement, both Mr. Collett and Mr. Licciardi must release Centers from any severance obligations resulting from the termination of their current employment agreements.

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Interests of Freedom Holding

Freedom Holding, an entity controlled by our Chairman, W. Bennett Collett, Sr., and partially owned by our President/CEO, W. Bennett Collett, Jr., owns 1,325,869 shares of our Common Stock and 1,000 shares of our Series F Preferred Stock. As of December 31, 2012, we owed Freedom Holding $340,000 in accrued but unpaid dividends on its shares of Series F Preferred Stock. Upon a liquidation of the Company, as of December 31, 2012, the Series F Preferred stock held by Freedom Holding would be entitled to receive a liquidation preference of $1,000,000.

As of December 31, 2012, we also owed Freedom Holding on an unsecured promissory note in the amount of $1,850,162. The note is subordinated to the Credit Agreement obligations and bears interest at a rate of 10% per annum.

Interests of Freedom Financial/W. Bennett Collett, Sr.

Our Chairman, W. Bennett Collett, Sr. does not receive a salary from the Company. Until April 2011, when Mr. Collett, Sr. retired from his position as the Company’s CEO, Freedom Financial Corporation (“Freedom Financial”), an entity wholly owned by Freedom Holding and controlled by Mr. Collett, Sr., received management fees from the Company for Mr. Collett’s services. For the years ended December 31, 2010 and 2009, and for the quarter ended March 31, 2011, Freedom Financial’s management fees were $780,000 per year. The Company was unable to pay these management fees for those periods, and on April 25, 2012, in connection with Mr. Collett, Sr.’s retirement, the Company issued Freedom Financial a promissory note in the original principal amount of $1,905,000, representing $1,755,000 in accrued management fees and $150,000 relating to accounts payable to Freedom Financial. At December 31, 2012 the Company owed Freedom Financial $2,105,744 on this promissory note.

On April 25, 2011, we entered into a consulting agreement with Freedom Financial for purposes of using Mr. Collett’s consulting services which provided for payments to Freedom Financial of $25,000 per month. Because this consulting agreement was subordinated to the Credit Agreement, we made only two $25,000 payments: one in June 2012; the other in July 2012. Pursuant to its terms, the consulting agreement terminated automatically on October 25, 2012 upon appointment of a receiver for Centers. On January 8, 2013, we delivered Freedom Financial notice of termination of the consulting agreement and the parties have agreed that no further amounts are owed to either Freedom Financial or Mr. Collett, Sr. under that agreement.

Our board of directors has approved the Company’s entry into consulting arrangements following consummation of the sale transaction or termination of the Stock Purchase Agreement. The board of directors has limited the consideration payable by the Company to any person under any such consulting arrangement to $25,000 per month. The board authorization is not limited to consulting arrangements with Freedom Financial or the Colletts.

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Guarantee and Joinder

As an inducement to Silvermark to enter into the Stock Purchase Agreement, each of our Chairman, W. Bennett Collett, Sr., and our President/CEO, W. Bennett Collett, Jr., entered into a Joinder and Guarantee with Silvermark whereby they individually guarantee the obligations of the Company and Centers under the Stock Purchase Agreement.

Conditions to Closing – page 55

The consummation of the sale transaction is subject to the satisfaction or waiver of certain conditions on or prior to the closing. Such conditions include, in addition to customary closing conditions, that our stockholders approve the Sale Proposal.

Solicitation of Other Offers; Exclusivity – page 52

We are required to end discussions with other parties with respect to an acquisition proposal. We also cannot, and we are required to cause our representatives not to, directly or indirectly, initiate, solicit, or knowingly encourage any inquiries regarding, any acquisition proposal or otherwise negotiate or provide non-public information regarding the business to be sold in connection with an acquisition proposal, including as part of a sale of the Company. Notwithstanding the foregoing, if our board of directors determines in good faith that an unsolicited acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, we may participate in negotiations regarding the acquisition proposal, although such participation would constitute a breach under the Stock Purchase Agreement.

Board Recommendation - page 54

Our board of directors unanimously recommends that you vote for the Sale Proposal. Until our stockholders vote on the Sale Proposal, our board of directors may not withdraw or modify in a manner adverse to Silvermark, or publicly propose to withdraw or modify in a manner adverse to Silvermark, this recommendation. Notwithstanding the foregoing, our board of directors may withdraw or modify its recommendation to vote in favor of the Sale Proposal and terminate the Stock Purchase Agreement in connection with the receipt of an acquisition proposal that is a superior proposal if:

•	our board of directors determines that the failure to do so would be inconsistent with the exercise of its fiduciary duties;

•	we give Silvermark advance notice of our board of directors’ intention to take these actions and provide certain information regarding the proposal to Silvermark; and

•	we negotiate with Silvermark to make any adjustments to the Stock Purchase Agreement so that the acquisition proposal no longer constitutes a superior proposal.

Thereafter, our board of directors can only proceed with the withdrawal or modification of its recommendation if Silvermark does not agree to make necessary adjustments to the Stock Purchase Agreement so that the competing acquisition proposal would no longer constitute a superior proposal.

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Termination – page 57

Silvermark may terminate the Stock Purchase Agreement:

•	at anytime within 90 days of November 25, 2012 if, for any reason, it is not satisfied with the Real Property, the other Assets, the Business, the Shares, the Excluded Liabilities or the Included Liabilities for any reason whatsoever;

•	at anytime within 90 days of November 25, 2012, if Centers fails to receive a ruling (the “Centers Ruling”) in the Company’s and Centers’ ongoing litigation in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (a) either approving of Centers’ entry into the transaction or that the court’s approval of Centers’ entry into the transaction is not required, and (b) requiring Centers’ receiver to cooperate with Centers to allow Centers to comply with and fulfill its obligations under the Stock Purchase Agreement. On November 27, 2012, the court entered an order (y) that Centers’ entry into the Stock Purchase Agreement is outside the scope of the receivership order, and (z) ordering the receiver to cooperate with reasonable due diligence requirements in connection with the transaction.

•	before closing, if any of Centers’ gaming licenses is cancelled, terminated, suspended or modified in any material respect; or

•	before closing, if the Lenders realize upon their foreclosure actions or upon their mortgage or security interest in any or all Centers’ assets.

We or Silvermark may terminate the Stock Purchase Agreement by mutual written consent. In addition, either we or Silvermark may terminate the Stock Purchase Agreement:

•	if the sale transaction has not closed by April 30, 2013, provided that neither party may exercise this right if it is in breach of the Stock Purchase Agreement and that breach is the direct cause of the failure to close by April 30, 2013;

•	if a court or other governmental authority has taken any action restraining or otherwise prohibiting the sale transaction, provided that the party seeking to terminate is not then in material breach of the Stock Purchase Agreement, and did not initiate the action restraining or prohibiting the sale transaction;

•	if our stockholders do not approve the Sale Proposal; or

•	if the other party has breached any representation, warranty or covenant in the Stock Purchase Agreement and such breach is not cured within twenty business days after notification of the breach.

As noted above, we may also terminate the Stock Purchase Agreement to enter into a transaction that is a superior proposal if, before our stockholders approve the Sale Proposal, our board of directors has received a superior proposal and we pay the termination fee described below. Silvermark may also terminate the Stock Purchase Agreement if our board of directors has withdrawn or modified its recommendation to vote in favor of the Sale Proposal without also terminating the Stock Purchase Agreement.

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Termination Fee – page 58

We are required to pay Silvermark $4.6 million plus reimbursement for costs and expenses incurred by Silvermark in connection with the transaction, in cash, within two business days of termination if the Stock Purchase Agreement is properly terminated by:

•	Silvermark, if the termination is due to our breach of a representation, warranty or covenant in the Stock Purchase Agreement and such breach was not cured within twenty business days after notification by Silvermark to us of the breach;

•	either us or Silvermark, if the sale transaction has not closed by April 30, 2013; provided that, if both (i) the special meeting has not occurred and, prior to the termination, an acquisition proposal has been communicated to us or has been publicly announced or publicly made known to our stockholders, and not withdrawn, and (ii) within twelve months after the termination we have completed or entered into a definitive agreement with respect to the acquisition proposal, then the termination payment will be payable at the closing of the transactions contemplated by the acquisition proposal;

•	Silvermark, if before our stockholders approve of the Sale Proposal, (i) we have accepted a superior proposal or entered into negotiations with a third party regarding an acquisition proposal, (ii) our board of directors has withdrawn or modified its recommendation to vote in favor of the Sale Proposal, or (iii) if we or our board of directors publicly propose to do either (i) or (ii);

•	us in order to enter into a transaction that is a superior proposal if our stockholders have not yet approved the Sale Proposal; or

•	us, in a manner that is not in accordance with the Stock Purchase Agreement.

If Silvermark terminates the Stock Purchase Agreement because either (i) the Lenders realize upon their foreclosure actions or upon their mortgage or security interest in any or all Centers’ assets, or (ii) Centers fails to obtain the Centers Ruling, we are not required to pay the $4.6 million termination payment, but we are required to pay Silvermark up to $500,000 in reimbursement for costs and expenses incurred by Silvermark in connection with the transaction in cash within two business days of termination.

Indemnification – page 58

We and Silvermark have agreed to indemnify each other for damages as a result of certain breaches of representations, warranties or covenants contained in the Stock Purchase Agreement. The representations, warranties and covenants extend for various periods of time depending on the nature of the claim.

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Expected Consummation of Sale Transaction – page 45

We expect to consummate the sale transaction as soon as practicable after all of the closing conditions in the Stock Purchase Agreement, including approval of the Sale Proposal by our stockholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the sale transaction to close by April 30, 2013. However, there can be no assurance that the sale transaction will be consummated at all or, if consummated, when it will be consummated.

Dissenters’ Right of Appraisal – page 41

Under Delaware law, stockholders have no appraisal or dissenters’ rights in connection with the approval of the sale transaction.

Anticipated Accounting Treatment– page 45

Following the consummation of the sale transaction, we will remove all of the related account balances of Centers from our consolidated balance sheet and record a gain on the sale equal to the difference between the aggregate consideration received and the Company’s book value of Centers’ net assets sold.

Material U.S. Federal Income Tax Consequences of the Transaction – page 45

The sale transaction will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition in various jurisdictions, including the United States. The Company anticipates the gain recognized for United States federal income tax purposes will be offset entirely with net operating losses.

Effects of the Transaction – page 37

Upon consummation of the sale transaction, the Company will have no operations. Because the entire escrowed portion of the purchase price will not be paid to the Company until three years after closing (see PROPOSAL #1 – THE SALE PROPOSAL – Indemnification Escrow Agreement), the Company will need to continue its corporate existence indefinitely. We do not expect our reporting obligations as a U.S. public company to be affected as a result of consummation the sale transaction.

After closing, the Company expects to continue to work to enhance stockholder value and will consider and evaluate strategic alternatives. The sale transaction will not alter the rights, privileges or nature of the issued and outstanding shares of our Common Stock. A stockholder who owns shares of our Common Stock immediately prior to the closing will continue to hold the same number of shares immediately following the closing.

Under the Certificate of Designation for the Company’s Series AA Preferred Stock, the sale transaction may constitute a “deemed liquidation” of the Company which would result in an immediate right to the holders of Series AA Preferred Stock to all accrued and unpaid dividends plus that Series’ entire liquidation preference. As of December 31, 2012, the total liquidation amount payable to holders of the Company’s Series AA Preferred stock was approximately $6,400,000.

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If the sale transaction is not consummated, we do not expect to have sufficient capital or to generate sufficient capital through our operations to defend the lawsuits filed by ABC Funding which are described in greater detail in the section of this proxy statement titled PROPOSAL #1 – THE SALE PROPOSAL – Background of the Transaction, and management believes we have exhausted all available sources of capital. If ABC Funding and the Lenders are successful in their actions against Centers and the Company, the Company would be left with no significant assets.

Regulatory Approvals – page 36

The sale transaction cannot be consummated until such time as Silvermark becomes licensed to operate Centers under the Florida Gaming Laws. On December 5, 2012, Silvermark filed its application to obtain a gaming license.

In connection with the sale transaction, we may seek approval under the antitrust laws of the United States if we are required to do so. See “PROPOSAL #1-SALE PROPOSAL — Government and Regulatory Approvals” for a detailed description of the consents and approvals (and status thereof) required under antitrust laws in connection with the sale transaction.

Ancillary Agreements

In connection with the sale transaction, the following agreements were negotiated and executed on November 25, 2012:

•	Guarantee and Joinder agreement by the Company’s Chairman, W. Bennett Collett, and the Company’s President/CEO, W. Bennett Collett, Jr., under which each of them, jointly and severally, has guaranteed the Company’s and Centers’ obligations under the Stock Purchase Agreement; and

•	Deposit Escrow Agreement which governs the $50,000 purchase price deposit that was paid by Silvermark within ten days of execution of the Stock Purchase Agreement.

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THE SPECIAL MEETING

Record Date and Shares Entitled to Vote

The close of business on January 7, 2013 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record as of the Record Date of shares of the common stock, $0.20 par value per share (“Common Stock”), are entitled to notice of and to vote at the Special Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Special Meeting. On the Record Date, there were an aggregate of 4,037,293 shares of Common Stock outstanding and entitled to vote.

Proxy Solicitation

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by Florida Gaming Corporation and its directors, officers, and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. In addition, the Company expects to retain Morrow & Co., LLC, an outside proxy solicitation firm, to assist the Company in the distribution of proxy materials and solicitation of votes, at an anticipated cost to the Company of approximately $12,500 plus reasonable out-of-pocket expenses incurred by the proxy solicitor in connection with the proxy solicitation services. Florida Gaming Corporation will reimburse banks, brokerage houses, custodians, and other fiduciaries that hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Florida Gaming Corporation will bear the costs of the special meeting and of soliciting proxies therefor, including the cost of printing and mailing this proxy statement and related materials.

Any questions or requests for assistance regarding Florida Gaming Corporation proxies and related materials may be directed in writing to the Chief Financial Officer, Kim Tharp, 2669 Charlestown Road, Suite D, New Albany, Indiana 47150, or by telephone at (502) 589-2000.

Quorum and Votes Required

The presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the corporation’s Common Voting Stock on the Record Date shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Special Meeting.

The Sale Proposal: The approval of the Sale Proposal requires the affirmative vote of holders of at least a majority of our issued and outstanding shares of Common Stock as of the Record Date. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the Sale Proposal.

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The Proposal to Adjourn or Postpone the Special Meeting: If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will require the approval of the holders of a majority of the voting power of our Common Stock present in person or by proxy at the Special Meeting. Abstentions would have the same effect as a vote against this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the Special Meeting.

Voting of Proxies

All proxies will be voted in accordance with the instructions of the stockholder unless revoked as described below. If no choice is specified, the proxies will be voted FOR the approval of the Sale Proposal and FOR the approval of the Proposal to Adjourn or Postpone the Special Meeting set forth in the accompanying Notice of Meeting and on the proxy card. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the Special Meeting. Management is not aware of any other matters to be presented for action at the Special Meeting.

Under rules of the New York Stock Exchange, matters subject to stockholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting or for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. The Sale Proposal and the Proposal to Adjourn or Postpone the Special Meeting are non-routine matters. Thus, Broker Non-Votes will not be counted for the purpose of determining a quorum at the Special Meeting. Broker Non-Votes will have the effect of a vote “against” the Sale Proposal. Broker Non-Votes will not have any effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Revocability of Proxies

Execution of a proxy by a stockholder will not affect such stockholder’s right to attend the Special Meeting and to vote in person. A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Special Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company’s main office address at any time before the Special Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Special Meeting before the close of voting, or by attending the Special Meeting and voting in person. You may attend the Special Meeting even though you have executed a proxy, but your presence at the Special Meeting will not automatically revoke your proxy.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the safe harbor created thereby. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: economic crises; uncertainties surrounding the sale transaction, including: the uncertainty as to the timing of the closing and whether our stockholders will approve the sale transaction; the possibility that competing offers for the business to be sold will be made; the possibility that various closing conditions for the sale transaction may not be satisfied or waived; the possibility that Silvermark could terminate the Stock Purchase Agreement during the due diligence period, and the effects of disruption from the sale transaction making it more difficult to maintain relationships with employees, customers and other business partners.

These and additional factors to be considered are set forth under “RISK FACTORS” beginning on the next page of this proxy statement.

Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this proxy statement may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this proxy statement. Except as required by applicable law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the sale transaction.

While the sale transaction is pending, it creates uncertainty about our future, which could materially and adversely affect our business, financial condition and results of operations.

While the sale transaction is pending, it creates uncertainty about our future. Therefore, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending consummation of the sale transaction or termination of the Stock Purchase Agreement. In addition, while the sale transaction is pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business; the potential disruption to business partners and other service providers;

•	the loss of employees who may depart due to their concern about losing their jobs following the sale transaction or a shift in loyalty of employees of the businesses to be sold who see Silvermark as their de facto employer even before the consummation of the sale transaction; and

•	our inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations. We have also incurred substantial transaction costs in connection with the sale transaction, and we will continue to do so until the consummation of the sale transaction.

The Stock Purchase Agreement limits our ability to pursue alternatives to the sale transaction.

The Stock Purchase Agreement contains provisions that make it substantially more difficult for us to sell the Company or Centers to a party other than Silvermark. Specifically, we were required to end discussions with respect to other acquisition proposals when we entered into the Stock Purchase Agreement. We also cannot, and we are required to cause our representatives not to, directly or indirectly, initiate, solicit, or knowingly encourage any inquiries regarding, any acquisition proposal or otherwise negotiate or provide non-public information regarding the business to be sold in connection with, an acquisition proposal. However, if our board of directors determines in good faith that an unsolicited acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, we may participate in negotiations regarding the acquisition proposal. These provisions, in addition to the requirement that we pay $4.6 million to Silvermark in connection with terminating the Stock Purchase Agreement to pursue an acquisition proposal, could discourage a third party that might have an interest in acquiring the Company or Centers from considering or proposing such an acquisition, even if that party was prepared to pay consideration with a higher value than the purchase price to be paid by Silvermark.

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We may not receive all regulatory approvals and consents required in order for us to consummate the sale transaction.

The sale transaction cannot be consummated until all required consents, approvals and waiting periods under applicable antitrust laws have been received or have expired or terminated, as appropriate, and all other material governmental approvals and consents have been obtained and are in full force and effect. We and Silvermark have submitted or are in the process of submitting required filings to all relevant regulatory authorities, and although we do not expect those regulatory authorities to raise any significant objections in connection with their review of the sale transaction, we cannot assure you that we will obtain all required regulatory approvals and consents, that certain regulatory approvals and consents may not be delayed or that any regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to us, Silvermark and our collective abilities to close the sale transaction.

The failure to consummate the sale transaction may materially and adversely affect our business, financial condition and results of operations.

Silvermark’s obligation to close the sale transaction is subject to a number of conditions, including our stockholders’ approval of the Sale Proposal, the receipt of the approvals and consents from regulatory authorities discussed above and the absence of a Material Adverse Change, as defined under “PROPOSAL #1 – THE SALE PROPOSAL — Conditions to Closing” below. We cannot control some of these conditions and we cannot assure you that they will be satisfied, or that Silvermark will waive any that are not satisfied. If the sale transaction is not consummated, we may be subject to a number of risks, including the following:

•	we may not be able to identify an alternate transaction, or if an alternate transaction is identified, such alternate transaction may not result in an equivalent price to what is proposed in the sale transaction;

•	the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the sale transaction will be consummated;

•	our relationships with our customers, suppliers and employees may be damaged beyond repair and our business may be harmed; and

•	in certain instances we may be required to pay Silvermark a termination fee of $4.6 million.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations, which could cause the market value of our common stock to decline.

If the Stock Purchase Agreement is terminated under specified circumstances we will be required to pay Silvermark a fee of $4.6 million. The requirement to pay this termination fee may discourage third parties from submitting an acquisition proposal.

We are required to pay Silvermark $4.6 million plus reimbursement for costs and expenses incurred by Silvermark in connection with the sale transaction, in cash, within two business days of termination if the Stock Purchase Agreement is properly terminated by:

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•	Silvermark, if the termination is due to our breach of a representation, warranty or covenant in the Stock Purchase Agreement and such breach was not cured within twenty business days after notification by Silvermark to us of the breach;

•	either us or Silvermark, if the sale transaction has not closed by April 30, 2013; provided that, if both (i) the special meeting has not occurred and, prior to the termination, an acquisition proposal has been communicated to us or has been publicly announced or publicly made known to our stockholders, and not withdrawn, and (ii) within twelve months after the termination we have completed or entered into a definitive agreement with respect to the acquisition proposal, then the termination payment will be payable at the closing of the transactions contemplated by the acquisition proposal;

•	Silvermark, if before our stockholders approve the Sale Proposal, (i) we have accepted a superior proposal or entered into negotiations with a third party regarding an acquisition proposal, (ii) our board of directors has withdrawn or modified its recommendation to vote in favor of the Sale Proposal, or (iii) if we or our board of directors publicly propose to do either (i) or (ii);

•	us in order to enter into a transaction that is a superior proposal if our stockholders have not yet approved the Sale Proposal; or

•	us, in a manner that is not in accordance with the Stock Purchase Agreement.

If Silvermark terminates the Stock Purchase Agreement because either (i) the Lenders realize upon their foreclosure actions or upon their mortgage or security interest in any or all Centers’ assets, or (ii) Centers fails to obtain the Centers Ruling, we are not required to pay the $4.6 million termination payment, but we are required to pay Silvermark up to $500,000 in reimbursement for costs and expenses incurred by Silvermark in connection with the transaction in cash within two business days of termination.

The requirement that we pay Silvermark the termination fee and/or costs and expenses may discourage third parties from submitting an acquisition proposal as it could add to the price they would pay, or the value they would receive, in any such transaction.

We may not be successful in the satisfaction, release or termination of the Centers Warrants, which is a condition to closing the Stock Purchase Agreement.

As a condition to the closing of the Stock Purchase Agreement, we are required to fully satisfy, release or terminate the rights and obligations of the parties to the Credit Agreement and related documents, including the Centers Warrants. The satisfaction of this condition may require us to negotiate with ABC Funding and the Lenders. We may be unsuccessful in these negotiations. A description of the Centers Warrants is set forth in the section of this proxy statement titled, “PROPOSAL #1 – THE SALE PROPOSAL – Background of the Transaction.”

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Our estimated cost to repurchase the Centers Warrants may be materially different from the amount actually paid.

Based on the warrant agreement under which they were issued, we estimate the value of the Centers Warrants to be $4,403,666. However, the Lenders may claim that the value of the Centers Warrants is higher. We have made claims against the Lenders in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. Resolution of those claims may significantly reduce the net amount that we are obligated to pay the Lenders. A detailed calculation of our estimate of the value of the Centers Warrants is set forth in the section of this proxy statement titled, “PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction.”

We may be required to pay up to 1.5% of the purchase price to an investment banking firm.

We may be required to pay up to 1.5% of the purchase price to Innovation Capital, LLC under an engagement letter dated May 3, 2011. Although we delivered Innovation a letter dated July 11, 2012, terminating the engagement, on July 12, 2012, we received a letter from Innovation which asserted that the engagement is not terminable until May 3, 2013. We have made claims against Innovation in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. Resolution of those claims may significantly reduce the net amount that we are obligated to pay Innovation. See “PROPOSAL #1 – THE SALE PROPOSAL – Background of the Transaction” and “PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction.”

The sale may leave us with no immediate source for working capital.

Payment of the purchase price is subject to adjustment for repayment of indebtedness, satisfaction of the Centers Warrants, and to fund the $7.5 million escrow account. These adjustments may result in our receiving a nominal amount of cash at closing, or no cash at all. Centers currently is our only operating asset and only source for working capital. As such, consummation of the sale transaction may leave us with no immediate source for working capital.

Our directors and executive officers have interests in the sale transaction that may be in addition to, or different from, the interests of our stockholders.

Stockholders should be aware that our directors and executive officers have financial interests in the sale transaction that may be in addition to, or different from, the interests of our stockholders generally. These interests include agreements of certain executive officers that provide for employment by Centers upon the consummation of the sale transaction. The board of directors was aware of and considered these potential interests, among other matters, in evaluating and negotiating the sale transaction and Stock Purchase Agreement and in recommending to our stockholders that they approve the Sale Proposal. See “PROPOSAL #1 – THE SALE PROPOSAL – Interests of Certain Persons in the Matters to be Acted Upon.”

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There can be no assurances we will be successful in repaying our existing indebtedness.

We will use substantially all the proceeds from the sale transaction to pay down our existing indebtedness and to provide funding for transaction-related costs and expenses. Also, $7.5 million of the purchase price will remain in escrow for up to 3 years following the consummation of the sale transaction. We have not yet initiated substantive discussions and negotiations with our noteholders or lenders, as applicable, and there can be no assurances that we will be able to negotiate repayment of our indebtedness as we currently anticipate, or that any new financing will be available to us. Any new financing may be subject to higher interest rates, may include less favorable terms or may require us to agree to additional or more severe restrictions on our business activities as compared to those of our current indebtedness.

The Stock Purchase Agreement may expose us to contingent liabilities.

We have agreed to indemnify Silvermark for certain breaches of any representation, warranty or covenant made by us in the Stock Purchase Agreement, in each case subject to certain limitations. Our indemnification obligations are not subject to limitations. At closing, $7.5 million of the purchase price will be placed in escrow for up to 3 years for purposes of repayment to Silvermark of any of our indemnification obligations. Our indemnification obligations are not limited by the amount of the escrowed proceeds. Significant indemnification claims by Silvermark could materially and adversely affect our business, financial condition and results of operations.

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PROPOSAL #1

THE SALE PROPOSAL

Parties to the Transaction

Florida Gaming Corporation

The Company is publicly traded on the OTC Bulletin Board (symbol: FGMG). The Company’s sole business is the ownership of equity in Centers and Tara Club.

Florida Gaming Centers, Inc.

Centers’ primary businesses are (1) the operation of a jai-alai fronton and a casino in Miami, Florida; (2) the operation of a jai-alai fronton and a card room in Ft. Pierce, Florida, and (3) holding a dormant permit to operate a jai-alai fronton in Tampa, Florida.

Silvermark LLC

Silvermark LLC currently does not conduct any business operations.

The Company’s principal executive offices are located at 3500 NW 37th Avenue Miami, Florida 33142. The telephone number of the Company’s principal executive offices is (305) 633-6400. Silvermark’s address is: 430 Park Avenue, 5th Floor, New York, NY 10022.  Its telephone number is (212) 308-9000.

Background of the Transaction

For our stockholders to fully understand the background of the sale transaction, our board of directors and management believe it is important to describe our relationship with the Lenders and ABC Funding.

In January 2008, when Miami-Dade County, Florida approved casino gambling, our board of directors and management began seeking financing for purposes of constructing a casino at Centers’ Miami fronton.

In October 2010, the Company engaged Innovation Capital, LLC (“Innovation”) as the Company’s exclusive financial adviser and sole placement agent in connection with raising the necessary capital to fund an expansion of the Miami fronton and construction of the casino.

Innovation initially reached out to three prospective lenders to assess their levels of interest. Of the prospective lenders, we, with the assistance of Innovation, engaged in discussions with only the Lenders in November 2010.

After prolonged negotiations, the Company and Centers entered into a Credit Agreement with the Lenders and ABC Funding on April 25, 2011. The Credit Agreement provided for an $87,000,000 senior secured term loan (the “Loan”) with a maturity date of April 25, 2016. The Loan was issued at a price of 98.0% and generally bore regular interest at a rate of 15.75% per annum.

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At the closing of the Loan, the Lenders received warrants, with a $0.01 per share exercise price, equal to 35% of the stock in Centers (the “Centers Warrants”) pursuant to a Warrant Agreement which provided that the percentage of the stock of Centers subject to the Centers Warrants increased by one one-hundredth percent (0.01%), up to a maximum of 10.0%, for each slot machine made available for gaming at Hialeah Park Race Track at any time while the Centers Warrants were outstanding.  Centers had the ability to reduce the Hialeah increase by up to one-half, if actual financial performance during the term of the Credit Agreement exceeded certain thresholds, by paying the Lenders an aggregate of $500,000 for each percentage point Centers wished to deduct from the Hialeah increase.

The Credit Agreement contained various representations and warranties, events of default, and affirmative and negative covenants, including (among others) restrictions on indebtedness, liens, transactions with affiliates, and acquisitions, consolidations, mergers and asset sales. The Credit Agreement also contained financial covenants including, (i) maximum leverage, (ii) minimum fixed charge coverage, (iii) maximum capital expenditures, and (iv) minimum earnings before interest, taxes, depreciation, amortization and management fees (EBITDAM).

As security for the Credit Agreement, the Company, Centers and City National Bank of Florida, as Trustee under the Land Trust Agreement dated January 3, 1979, known as Trust Number 5003471 (the “Land Trust”), granted to ABC Funding mortgages in certain real property owned by the Company, Centers and the Land Trust in St. Lucie, Florida and Miami-Dade County, Florida, respectively. As additional security under the Credit Agreement: (1) Centers collaterally assigned all of its rights in the Land Trust to ABC Funding; (2) the Land Trust, the Company, Freedom Holding and Tara Club each executed a Credit Party Guaranty in favor of ABC Funding, guaranteeing Centers’ obligations under the Credit Agreement; and (3) the Company, Centers, Tara Club and Freedom Holding executed Pledge Agreements granting ABC Funding a security interest in substantially all of their personal property.

On May 3, 2011, we again engaged Innovation as our exclusive financial advisor in connection with raising debt and/or equity capital, restructuring or reorganizing the Company, or a sale, merger or other acquisition of the Company. This engagement resulted in no meaningful transaction discussions.

During the term of the Loan, a number of events of default occurred under the Credit Agreement and the other loan documents.

On September 20, 2011, the Company, Centers, ABC Funding and certain Lenders entered into a letter agreement, which we refer to as the “first letter agreement,” whereby the Lenders consented to the issuance by Freedom Holding of a promissory note to Centers in the amount of $54,835.61.

The first letter agreement was required because, on June 15, 2011, Centers distributed $54,835.61 to the Company to provide the Company with the ability to loan such funds to Freedom Holding. The Company, with approval from its board of directors, loaned $54,835.61 to Freedom Holding (the “Note”). Freedom Holding used the proceeds from the Note to pay certain accumulated interest expenses on a commercial loan Freedom Holding owed to a financial institution secured by Freedom Holding’s stock in the Company.

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Following the issuance of the Note, the Company and Centers disclosed the Note to ABC Funding and the Lenders. The movement of funds from Centers to the Company and ultimately to Freedom Holding through the issuance of the Note was inconsistent with the terms of the Credit Agreement. Following discussions among the parties, Freedom Holding repaid the Note and the Lenders consented to the previous issuance of the Note provided that Centers and the Company pay ABC Funding a consent fee in the amount of $377,000.00 (the “Consent Fee”). The parties entered into the first letter agreement on September 20, 2011.

Under the terms of the first letter agreement, the Consent Fee was to be paid on or before October 1, 2011. Subject to the satisfaction of conditions in the Credit Agreement, the Company and Centers used funds from a Contingency Reserve Account (provided for by the Credit Agreement) to pay the Consent Fee.

The casino opened on January 23, 2012, eight days after the opening date required under the Credit Agreement. The Credit Agreement required the casino to open on or before January 15, 2012. In addition, certain opening conditions set forth in a disbursement agreement among Centers, the Company and ABC Funding were not satisfied before the opening date, again putting the Company and Centers in default. The disbursement agreement established the terms under which funds could be disbursed under the Credit Agreement.

On February 2, 2012, we entered into a second letter agreement with ABC Funding whereby ABC Funding consented to the use of funds in a holdback account (established by the Credit Agreement) to pay off a loan incurred by Centers as part of building the casino. An additional default under the Credit Agreement occurred when the loan was repaid eleven days after the opening date instead of within ten days after the opening date, as required by the Credit Agreement.

On February 17, 2012, we entered into a third letter agreement with ABC Funding whereby ABC Funding consented to a disbursement of funds to the Company in spite of the existence of certain events of default under the Credit Agreement and certain ancillary agreements. As part of the third letter agreement, ABC Funding and the Lenders required that we release them for any claims relating to their disbursement of funds while events of default existed under the Credit Agreement.

On April 23, 2012, we entered into a fourth letter agreement with ABC Funding, in which we acknowledged certain Events of Default existing under the Credit Agreement and ancillary agreements, which was required by ABC Funding to make future disbursements under the Loan. The acknowledged Events of Default included, without limitation, failure to open the casino on or before January 15, 2012, failure to pay the loan within ten days of the opening date of the casino, failure to use an accountant approved by ABC Funding for 2011 audited financial statements, making payments to service other indebtedness of the Company and having another gaming license issued under the Florida gaming laws. As part of the fourth letter agreement, ABC Funding and the Lenders required that the Company and Centers release them for any claims relating to their disbursement of funds while events of default existed under the Credit Agreement.

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In July 2012, we notified the Lenders and ABC Funding that Centers had made payment of $100,323 to the Company in June 2012 which we subsequently used for payment to Freedom Holding in the same amount under a promissory note. Freedom Holding used these funds to make an interest payment on a loan. We also notified the Lenders and ABC Funding at that time that Centers had distributed $65,000 to the Company, $25,000 of which was used to pay Freedom Financial under a consulting agreement. The Company also paid $25,000 to Freedom Financial in July 2012. Freedom Financial is an entity controlled by our Chairman, W. Bennett Collett, and partially owned by our President/CEO, W. Bennett Collett, Jr.

On July 11, 2012, we terminated Innovation’s engagement. (On July 12, 2012, Innovation delivered a letter to us asserting that the engagement did not become terminable until May 3, 2013.)

On July 25, 2012, we received notice from ABC Funding that all amounts on deposit in two accounts holding funds under the Credit Agreement had been withdrawn and applied against our Credit Agreement obligations.

During August 2012, we pursued the possibility of restructuring under the protections of Chapter 11 of the U.S. Bankruptcy Code. After discussions with management and our financial and legal and advisers, we determined that we did not have sufficient ongoing revenues for a Chapter 11 restructuring to be successful.

On August 1, 2012, we delivered notice to ABC Funding and the Lenders that we would not make the scheduled principal payment of $2,362,408.45 due on July 31, 2012 under the Credit Agreement.

On August 9, 2012, ABC Funding delivered notice to us of acceleration of all of Centers’ outstanding obligations (the “Obligations”) under the Credit Agreement. The Notice also demanded payment by the Company as a guarantor of the Obligations. The acceleration notice also stated an additional Event of Default as a result of Centers’ failure to pay the scheduled principal payment on July 31, 2012.

Pursuant to the Credit Agreement, the Lenders had the right to accelerate all principal, interest and other amounts due thereunder, during the continuation of an Event of Default by giving notice of such acceleration to the Company and to Centers. During the continuation of an Event of Default, the interest rate payable under the Credit Agreement was 17.75%. Upon the Company’s and Centers’ receipt of the acceleration notice, the Obligations became immediately due and payable.

Throughout 2012, the Company and Centers attempted to negotiate with ABC Funding and the Lenders for purposes of restructuring the Credit Agreement. Early in this period, it became clear to us that negotiations involving our management and the principals of ABC Funding and the Lenders would be unsuccessful. All negotiations between us and the Lenders were thereafter conducted by our professional advisers.

In August 2012, we engaged Rossoff & Co. (“Rossoff”) to act as our financial adviser for purposes of advising the Company in a restructuring of the Credit Agreement and the ancillary documents. Rossoff advised the Company that the obligations owed to the Lenders under the Credit Agreement exceeded Centers’ enterprise value.

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On or about August 10, 2012, through Rossoff, the Lenders and ABC Funding verbally offered to acquire substantially all of Centers’ equity (80%) in exchange for, among other things, the release of the Company’s obligations under the Credit Agreement and related documents.

On August 24, 2012, we received a summary term sheet from the Lenders describing a transaction by which the Lenders or their affiliate would acquire 85% of Centers’ equity in exchange for the release of the Company from certain of its obligations under the Credit Agreement (the “Lenders Proposal”).

On or around August 26, 2012, at the request of the holder of the Company’s Series AA Preferred Stock, Prides Capital Partners, LLC, the Company engaged Houlihan Capital, LLC for the sole purpose of seeking out debt financing for the sole purpose of replacing the Credit Agreement with the Lenders. Houlihan Capital LLC approached four potential investors, two of which requested additional information that the Company provided. Both parties indicated that they would only refinance the Credit Agreement at a discount to the amount owed, and one of the parties required an infusion of additional capital by Company management. The discussions ceased when the Company rejected these terms.

On August 30, 2012, our President/CEO and our COO had a preliminary telephone conversation with representatives from Party A relating to a proposed purchase of Centers by Party A.

On or around August 30, 2012, our Chairman, W. Bennett Collett, contacted representatives of Silvermark regarding the possibility of a transaction.

On August 31, 2012, we received a term sheet outlining Party A’s offer.

On or around September 3, 2012, representatives of Silvermark visited our Miami facility and had informal discussions with our Chief Operating Officer, Daniel Licciardi, regarding our operations.

On September 4, 2012, the Lenders’ outside counsel delivered drafts of the Lenders Proposal documents. Under the Lenders Proposal, as originally presented:

•	The Company would have been released from its obligations under the Credit Agreement, except that its pledge of its then 15% interest in Centers would remain as collateral under the Credit Agreement.

•	Centers would have entered into a consulting agreement with the Company, paying the Company $65,000 per month for a two year period.

•	The Company’s President/CEO, and the Company’s COO, would have entered into Separation and Consulting Agreements with Centers which would have paid them their current base salaries for a period of six months, followed by 24 months in which they would have received half of their base salaries. These Separation and Consulting Agreements provided for the executives to be available to Centers 24 hours per week.

o	These Separation and Consulting Agreements were conditioned on Centers’ terminating the current employment agreements of our President/CEO and our COO.

•	The Company would have retained a 15% equity interest in Centers;

o	In connection with the Lenders Proposal, the Company would have entered into a Stockholders Agreement with an affiliate of the Lenders, providing:

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▪	The Company the right to drag-along or tag-along in connection with a sale of stock by Centers’ other stockholder(s);

▪	The Lenders’ affiliate a right of first refusal to buy some or all of any shares in Centers that the Company proposed to sell to a third party;

▪	The Company with no board observation rights;

▪	No dilution protection to the Company;

▪	The obligation of the Company to indemnify Centers and the Lenders’ affiliate for any liability of Centers, whether known or unknown, arising before the date of a closing of the Lenders Proposal;

▪	The obligation for the Company to indemnify Centers and the Lenders’ affiliate for any claim brought against Centers by the Company or any of the Company’s affiliates;

▪	The right of Centers to offset any payments under the Company’s proposed consulting agreement by the amount of any indemnification claims; and

▪	The right of the Lenders’ affiliate to reimbursement by Centers for all reasonable out-of-pocket fees, costs and expenses (including any fees, costs or expenses related to legal, accounting or other support services) incurred by it in connection with the management and operation of Centers.

Because the Lenders did not have a Florida gaming license, they would not immediately be able to exercise the warrant to purchase 85% of Centers’ equity the Lenders would have received under the Lenders Proposal. Therefore, the Lenders proposed that in the time gap period from the time of entry into the Lenders Proposal until the Lenders were able to exercise their warrants, Centers would be operated by a Chief Restructuring Officer (“CRO”). The CRO was to be engaged by Centers, but would be designated by the Lenders.

Under the Lenders Proposal, during the gap period described above, the Credit Agreement would remain in effect, and any defaults occurring from the acts or omissions of the (Lender-designated) CRO would have been treated as defaults by us although we would have had no control to prevent such defaults. The Lenders Proposal also would have eliminated our ability to prepay the Obligations if we were able to find alternative financing or another buyer for Centers.

The Lenders Proposal was conditioned on the Company’s stockholders’ approval of the transaction.

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On September 5, 2012, ABC Funding, on behalf of the Lenders, filed complaints against the Company, Centers, and Tara Club seeking: (i) an award of damages in excess of $84,000,000 against Centers for breach of the Credit Agreement; (ii) enforcement of the Credit Party Guaranty against the Company, including an award of damages in excess of $84,000,000; (iii) to foreclose on the collateral secured by the Miami mortgage, the St. Lucie mortgage, the Pledge Agreement and the assignment of the Florida Land Trust, including certain real property owned by Centers and the Land Trust in Miami-Dade County, Florida and in St. Lucie, Florida; and (iv) the appointment of a receiver to take control of the operations of certain real property owned by Centers and the Land Trust in Miami-Dade County, Florida. ABC Funding filed the complaints in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida and in the Circuit Court of the Nineteenth Judicial District in and for St. Lucie County, Florida.

On or around September 7, 2012, Rossoff discussed with the Lenders’ financial advisors concerns we had with the Lenders Proposal documents and our proposed resolutions. Our concerns with the Lenders Proposal included: our limited rights under the Stockholders Agreement, including the Lenders’ affiliate’s ability to dilute our ownership of Centers and to offset payments under our proposed consulting agreement by amounts for which it deemed we were obligated to indemnify Centers, and our lack of observation rights; concerns about the gap period in general, but particularly our concerns about a Chief Restructuring Officer operating Centers during that period; our inability to prepay the Obligations; the requirement that we pledge our minority interest in Centers as security for obligations no longer under our control; and the terms upon which Centers’ CEO and COO would be terminated.

On September 9, 2012, we received a draft letter of intent from Party A proposing a purchase of Centers by Party A for a purchase price of $134,520,000. Party A’s letter of intent provided as a condition to closing, Party A’s ability to obtain the necessary transaction financing. Following discussions with Party A, management determined that Party A could not provide sufficient assurance of financing, and we ceased discussions with Party A on or about September 17, 2012.

On September 11, 2012, Rossoff had conversations with the Lenders’ financial advisers to again express our concerns regarding the Lenders Proposal documents. Based on Rossoff’s reports of those conversations, later that day, our outside legal counsel engaged in discussions with the Lenders’ outside legal counsel to discuss these concerns.

On September 12, 2012, Rossoff and our outside legal counsel engaged in a telephone conference with the Lenders’ outside legal counsel and financial advisors to discuss the previous day’s conversations and our continuing concerns regarding the Lenders Proposal documents.

On September 19, 2012, the Company’s Chief Executive Officer had an initial telephone conversation with a principal of Silvermark to discuss the possibility of a sale of Centers. From this point until October 16, 2012, the Company negotiated on dual tracks with the Lenders/ABC Funding and Silvermark.

On September 20, 2012, the Lenders’ outside counsel delivered a draft Letter Agreement for the engagement by Centers of a Chief Restructuring Officer.

On or about September 20, 2012, Silvermark’s representatives contacted the Company’s representatives to inquire about the Credit Agreement and the Centers Warrants. Specifically, Silvermark’s representatives inquired as to whether the Company and Centers could repay the Lenders under the Credit Agreement, including extinguishment, redemption or repurchase of the Centers Warrants.

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On September 21, 2012, representatives of the Company and of Silvermark held discussions surrounding the value of Centers. At that time, the Company’s representatives indicated to Silvermark’s representatives their belief that Center’s enterprise value was approximately $120 million. The $120 million value is consistent with an earlier informal valuation analysis performed by a Company financial advisor.

Also on September 21, 2012, our outside legal counsel engaged in another telephone conference with the Lenders’ outside legal counsel to discuss our continuing and unresolved concerns regarding the Lenders Proposal documents.

On September 22, 2012, the Lenders’ outside counsel delivered to us a revised set of draft Lenders Proposal documents.

On September 25, 2012, while continuing to negotiate with ABC Funding and the Lenders, and at the insistence of ABC Funding and the Lenders, Centers engaged David Jonas to act as Centers’ Chief Restructuring Officer pursuant to an Engagement Letter between Mr. Jonas and Centers. The Engagement Letter authorized and empowered Mr. Jonas to: direct, oversee and manage Centers' daily operations, including, without limitation, sole responsibility for all treasury functions and day-to-day cash flow decisions; manage Centers’ cash flow and liquidity; make recommendations for and implement improvements; assist in evaluating current management and employees, reporting and governance procedures and implement appropriate alterations; attend meetings of Centers’ board of directors; and, provide any ongoing operational and financial updates and any other information required under the Credit Agreement.

Also on September 25, 2012, our outside legal counsel delivered to the Lenders a revised set of the Lenders Proposal documents reflecting our required changes.

Between September 28, 2012 and October 1, 2012, Silvermark’s representatives had various conversations with our Florida litigation counsel to discuss issues surrounding the Company’s litigation with ABC Funding and the Lenders.

On September 28, 2012, the Lenders’ outside counsel delivered a revised set of draft Lenders Proposal documents, rejecting many of the changes we proposed on September 25, 2012.

On October 2, 2012, Silvermark’s representatives requested that we negotiate exclusively with Silvermark for purposes of a transaction involving Centers. We informed Silvermark that we needed to have the ability to continue negotiations with ABC Funding and the Lenders.

Between October 3, 2012 and October 10, 2012, we engaged in numerous telephone discussions with Silvermark’s principals involving a transaction for the purchase of Centers by Silvermark.

On October 5, 2012, the Lenders’ outside counsel delivered another revised set of draft Lenders Proposal documents, continuing to ignore many of the changes we proposed on September 25, 2012.

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On October 11, 2012, Silvermark’s representatives presented the Company with a draft Letter of Intent, contemplating a potential transaction for Silvermark’s purchase of Centers for a price of $115 million. Included with the Letter of Intent was a letter agreement providing that, upon consummation of the proposed transaction, our President/CEO, W. Bennett Collett, Jr., and our COO, Daniel Licciardi, would enter into three-year employment agreements with Centers under which Mr. Collett would receive $300,000 annual base salary and Mr. Licciardi would receive $225,000 annual base salary. Both would be eligible for an annual discretionary bonus.

On October 14, 2012, we returned a revised draft of the Letter of Intent to Silvermark proposing Silvermark’s assumption of promissory notes secured by the Miami-Dade County mortgages totaling approximately $14.5 million.

On October 15, 2012, we entered into a non-binding Letter of Intent with Silvermark for the purchase of all of Centers’ equity based on an enterprise value of approximately $130 million which did not contain a financing condition.

On October 16, 2012, we provided the Lenders with proposed final versions of the Lenders Proposal documents.

On October 17, 2012, we received an email from the Lenders’ outside legal counsel rejecting all of our requested changes to the draft Lenders Proposal. On that date negotiations ceased between the Company and the Lenders.

On October 18, 2012, ABC Funding filed motions requesting the immediate appointment of Mr. Jonas as receiver to take operational control of Centers, alleging that the appointment of a receiver was necessary to protect the property that was pledged to the Lenders under the Credit Agreement. The motions further alleged that: Centers was unable to manage its contractual obligations appropriately and to protect the collateral of its secured creditors; Centers was incapable of adhering to the corporate structure by which it and the Company are required to operate; Centers’ funds have been misappropriated and misallocated; and the assets that are available to repay the loan were in danger of being dissipated in violation of the Credit Agreement.

On October 19, 2012, our negotiations with the Lenders regarding the Lenders Proposal having ceased, Centers’ board of directors terminated the engagement of Mr. Jonas as Centers’ Chief Restructuring Officer.

On October 22, 2012, the Company received a due diligence checklist/request from Silvermark relating to the potential transaction.

On October 23, 2012, our President/CEO, W. Bennett Collett, Jr., executed a letter agreement with Silvermark providing that, upon consummation of a transaction with Silvermark, he would enter into a three-year employment agreement with Centers under which he would receive $300,000 annual base salary and be eligible for an annual discretionary bonus.

On October 25, 2012, our President/CEO and other Company representatives met in Miami, FL with representatives of Silvermark to discuss a potential transaction between the parties. That day, the Company and its counsel began providing documents related to Silvermark’s due diligence request.

On November 2, 2012, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida entered an emergency order appointing Mr. Jonas as Temporary Receiver of Centers’ assets. The appointment was made effective as of October 25, 2012, and the court scheduled a hearing for November 27, 2012 to consider whether Mr. Jonas should be appointed as receiver through the pendency of the litigation.

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On November 5, 2012, Silvermark’s outside legal counsel delivered a preliminary draft Stock Purchase Agreement relating to the transaction described in the Letter of Intent.

On November 15, 2012, we received unsolicited revised drafts of the Lenders Proposal documents from the Lenders’ outside legal counsel. The correspondence indicated that the Lenders’ affiliate had “received positive news from the Florida Gaming Division and, as getting the Division’s approval of the gaming license should no longer be an issue,” those drafts eliminated completely the concept of the gap period. However, they did not address our other issues with the documents, including, in particular, our limited rights under the Stockholders Agreement.

On November 16, 2012, we provided Silvermark and its representatives our initial comments to the Stock Purchase Agreement and other sale documents. We also provided draft schedules to the Stock Purchase Agreement.

On November 19, 2012, our President/CEO, our COO, and our outside legal counsel held a teleconference with principals of Silvermark, its outside legal counsel, and other representatives to discuss our comments to the draft Stock Purchase Agreement.

On November 24, 2012, ABC Funding delivered a letter to us proposing to modify the terms of the Lenders Proposal such that the Lenders’ affiliate would receive warrants to purchase 75% of Centers’ equity.

On November 25, 2012, our board of directors held an information session with management, our outside legal counsel, and our independent auditors during which it was informed of the status of our negotiations with Silvermark. During the information session, our board of directors discussed the proposed sale transaction and the Lenders Proposal in detail, including the letter of November 24, 2012. Our board of directors discussed matters related to Party A’s indication of interest and inquiries, the factors weighing in favor and against the Lenders Proposal and the factors weighing in favor and against the proposed transaction with Silvermark. Following a thorough discussion of each of these topics, our board of directors adjourned the information session.

Following the information session, our board of directors convened a meeting which was attended by members of management, our outside legal counsel, our independent auditors, and representatives of ABC Funding, the Lenders, and their outside legal counsel in accordance with their board observation rights under the Credit Agreement. At this meeting, our board of directors determined that the sale transaction presented the best opportunity for obtaining the greatest value for our stockholders and unanimously approved the sale transaction on the terms presented to the board at the earlier information session.

Following the meeting on November 25, 2012, we entered into the Stock Purchase Agreement with Silvermark.

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Past Contacts, Transactions or Negotiations

Approximately three years ago, the Company and representatives of Silvermark, or their affiliates, engaged in brief discussions involving a potential business combination. Those discussions did not result in any meaningful transaction. From that time until discussions surrounding the transaction being proposed, the parties have engaged in no other contacts, transactions or negotiations.

Description of Proposed Employment Agreements

The Stock Purchase Agreement is conditioned upon our President/CEO, W. Bennett Collett, Jr., and our COO, Daniel Licciardi, entering into three-year employment agreements with Centers under which Mr. Collett would receive a $300,000 annual base salary and Mr. Licciardi would receive a $225,000 annual base salary. Both would be eligible for an annual discretionary bonus.

Governmental and Regulatory Approvals

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and the rules promulgated under the Federal Trade Commission, or FTC, the sale transaction may require each of the Company and Silvermark to file a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or DOJ, under the HSR Act. If so required, the parties will prepare their respective HSR filings for submission to the FTC and DOJ.

At any time before or after consummation of the sale transaction, notwithstanding the termination of any waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the sale transaction, or part of it, seeking divestiture of substantial assets of the Company or Silvermark, requiring the Company or Silvermark to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the sale transaction, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under state law or the antitrust laws of the United States as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the sale transaction or seeking divestiture of substantial assets of the Company or Silvermark. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Fairness of the Transaction

We have not engaged an investment banker to provide an opinion regarding the fairness of this transaction to our stockholders because we do not have sufficient available funds to do so. Our board of directors has determined that, given the Company’s limited options and notwithstanding the interests of our Chairman, our President/CEO and our COO in the consummation of the sale transaction, in light of the circumstances facing the Company, the sale transaction is fair to the Company and its stockholders.

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By virtue of their positions as Chairman and CEO of the Company, respectively, W. Bennett Collett, Sr. and W. Bennett Collett, Jr. have an interest in the sale transaction. See also the disclosure in the section of this proxy statement titled, “PROPOSAL #1 – THE SALE PROPOSAL - Interests of Certain Parties in the Matters to be Acted Upon” for further information regarding their interests in this transaction.

Effects of the Transaction

The following discussion regarding the effects of the sale transaction is not indicative of any plans of the Company or its management. The following discussion is provided to set forth certain obligations that the Company must meet before any amounts received from the consummation of the sale transaction may be distributed to common stockholders.

Corporate Existence/SEC Registration

Upon consummation of the sale transaction, $7.5 million of the purchase price will be placed in escrow for up to three years to indemnify Silvermark against obligations of the Company after the closing. Pursuant to the Indemnification Escrow Agreement, the escrow agent will release $70,000 per month to the Company as long as there are no outstanding claims for indemnification or outstanding Excluded Liabilities or Excluded Litigation with unspecified Losses or Potential Losses or until the escrow amount reaches $5,000,000. Because of the three-year term of the Indemnification Escrow Agreement, management expects the Company to maintain its corporate existence during that period. If so, management and our board of directors expect to reevaluate our strategic options upon expiration of that period.

We estimate our operating expenses to be approximately $70,000 per month, or an aggregate of $2,520,000, during the three year escrow period. If the Company receives the $70,000 monthly payment under the Indemnification Escrow Agreement, management expects to use those proceeds to continue operations during the escrow period for payment of ongoing expenses including: legal, accounting, public company expenses, and operational expenses, such as rent, utilities and salaries.

Upon the expiration of the three-year escrow period, if any of the escrowed funds are distributable to the Company, management expects to determine the use of those proceeds at that time.

Although the sale transaction would result in our having no operations, we do not believe that we will be eligible to deregister our Common Stock with the U.S. Securities and Exchange Commission. Upon consummation of the sale transaction, management will reevaluate the Company’s options with regard to continuing as a public company.

The sale transaction may result in our becoming in “investment company” as defined in the Investment Company Act of 1940.

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Repayment of the Lenders

As a condition to consummation of the sale transaction, we are required to repay the Lenders in full, including the repurchase of the Centers Warrants. The Centers Warrants entitle the Lenders to purchase 35% of Centers’ equity for nominal consideration. Under the warrant agreement under which the Centers Warrants were issued, the sale transaction constitutes a “triggering event,” under which Centers is obligated to repurchase the Centers Warrants for a purchase price determined by multiplying the “net proceeds” to the Company from the sale transaction by the “base percentage.” Using this formula, we estimate the net proceeds to the Company from the sale transaction to be $12,581,902 and the base percentage to be 35%. As such, we currently value the Centers Warrants to be approximately $4,403,666. The Lenders may claim that the value of the Centers Warrants is higher. We have made claims against the Lenders in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. Resolution of those claims may significantly reduce the net amount that we are obligated to pay the Lenders.

Repayment of Centers’ Other Indebtedness

As a condition to consummation of the sale transaction, we are required to obtain payoff letters for all of Centers’ remaining indebtedness, excluding the Miami mortgages that are being assumed by Silvermark as part of the sale transaction, totaling approximately $11.2 million. The Stock Purchase Agreement provides Silvermark the ability to either prepay or hold back a portion of the purchase price for repayment of this remaining debt. We expect the proceeds from the sale transaction to be sufficient for this purpose. The remaining $11.2 million in indebtedness includes an intercompany payable amount totaling $5,565,743 owed to the Company.

Transaction Costs

We estimate expenses related to the sale transaction to total approximately $350,000, which amount includes, among other things, all professional fees, regulatory filing fees, and fees we will incur to print and deliver this proxy statement to our stockholders. Additionally, under our engagement letter with Innovation dated May 3, 2011, we agreed to pay Innovation a transaction fee of 1.5% of the aggregate proceeds paid to us and Centers for a “M&A Transaction.” The sale transaction may qualify as such a transaction. On July 11, 2012, we delivered a letter to Innovation terminating its engagement. On July 12, 2012, we received a letter from Innovation asserting that its engagement is not terminable until May 3, 2013. We have made claims against Innovation in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. Resolution of those claims may significantly reduce the net amount that we are obligated to pay Innovation. If we are required to pay Innovation a transaction fee, the amount of that fee could be up to $1,941,331.

Repayment of Debt/Accounts Payable

Management expects that the consideration ultimately received by the Company in the sale transaction will be sufficient to repay all of the Company’s outstanding indebtedness. However, this may not be the case. The Company currently has the following debt obligations:

•	Accrued Expenses through October 31, 2012, totaling $2,802,796.12; and

•	Promissory Notes Payable as of December 31, 2012:

o	To Freedom Financial, a related party, totaling $2,105,744; and

o	To Freedom Holding, a related party, totaling $1,850,168.

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As described in greater detail in the section of this proxy statement titled, “PROPOSAL #1 – THE SALE PROPOSAL – Interests of Certain Parties in the Matters to be Acted Upon,” both Freedom Financial and Freedom Holding are entities controlled by our Chairman and partially owned by our President/CEO.

Possible Liquidation

After payment of transaction costs and satisfaction of debt, described above, the Company expects to consider its strategic alternatives, including whether liquidation is appropriate. If our board of directors determines to liquidate the Company, the plan of dissolution or liquidation would likely include payment of accrued but unpaid dividends on the Company’s Preferred Stock, followed by distribution of any remaining amounts, as set forth below.

Accrued but Unpaid Dividends on Preferred Stock. After paying or otherwise satisfying its creditors, before amounts may be distributed to holders of Common Stock, the Company’s board of directors must declare and the Company must pay all accrued and unpaid dividends on each class and series of its Preferred Stock, described below.

The Company’s Class A Convertible Preferred Stock, Series AA Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series F Convertible Preferred Stock all rank equally (but prior to the Common Stock) with respect to both the payment of dividends and the distribution of assets in the event of the liquidation of the Company.

As of December 31, 2012, there are issued and outstanding the number of shares of Preferred Stock set forth in the chart below. Also included in the chart is the total amount of accrued but unpaid dividends for each class and series of Convertible Preferred Stock as of December 31, 2012.

Class/Series of Convertible Preferred Stock	Number of Shares Issued and Outstanding as of December 31, 2012	Amount of Accrued but Unpaid Dividends as of December 31, 2012

Class A Convertible Preferred	27,756 shares	$100,263
Series AA Convertible Preferred	5,000 shares	$1,487,500
Series B Convertible Preferred	45 shares	$63,002
Series F Convertible Preferred**	1,000 shares	$481,703

Total		$2,132,468

*All of the Series F Convertible Preferred Stock is owned by Freedom Holding, an entity controlled by our Chairman, W. Bennett Collett, and partially owned by our President/CEO, W. Bennett Collett, Jr.

**$141,703.30 of the accrued and unpaid dividends on the Series F Convertible Preferred Stock is payable to a previous holder of shares of that series.

Liquidation Preference/Distributions to Stockholders. After payment of accrued and unpaid dividends on the Company’s Preferred Stock, the Company must first determine whether any further distribution to Common stockholders would constitute a liquidation of the Company.

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Upon a liquidation of the Company, before the Company may distribute any capital remaining after the repayment of creditors and the payment of all accrued and unpaid dividends, both described above, the Company is required to pay a preferential amount to holders of the Preferred Stock. The chart below indicates the amount of this liquidation preference that would be payable to each class and series of Preferred Stock as of September 30, 2012.

Class/Series of Convertible Preferred Stock	Liquidation Preference Payable Per Share	Amount of Liquidation Preference as of December 31, 2012

Class A Convertible Preferred	$10	$277,560
Series AA Convertible Preferred	*	$5,000,000
Series B Convertible Preferred	$1,000	$45,000
Series F Convertible Preferred**	$1,000	$1,000,000

Total		$6,322,560

* The greater of (i) all accrued but unpaid dividends plus the “stated value” of $1,000/share; and (ii) the amount the holders of Series AA Convertible Preferred would have received upon dissolution, liquidation, or winding up of the Company had such holders converted their Series AA Convertible shares into shares of Common Stock.

**All of the Series F Convertible Preferred Stock is owned by Freedom Holding, an entity controlled by our Chairman, W. Bennett Collett, and partially owned by our President/CEO, W. Bennett Collett, Jr.

If, upon consummation of the sale transaction, the Company were to liquidate, it would first be required to pay all accrued but unpaid dividends on each class and series of Preferred Stock, plus the stated liquidated preference for each class and series. If there were insufficient funds to pay all dividends and to pay each class’ and series’ liquidation preference amount, then each class and series would share ratably in any amounts available. Assuming there were amounts available, the total dividend and liquidation payout to all of the Company’s Preferred Stock is set forth in the table below.

Class/Series of Convertible Preferred Stock	Number of Shares Issued and Outstanding as of December 31, 2012	Total Liquidation Amount as of December 31, 2012

Class A Convertible Preferred	27,756 shares	$377,823
Series AA Convertible Preferred	5,000 shares	$6,487,500
Series B Convertible Preferred	45 shares	$108,002
Series F Convertible Preferred*	1,000 shares	$1,481,703

Total		$8,455,028

*All of the Series F Convertible Preferred Stock is owned by Freedom Holding, an entity controlled by our Chairman, W. Bennett Collett, and partially owned by our President/CEO, W. Bennett Collett, Jr.

The sale transaction will likely result in a “deemed liquidation” under the Series AA Preferred Stock Certificate of Designation. Under the deemed liquidation provision, holders of Series AA Preferred have the right to receive out of the assets of the Company available for distribution to stockholders, an amount in cash per share equal to the greater of (i) the stated value per share of Series AA Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof and (ii) the amount the holders of Series AA Preferred Stock would have received upon dissolution, liquidation or winding up of the Corporation had such holders converted their shares of Series AA Preferred Stock into shares of Common Stock. As of December 31, 2012, this amount was approximately $6.4 million.

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None of the classes or series of Preferred Stock is “participating” with the Common Stock with respect to the distribution of assets after such Preferred Stock’s liquidation preference has been paid. This means that after any accrued dividends are paid and the liquidation preference has been satisfied, any remaining amounts would be split equally among the outstanding shares of Common Stock.

Management has not determined how it will use any proceeds the Company receives from the sale transaction after payment of transaction-related expenses and current accounts payable.

If the sale transaction is not consummated, the Company does not have sufficient capital and does not generate sufficient capital through its operations to defend itself against the lawsuits filed by ABC Funding, and management believes the Company has exhausted all available sources of capital. If ABC Funding and the Lenders are successful in their actions against Centers and the Company, the Company would be left with no significant assets.

Dissenters’ Right of Appraisal

Under Delaware law, stockholders have no appraisal or dissenters’ rights in connection with the approval of the sale transaction. The appraisal rights provisions of Section 262 of the DGCL are not applicable to the matters disclosed in this proxy statement. Accordingly, there are no stockholder appraisal rights in connection with any of the matters discussed in this proxy statement.

Interests of Certain Parties in the Matters to be Acted Upon

In considering the recommendation of the board of directors to vote to approve the Sale Proposal, our stockholders should be aware that our directors and executive officers have financial interests in the consummation of the sale transaction that may be in addition to, or different from, the interests of our stockholders generally. The board of directors was aware of and considered these potential interests, among other matters, in evaluating and negotiating the sale transaction and Stock Purchase Agreement and in recommending to our stockholders that they approve the Sale Proposal. Our stockholders should take these interests into account in deciding whether to vote “FOR” the Sale Proposal.

The following discussion describes the different contractual arrangements and other rights of our executive officers and directors in connection with the sale transaction. As described in the section of this proxy statement titled “PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction,” indebtedness may be repaid or satisfied and accrued and unpaid dividends on Preferred Stock may be declared and paid before amounts would be able to be distributed to holders of Common Stock if the Company was liquidated.

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Management fees/Freedom Financial Note.

In lieu of a salary for the Company’s Chairman and former CEO, W. Bennett Collett (“Collett, Sr.”), the Company was contractually obligated to pay a management fee to Freedom Financial through March 31, 2011. Freedom Financial is wholly-owned by Freedom Holding which is controlled by Collett, Sr. The Company was unable to pay the management fees and accrued management fees to Freedom Financial of $780,000 for each of the years ended December 31, 2009 and December 31, 2010. The Company had accrued management fees of $1,560,000 during the years ended December 31, 2010 and December 31, 2009, and the Company had accrued management fees of $195,000 for the first quarter 2011. On April 25, 2011, in connection with the closing of the Credit Agreement, the Company entered into a promissory note with Freedom Financial in the amount of $1,905,000, of which $1,755,000 was for accrued but unpaid consulting fees and $150,000 was for accounts receivables from Freedom Financial. Under the promissory note, (i) the indebtedness is subordinate to the Company’s obligations under the Credit Agreement, (ii) interest is accrued instead of paid in cash, and (iii) the outstanding principal and interest becomes due and payable in full on the date that is six (6) months after the maturity date under the Credit Agreement. At December 31, 2012 the Company owed Freedom Financial $2,105,744 on this note.

Freedom Financial Consulting Agreement.

On April 25, 2011, Freedom Financial and the Company entered into a consulting agreement. Collett, Sr. is the Chairman and CEO of Freedom Financial and previously was the CEO of the Company and Centers, until his retirement effective April 25, 2011. The maximum number of hours of consulting service which Collett, Sr. is obligated to perform annually is 500 hours. Unless the consulting agreement has been terminated, Collett, Sr. may provide greater or fewer hours of consulting service than such number without affecting Freedom Financial’s compensation.

Collett, Sr. was to receive $300,000 per fiscal year in exchange for his performance of the consulting services; provided that if Centers satisfied the earnings before interest taxes, depreciation, amortization and management fees (EBITDAM) adjustment condition in the Credit Agreement with respect to a fiscal year, the compensation for that fiscal year was to be $450,000, provided further, that no portion of Collett, Sr.’s compensation that is not paid in any fiscal year does not accrue, and cannot be paid in any other fiscal year. Also, no more than 25% of any of Collett, Sr.’s compensation for any fiscal year may be paid for any fiscal quarter during that fiscal year. Collett, Sr. is eligible for reimbursement for documented expenses reasonably incurred in connection with performing the consulting services, including but not limited to expenses for travel, lodging, meals and entertainment (subject to a maximum aggregate reimbursement of $7,500 in each consecutive three-month period), and the Company has agreed to provide Collett, Sr., at its expense an office, telephone, and secretarial assistance as required.

On June 28, 2012, Mr. Collett received his first $25,000 payment for consulting services. He received a second payment of $25,000 in July 2012.

Under its terms, the consulting agreement terminated automatically on October 25, 2012 upon the appointment of a receiver for Centers. On January 8, 2013, we delivered to Freedom Financial notice of such termination.

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If, after giving effect to our then-current financial position, management deems it advisable for purposes of pursuing business opportunities, the Company may enter into a similar consulting arrangement following the consummation of the sale transaction or the termination of the Stock Purchase Agreement. Our board of directors has limited the consideration payable by the Company under any such consulting arrangement to $25,000 per month.

Freedom Holding Pledge Agreement

As additional collateral under the Credit Agreement to assist the Company in obtaining the loan, each of Freedom Holding’s stockholders, including Collett, Sr. and Collett, Jr., pledged to the Lenders their shares of capital stock of Freedom Holding under a pledge agreement. Collett, Sr. and Collett, Jr. collectively own over 90% of Freedom Holding’s equity. Freedom Holding owns 1,325,869 shares of the Company’s common stock, 1,000 shares of the Company’s Preferred F stock, and 706,000 options to purchase shares of the Company’s common stock. In January 2011, Freedom Holding pledged all 1,325,869 shares of common stock and 1,000 shares of Series F Preferred stock as collateral on a loan with a third-party financial institution.

CIB Bank/Freedom Financial Note.

On October 31, 2005, Freedom Financial purchased Centers’ First Bank (formerly CIB) loan for $2,400,000. First Bank assigned, without recourse, the note representing the loan as well as the mortgages, rents, and receivables securing the loan to Freedom Financial, but retained the right to elect between receiving a $250,000 deferred fee or exercising warrants to purchase 102,115 shares of the Company's common stock in connection with the loan. First Bank exercised all warrants in 2006. Effective October 31, 2005, Freedom Financial and Centers entered into an amended and restated loan agreement and a third amended and restated note in the principal amount of $2,400,000 with an 8% fixed interest rate. On October 31, 2008, Centers’ note payable to Freedom Financial matured and was subsequently refinanced with a $1,322,574 note payable that was issued November 1, 2008 to Freedom Holding.

The Freedom Holding note was unsecured at a 10% interest rate, with all principal and interest due May 1, 2009. The Freedom Holding note was subsequently renewed through September 1, 2011.

On April 25, 2011 the Company entered into a Modification, Assignment and Assumption Agreement with Freedom Holding. Freedom Holding agreed to amend the Freedom Holding note with Centers to release Centers from its obligations thereunder and accept the Company as the new borrower under the Freedom Holding note. Freedom Holding agreed to extend the maturity date to at least six (6) months after the maturity date under the Credit Agreement, to convert all interest payments to be accrued instead of paid in cash, and to subordinate the obligations under the Freedom Holding note to Centers’ and the Company’s obligations under the Credit Agreement.

On June 28, 2012, the Company paid $100,323 to Freedom Holding which reduced the Company’s indebtedness to Freedom Holding under the Freedom Holding note. Freedom Holding used the funds to bring the interest current on an outstanding loan. At December 31, 2012, the Company owed Freedom Holding $1,850,162.

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Executive Employment Agreements

As an inducement to Silvermark’s entry into the Stock Purchase Agreement, both of our President/Chief Executive Officer (who is also a Company director), W. Bennett Collett, Jr., and our Chief Operating Officer, Daniel Licciardi, entered into letter agreements which contemplate their entry into new employment agreements with Centers upon consummation of the sale transaction. The employment agreements would terminate and replace their current employment agreements with Centers. Entry by Messrs. Collett, Jr. and Licciardi into these employment agreements is a condition to Silvermark’s obligations under the Stock Purchase Agreement.

Mr. Collett, Jr.’s proposed employment agreement would be for three years at a base salary of $300,000 per year with the opportunity for performance bonuses. Mr. Licciardi’s proposed employment agreement would be for three years at a base salary of $225,000 per year with the opportunity for discretionary bonuses. The base salaries are equivalent to both Messrs. Collett’s and Licciardi’s base salaries under their current employment agreements with Centers. Under the Stock Purchase Agreement, both Mr. Collett and Mr. Licciardi must release Centers from any severance obligations resulting from the termination of their current employment agreements.

Guarantee and Joinder

As an inducement to Silvermark to enter into the Stock Purchase Agreement, each of W. Bennett Collett and W. Bennett Collett, Jr. entered into a Joinder and Guarantee with Silvermark whereby they individually guarantee the obligations of the Company and Centers under the Stock Purchase Agreement.

Golden Parachute Compensation

The following table sets forth the estimated amounts of “golden parachute” compensation (for purposes of Item 402(t) of Regulation S-K) that each of our named executive officers could receive in connection with the sale transaction. The amounts in the table assume, where applicable, that the named executive officer’s current employment agreement with Centers is terminated as of the date the sale transaction is consummated and that such named executive officer will enter into a new employment agreement with Centers at that time. Therefore, payment of any such amounts is only hypothetical. As a result, the actual amounts received by a named executive officer may differ in material respects from the amounts set forth below.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
W. Bennett Collett, Chairman	$0	$0	$0	$0	$0	$0	$0
W. Bennett Collett, Jr., President and CEO (1)	$900,000	$0	$0	$0	$0	$0	$900,000
Daniel Licciardi, Executive Vice President (2)	$675,000	$0	$0	$0	$0	$0	$675,000

(1)	Mr. Collett’s anticipated employment agreement with Silvermark upon consummation of the sale transaction would be for three years at a base salary of $300,000 per year with the opportunity for performance bonuses. We are unable to estimate the amounts of any such bonuses. The amount set forth in the table assumes Mr. Collett remains employed by Centers for the full term of the employment agreement. Mr. Collett has waived any right to severance compensation from the Company in connection with the sale transaction.

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(2)	Mr. Licciardi’s anticipated employment agreement with Silvermark upon consummation of the sale transaction would be for three years at a base salary of $225,000 per year with the opportunity for performance bonuses. We are unable to estimate the amounts of any such bonuses. The amount set forth in the table assumes Mr. Licciardi remains employed by Centers for the full term of the employment agreement. Mr. Licciardi has waived any right to severance compensation from the Company in connection with the sale transaction.

Anticipated Accounting Treatment

Following the consummation of the sale transaction, we will remove all of the related account balances of Centers from our consolidated balance sheet and record a gain on the sale equal to the difference between the aggregate consideration received and the Company’s book value of the Centers’ net assets sold.

Material U.S. Federal Income Tax Consequences of the Transaction

The sale transaction will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition in various jurisdictions, including the United States. The Company anticipates the gain recognized for United States federal income tax purposes will be offset entirely with net operating losses.

Expected Consummation of Sale Transaction

We expect to consummate the sale transaction as soon as practicable after all of the closing conditions in the Stock Purchase Agreement, including approval of the Sale Proposal by our stockholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the sale transaction to close by April 30, 2013. However, there can be no assurance that the sale transaction will be consummated at all or, if consummated, when it will be consummated.

Reasons and Recommendation

The Company’s board of directors has unanimously approved the sale transaction, including the Company’s entry into the Stock Purchase Agreement, and recommends approval thereof by the Company’s stockholders. In making its determination to approve and to recommend the sale transaction for approval by the Company’s stockholders, the board of directors consulted with the Company’s management and its accounting and legal advisers and also considered a number of factors. In particular, the board of directors considered the Lenders Proposal, which management concluded constituted the only other legitimate option for the Company’s survival.

Although the sale transaction results in the sale of substantially all of the Company’s assets with no immediate or guaranteed return to the Company’s stockholders, the board believes it to be in the best interests of and fair to the Company and its stockholders. In particular, the board of directors considered the following factors in making its determinations and recommendations:

•	The Company is highly leveraged.

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•	The Credit Agreement severely limits the Company’s ability to issue additional equity securities.

•	The Company has no unpledged asset to provide as collateral to secure additional debt.

•	The perceived likelihood of consummating a transaction with Silvermark more expediently than other alternatives, especially considering our prior relationship with the Lenders.

•	A transaction with the Lenders would have necessitated an indefinite ongoing relationship with an affiliate of the Lenders.

o	Under the Lenders Proposal, as a minority stockholder in Centers, the Company would be required to indefinitely maintain an ongoing relationship with the Lenders.

•	The sale transaction is expected to provide the Company sufficient capital to:

o	Immediately repay the Lenders in full.

o	Immediately repay all of the Company’s outstanding current indebtedness, including professional expenses related to the sale transaction.

o	Upon expiration of the escrow period, if sufficient escrow proceeds remain, pay all accrued and unpaid dividends on the Company’s outstanding Preferred Stock.

o	The sale transaction is the only option currently available which provides an opportunity for the Company to ultimately return any value to its stockholders.

o	The terms of the Stock Purchase Agreement, including:

o	the $115 million purchase price and retention by Centers of over $14 million of secured debt, which provides certainty in value;

o	that closing the sale transaction is not conditioned on Silvermark’s obtaining adequate financing;

o	our ability, under certain circumstances, to furnish information to and participate in discussions with third parties regarding unsolicited acquisition proposals; and

o	the ability of our board of directors, under certain circumstances, to change its recommendation that our stockholders vote to approve the Sale Proposal.

o	The view of our board of directors, after consulting with our legal counsel and financial advisors, that the termination fee of $4.6 million that we are required to pay to Silvermark if the Stock Purchase Agreement is terminated under certain circumstances was within the range reflected in similar transactions and not likely to preclude third parties from submitting superior acquisition proposals to acquire Centers. See “PROPOSAL #1 – THE SALE PROPOSAL – STOCK PURCHASE AGREEMENT —Termination Fee” below for a discussion of when the termination fee may be payable to Silvermark.

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Our board of directors also considered and balanced against the potential benefits of the sale transaction a number of potentially adverse and other factors concerning the sale transaction, including the following:

o	Given the Company’s lack of strategic alternatives, the Stock Purchase Agreement contains numerous provisions favorable to Silvermark.

o	The deposit of the purchase price paid by Silvermark is nominal (less than 0.1% of the purchase price).

o	Silvermark, in its sole and absolute discretion, has the right to terminate the Stock Purchase Agreement, if at any time on or before the expiration of a 90-day due diligence period, which began on November 25, 2012, Silvermark is, for any reason, not satisfied with the assets, real property, business or liabilities of Centers.

o	We are required to pay the $4.6 million termination payment to Silvermark if it terminates the Stock Purchase Agreement for any uncured breach of a representation, warranty or covenant by us (or by Centers) under the Stock Purchase Agreement.

o	There are numerous conditions to Silvermark’s obligations under the Stock Purchase Agreement.

o	Silvermark has not provided us a representation that it has sufficient financial resources to consummate the sale transaction.

o	The sale transaction will likely result in a “deemed liquidation” under the Series AA Preferred Stock Certificate of Designation.

o	Under the deemed liquidation provision, holders of Series AA Preferred have the right to receive out of the assets of the Company available for distribution to stockholders, an amount in cash per share equal to the greater of (i) the stated value per share of Series AA Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof and (ii) the amount the holders of Series AA Preferred Stock would have received upon dissolution, liquidation or winding up of the Corporation had such holders converted their shares of Series AA Preferred Stock into shares of Common Stock.

o	As of December 31, 2012, this amount was approximately $6.4million.

o	There can be no guarantee that the Company will ever receive any of the purchase price consideration placed in escrow.

o	There can be no guarantee that the Company will ever receive any cash consideration.

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o	The Company did not obtain a third-party opinion, from an investment banking firm or otherwise, regarding the fairness of the sale transaction.

In addition to the factors stated above, our board of directors also considered the following factors concerning the sale transaction:

•	our President/CEO (who is also a director) is expected to enter into an employment agreement with Centers upon the consummation of the sale transaction;

•	our COO is expected to enter into an employment agreement with Centers upon the consummation of the sale transaction;

•	our President/CEO and our Chairman entered into a Guarantee and Joinder agreement, jointly and severally, guaranteeing the obligations of the Company and of Centers under the Stock Purchase Agreement.

•	the transactions described in the section of this proxy statement titled “PROPOSAL #1 – THE SALE TRANSACTION – Interests of Certain Parties in the Matters to Be Acted Upon.”

•	the Company’s entry into the Deposit Escrow Agreement and Indemnification Escrow Agreement.

All of the members of the Company’s board of directors have indicated that they intend, and intend to direct their affiliates, including Freedom Holding, to vote their shares of Company common stock in favor of the transaction.

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STOCK PURCHASE AGREEMENT

This section describes the material terms of the Stock Purchase Agreement. Please note that the summary of the Stock Purchase Agreement below and elsewhere in this proxy statement may not contain all of the information that is important to you. The summary of the Stock Purchase Agreement below and elsewhere in this proxy statement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A. We encourage you to read the Stock Purchase Agreement carefully in its entirety for a more complete understanding of the sale transaction, the terms of the Stock Purchase Agreement and other information that may be important to you.

General

On November 25, 2012, we entered into a Stock Purchase Agreement with Silvermark, pursuant to which we have agreed, subject to specified terms and conditions, including approval of the Sale Proposal by our stockholders at the special meeting, to sell to Silvermark all of the issued and outstanding shares of capital stock of Centers, which consists of all of our equity in Centers.

Structure

Pursuant to the Stock Purchase Agreement, Silvermark will acquire from the Company all of the issued and outstanding equity interests of Centers.

Purchase Price

To Stockholders

The Company’s stockholders are not expected to receive any consideration upon the consummation of the transaction. In general, at closing, proceeds from the transaction will be used to pay transaction-related expenses and to service the Company’s outstanding indebtedness. As explained herein, $7.5 million of the purchase price will be placed in escrow for up to three years to indemnify Silvermark against obligations of the Company after the closing. Pursuant to the Indemnification Escrow Agreement, the escrow agent will release $70,000 per month to the Company as long as there are no outstanding claims for indemnification or outstanding Excluded Liabilities or Excluded Litigation with unspecified Losses or Potential Losses or until the escrow amount reaches $5,000,000. If the Company receives the $70,000 monthly payment, management expects to use those proceeds to continue operations during the escrow period for payment of ongoing expenses including: legal, accounting, public company expenses, and operational expenses, such as rent, utilities and salaries. (See PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction).

Upon the expiration of the three-year escrow period, if any of the escrowed funds are distributable to the Company, management expects to determine the use of those proceeds at that time.

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There can be no assurances that the Company’s stockholders will ever receive any return on their investment in the Company even if they approve the sale transaction.

To the Company

The purchase price for the sale transaction is $115 million in cash with Centers retaining approximately $14,422,090.75 in mortgage debt owing to Miami - Dade County, FL. The $115 million cash purchase price is subject to certain adjustments described in detail in the table titled “Use of Proceeds Table”. In particular, the purchase price will be reduced for purposes of repayment of Centers’ other outstanding indebtedness, including but not limited to the approximately $87 million credit facility held by ABC Funding and the Lenders, and other debt and accrued expenses totaling approximately $11.2 million, which amount includes $5,565,743 in accounts payable to the Company. The purchase price will also be reduced, after the payment of all outstanding debt of Centers and the transaction costs associated with the sale transaction, to repurchase warrants for 35% of Centers’ equity held by the Lenders. (See PROPOSAL #1 – THE SALE PROPOSAL – Effects of the Transaction).

Additionally, $7.5 million of the purchase price will be placed in escrow for up to three years to indemnify Silvermark against obligations of the Company after the closing. Pursuant to the Indemnification Escrow Agreement, the escrow agent will release $70,000 per month to the Company as long as there are no outstanding claims for indemnification or outstanding Excluded Liabilities or Excluded Litigation with unspecified Losses or Potential Losses or until the escrow amount reaches $5,000,000.

Representations and Warranties

The Stock Purchase Agreement includes customary representations and warranties made by us regarding Centers’ business, including its financial condition and structure, as well as other facts pertinent to the sale transaction. The Stock Purchase Agreement also includes customary representations and warranties of Silvermark regarding aspects of its structure, and other facts pertinent to the sale transaction. The assertions in the representations and warranties may be subject to important qualifications and limitations agreed to by us and Silvermark in connection with the negotiated terms of the Stock Purchase Agreement. Moreover, some of the representations and warranties may have only been true as of a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between us and Silvermark rather than establishing matters of fact. Our stockholders are not third party beneficiaries under the Stock Purchase Agreement.

We made a number of representations and warranties to Silvermark in the Stock Purchase Agreement, including representations and warranties regarding the Company as a company relating to the following:

•	our corporate organization;

•	our corporate authorization to enter into and carry out our obligations under the Stock Purchase Agreement;

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•	the absence of any conflict or violation of our charter or bylaws, any judgment, order or decree of a governmental authority applicable to us, and any contract or agreement we have with third parties, in each case as a result of entering into and carrying out our obligations under the Stock Purchase Agreement;

•	the information we provided in connection with the preparation of this proxy statement;

•	the accuracy and timeliness of our filings with the Securities and Exchange Commission;

•	the absence of any brokerage or finders’ fees or commissions or any similar charges which Silvermark may be obligated to pay in connection with the transactions contemplated by the Stock Purchase Agreement; and

•	the absence of litigation relating to or affecting the transactions contemplated by the Stock Purchase Agreement.

We also made a number of representations and warranties to Silvermark in the Stock Purchase Agreement regarding Centers and its business relating to the following:

•	Centers’ corporate organization;

•	Centers’ capitalization;

•	the absence of any conflict or violation of Centers’ charter, bylaws or other organizational documents, any judgment, order or decree of a governmental authority applicable to Centers, and any contract or agreement with third parties, in each case as a result of entering into and carrying out their respective obligations under the Stock Purchase Agreement;

•	the absence of the need to give any notice to, make any filing with or obtain a consent or approval from another person in connection with the sale transaction;

•	the assets of Centers and their sufficiency to conduct Centers’ business;

•	financial statements of Centers and compliance with U.S. generally accepted accounting principles;

•	the absence of liabilities other than those reflected or reserved against financial statements of Centers, those incurred in the ordinary course of business since the date of the financial statements;

•	compliance with applicable legal requirements;

•	certain tax matters;

•	certain real property matters;

•	certain intellectual property matters;

•	ownership of the tangible assets of Centers;

•	the material contracts of Centers and the absence of breaches of those contracts;

•	certain insurance matters;

•	outstanding litigation related to Centers;

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•	employee, WARN Act, employee benefit plan and related matters;

•	the absence of any indebtedness of Centers;

•	matters related to the environment, hazardous materials and other health and safety matters;

•	the absence of business relationships between us and our affiliates, on the one hand, and Centers, on the other hand;

•	government contracts;

•	ethical business practices;

•	the required vote for stockholder approval of the Sale Proposal; and

•	the accuracy and completeness of our SEC filings.

•	Silvermark made a number of representations and warranties to us in the Stock Purchase Agreement, including representations and warranties relating to the following:

•	its corporate organization;

•	its corporate authorization to enter into and carry out its obligations under the Stock Purchase Agreement;

•	the absence of any conflict or violation of its corporate charter, bylaws or other organizational documents, any judgment, order or decree of a governmental authority applicable to it, and any contract or agreement it has with third parties, in each case as a result of entering into and carrying out its obligations under the Stock Purchase Agreement;

•	the absence of any brokerage or finders’ fees or commissions or any similar charges which we may be obligated to pay in connection with the transactions contemplated by the Stock Purchase Agreement;

•	the absence of litigation relating to or affecting the transactions contemplated by the Stock Purchase Agreement;

•	that it is purchasing Centers’ stock only for investment purposes and not with a view to resale; and

•	that it has conducted and is relying only on its own investigation of Centers and its assets, subject to the due diligence materials we have provided.

Conduct of Business

•	We agreed in the Stock Purchase Agreement to conduct the businesses to be sold in the ordinary course of business until the consummation of the sale transaction.

Solicitation of Other Offers; Exclusivity

•	Until the consummation of the sale transaction or the termination of the Stock Purchase Agreement pursuant to its terms, neither we nor our representatives may:

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•	initiate, solicit or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal, as defined below;

•	engage or participate in any negotiations concerning or provide non-public information relating to any portion of the businesses to be sold or Centers in connection with, an Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal; or

•	approve, endorse or recommend, or enter into an agreement relating to an Acquisition Proposal.

We also agreed to end any existing activities with respect to any Acquisition Proposal, and neither our board of directors nor any board committee will withdraw or modify in a manner adverse to Silvermark, or publicly propose to withdraw or modify in a manner adverse to Silvermark, its recommendation of the Stock Purchase Agreement or the sale transaction, or approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal. We refer to any of these actions as an “Adverse Recommendation Change.”

Notwithstanding the restrictions described above, at any time before our stockholders approve the Sale Proposal, we may furnish non-public information to, and enter into discussions with, any person in response to an Acquisition Proposal that did not result from a breach of our non-solicitation obligations under the Stock Purchase Agreement, if our board of directors determines in good faith that the Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal, as defined below, provided that:

•	we notify Silvermark within 24 hours of any written Acquisition Proposal that is reasonably likely to lead to a Superior Proposal, including the identity of the person making, and the proposed material terms and conditions of, the Acquisition Proposal, and

•	we provide Silvermark with any non-public information provided to the person making the Acquisition Proposal that was not previously provided to Silvermark.

We are also required to keep Silvermark informed of the status of the discussions or negotiations with the person making the Acquisition Proposal on a reasonably current basis.

Nothing contained in the Stock Purchase Agreement prohibits us or our board of directors from disclosing to our stockholders a position contemplated by, or making any disclosure required under, U.S. securities laws if in the good faith judgment of our board of directors, after consultation with its outside legal counsel, failure to do so would reasonably be expected to violate its legal obligations.

For purposes of the Stock Purchase Agreement:

•	an “Acquisition Proposal” is a proposal or offer from any person or group (other than Silvermark or one of its affiliates) for a merger, consolidation, business combination, asset purchase, share purchase or similar transaction involving an acquisition of the stock, assets or business of Centers; and

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•	a “Superior Proposal” is any Acquisition Proposal that is on terms which our board of directors (after consultation with its financial advisor and outside counsel), taking into account the various legal, financial and regulatory aspects of the proposal, including the financing terms thereof, and the person making such proposal (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated would result in a transaction that is more favorable to our stockholders, from a financial point of view, than the Sale Proposal and the transactions contemplated thereby (taking into account any changes to the terms of and conditions of the Stock Purchase Agreement proposed by Silvermark in writing in response to such proposal.

The Company Board Recommendation

Our board of directors has unanimously recommended to our stockholders that they vote for the Sale Proposal. Until our stockholders approve the Sale Proposal, our board of directors can make an Adverse Recommendation Change and terminate the Stock Purchase Agreement only if it determines that the failure to do so would be inconsistent with the exercise of its fiduciary duties and we comply with the following procedures:

•	we give Silvermark five days written notice of our board of directors’ intention to make an Adverse Recommendation Change and terminate the Stock Purchase Agreement, with the notice stating that we have received an Acquisition Proposal that is a Superior Proposal, identifying the person who made the Superior Proposal and describing the material terms and conditions of the Superior Proposal;

•	we negotiate with Silvermark during the five-day notice period to make any adjustments to the Stock Purchase Agreement so that the Acquisition Proposal no longer constitutes a Superior Proposal; and

•	assuming Silvermark agrees in writing to make any necessary adjustments to the Stock Purchase Agreement so that the Acquisition Proposal no longer constitutes a Superior Proposal, our board of directors determines in good faith, after consulting with outside legal counsel and financial advisors, that the Acquisition Proposal continues to constitute a Superior Proposal.

Additional Covenants

The Stock Purchase Agreement contains additional agreements between us and Silvermark relating to, among other things:

•	the parties efforts to do what is necessary or advisable to consummate the sale transaction and the other transactions contemplated by the Stock Purchase Agreement;

•	our attainment of estoppels certificates and payoff letters from each of Centers’ creditors, including the Lenders, such that Centers is cash and debt free, except for the retained mortgages on the Miami-Dade County Parking Lot;

•	our obligation to give notice to and obtain consents of certain third parties regarding the sale transaction;

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•	certain lien releases;

•	our cooperation with Silvermark in providing it and its representatives reasonable access to the properties, personnel and other matters related to Centers;

•	the parties obligation to provide notice of the breach of any representation, warranty or covenant and our ability to supplement the disclosure schedules to the Stock Purchase Agreement regarding certain events subsequent to the signing of the Stock Purchase Agreement;

•	the parties obligations regarding confidentiality, both before the consummation of the sale transaction and after;

•	the parties efforts in obtaining regulatory filings;

•	the resignation of Centers’ officers and directors;

•	the preparation and filing of this proxy statement with the SEC;

•	acknowledgements of Silvermark regarding its investigation and diligence;

•	support regarding certain ongoing litigation matters;

•	our obligation to refrain from taking any action that would discourage third-parties from maintaining a relationship with the businesses to be sold following the consummation of the sale transaction;

•	the responsibilities of the parties for employee benefits and pension obligations after the consummation of the sale transaction for those employees who will continue as employees of the businesses to be sold;

•	our obligation to deliver updated financial statements for Centers; and

•	the parties access to information, records, personnel and other matters following the consummation of the sale transaction and cooperation in connection with any securities law filings.

Conditions to Closing

Silvermark’s obligation to close the sale transaction is subject to the satisfaction or waiver of the following conditions:

•	approval of Centers’ entry into the transaction by the Florida Court and the Company’s receipt of the Centers Ruling.

•	all of the Company and Centers’ representations and warranties being true and correct as of the closing date.

•	each of Centers’ gaming licenses being valid and binding; Centers not being in default under any of its gaming licenses; there being no revocation proceedings regarding the gaming licenses; nothing having occurred that would give rise to a revocation of Centers’ gaming licenses; and Silvermark’s having obtained its gaming license.

•	receipt by Silvermark of a legal opinion from the Company’s legal counsel.

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•	no material adverse change or any event(s) that could be reasonably expected to result in a material adverse change.

•	none of Centers’ assets having been destroyed by fire, flood, casualty, act of God, or the public enemy.

•	entry by our President/CEO (and a Company director) William B. Collett, Jr., and our COO, Daniel Licciardi, into employment agreements with Silvermark. Their employment agreements will be for a three-year term and provide for annual base salaries equivalent to their current base salaries. They will also be eligible for annual discretionary bonuses.

•	receipt of a Fee Title Policy (or a commitment to provide one with respect to Centers’ real property) paid for by Silvermark.

•	receipt of resignations from the officers and directors of Centers, effective upon closing.

•	satisfaction and termination of the our obligations under the Credit Agreement, including pledges of securities, and the Centers Warrants.

•	termination of Centers’ Management Contract with Miami Casino Management, LLC, including the release of liens arising thereunder.

•	all waiting periods under applicable antitrust laws have expired or terminated, and all other material governmental approvals and consents have been obtained and are in full force and effect.

•	Approval by our stockholders of the Sale Proposal.

o	Our obligation to close the sale transaction is subject to the satisfaction or waiver of the following conditions on or prior to the closing:

•	Silvermark’s representations and warranties in the Stock Purchase Agreement are true and correct in all material respects as of the closing date, and our receipt of a certificate to this effect from an officer of Silvermark;

•	Silvermark has performed and complied in all material respects with all of its covenants and obligations to be performed or complied with through the closing, and our receipt of a certificate to this effect from an officer of Silvermark;

•	all waiting periods under applicable antitrust laws have expired or terminated, and all other material governmental approvals and consents have been obtained and are in full force and effect; and

•	our stockholders have approved the Sale Proposal.

For the purposes of the Stock Purchase Agreement, “Material Adverse Change” means changes, events or effects, that are materially adverse to (i) Centers’ business, the condition of Centers’ business, Centers’ assets, Centers, Centers’ liabilities being retained by Silvermark, the shares of Centers, or Centers’ gaming licenses, or any part or component thereof, or (ii) the ability of either Centers or the Company to perform our respective obligations under the Stock Purchase Agreement or to consummate the transactions contemplated by the Stock Purchase Agreement, provided, that, if such Material Adverse Change can be quantified to a dollar amount, such amount will not be less than $100,000.

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Termination

Silvermark may terminate the Stock Purchase Agreement:

•	at anytime within 90 days of November 25, 2012 if, for any reason, it is not satisfied with the Real Property, the other Assets, the Business, the Shares, the Excluded Liabilities or the Included Liabilities for any reason whatsoever;

•	at anytime within 90 days of November 25, 2012, if Centers fails to receive the Centers Ruling. On November 27, 2012, the court entered an order (y) that Centers’ entry into the Stock Purchase Agreement is outside the scope of the receivership order, and (z) ordering the receiver to cooperate with reasonable due diligence requirements in connection with the transaction;

•	before closing, if any of Centers’ gaming licenses is cancelled, terminated, suspended or modified in any material respect; or

•	before closing, if the Lenders realize upon their foreclosure actions or upon their mortgage or security interest in any or all Centers’ assets.

We or Silvermark may terminate the Stock Purchase Agreement by mutual written consent. In addition, either we or Silvermark may terminate the Stock Purchase Agreement:

•	in the event of a material breach of the Stock Purchase Agreement by the non- terminating party if the non-terminating party has been given notice of the breach and has failed to cure the breach within twenty days of such notice;

•	if the sale transaction has not closed by April 30, 2013, provided that neither party may exercise this right if it is in breach of the Stock Purchase Agreement and that breach is the direct cause of the failure to close by April 30, 2013;

•	if a court or other governmental authority has taken any action restraining or otherwise prohibiting the sale transaction, provided that the party seeking to terminate is not then in material breach of the Stock Purchase Agreement, and did not initiate the action restraining or prohibiting the sale transaction;

•	if our stockholders do not approve the Sale Proposal; or

•	if the other party has breached any representation, warranty or covenant in the Stock Purchase Agreement and such breach is not cured within twenty business days after notification of the breach.

As noted above, we may also terminate the Stock Purchase Agreement to enter into a transaction that is a superior proposal if, before our stockholders approve the Sale Proposal, our board of directors has received a superior proposal and we pay the termination fee described below. Silvermark may also terminate the Stock Purchase Agreement if our board of directors has withdrawn or modified its recommendation to vote in favor of the Sale Proposal without also terminating the Stock Purchase Agreement.

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Termination Fee

We are required to pay Silvermark $4.6 million plus reimbursement for costs and expenses incurred by Silvermark in connection with the transaction in cash within two business days of termination if the Stock Purchase Agreement is properly terminated by:

•	Silvermark, if the termination is due to our breach of a representation, warranty or covenant in the Stock Purchase Agreement and such breach was not cured within twenty business days after notification by Silvermark to us of the breach;

•	either us or Silvermark, if the sale transaction has not closed by April 30, 2013; provided that, if both (i) the special meeting has not occurred and, prior to the termination, an acquisition proposal has been communicated to us or has been publicly announced or publicly made known to our stockholders, and not withdrawn, and (ii) within twelve months after the termination we have completed or entered into a definitive agreement with respect to the acquisition proposal, then the termination payment will be payable at the closing of the transactions contemplated by the acquisition proposal;

•	Silvermark, if before our stockholders approve of the Sale Proposal, (i) we have accepted a superior proposal or entered into negotiations with a third party regarding an acquisition proposal, (ii) our board of directors has withdrawn or modified its recommendation to vote in favor of the Sale Proposal, or (iii) if we or our board of directors publicly propose to do either (i) or (ii);

•	us in order to enter into a transaction that is a superior proposal if our stockholders have not yet approved the Sale Proposal; or

•	us, in a manner that is not in accordance with the Stock Purchase Agreement.

If Silvermark terminates the Stock Purchase Agreement because either (i) the Lenders realize upon their foreclosure actions or upon their mortgage or security interest in any or all Centers’ assets, or (ii) Centers fails to obtain the Centers Ruling, we are required to pay Silvermark up to $500,000 in reimbursement for costs and expenses incurred by Silvermark in connection with the transaction in cash within two business days of termination.

Indemnification

•	We and Silvermark have agreed to indemnify each other for damages as a result of cert ain breaches of representations, warranties or covenants contained in the Stock Purchase Agreement. The representations, warranties and covenants extend for various periods of time depending on the nature of the claim.

We (and, if the claim is asserted before closing, Centers) will indemnify and hold Silvermark harmless against losses from:

•	Any breach or inaccuracy of any representation or warranty, or the nonfulfillment of a covenant.

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•	Any excluded liability or asset.

•	Operations, liabilities, or obligations of Centers occurring or arising before closing (except for liabilities being assumed by Silvermark).

•	Failure to transfer good and marketable title to Centers’ stock.

•	Failure to have gaming licenses at closing.

•	Claims by third parties that they have a right to Centers’ stock or the proceeds of this transaction.

Silvermark will indemnify and hold us (and, before closing, Centers) harmless against:

•	Any breach of any representation or warranty, or the nonfulfillment of a covenant.

•	Any Included Liability.

Amendments and Waivers

The Stock Purchase Agreement may be amended through a writing signed by Silvermark and us, whether before or after the approval of our stockholders of the Sale Proposal.

Governing Law

The Stock Purchase Agreement is governed by and construed in accordance with the laws of the state of Florida without giving effect to any choice or conflict of law provisions.

Alternative Bankruptcy Structure

If the Company or Centers files for bankruptcy, the Company and Silvermark’s conditions to closing will also include the receipt of a bankruptcy court order approving the sale. Upon filing for bankruptcy, the Company or Centers is required to petition the court to approve the transaction on substantially the same terms as this Agreement. The Agreement also provides that if the bankruptcy court approves a superior offer, then Silvermark will be entitled to a $2,000,000 break-up fee to reimburse it for expenses incurred in connection with this transaction.

Indemnification Escrow Agreement

At closing, Silvermark will place $7,500,000 into an escrow account over which Silvermark’s outside legal counsel, Gunster, Yoakley, and Stewart, P.A., will act as escrow agent.

The $7,500,000 will remain in escrow for three years, except that, for a period of 36 months following the closing, Silvermark will release $70,000 per month to the Company for so long as there are no outstanding claims for indemnification or outstanding Excluded Liabilities or Excluded Litigation with unspecified amounts of Losses or potential Losses or until the escrow amount reaches $5,000,000. The Company expects to use these funds for general corporate purposes, in particular to continue ongoing SEC filer obligations.

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If Silvermark is entitled to indemnification under the Agreement, it may make a claim against the escrowed amount by giving notice to the escrow agent. In general, the Company would then have 30 days to dispute such claim. If the claim is disputed, the escrowed amount would be released only upon the written consent of both the Company and Silvermark, or after the escrow agent receives a final, non-appealable court order. If the claim for indemnification arises from a third-party claim against Silvermark, then indemnification procedures in the Agreement apply, whereby the Company may generally defend the claim at its own expense. For particular items listed in the Indemnification Escrow Agreement, the Company will not have an opportunity to dispute claims.

Guarantee and Joinder

As an inducement to Silvermark to enter into the Stock Purchase Agreement, each of W. Bennett Collett and W. Bennett Collett, Jr. entered into a Joinder and Guarantee with Silvermark whereby they individually guarantee the obligations of the Company and Centers under the Stock Purchase Agreement.

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PROPOSAL #2

PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

If approved, this proposal would permit us to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event that, at the Special Meeting, the affirmative vote in favor of the Sale Proposal is less than a majority of our outstanding shares of Common Stock entitled to vote at the Special Meeting. If this proposal is approved and the Sale Proposal is not approved at the Special Meeting, we will be able to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies to approve the Sale Proposal. If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the Special Meeting, you may do so.

If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of that proposal are greater than those voted against that proposal. Abstentions and Broker Non-Votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will only be approved if the holders of a majority of the voting power of our Common Stock present in person or by proxy at the Special Meeting vote to approve the proposal. Under these circumstances, abstentions would have the same effect as a vote against this proposal and Broker Non-Votes would have no effect on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE SALE PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 2012 concerning each stockholder known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company and information regarding beneficial ownership of Common Stock, and the common stock of Freedom Holding by each director and executive officer, and all directors and executive officers as a group. Freedom Holding may be deemed to be a “parent” of the Company as such term is defined in the rules promulgated under the Securities Exchange Act of 1934. Freedom Holding's sole business currently is to hold shares of the Company.  During 2008, Freedom Financial, W. B. Collett and W. B. Collett, Jr. transferred all options, Common and Preferred Stock to Freedom Holding. In 2009, Freedom Holding converted all 200 shares of the Company’s Series E Preferred stock into 104,712 shares of the Company’s $.20 par value common stock.  Before the transfer, Freedom Holding owned 100% of Freedom Financial.

	THE COMPANY			FREEDOM HOLDING
Directors and Executive Officers	Number Of Shares (1)		Percent Of Class (2)	Number Of Shares (1)	Percent Of Class (4)

W. B. Collett, Chairman	2,180,203	(3)	44.6%	812.05	85.09%

W. B. Collett, Jr., President and CEO		(3)		87.95	9.21%

Kimberly R. Tharp, CFO	31,625	(11)	1%	—	—

Daniel Licciardi, COO	54,625	(12)	1.3%	—	—

Jennifer Chong	12,250	(13)	<1%	—	—

George W. Galloway, Jr.	57,500	(10)	1.4%	—	—

All current directors and Executive officers as a group (6 persons) (6)	2,336,203		47.2%	900.00	94.3%

5% Beneficial
Owners
Freedom Holding, Inc. (7)(9)	2,180,203		44.6%	N/A	N/A

Estate of Dorothy V. Howell (5)(8)	210,834		5.2%	N/A	N/A

(1) Based upon information furnished to the Company by the named person, and information contained in filings with the Securities and Exchange Commission (the “Commission”). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares owned by them.

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(2) Based on 4,037,293 shares outstanding as of December 31, 2012 Shares of Common Stock of the Company subject to options exercisable or preferred stock convertible within 60 days are deemed outstanding for computing the percentage of class of the person holding such options or preferred stock, but are not deemed outstanding for computing the percentage of class for any other person.

(3) Of the 2,180,203 shares, it includes 1,325,869 shares owned by Freedom Holding Inc., 706,000 options, and 148,334 shares of the Company’s Preferred F Stock. Holding had 20,000 options expire November 1, 2011.  As of January 6, 2011, Holding has pledged all 1,325,869 shares of Florida Gaming Corporation common stock and the 1,000 shares of Preferred F stock to a bank as collateral for a loan. Mr. Collett may be deemed to beneficially own the shares held by Holding, although he disclaims such beneficial ownership of such shares. Mr. Collett can exert considerable influence over the election of the Company's directors and the outcome of corporate actions requiring stockholder approval.

(4) Includes 1,109,011 shares owned by Holding. Mr. Collett may be deemed to beneficially own the shares held by Holding, although he disclaims beneficial ownership of such shares.

(5) The Estate of Dorothy Howell currently owns 210,834 shares of stock. Mr. Howell passed away on June 12, 2010 and Mrs. Howell passed away on July 31, 2011. The Estate currently holds the remaining shares of stock.

(6) Includes 148,334 shares which may be acquired by all directors and executive officers as a group upon conversion of 1,000 shares of the Company's Series F Preferred Stock.

(7) See Note (6). The address of Freedom Financial Corporation and Freedom Holding, Inc. is 2669 Charlestown Road, Suite D, New Albany, Indiana 47150. The business address of W. B. Collett is 1750 South Kings Highway, Fort Pierce, Florida 34945-3099.

(8) The Estate of Dorothy V. Howell's address is Plaza Venetia, Suite 22 A-B, Miami, Florida 33132.

(9) On March 11, 2008, W. Bennett Collett, Jr. transferred his options to Freedom Holding, Inc.  W. B. Collett, Jr., has 9.21% ownership in Freedom Holding, Inc.

(10) George W. Galloway, director, transferred his options to GWGJR, INC on March 12, 2008. GWGJR, INC. owns 30,000 shares and has 27,500 vested options.

(11) Kimberly R. Tharp has 4,125 vested options and owns 27,500 shares individually.

(12) Daniel Licciardi has 24,625 vested options and owns 30,000 shares individually.

(13) Jennifer Chong has 2,250 vested options and owns 10,000 individually.

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Stockholders Who Share an Address

Only one proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy statement to a stockholder at a shared address to which only a single copy of the proxy statement was delivered. A separate copy of the proxy statement can be obtained without charge by writing to Kim Tharp, Chief Financial Officer, Florida Gaming Corporation, 2669 Charlestown Road, Suite D, New Albany, Indiana 47150 or by calling (502) 589-2000. A stockholder may notify the Company that he or she wishes to receive a separate proxy statement in the future or, if stockholders are receiving multiple copies of proxy statements at a shared address, request delivery of a single copy of the proxy statement by writing to Kim Tharp, Chief Financial Officer, Florida Gaming Corporation, 2669 Charlestown Road, Suite D, New Albany, Indiana 47150 or by calling (502) 589-2000

Financial Information

Certain financial information regarding the Company and Centers is set forth in the Annexes described below and is incorporated into this proxy statement by reference:

Annex B	Florida Gaming Corporation Unaudited Pro Forma Condensed Consolidated Financial Statements for the Year Ended December 31, 2011 and the Nine Months Ended September 30, 2012, giving effect to the sale transaction.

Annex C	Financial Statements for Florida Gaming Centers, Inc. for the Year Ended December 31, 2011 (Audited) and for the Nine Months Ended September 30, 2012 (Unaudited).

Annex D	Consolidated Financial Statements for Florida Gaming Corporation and Subsidiaries for the Year Ended December 31, 2011 (Audited) and for the Nine Months Ended September 30, 2012 (Unaudited).

Stockholder Complaint

On December 11, 2012, after the filing of our preliminary proxy statement with the Securities and Exchange Commission on December 7, 2012, a Company stockholder filed a complaint against the Company, Centers, Silvermark, and each of the Company’s directors, including a former director who is deceased, William Haddon, in the Circuit Court for the Eleventh Judicial Circuit in and for Miami-Dade County, Florida.

In the complaint, the stockholder claims that by approving the Company’s entry into the Stock Purchase Agreement with Silvermark, our directors, aided and abetted by the Company, Centers and Silvermark, breached their fiduciary duties of care, loyalty, good faith and candor owed to our stockholders, failed to fully disclose all material information necessary to make an informed decision regarding the sale transaction and failed to take steps to protect the interest of our public stockholders and to properly value our assets, and that it is unfair for the Company to enter into the Stock Purchase Agreement. The suit also contends that the sale is for an inadequate price and hinders the ability to consider other expressions of interest. The suit further alleges that the proxy statement fails to provide you with complete and accurate information about the sale transaction and omits or misrepresents material information concerning, among other things, the process and events leading up to the announcement of the sale transaction.

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The stockholder seeks: class certification and seeks to enjoin the sale transaction unless the stockholder’s claimed disclosure deficiencies are addressed; to enjoin a stockholder vote on the sale; to enjoin the directors from taking actions to inhibit expressions from third parties of interest in the sale; to rescind the transaction if it goes forward and damages; to require the Company to provide an accounting to the stockholders; attorney’s fees and costs; and the court to declare that the aforementioned allegations are accurate.

On January 9, 2013, we filed a response to this complaint via a motion to dismiss. The outcome of this action is uncertain.

The complaint, which is attached to this proxy statement as Exhibit A and incorporated herein, is styled Coby Jacobs, on behalf of himself and all others similarly situated v. Florida Gaming Corporation, W. Bennett Collett, W. Bennett Collett, Jr., George Galloway, Jr., William Haddon, Florida Gaming Centers, Inc., and Silvermark LLC, Case No. 12-48014CA21.

Future Stockholder Proposals

We have not held an Annual Meeting of Stockholders since 2008. However, if the sale transaction is not approved by our stockholders or is otherwise abandoned, we will consider whether to hold an Annual Meeting of Stockholders.

Upon consummation of the sale transaction, management will consider whether we will hold an Annual Meeting of Stockholders in 2013, taking into consideration our lack of operations and the expense involved. If we do hold an Annual Meeting of Stockholders, to be considered for inclusion in our proxy card and proxy statement relating to the Annual Meeting of Stockholders, proposals subject to SEC Rule 14a-8 must be received at our principal office within a reasonable time before the Company begins to print and send its proxy materials.

In addition, if you desire to bring other business, including director nominations, at any such Annual Meeting of Stockholders that will not be included in our proxy card and proxy statement, your notice must be delivered to us no earlier than the close of business on the 90th day prior to such annual meeting, and no later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

For additional requirements, a stockholder should refer to our bylaws, a current copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the Annual Meeting.

All stockholder proposals should be addressed to the attention of the Secretary at our principal office.

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Where You Can Find More Information

The Company files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended. The public may obtain information on the operation of the SEC public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding the Company and other companies that file materials with the SEC electronically. The Company’s headquarters are located at 3500 NW 37th Avenue, Miami, Florida 33142. The Company’s phone number at that address is (305) 633-6400 and e-mail address is floridagaming@bellsouth.net.

By Order of the Board of Directors.

W. B. Collett, Jr.

President and Chief Executive Officer

January [__], 2013

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ANNEX A

EXECUTION COPY

Stock Purchase Agreement

by and among

Silvermark LLC,

a Delaware limited liability company,

or its Assignee(s)

Florida Gaming Corporation,

a Delaware corporation

and

Florida Gaming Centers, Inc.,

a Florida corporation

Dated as of November 25, 2012

EXECUTION COPY

TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

-i-

EXECUTION COPY

-ii-

EXECUTION COPY

-iii-

EXECUTION COPY

-iv-

EXECUTION COPY

-v-

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		Page
		No.

14.15	Counterparts	88

14.16	Remedies Cumulative	89

14.17	Alternative Structure; Section 363 Sale	89

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EXHIBITS
Exhibit A	Joinder
Exhibit B	Deposit Escrow Agreement
Exhibit C	Indemnification Escrow Agreement

* The schedules to this exhibit listed below have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SCHEDULES
Schedule I	Real Property
Schedule II	Included Contracts
Schedule III	Tangible Personal Property
Schedule IV	Intangible Personal Property
Schedule V	Surveys
Schedule VI	Other Assets
Schedule VII	Excluded Contracts
Schedule VIII	Excluded Litigation
Schedule IX	Additional Excluded Assets
Schedule X	Excluded Liabilities
Schedule 2.01(a)	Corporate Matters
Schedule 2.03(b)	Seller Parties - Approvals, Consents/Conflicts
Schedule 2.06(a)	Financial Statements
Schedule 2.06(b)	Indebtedness
Schedule 2.07	No Material Change
Schedule 2.09(a)	Taxes
Schedule 2.09(c)	Tax Returns
Schedule 2.10	Legal Proceedings
Schedule 2.11	Compliance With Laws
Schedule 2.12(a)	Benefit Plans; ERISA
Schedule 2.13(a)	Real Property
Schedule 2.13(b)	Real Property Issues
Schedule 2.13(d)	Insurance Claims/Notice of Defects
Schedule 2.13(m)	Percentage Payments
Schedule 2.15(d)	Restrictions Under Contracts
Schedule 2.16(a)	Contracts
Schedule 2.16(c)	Contracts- Rights to Terminate as a Result of Sale
Schedule 2.17	Insurance
Schedule 2.18	Affiliate Transactions
Schedule 2.19(a)	Environmental Matters
Schedule 2.19(e)	Decrees Regarding Environmental Claims
Schedule 2.20	Inventory Matters
Schedule 2.22	Guarantees
Schedule 2.23	Shared Facilities/Services
Schedule 2.24	Employees
Schedule 2.24(l)	Severance Agreements/Policies

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Schedule 2.28	Suppliers
Schedule 3.03(b)	Purchaser - Approvals, Consents/Conflicts
Schedule 6.05	Third Party Consents

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT dated as of November 25, 2012 (the “Effective Date”) is made and entered into by and among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”) or its assignee(s) pursuant to Section 14.08, FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). Seller and Company are sometimes collectively referred to herein as the “Seller Parties” and individually referred to herein as a “Seller Party”. Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.

WHEREAS, Company is engaged in the business of the operation of jai alai, slot machines and related gaming and other ancillary businesses, including poker, domino, cards and inter-track wagering, in Miami, Florida (d/b/a Miami Jai Alai) and Ft. Pierce, Florida (d/b/a Ft. Pierce Jai Alai), and holds and operates under the Gaming Licenses (collectively, the “Business”); and

WHEREAS, effective as of October 25, 2012, pursuant to an Order (the “Receivership Order”) of the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Court”), Case No. 12-35064CA58, David Jonas was appointed as the temporary Receiver of the Assets of Company; and

WHEREAS, Seller is the sole shareholder of Company and owns all of the issued and outstanding shares of capital stock of Company; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the shares of capital stock in Company, free and clear of any and all Liens, for the consideration and on the terms set forth in this Agreement; and

WHEREAS, in order to induce Purchaser to execute and deliver this Agreement, William B. Collett, Sr. and William B. Collett, Jr., who are individual residents of the State of Florida (the “Colletts”) and indirect principal shareholders of Seller, executed and delivered the Guarantee and Joinder dated as of the date hereof (the “Joinder”) in the form attached hereto as Exhibit A; and

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the transactions contemplated by this Agreement, including the Sale, are fair to and in the best interests of Seller and its shareholders, (ii) adopted this Agreement and approved the transactions contemplated hereby, including the Sale, and (iii) recommended that Seller’s shareholders approve this Agreement (the “Seller Board Recommendation”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

EXECUTION COPY

ARTICLE I

SALE OF shares AND CLOSING

1.01         Purchase and Sale of Stock of Company.

(a)          On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, acquire, accept and pay for, all of the issued and outstanding shares of capital stock of Company, consisting of One Thousand (1,000) shares (the “Shares”) of Company’s common stock, no par value per share (the “Common Stock”), free and clear of any and all Liens (the “Sale”). Upon the Closing of the Sale, Purchaser shall become the sole shareholder and sole beneficial owner of Company and own all of the issued and outstanding shares of capital stock of Company.

(b)          From and after the Effective Date, the Company shall use its best efforts to obtain an order from the Court : (i) approving and authorizing this Agreement, the Sale and the transactions contemplated under this Agreement or ruling that such approval and authorization by the Court is not required in order for the Company to be a party to this Agreement, and (ii) requiring the Receiver to cooperate with the Company to allow the Company to comply with and fulfill its obligations under this Agreement (collectively, the “Court Authorization Order”). The foregoing shall include, the Company’s obligation to request and use its best efforts to obtain the Court Authorization Order at the hearing currently scheduled for November 27, 2012. In the event that the Court does not issue the Court Authorization Order by November 27, 2012 or such other date as Purchaser and Seller may otherwise agree in writing, then the Company shall continue to use its best efforts to obtain the same, but provided that Purchaser shall have the right and option, which may be exercised by Purchaser in its sole and absolute discretion, at any time on or before the Due Diligence Termination Date, to either (i) remove the Company as a party to this Agreement and continue this Agreement as an agreement between Purchaser and Seller without the Company; or (ii) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser by the Escrow Agent. Upon any such termination, neither Purchaser nor any of its Representatives shall have any Liability or obligation whatsoever to any party hereto or any other Person under or pursuant to this Agreement, any of the Ancillary Agreements or applicable Law. Seller and the Company agree that in the event that this Agreement is filed with or disclosed to the Court, Seller and the Company will use their best efforts to obtain confidential treatment from the Court with respect to any proprietary information, trade secrets and other confidential information contained in this Agreement unless Purchaser otherwise consents in writing.

1.02         Purchase Price; Deposit; Allocation.

(a)          Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price for the Shares and the covenant not to compete of Seller contained in Section 4.10 is One Hundred Fifteen Million Dollars ($115,000,000) (the “Purchase Price”). Upon Closing, the Creditor Payments, the Deposit, the Retention Amount and the Holdback Amount shall be deducted from the Purchase Price and the remaining amount of the Purchase Price (the “Remaining Purchase Price”), as adjusted based on prorations and credits under this Agreement, shall be payable to Seller in immediately available United States funds at the Closing in the manner provided in Section 1.04.

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(b)          Deposit. Within ten (10) Business Days following the Effective Date, Purchaser shall deliver the Deposit to Escrow Agent. The Deposit shall be paid by good check (drawn on a bank doing business in Miami-Dade County, Florida) or by electronic wire transfer of immediately available funds or an equivalent manner and shall be held in escrow by Escrow Agent pursuant to the Deposit Escrow Agreement to be executed by Seller, Purchaser and Escrow Agent and applied toward the Purchase Price at the time of Closing. Any interest earned on the Deposit shall be applied in the same manner as the Deposit. The Deposit shall be non-refundable to Purchaser in the event that the Closing fails to occur due to a default under this Agreement by Purchaser and the Purchase Agreement is terminated by the Seller Parties pursuant to Section 12.01(c)(i), in which event, upon such termination of this Agreement as a result thereof, the Deposit shall be paid by Escrow Agent to Seller; otherwise, the Deposit shall be refunded to Purchaser by Escrow Agent in the event that the Closing fails to occur. Seller acknowledges that the payment of the Deposit by Purchaser to Escrow Agent to be held and applied pursuant to the terms hereof is, among other covenants contained in this Agreement, good, valuable and sufficient consideration for this Agreement.

(c)          Section 338(h)(10) Election; Company Conversion; Payment of Taxes; Allocation of Purchase Price.

(i)          Upon request of Purchaser, Seller agrees to join with Purchaser in making an election under Code Section 338(h)(10), and any comparable elections, with respect to the purchase of the Shares, under any state or local income tax Law (each a “Section 338(h)(10) Election”). All taxes imposed on the deemed sale of assets resulting from the Section 338(h)(10) Election will be included in Seller’s tax returns as applicable and will be paid by Seller. As an alternative to the making of the Section 338(h)(10) Election, upon request of Purchaser, Seller agrees to convert Company from a Florida corporation to a Florida limited liability company pursuant to Florida Statutes 607.1112 and 608.439 (a “Conversion”), in which case, the term “Shares” as used in this Agreement shall mean all of the membership interests in Company following conversion. A Conversion shall be treated by Purchaser and Seller as a deemed liquidation of Company by Seller in a transaction qualifying as a tax free liquidation under Code Section 336 followed by the sale of all of the assets of Company to Purchaser.

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(ii)         Purchaser and Seller have agreed that in the event Purchaser requests the making of the Section 338(h)(10) Election, or upon the sale of the Shares to Purchaser following a Conversion, that Purchaser and Seller shall act together in good faith to determine and agree upon the proper allocation of the consideration paid by Purchaser for the Shares (and the assets of Company that are deemed to have been acquired pursuant to Section 338(h)(10)) and the covenant not to compete contained in Section 4.10 hereof (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Purchaser and delivered to Seller within 60 days following the Closing. If Seller notifies Purchaser in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Purchaser shall negotiate in good faith to resolve such dispute. If Seller and Purchaser are unable to resolve any dispute with respect to the Allocation Schedule within 90 days following the Closing Date, such dispute shall be resolved by an impartial nationally recognized firm of independent certified public accountants (other than Seller's accountants or Purchaser’s accountants), and the fees and expenses of such accounting firm shall be borne equally by Seller and Purchaser. In addition, Purchaser and Seller each agrees that in the event of the Section 338(h)(10) Election or Conversion (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file Form 8023 (or Form 8594, as applicable), the required schedules related thereto, and comparable state forms and schedules; (iii) to complete jointly and to file separately Form 8883 (if required) with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs; and (iv) that neither party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such income, transfer or gains Tax or in any judicial proceeding relating to any such Tax, that is in any manner inconsistent with the terms of any such allocation without the prior written consent of the other party. If any changes are required to be made to these forms or schedules (including Form 8883) as a result of any adjustments to the Purchase Price after the Closing, the parties shall promptly and in good faith reach an agreement as to the precise changes required to be made. Seller shall assist Purchaser and cooperate with Purchaser in connection with any and all documents and materials that Purchaser deems necessary to be prepared and/or filed in connection with making a Section 338(h)(10) Election or a Conversion.

(d)          Effect of Payments to Creditors. Each of the Seller Parties acknowledges and agrees that notwithstanding anything contained in this Agreement or any of the Ancillary Agreements to the contrary: (i) any amount of the Purchase Price that is paid by Purchaser to any Creditor or the Escrow Agent hereunder shall each be deemed to be paid to Seller; (ii) neither Purchaser nor any of its Affiliates (nor Company after the Closing) shall be liable to Seller for any such payments to any Creditor or the Escrow Agent, and Seller shall not make any claims or otherwise seek any recourse or remedies against Purchaser or its Affiliates (nor against Company after the Closing) for such payments; (iii) neither Seller nor Company shall make any claims or otherwise seek any recourse or remedies against Purchaser or its Affiliates for amounts representing the Creditor Payments, the Holdback Amount, the Deposit or the Retention Amount; and (iv) all such payments and amounts shall be applied against and be deemed to be payments of the Purchase Price and shall be deemed to be payments in full satisfaction of Purchaser’s obligations hereunder with respect to such portion of the Purchase Price. Notwithstanding that Company has joined in this Agreement as a party in order to induce Purchaser to enter into this Agreement and to purchase the Shares in accordance with the terms and conditions of this Agreement, Company acknowledges and agrees that Company shall have no rights or claims against the Purchase Price or any portion thereof, including the Creditor Payments, the Holdback Amount, the Deposit or the Retention Amount.

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1.03         Closing. The Closing will take place at the offices of Gunster, Yoakley & Stewart, P.A., at 10:00 A.M. Eastern time on the Closing Date or at such other time and place as may be mutually agreed upon by the parties. At the Closing, (i) Purchaser will deliver the sum of Seven Million Five Hundred Thousand and NO/100 Dollars ($7,500,000.00) to the Escrow Agent by wire transfer of immediately available funds (the “Retention Amount”) to such account or accounts as identified in the Indemnification Escrow Agreement, to be held, invested and/or disbursed in accordance with the terms of the Indemnification Escrow Agreement, and (ii) Purchaser will pay the Remaining Purchase Price, as adjusted based on prorations and credits under this Agreement, to Seller by wire transfer of immediately available funds to such accounts as Seller may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing Date. At the Closing, Seller will transfer, convey and assign to Purchaser all the Shares (free and clear of any and all Liens) by delivery to Purchaser of certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers in form and substance acceptable to Purchaser in Purchaser’s sole and absolute discretion), for transfer to Purchaser. At the Closing, Seller, Purchaser and the Escrow Agent shall execute and deliver the Indemnification Escrow Agreement, and there shall also be delivered to Purchaser and Seller all contracts, documents, certificates, opinion and instruments required to be delivered under Article VI and Article VII.

1.04         Purchase Price Adjustments and Deductions; Payoff of Indebtedness; Holdback Amount; Prorations and Credits.

(a)          The Purchase Price shall be (i) increased by an amount equal to the amount of Cash on Hand, as such term is defined below (to be verified by procedures set forth in Section 1.09, below); and (ii) decreased by an amount equal to the amount of the Accounts Payable and the amount of total Liabilities of Company associated with Uncashed Tickets and Pre-Closing Checks, as provided in Section 1.08 and Section 1.09 of this Agreement.

(b)          No later than fifteen (15) Business Days prior to the Closing, the Seller Parties shall obtain and deliver to Purchaser payoff letters and Estoppel Certificates from the holders of any Indebtedness of Company (collectively, the “Creditors”), including without limitation from the Summit Lenders with respect to the Summit Loan and Security Agreements and MCM with respect to the MCM Agreement, which payoff letters and Estoppel Certificates will be delivered by Company to Purchaser and shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement by the Creditors to deliver to Company, upon full payment or release of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage and/or other appropriate releases and satisfactions and any and all original promissory notes or other evidences of Indebtedness marked canceled. The obligation of the Seller Parties to obtain and deliver Estoppel Certificates prior to the Closing, shall also be deemed to include Estoppel Certificates from the City of Miami, Florida, Miami-Dade County, Florida and the City of Fort Pierce, Florida under those certain three (3) revenue sharing agreements described in Schedule II (the “Revenue Sharing Agreements”). Notwithstanding anything in this Section 1.04 to the contrary, the Seller Parties shall not be required to obtain payoff letters for any Indebtedness which constitutes Included Liabilities.

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(c)          From the Effective Date through the Closing Date, at the sole cost and expense of the Seller Parties, the Seller Parties shall use best efforts to procure and deliver to Purchaser prior to or at the Closing, satisfactions and releases (collectively, the “Pre-Closing Releases”) in form and substance acceptable to Purchaser in its sole and absolute discretion, executed by or on behalf of each of the Creditors, beneficiaries and other contract parties to the agreements, guaranties, obligations and instruments that are Excluded Contracts and/or Excluded Liabilities (including those agreements, guaranties, obligations and instruments described in Schedule VII hereto and/or Schedule X hereto) and claimants and potential claimants under claims, potential claims and Actions or Proceedings that are Excluded Litigation and/or Excluded Liabilities (including those claims, potential claims and Actions or Proceedings described in Schedule 2.10 hereto, Schedule VIII hereto and/or Schedule X hereto) (including without limitation from the Summit Lenders with respect to the Summit Loan and Security Agreements and MCM with respect to the MCM Agreement), fully and unconditionally releasing Company from any and all Liabilities (including the Summit Liabilities and the MCM Liabilities), and waiving any claims and/or potential claims that such Creditors, beneficiaries, other contract parties, claimants and potential claimants may have against Company, arising under or in connection with such agreements, guaranties, instruments, any document related thereto or claims, potential claims or proceedings (collectively, the “Excluded Creditor Claims and Liabilities”). For avoidance of doubt, the Excluded Creditor Claims and Liabilities shall be deemed to constitute Excluded Liabilities. To the extent that the procurement of any Pre-Closing Releases that have not been obtained by the Closing Date requires the payoff of any outstanding Excluded Creditor Claims and Liabilities, then Purchaser shall have the option, which may be exercised or not exercised at Purchaser’s sole and absolute discretion (and without waiving any right of Purchaser under Section 6.01), to proceed to Closing and (i) pay such Excluded Creditor Claims and Liabilities in whole or in part at or prior to the Closing using the proceeds of the Purchase Price (the amount of any and all such payments are collectively referred to herein as the “Creditor Payments”); and/or (ii) hold back and retain an amount equal to the unpaid portion of such Excluded Creditor Claims and Liabilities from the Purchase Price (the “Holdback Amount”). Notwithstanding anything in this Agreement to the contrary, the Seller Parties shall not be obligated to obtain or deliver a Pre-Closing Release in respect of any Included Liability. The amount equal to any and all Creditor Payments and Holdback Amount shall be deducted from the Purchase Price. Purchaser has been advised of the pendency of those certain foreclosure actions, described in Schedule VIII (the “Summit Actions”). In connection therewith, Company agrees not to waive any rights under the Summit Actions or otherwise agree or consent to anything thereunder or otherwise unreasonably act or fail to act thereunder in manner that would adversely affect Purchaser’s rights under this Agreement or after the Closing. Furthermore, the Seller Parties agree to use their best efforts (which shall be deemed to include requesting and attending a hearing under the aforesaid action) to obtain a payoff letter and an Estoppel Certificate from Summit, any other Creditor and any other plaintiff under the Summit Actions computed through the Closing. For the purposes of subparagraph (b) above and this subparagraph (c), the term “best efforts” with respect to obtaining payoff letters, Estoppel Certificates and Pre-Closing Releases from the Summit Lenders with respect to the Summit Loan and Security Agreements and any other Creditor in any Actions or Proceedings, shall be deemed to include, without limitation, the obligation to request and attend a hearing under the such Summit Actions or other Actions or Proceedings to compel the issuance of the payoff letters, the Estoppel Certificates and Pre-Closing Releases by Summit Lenders. The Seller Parties further agree that in the event that Purchaser elects to make a Creditor Payment prior to the Closing to pay off the Summit Lenders with respect to the Summit Loan and Security Agreements, then the Seller Parties, as borrower/mortgagor/debtor, and Purchaser, as lender/mortgagee/secured party, shall reasonably agree upon the appropriate loan and security documentation in order to evidence a loan in favor of Purchaser in the amount of such Creditor Payment, which shall provide Purchaser with a mortgage and a security interest in the Assets in the same priority as the Summit Loan and Security Agreements. In such event, the Seller Parties shall pay all mortgage recording tax, recording fees, title premiums, and reasonable attorneys’ fees incurred by Purchaser, in connection with the negotiation, documentation, execution, delivery and recordation of the applicable loan documents.

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(d)          The Purchase Price shall also be adjusted (upwards or downwards) as a result of the following prorations and credits relating to the Assets, the Excluded Liabilities and the ownership and operation of the Business as of the Closing Date and reflected in the Operations Settlement Statement as though the transaction under this Agreement constituted the purchase and sale of Assets and not the purchase and sale of the Shares, with Seller liable to Company and the Purchaser for such items to the extent such items relate to any time period on or prior to the Closing Date or are Excluded Liabilities, and Company being liable to the extent such items relate to periods subsequent to the Closing Date or are Included Liabilities:

(i)          Real estate taxes on or with respect to the Assets;

(ii)         Rents, lease amounts, additional rents, taxes and other items payable by Company under the Operating Agreements;

(iii)        The amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the Real Property and the real property subject to any Real Property Leases;

(iv)        All other Taxes (except for Income Taxes and Transfer Taxes) on or with respect to the Assets and/or the Business;

(v)         All prepaid expenses of Company existing on the Closing Date (the “Prepaid Expenses”);

(vi)        All prepaid deposits of Company in connection with the Business existing on the Closing Date listed on Schedule IX of the Seller Disclosure Schedule (the “Prepaid Deposits”);

(vii)       All accrued expenses under the Operating Agreements;

(viii)      The amount of any and all other Indebtedness of Company that constitutes Excluded Liabilities that have not otherwise been fully paid and satisfied prior to the Closing shall be applied against the Purchase Price to reduce the amount of the Purchase Price payable hereunder; and

(ix)         All other items normally pro rated or adjusted in connection with similar transactions.

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Except as otherwise agreed by the parties, the net amount of all such prorations and credits will be settled and paid by Seller, on the one hand, or Purchaser (or at Purchaser’s option, Company), on the other hand, as applicable, on the Closing Date, and: (x) if the real estate tax bill for the year of this Agreement has not yet been issued then the proration shall be based on the prior year’s taxes, provided, however, that upon receipt of the 2012 tax bill, each party agrees with the other to re-prorate and pay said real estate taxes within fifteen (15) days of receipt of said tax bill using the November four percent (4%) discount amount; (y) all taxes and real estate assessments will be prorated as of 12:01 A.M. on the Closing Date on the basis of a 365-day year or a 366-day year, as the case may be. If, on the Closing Date, the current real property tax bill with respect to the Business or the Assets is not available, the amount of real property taxes will be apportioned based on the current year’s millage applied to that portion of the Purchase Price allocated to the Real Property. If the current year’s millage is not fixed, taxes will be apportioned in the same manner based upon the immediately prior year’s millage. Any apportionment of taxes based upon any figures other than a final tax bill will, at the request of either Seller, on the one hand, or Purchaser, on the other hand, be subsequently reapportioned based upon receipt of the final tax bill for the current year; and (z) if any of the prorations cannot be calculated accurately on the Closing Date, then the same will be calculated within one hundred twenty (120) days after the Closing Date and either party owing the other party a sum of money based on such subsequent prorations will promptly pay such sum to the other party.

1.05         Further Assurances; Post-Closing Cooperation.

(a)          Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser’s or Company’s request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser and Company may reasonably deem necessary or desirable in order to effectively transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Shares, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of Company, the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement.

(b)          Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business, Company and/or the Excluded Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any Governmental or Regulatory Authority, (iii) the determination or enforcement of the rights and obligations of such other party to this Agreement and the transactions contemplated hereby and (iv) in connection with any actual or threatened Action or Proceeding.

(c)          If, in order to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business, Company and/or the Excluded Assets not referred to in Section 1.05(b) above, and such information, documents or records are in the possession or control of any other party to this Agreement, such other party shall use its reasonable best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s request, cost and expense. Any information obtained by a party in accordance with this Section shall be held confidentially by it.

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(d)          Notwithstanding anything to the contrary contained in this Section 1.05, if Seller, on the one hand, and Purchaser, on the other hand, are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with subsections (b) and (c) of this Section shall be subject to applicable rules relating to discovery.

(e)          In the event that any party hereto collects or receives, after the Closing, funds belonging to any other party, the party receiving such funds shall be deemed to have collected or received such funds in trust for the benefit of the other party, and shall promptly deliver the amounts to the party entitled thereto, and the parties will cooperate to minimize any such misdirected funds.

1.06         Third Party Consents. To the extent that the consummation of the transactions contemplated under this Agreement or the Ancillary Agreements (including the sale of the Shares hereunder) will result in or give rise to any conflict, violation, breach, default, termination, cancellation, acceleration or modification or require the consent, approval or notice of the type described in Section 2.03(c), below, in or with respect to any Contract to which Company is a party or by which any of its assets and properties is bound, the Seller Parties shall, at their sole cost and expense, use their best efforts to obtain the consent or waiver of the other party or parties to such Contract so that the transactions contemplated hereby may be consummated without resulting or giving rise to such conflict, violation, breach, default, termination, cancellation, acceleration or modification. In the event that such consent or waiver is not obtained prior to the Closing and the parties consummate the Sale hereunder, then the Purchaser Indemnified Parties shall be indemnified from and against any and all Losses arising from any such conflict, violation, breach, default, termination, cancellation, acceleration or modification pursuant to the indemnification provisions of Section 11.01(a) of this Agreement as though such Losses were Excluded Liabilities. The provisions of this Section 1.06 shall not affect the right of Purchaser to not consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 6.05 has not been fulfilled.

1.07         Insurance Proceeds.

(a)          Casualty Insurance Proceeds or Condemnation Awards. If any of the Assets are destroyed or damaged due to a casualty or other events or circumstances covered by insurance maintained by Company or taken in condemnation, the insurance proceeds or condemnation award or claim for insurance proceeds or condemnation award with respect thereto shall be Assets, and shall not be Excluded Assets. At the Closing, Seller shall pay or credit to Purchaser (i) any such insurance proceeds or condemnation awards received by Seller following the Effective Date but on or prior to the Closing, and (ii) the amount of any insurance deductibles or self-insured amounts, and the Company shall have all of the rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation. In no event shall Seller or Company compromise or settle any insurance claim or condemnation award prior to the Closing, without Purchaser’s consent, which shall not be unreasonably withheld or delayed. The provisions of this Section 1.07 shall not affect the right of Purchaser not to consummate the transaction contemplated by this Agreement because obligations or conditions contained in Section 6.08 have not been fulfilled.

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(b)          General Liability or Similar Insurance. If Company or Purchaser receives proceeds from a general liability insurance policy or other similar form of insurance maintained by Company after the Closing Date for an act that arose on or prior to the Closing Date, such insurance proceeds shall be (i) Assets (and shall not be Excluded Assets), if such proceeds relate to an Excluded Liability that has not been fully and irrevocably released or satisfied or if such proceeds relate to an Included Liability, and therefore retained by Company provided that Company shall apply any such proceeds received with respect to such Excluded Liability to the payment of such Excluded Liability (and if such insurance proceeds exceed the amount required fully and irrevocably to release or satisfy the applicable Excluded Liability, then the excess proceeds shall be treated as provided in the immediately following subsections (ii) and (iii)); (ii) Excluded Assets (and shall not be Assets), if such proceeds relate to an Excluded Liability that has been fully and irrevocably released or satisfied, and therefore such proceeds shall be promptly paid to Seller; and (iii) if the proceeds relate to a Loss subject to indemnity by a Seller Party, then such proceeds shall be retained by Purchaser to reduce the amount of any indemnification obligation of Seller with respect to such Loss or Excluded Liability hereunder, or if the applicable item of Loss has previously been fully and irrevocably released or paid and satisfied by Seller, distributed to Seller to be applied to reimburse such indemnification payments.

(c)          Insurance Proceeds to be Retained by Seller (or to be Delivered to Other Third Parties). Any insurance proceeds arising from any insured peril that occurs with respect to any of the Excluded Assets, to the extent such proceeds are received by Company or Purchaser after the Closing Date, shall be promptly paid over to Seller (or other applicable third party entitled to same) for the benefit and on behalf of Seller (or other applicable third party entitled to same) regardless of when they are received.

1.08         Uncashed Tickets. At the Closing, Seller shall make a cash payment to or in favor of Purchaser (or at Purchaser’s option, to Company) in an amount equal to, or the Purchase Price shall be decreased by an amount equal to, the amount of the total Liabilities of Company associated with uncashed, unclaimed or abandoned tickets, gaming chips, tokens and similar gaming Liabilities outstanding (collectively, “Uncashed Tickets”) on the Closing Date made by wagers for bets placed at the Business on live events held at the Business. In addition, at the Closing, Seller shall make a cash payment to Purchaser (or at Purchaser’s option, to Company) in an amount equal to the aggregate dollar amount of Uncashed Tickets from inter-track wagers placed on live events held at the Business prior to the Closing (the “Offsite Wagering”) which are outstanding on the Closing Date. Further, Seller shall transfer to Purchaser (or at Purchaser’s option, to Company) at the Closing all cash proceeds derived from Uncashed Tickets outstanding on the Closing Date from inter-track wagers placed on events not held at the Business.

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1.09         Determination of Cash on Hand at Closing; Pre-Closing Checks. Pursuant to Section 1.04 hereof, the Purchase Price shall be increased by the amount of Company’s cash on hand at the Facilities as of the close of business (i.e., 11:59 P.M., E.T.) on the Closing Date (the “Cash on Hand”), provided that such increased amount of the Purchase Price that reflects the amount of Cash on Hand shall be payable at the times set forth in this Section 1.09 and not on the Closing Date. The Seller Parties represent that (i) approximately $2,000,000 in Cash on Hand is maintained at the Miami Jai Alai Facility in the Ordinary Course of Business and used in connection with the daily operations of the Business; and approximately $100,000 in Cash on Hand is maintained at the Ft. Pierce Jai Alai Facility in the Ordinary Course of Business and used in connection with the daily operations of the Business. Seller and Purchaser will mutually designate individuals who will jointly count and mutually agree on the balance of the Cash on Hand. Purchaser will pay to Seller within two (2) Business Days after the Closing Date an amount equal to the Cash on Hand that has been mutually agreed upon by wire transfer of immediately available funds to such accounts as Seller may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing Date. If the parties are unable to agree upon the amount of the Cash on Hand, Purchaser shall make such payment of the amount of Cash on Hand which is undisputed by the parties in the time frame and manner as set forth above and may delay the payment of such disputed amount. The parties will mutually designate an independent certified public accounting firm that will determine the Cash on Hand and resolve any disputes between the parties as to the Cash on Hand. In such case, Purchaser shall make such payment of the disputed amount, as finally determined by independent certified public accounting firm, within two (2) Business Days after the written determination of such Cash on Hand by such independent certified public accounting firm. Pursuant to Section 1.04 hereof, the Purchase Price shall be reduced by the amount of the balance of outstanding checks issued by Company as of the close of business on the Closing Date (the “Pre-Closing Checks”), which balance together with the check ledger or other reference to all such Pre-Closing Checks, shall be provided to Purchaser by Seller at or immediately prior to the Closing. The Seller Parties shall (or shall cause Company) to procure from Company’s banks and complete such documents (including signature cards and banking resolutions) that are necessary to add or remove signatories to and from Company’s bank accounts at such banks, and deliver such documents to Purchaser at the Closing. Such Pre-Closing Checks for which the amount of the Purchase Price is reduced shall be deemed an Included Liability hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

The Seller Parties jointly and severally hereby represent and warrant to Purchaser, as of the Effective Date and as of the Closing Date, as set forth in this Article II. Notwithstanding any other provision of this Agreement or the Seller Disclosure Schedule, each exception set forth in such Seller Disclosure Schedule will be deemed to qualify only each representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the Seller Disclosure Schedule as being qualified by such exception.

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2.01         Corporate Existence; Capitalization.

(a)          Company. Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida, and has full corporate power and authority to conduct its business as and to the extent conducted and to own, operate, use and lease its Assets, and to execute and deliver this Agreement and the Ancillary Agreements to which Company is a party, to perform its obligations thereunder and hereunder and to consummate the transactions contemplated thereby and hereby. Company is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each of the jurisdictions in which the nature of its properties and/or the conduct of its business requires such qualification. Schedule 2.01(a) sets forth (i) each of the jurisdictions in which Company is legally qualified to transact business as a foreign corporation and (ii) each of the names under which Company has at any time done business. Company has fully complied in all material respects with all of the requirements of any Law governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. Except as set forth on Schedule 2.01(a), Company has not changed its name or used any assumed or fictitious name other than those listed on Schedule 2.01(a), or been the surviving entity in a merger, acquired any businesses or changed its principal place of business or chief executive office, in each case, since the date of its organization. There is no pending or, to the Knowledge of the Seller Parties, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Company.

(b)          Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct its business as conducted and to own, operate, use and lease its assets, to own and sell the Shares, and to execute and deliver this Agreement and the Ancillary Agreements to which Seller is a party, to perform its obligations thereunder and hereunder and to consummate the transactions contemplated thereby and hereby. Seller is legally qualified to transact business as a foreign corporation, and is in good standing as such, in each of the jurisdictions in which the nature of its properties and/or the conduct of its business requires such qualification.

(c)          Subsidiaries.    Company does not have any equity investment in any entity, nor does it own any other securities with respect to any entity.

(d)          Capitalization.         Company has (a) Two Thousand (2,000) shares of Common Stock authorized and no other shares of any class of capital stock authorized, (b) One Thousand (1,000) shares of Common Stock issued and outstanding, which constitute the Shares being sold and transferred to Purchaser hereunder, of which such shares of Common Stock are issued to and owned by Seller, and (c) no other shares of Common Stock issued or outstanding and no shares of Common Stock held in treasury. All of the issued and outstanding shares of capital stock of Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and Federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights, rights of first refusal or other Liens exist with respect to the shares of capital stock of Company, other than as provided in the Summit Pledge Agreements with respect to the Shares (which Summit Pledge Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser), and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except for the Summit Warrants (which Summit Warrants and the rights and obligations of the parties thereto shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser), there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Company other than as provided in the Summit Pledge Agreements with respect to the Shares (which Summit Pledge Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser). Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

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(e)          Ownership of Shares.         Seller is the holder and owner of all issued and outstanding shares of capital stock of Company. Seller owns the Shares, and, except as provided in the Summit Pledge Agreements (which Summit Pledge Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall be fully released and terminated on or prior to the Closing without any Liability to Purchaser), Seller owns the Shares free and clear of all Liens of any kind.

2.02         Authority.

(a)          The execution and delivery by Company of this Agreement and the Ancillary Agreements to which it is a party, and the performance by Company of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and the shareholders of Company, no other action on the part of Company or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by Company and constitutes, and upon the execution and delivery by Company of the Ancillary Agreements to which its is a party, such Ancillary Agreements will constitute, legal, valid and binding obligations of Company enforceable against Company in accordance with their terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

(b)          The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, including without limitation, to sell and transfer the Shares pursuant to this Agreement, have been duly and validly authorized by the Board of Directors, and except for the Seller Shareholder Approval, no other action on the part of Seller or its shareholders is necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Ancillary Agreements to which its is a party, such Ancillary Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

2.03         No Conflicts. The execution, delivery and performance by any of the Seller Parties of this Agreement do not and the execution and delivery by any of the Seller Parties of the applicable Ancillary Agreements to which it is a party, the performance by any of the Seller Parties of its obligations under this Agreement and such Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not:

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(a)          conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation, bylaws or other comparable charter documents of any of the Seller Parties, as applicable;

(b)          subject to obtaining the consents, approvals and actions, making the filings and giving the notices with respect to the HSR Act, applicable liquor license laws and regulations, and applicable Gaming Laws or as set forth in Schedule 2.03(b) of the Seller Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any of the Seller Parties, any of their Affiliates, or any of the assets and properties of any of the Seller Parties or any of their Affiliates; or

(c)          except as set forth in Schedule 2.03(b) of the Seller Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Seller Parties or any of their Affiliates to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon any of the Seller Parties or any of the assets and properties of any of the Seller Parties or any of their Affiliates, under, any contract or license to which any of the Seller Parties or any such Affiliate is a party or by which any of the assets and properties of any of the Seller Parties or any such Affiliate, is bound.

2.04         Governmental Approvals and Filings. Except as set forth in Schedule 2.03(b) of the Seller Disclosure Schedule, no consent, approval, action, order or authorization of, or registration, declaration or filing with or notice to any Governmental or Regulatory Authority on the part of any of the Seller Parties is required in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

2.05         Books and Records. None of the Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the direct control of one or more Employees. All Books and Records have been fully, properly and accurately kept and completed, and there are no material inaccuracies or discrepancies contained therein. The minute books for Company, which shall be made available to Purchaser for review at any time and from time to time prior to the Closing, are and shall continue to be correct and complete in all material respects at all times, such minute books contain and shall continue to contain true and accurate copies or the executed originals of documents, instruments and certificates with true signatures of the persons purporting to have signed them, and each such minute book contains and shall continue to contain an accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of Company taken by written consent or at a meeting since the date of its organization. All corporate actions taken by Company have been duly authorized or ratified. The stock ledgers of Company contain and shall continue to contain complete and accurate records of all issuances, transfers and cancellations of shares of the capital stock and securities of Company. At the Closing, all of Books and Records will be delivered to Purchaser.

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2.06         Financial Statements and Condition.

(a)          The Seller Parties have made available to Purchaser, and included in Schedule 2.06(a) of the Seller Disclosure Schedule are (i) Company’s Annual Report Pursuant to the Uniform Reporting System Prescribed for Pari-Mutuel Permit Holders, audited by a certified public accountant as required by Florida Law, (ii) the Seller Parties’ audited consolidated financial statements (including balance sheet, income statement and statement of cash flows) as of the end of the most recently completed last three (3) fiscal years prior to the latest date on which this representation is deemed to be made and for the twelve-month period ended on such date, (iii) unaudited consolidated financial statements of the Seller Parties (including balance sheet, income statement and statement of cash flows) for the portion of the current fiscal year ended on the last day of the calendar month that is no less than 30 days preceding the Effective Date, and (iv) unaudited and unconsolidated financial statements of Company (including balance sheet, income statement and statement of cash flows) for the portion of the current fiscal year ended on the last day of the calendar month that is no less than 30 days preceding the Effective Date (collectively, “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with GAAP, except that the unaudited financial statements do not contain footnotes and are subject to year end audit adjustments made in accordance with GAAP. The Financial Statements accurately set out and describe in all material respects in accordance with GAAP the financial condition of the Seller Parties and Company on a consolidated and an unconsolidated basis, as applicable, as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which are neither individually nor in the aggregate material. Each of the Seller Parties maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Company has maintained the Books and Records for the past five (5) years in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

(b)          Except as set forth on Schedule 2.06(b) of the Seller Disclosure Schedule and except for Indebtedness reflected in the Financial Statements, Company does not have any Indebtedness outstanding at the date hereof, other than Indebtedness incurred in the Ordinary Course of Business. Neither of the Seller Parties is in default with respect to any outstanding Indebtedness or any instrument relating thereto, nor is there any event which, with the passage of time or giving of notice or both, would result in a default, except for such defaults that are disclosed on Schedule 2.06(b) of the Seller Disclosure Schedule.

2.07         No Material Change. Except as disclosed in Schedule 2.07 of the Seller Disclosure Schedule, since the date of the latest Financial Statements, no change has occurred that individually or in the aggregate could reasonably be expected to have a Material Adverse Change and no event has occurred or circumstance exists that may result in such a Material Adverse Change. There shall not be and there shall not have occurred any Material Adverse Change from the Effective Date through the Closing Date.

2.08         Liabilities. Company has no material liabilities, and none of the Seller Parties knows of any material contingent liabilities, that are required under GAAP to be disclosed in the Financial Statements and which are not disclosed in the Financial Statements, except current liabilities incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statements.

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2.09         Taxes.

(a)          Except as set forth on Schedule 2.09(a) of the Seller Disclosure Schedule, the Seller Parties and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member (collectively, the “Company’s Group”) have duly completed and timely filed all Tax Returns required to be filed by them for the previous five (5) years from the date hereof. All such Tax Returns are correct and complete in all material respects. All Taxes due or payable by any of Company’s Group, whether or not disputed, other than Taxes that are not yet due and payable, have been paid in full. None of the Seller Parties expects any Tax Authority to assess any additional Taxes for any period. Except as set forth on Schedule 2.09(a) to the Seller Disclosure Schedule, there is (i) no claim for Taxes that is or could be a Lien against the Assets, other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company’s Group which has been or which is being conducted by a Tax Authority, and (iii) no outstanding or unresolved dispute or claim concerning any Tax Liability of Company. No claim has ever been made by a Tax Authority in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction.

(b)          Except as set forth on Schedule 2.09(a) of the Seller Disclosure Schedule, Company has withheld and paid all material Taxes required by Law to be withheld and paid by Company with respect to any amounts paid or owing by Company to any employee, independent contractor, creditor, shareholder or other third party. Company has paid to the appropriate Tax Authorities all amounts so withheld or otherwise due in connection with employment by Company of such service providers, and has timely filed all requisite Tax Returns with the Tax Authorities with respect to such Taxes. Company is not a party to any Tax proceedings with respect to the withholding of Taxes and/or payment to the Tax Authorities of withholding Taxes or other dues or Taxes with respect to the rendering of services to Company or otherwise. To the Knowledge of the Seller Parties, no investigation is being conducted against Company by any Tax Authority with respect to any withholding, payment, filing or any other obligations in connection with the above.

(c)          The Seller Parties have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Schedule 2.09(c) of the Seller Disclosure Schedule lists all Federal, state, local, and foreign income Tax Returns filed (for the five (5) year period prior to the date of this Agreement) with respect to Company and those Tax Returns that have been audited. The Seller Parties have delivered to Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company (for the five (5) year period prior to the date of this Agreement).

(d)          The unpaid Taxes of Company (i) did not, as of the end of the most recently completed fiscal quarter prior to the latest date of which this representation is deemed to be made, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statement for such period and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of Company in filing its Tax Returns.

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(e)          None of the Included Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G.

(f)          Company is not a party to any Tax allocation or sharing agreement, other than this Agreement.

(g)          Seller is not a foreign corporation or other foreign entity subject to Code Sections 897 or 1446 with respect to the sale of the Shares hereunder.

2.10         Legal Proceedings. Except as set forth on Schedule 2.10 of the Seller Disclosure Schedule, there are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of the Seller Parties, threatened, against, relating to or affecting Company or any of its Assets or the Shares. Except as set forth on Schedule 2.10 of the Seller Disclosure Schedule, there are no facts or circumstances known to the Seller Parties that could be expected to give rise to any such Orders, Actions or Proceedings.

2.11         Compliance With Laws and Orders. Except as set forth on Schedule 2.11 of the Seller Disclosure Schedule, each of Seller Parties is not, nor has it at any time within the last three (3) years been, nor has any of the Seller Parties received any notice that either Seller Party is or has at any time within the last three (3) years been in violation of or in default under, in any respect, any Law or Order applicable to Company, the Business, the Shares or any of the Assets (including any Gaming License). Neither Company nor, to the Knowledge of any Seller Party, any of its directors, executive officers, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.12         Benefit Plans; ERISA.

(a)          Schedule 2.12(a) of the Seller Disclosure Schedule lists all (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA (including any “individual retirement accounts” or “individual retirement annuities” within the meaning of Section 408 of the Code), sponsored by Company and by each member of any trade or business (whether or not incorporated) that would be treated as a single employer with Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”); (ii) employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of Company or an ERISA Affiliate, and (iii) other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether formal or informal, oral or written, legally binding or not, which Company or any ERISA Affiliate maintains, to which any of them contributes, or for which any of them has any obligation or Liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans”.

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(b)          None of Company or any ERISA Affiliate maintains or contributes to any plan or other arrangement (whether or not such plan or other arrangement constitutes a Company Plan) that provides health benefits to an employee after the employee’s termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

(c)          (i) Company has complied with ERISA, the Code and all laws and regulations applicable to the Company Plans and each Company Plan has been maintained and administered in compliance with its terms; and (ii) each Company Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify.

(d)          None of the Company Plans is a defined benefit plan within the meaning of Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code, and none of Company or any ERISA Affiliate has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, any such plan.

(e)          None of the Company Plans is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, and Company or any ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, a multiemployer plan.

(f)          None of the Company Plans is a self-insured employee welfare benefit plan (as defined in Section 3(1) of ERISA), including, without limitation, any such plan pursuant to which a excess loss or reinsurance policy or contract applies.

(g)          All reports, forms and other documents required to be filed with any government entity or furnished to employees, former employees or beneficiaries with respect to any Company Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate.

(h)          With respect to the applicable Company Plans, all required contributions that are due and payable for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made or will have been made by Company prior to the Closing Date.

(i)          All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the applicable Company Plans for plan years ending on or before the Closing Date.

(j)          With respect to each Company Plan:

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(i)          no prohibited transactions (as defined in Sections 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

(ii)         no action or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending or threatened or imminent against or with respect to any Company Plan, any employer who is participating (or who has participated) in such Company Plan or any fiduciary (as defined in Section 3(21) of ERISA) of such Company Plan;

(iii)        neither Company nor, after inquiry by Company of any fiduciary of any Company Plan, any fiduciary has any knowledge of any facts that could give rise to any such action or claim as described in subsection (ii), above;

(iv)        such Company Plan provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated by Company at any time without Liability;

(v)         none of Company or any ERISA Affiliate has any Liability or is Company or any ERISA Affiliate threatened with any Liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA;

(vi)        all of the Company Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA;

(vii)       true, correct and complete copies of all documents creating or evidencing any Company Plan have been delivered or made available to Purchaser, and true, correct and complete copies of all reports, forms and other documents required to be filed with any Governmental or Regulatory Authority Entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) within the past five (5) years of the Effective Date have been delivered to Purchaser. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in Schedule 2.12 (a) of the Seller Disclosure Schedule; and

(viii)      all expenses and liabilities relating to all of the Company Plans have been, and will on the Closing Date be fully and properly accrued on Company’s Books and Records and reflected in accordance with GAAP on the Financial Statements and in the applicable Company Plan financial statements.

(k)          No Company Plan exists that could result in the payment to any present or former employee of Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Company as a result of the transactions contemplated by this Agreement, which payment would constitute a parachute payment within the meaning of Code Section 280G.

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2.13         Real Property.

(a)          The Real Property includes all of the real property used in connection with the Business and any other real property owned by Company. Schedule 2.13(a) of the Seller Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned by Company or used or held for use by Company in connection with the Business, (ii) each parcel of real property leased by Company (as lessor or lessee) that is used or held for use in connection with the Business, and (iii) each other parcel of real property included in the Real Property, whether or not the same is owned or leased by Company.

(b)          Company, Seller and City National Bank (all as indicated on Schedule 2.13(a)) own and have good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens. Except as set forth on Schedule 2.13(b) of the Seller Disclosure Schedule, title to the Real Property is insured pursuant to a valid title insurance policy. The Real Property does not rely on any other real property for vehicular or pedestrian ingress or egress to and from such Real Property (other than public roads and thoroughfares) and such Real Property does not rely on any other real property for parking or other easements or rights of way except as set forth on Schedule 2.13(b) of the Seller Disclosure Schedule. None of the Real Property, or the Improvements or the use thereof contravenes or violates any building, administrative, environmental, zoning, other land use, occupational safety and health or other applicable Law (whether or not permitted on the basis of prior nonconforming use, waiver or variance). Schedule 2.13(a) of the Seller Disclosure Schedule contains a true and complete list of all of the Real Property Leases and true and complete copies thereof, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement. Except for the Real Property Leases, there are no other leases, subleases, occupancy or concession agreements in effect with respect to the Real Property. Each Real Property Lease, if any, is a legal, valid and binding agreement, enforceable in accordance with its terms, of Company and of each other Person that is a party thereto, and there is no, nor has Company or Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) by Company nor by any other Person thereunder. There are no brokerage commissions due with respect to any such leased space. Company shall not modify, amend or terminate any Real Property Leases prior to the Closing without Purchaser’s prior written consent.

(c)          The Seller Parties have delivered to Purchaser prior to the execution of this Agreement true and complete copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Real Property that are within the possession, or control, of Company or their respective agents (e.g., surveyors).

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(d)          Except as provided in Schedule 2.13(d) of the Seller Disclosure Schedule, the Improvements are in operating condition and in a state of operable maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used; and there are no condemnation or appropriation, environmental, zoning or other land use regulation proceedings or investigations pending or threatened against any of the Real Property, the Improvements, or Company, Seller or City National Bank which would detrimentally affect the value of the Real Property, the Improvements, or Company or the use and operation of Real Property and the Improvements as a jai alai facility or slot machine facility or for other commercial use, nor are there any assessments affecting the Real Property, the Improvements, Company or Seller. Company has received all final sign-offs, inspections, certificates of occupancy and any other licenses, permits, approvals and consents required by applicable Governmental Authorities evidencing the completion of construction and installation of all of the Improvements and the ability of Company to legally use the same in the operation of its Business.

(e)          None of the Real Property or the Improvements, or the use and operation thereof, contravenes or violates any building, zoning, subdivision, land use, administrative, occupational safety and health or other applicable Law, including Environmental Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance). Company has received no notice from any Governmental or Regulatory Authority advising Company of (i) a violation of any such Laws (whether now existing or which will exist under Existing Laws with the passage of time) or (ii) any action which must be taken to avoid a violation thereof.

(f)          There are no outstanding Contracts made by Company, Seller or City National Bank for the construction or repair of any improvements to the Real Property which have not been fully paid for.

(g)          There are no material physical defects in the Real Property or the Improvements.

(h)          The Surveys, plans and specifications, warranties, and all other Contracts or documents required to be delivered to Purchaser pursuant to this Agreement, are true, correct and complete copies, and are in full force and effect, without default by any party and without any right of setoff.

(i)          All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by Law for Company’s continued use and operation of the Real Property as a jai alai facility (and with respect to the Miami Jai Alai Facility, as a jai alai facility and a slot machine facility) are installed, or may be installed without additional consent of any third party, across public property or valid easements to the boundary lines of the Real Property.

(j)          The zoning and land use designation of the Real Property permit the operation of the Business and the Improvements in connection therewith. Company has obtained all licenses, permits, easements, and rights-of-way, including a use permit, required from all Governmental or Regulatory Authorities having jurisdiction over the Real Property or from private parties (i) for the use and operation of the Real Property as a jai alai facility (and with respect to the Miami Jai Alai Facility, as a jai alai facility and a slot machine facility) with all of the amenities necessary for the operation of the Business as presently conducted, (ii) for the use of the Real Property for commercial purposes, and (iii) to assure vehicular and pedestrian ingress to and egress from the Real Property.

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(k)          Company has not received any notice from any insurance carrier of any defects or inadequacies in the Real Property, or in any portion thereof, which would adversely affect the insurability thereof or the cost of such insurance. Except as set forth on Schedule 2.13(d) of the Seller Disclosure Schedule, there are no pending insurance claims relating to the Real Property.

(l)          None of the Seller Parties is a “foreign person” within the meaning of Sections 1445(f)(3) or 1446(e) of the Code.

(m)          There is no default by any of the parties under the Revenue Sharing Agreements and no event has occurred which with notice and/or lapse of time would cause a default to occur thereunder. Company shall not amend, modify, terminate or waive any provision of the Revenue Sharing Agreements prior to the Closing without Purchaser’s consent. Attached hereto as Schedule 2.13(m) is a list of the “Percentage Payments” or any other payments that have been made by Company under the Revenue Sharing Agreements.

(n)          Company owns all of the beneficial interests of the trust pursuant to which City National Bank, as trustee, owns portions of the Real Property (as such ownership is indicated on Schedule 2.13(a)).

2.14         Tangible Personal Property. Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all the Tangible Personal Property, which includes all tangible personal property of Company relating to the Business reflected in the latest Financial Statements and tangible personal property relating to the Business acquired since the date of the latest Financial Statements, other than Tangible Personal Property disposed of since such date, in the Ordinary Course of Business. As of the Closing Date, Company shall be in possession of and has good and valid title to all such Tangible Personal Property. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear, maintenance and replacement excepted, and its use complies with all applicable Laws.

2.15         Intellectual Property Rights.

(a)          Company has interests in or uses only the Intellectual Property disclosed in Schedule IV of the Seller Disclosure Schedule in connection with the conduct of the Business, each of which Company either has all right, title and interest in or a valid and binding right under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business as presently conducted.

(b)          Company has the exclusive right to use the Intangible Personal Property.

(c)          All registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any past-due Taxes or maintenance fees or the taking of any other actions by Company to maintain their validity or effectiveness.

(d)          No conflict, violation, breach, default, termination, cancellation, acceleration or modification will result with respect to any Contract in respect of such Intangible Personal Property from the consummation of any of the transactions contemplated under this Agreement or any of the Ancillary Agreements.

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(e)          The Seller Parties have delivered to Purchaser prior to the execution of this Agreement documentation with respect to any and all computer programs or other know-how or trade secret included in such Intangible Personal Property (including casino, gaming and accounting software used in the operation of the Business, and the contents thereof), which documentation is accurate and sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person.

(f)          Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapses of time or both, would be in default) under any Contract to use such Intangible Personal Property. To the Knowledge of the Seller Parties, no such Intangible Personal Property is being infringed by any other Person. Company has not received notice that Company is infringing any Intellectual Property of any other Person, no claim is pending or has been made to such effect, and Company is not infringing any Intellectual Property of any other Person.

2.16         Contracts.

(a)          Schedule 2.16(a) of the Seller Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) which is currently in existence and to which Company is a party or by which any of the Assets are bound:

(i)          (A) all Contracts providing for a commitment of employment or consultation services for a specified term and payments or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding any such Contracts referred to in clause (A)) involving an obligation of company to make payments in any year to any Employee;

(ii)         all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Company;

(iii)        all partnership, joint venture, shareholders’ or other similar Contracts with any Person;

(iv)        all Contracts with distributors, dealers, manufacturer’s representatives, sales agencies or franchises with whom Company deals;

(v)         all Contracts relating to Indebtedness of Company;

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(vi)        all Contracts (other than this Agreement) providing for (A) the future disposition or acquisition of any assets or properties, including the Assets, and (B) any merger or other business combination;

(vii)       all Contracts between Company, on the one hand, and any Affiliate of Company, on the other hand;

(viii)      all Contracts (other than this Agreement) that limit or contain restrictions on the ability of Company to incur Indebtedness or incur or suffer to exist any Lien, or to purchase or sell any Assets or to change the Business;

(ix)         all collective bargaining or similar union contracts covering an Employee or the Jai Alai players; and

(x)          all other Contracts that (A) involve the future payment or potential future payment, pursuant to the terms of any such Contract, by or to Company of more than Twenty Five Thousand Dollars ($25,000) annually or (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any cost or penalty to Company.

(b)          Each Contract required to be disclosed in Schedule 2.16(a) of the Seller Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, and neither Company nor any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

(c)          Except as set forth on Schedule 2.16(c) of the Seller Disclosure Schedule, the execution, delivery and performance by a Seller Party of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon either Seller Party or any of its assets and properties under any Contract.

2.17         Insurance. Schedule 2.17 of the Seller Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief description of the interests insured thereby) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure Company, the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid, and Company has not received any notice of cancellation or termination in respect to any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers. Neither Company nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying Liability with respect to a claim thereunder or defending under a reservation of rights clause.

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2.18         Affiliate Transactions. Except as set forth on Schedule 2.18 of the Seller Disclosure Schedule, (i) no officer, director, partner, shareholder or Affiliate of any Seller Party provides or causes to be provided any assets, services or facilities used or held for use by Company or in connection with the Business; and neither Company nor the Business provides or causes to be provided any assets, services or facilities to any such officer, director, partner, shareholder or Affiliate; and (ii) Company has not entered into or is party to any other transaction with any officer, director, partner, shareholder or Affiliate of any Seller Party or any Affiliate of such Person.

2.19         Licenses; Environmental Matters.

(a)          Company holds and is in compliance with all permits and Licenses that are required in order to own and operate the Business and the Assets, including all Gaming Licenses and all environmental permits and Licenses (the “Environmental Permits”). Each such License is valid, binding, and in full force and effect, and neither the execution and delivery of this Agreement or any of the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby, including the purchase and sale and/or transfer of the Shares hereunder, will result in any impairment, conflict, violation, breach, default, termination, cancellation, acceleration or modification of any such License. There are no revocation proceedings by any Governmental or Regulatory Authority pending regarding the Licenses and nothing has occurred that would give rise to any such revocation. Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default under) any License, including the Gaming Licenses and the Environmental Permits. Each Environmental Permit is listed in Schedule 2.19(a) of the Seller Disclosure Schedule.

(b)          The Assets and all Real Property owned, operated or leased by Company have been and are in compliance with all applicable Environmental Laws.

(c)          Company has not been notified by any Governmental or Regulatory Authority or third party of any pending or threatened claim or investigation arising under Environmental Laws (an “Environmental Claim”) against the Assets, the Business or Company.

(d)          Company has not been notified by any Governmental or Regulatory Authority or third party of any pending or threatened claim that, or investigation to determine whether, either the Assets, the Business or Company may be a potential responsible party for environmental contamination or any Release of Hazardous Material, nor has Company been notified that any site or facility now or previously owned, operated or leased by Company is listed or proposed for listing on the NPL or any similar state or local list of sites requiring investigation or clean-up.

(e)          Company has not entered into or agreed to any consent decree or order relating to compliance with any Environmental Law, to claims of property or natural resource damage, injury, nuisance or trespass under any Environmental Law or to investigation or cleanup of Hazardous Material under any Environmental Law.

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(f)          Except for small above-ground tanks necessary to hold fuel for on-site generators, there are no aboveground or underground storage tanks located on, in or under any properties currently or formerly owned, operated or leased by Company or any predecessor of the Business or Company.

(g)          No Releases of Hazardous Material have occurred at, from, in, on, to or under any property currently or formerly owned, operated or leased by Company or any predecessor of the Business or Company, and no Hazardous Material is present in, on or about or is migrating to or from any such property that could give rise to an Environmental Claim by a Governmental or Regulatory Authority or third party against or any Liability or Losses to the Assets, the Business, or Company.

(h)          Neither Company nor, to the Knowledge of the Seller Parties, any predecessors thereof has transported or arranged for the treatment, storage, handling, disposal, recycling or transportation of any Hazardous Material to any location that could result in an Environmental Claim against or any Liability or Losses to the Assets, the Business or Company.

(i)          There is no material amount of asbestos, urea-formaldehyde material, polychlorinated biphenyl containing equipment or lead paint containing materials in, at or on any property owned, leased or operated by Company.

(j)          There are no other circumstances involving environmental conditions that could give rise to an Environmental Claim against or any Liability or Losses to the Assets, the Business or Company.

(k)          There have been no environmental investigations, studies, audits or tests that are in the possession, or control, of Company, or its agents, with respect to any property currently or formerly owned, leased or operated by Company which have not been delivered to Purchaser prior to execution of this Agreement.

2.20         Inventory; Accounts Receivable.

(a)          All the inventory of Company (i) is accounted for at the lower of cost or market with cost as determined by using the First-In First-Out method, in accordance with GAAP, (ii) consists of a quality and quantity useable and salable in the Ordinary Course of Business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as set forth on Schedule 2.20 of the Seller Disclosure Schedule, all items included in the inventory are the property of Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

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(b)          All Accounts Receivable that are reflected on the balance sheet contained in Company’s most recent Financial Statements or on the accounting records of Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Company in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet contained in Company’s most recent Financial Statements (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Company, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule VI contains a complete and accurate list of all Accounts Receivable as of the date of the balance sheet contained in Company’s most recent Financial Statements, which list sets forth the aging of each such Account Receivable.

2.21         Vehicles. Schedule VI of the Seller Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Company. Company has good and valid title to, and has valid leasehold interests in or valid rights under Contract to use, each vehicle, free and clear of all Liens other than Permitted Liens.

2.22         No Guarantees. Except as set forth on Schedule 2.22 of the Seller Disclosure Schedule, none of the Liabilities of the Business or of Company incurred in connection with the conduct of the Business are guaranteed by or subject to a similar contingent obligation of any other Person, nor has Company guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Company sells goods or provides services or with whom Company otherwise has business relationships.

2.23         Entire Business. The Assets constitute all of the assets necessary for the conduct of the Business as it is currently being conducted. The Sale will effectively convey to Purchaser ownership of Company and control of the entire Business and the Assets (free and clear of all Liabilities and Liens except for Included Liabilities and Permitted Liens), including all of the tangible and intangible property used by Company (whether owned, leased or held under license by Company) in connection with the conduct of the Business as heretofore conducted by Company including, without limitation, all tangible assets and properties of Company reflected in the balance sheet contained in Company’s most recent Financial Statements and all assets and properties acquired since the date of such balance sheet in the Ordinary Course of Business, other than the Excluded Assets. Except as set forth in Schedule 2.23 of the Seller Disclosure Schedule, there are no shared facilities or services relating to the Business, which are used in connection with any business or operations of Company or any of its Affiliates.

2.24         Labor Matters.

(a)          Schedule 2.24 sets forth the name, address and current rate of compensation of each of the Employees. Company is, and has at all times during the previous five (5) years been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulations.

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(b)          There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting the Business or Company, and during the past three (3) years there has not been any such action.

(c)          No union represents any of the Employees other than the International Jai Alai Players Association, U.A.W. Local (“IJAPA” or “Jai Alai Players Association”) that represents jai alai players that perform and compete at the Miami Jai Alai and the Ft. Pierce Jai Alai frontons.

(d)          Company is not a party to nor bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to the Employees, other than the Union Agreement.

(e)          None of the Employees is represented by any labor organization in their capacities as employees of Company and there are no current union organizing activities among the Employees, nor does any question concerning representation exist concerning such Employees other than the Jai Alai Players Association.

(f)          Company has delivered to Purchaser a copy of all material written personnel policies, rules or procedures applicable to Employees.

(g)          Company has not received notice of any unfair labor practice charge or complaint related to the conduct of the Business pending or threatened before the National Labor Relations Board or any other Governmental or Regulatory Authority.

(h)          Company has not received notice of any grievance arising out of any collective bargaining agreement or other grievance procedure against either of such entities.

(i)          Company has not received notice of any charges with respect to or relating to any of such entities pending before the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority responsible for the prevention of unlawful employment practices.

(j)          Company has not received notice of the intent of any Governmental or Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Business or otherwise of Company.

(k)          Company has not received notice of any complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship with Company.

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(l)          The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increases in benefits or obligation to fund benefits with respect to any Employee. The only severance agreements or severance policies applicable to Company or the Business with respect to Employees are the agreements and policies specifically listed in Schedule 2.24(l) of the Seller Disclosure Schedule.

2.25         Compliance with WARN Act. Except as contemplated by Section 2.25, since the enactment of the WARN Act, neither Company nor the Business has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of such entities or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any of such entities, nor has any of such entities been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law. None of the Employees has suffered an “employment loss” (as defined in the WARN Act).

2.26         Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller and Company directly with Purchaser without the intervention of any other Person on behalf of Seller or Company in such manner as to give rise to any valid claim by any Person against any of Purchaser for a finder’s fee, brokerage commission or similar payment. Notwithstanding the foregoing, each of the Seller Parties agrees that it shall indemnify, defend, and hold Purchaser and Purchaser Indemnified Parties harmless from and against any and all Losses and all Costs and Expenses arising from or related to any claim for any finder’s fee, brokerage commission, other fee or commission or similar type of payment that may be asserted by any Person. Each of the Seller Parties’ indemnities and obligations under this Section 2.26 shall survive the Closing or any termination of this Agreement.

2.27         Disclosure of All Material Facts. The Seller Parties have disclosed to Purchaser in writing in or pursuant to this Agreement all material information requested by Purchaser. No representation or warranty to Purchaser contained herein, and no statement contained in any certificate, schedule, list or other writing furnished to any of Purchaser pursuant to the provisions of this Agreement, when considered in the context of the other representations, warranties, statements and information so delivered, contains any untrue statement of a material fact or (when taken in the aggregate) omits to state a material fact which is necessary in order to make the information given by or on behalf of any of the Seller Parties to Purchaser or its representatives not misleading.

2.28         Suppliers. Schedule 2.28 of the Seller Disclosure Schedule contains a true and complete list of the names and addresses of the twenty (20) largest suppliers (indicating approximate dollar volume for each) of products and services to Company in connection with the Business during the twelve (12) months ended prior to the date hereof, indicating the existing contractual arrangements, if any, for continued supply from each such firm. Company has not received any notice of, and none of the Seller Parties knows of any reasonable basis for, any development which threatens to affect adversely Company’s arrangements with its suppliers.

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2.29         Immigration Matters. Company has complied with all relevant provisions of Section 274A of the Immigration and Nationality Act, as amended (the “Immigration Act”). Without limiting the foregoing: (a) each “employee” (as that term is defined in the Immigration Act) of Company is permitted to be so employed in the United States under the Immigration Act; (b) Company has examined (and made copies of, if applicable) the documents presented by such employee to establish appropriate employment eligibility under the Immigration Act; (c) Company has completed and required each employee hired on or since November 11, 1986 to complete a Form I-9 verifying employment eligibility under the Immigration Act; (d) Company has retained each such respective completed Form I-9 for the length of time required under the Immigration Act; and (e) no monetary penalties have been assessed against Company for violation of Section 274A of the Act.

2.30         Jai Alai Performances. Company conducted a “full schedule of live racing or games” (as such term is defined in Section 550.002(11), Florida Statutes) at each of Miami Jai Alai and Ft. Pierce Jai Alai in each of the three (3) years preceding the Effective Date.

2.31         Intangible Personal Property. Company owns all of the Intangible Personal Property, free and clear of any and all Liens except for Permitted Liens.

2.32         SEC Filings; Internal Controls; Sarbanes-Oxley Act.

(a)          Seller has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2009 (the “SEC Documents”). As requested by Purchaser, Seller has made available to Purchaser all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company is not required to file or furnish any forms, reports or other documents with the SEC.

(b)          Seller has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for Seller and Company. Seller’s system of internal control over financial reporting is designed in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are being made only in accordance with the authorization of management or Seller’s Board of Directors, as applicable, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Seller’s assets that could have a material effect on Seller’s financial statements.

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(c)          Seller has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Seller in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Seller’s management as appropriate to make the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act. Seller has disclosed to Seller’s auditors (A) any significant deficiencies, material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Seller’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard No. 2, as in effect on the date of this Agreement.

(d)          Each of the principal executive officer of Seller and the principal financial officer of Seller (or each former principal executive officer of Company and each former principal financial officer of Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Seller’s SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither Seller nor Company nor, to the Knowledge of Seller Parties, any of their respective directors, officers, auditors, accountants or representatives has received or has otherwise become aware of any substantive complaint, allegation, assertion or claim, whether written or oral, that Seller or Company has engaged in questionable accounting or auditing practices. No current or former attorney representing Seller or Company has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Seller or Company or any of their respective officers, directors, employees or agents, to the current Seller Board or any committee thereof or to any current director or executive officer of Seller or Company.

(e)          Neither Seller nor Company is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between Seller or Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Seller or Company in the Financial Statements or other SEC Documents.

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2.33         Proxy Statement. The proxy statement of Seller to be filed with the SEC in connection with the Sale (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Seller, and at the time such shareholders vote on adoption of this Agreement and at the Closing, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.33 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to Seller in writing by Purchaser specifically for use therein.

2.34         Required Vote. The affirmative vote or consent of the holders of a majority of the outstanding shares of Seller’s common stock, par value $0.20 per share (“Seller’s Common Stock”), with respect to which votes are entitled to be cast in connection with the approval of this Agreement (the “Seller Shareholder Approval”), is the only vote or consent of the holders of any class or series of capital stock or other equity interests of Seller necessary to approve this Agreement or the Sale.

2.35         Antitakeover Provisions. No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover Law applies to the Sale or any other transaction contemplated by this Agreement or the Ancillary Agreements. Neither of the Seller Parties has adopted a shareholder rights plan, “poison pill” or any similar anti-takeover device.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF Purchaser

Except as set forth in disclosure schedules delivered to Seller on or prior to the execution of this Agreement, Purchaser hereby represents and warrants to each Seller Party as follows:

3.01         Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations thereunder and hereunder and to consummate the transactions contemplated thereby and hereby.

3.02         Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder have been duly and validly authorized by the members and the managers of Purchaser, no other limited liability company action on the part of any of Purchaser being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and (b) is subject to general principles of equity.

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3.03         No Conflicts. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements do not and the consummation of the transactions contemplated hereby will not:

(a)          conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of organization or operating agreement of Purchaser;

(b)          subject to obtaining the consents, approvals and actions, making the filings and giving the notices with respect to HSR Act and applicable Gaming Laws, and except as set forth in Schedule 3.03(b), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement); or

(c)          except as set forth in Section 3.03(b) or Schedule 3.03(b) or as could not, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or to perform its obligations thereunder or hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any material Contract or License to which Purchaser is a party or by which any of its assets and properties is bound.

3.04         Governmental Approvals and Filings. Except as set forth in Section 3.03(b) or Schedule 3.03(b), no consent, approval, action, order or authorization of, or registration, declaration or filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to materially and adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

3.05         Legal Proceedings. There are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

3.06         Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller and Company without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against any of the Seller Parties for a finder’s fee, brokerage commission or similar payment.

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3.07         Investment. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for offer or resale in connection with, a “distribution” of any of the Shares, within the meaning of the Securities Act and the rules and regulations thereunder; provided, however, that nothing contained herein shall be deemed to restrict Purchaser from selling any or all of the Shares. Purchaser understands that the Shares have not been registered under the Securities Act or applicable state securities laws by reason of an exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the offer or sale of the Shares may be restricted under the applicable Federal and state securities laws.

3.08         Investigation. Purchaser has provided the Seller Parties with due diligence requests setting forth the categories of information and documents which it believes appropriate to review in connection with the acquisitions of the Shares, and Purchaser has reviewed the materials that have been provided by the Seller Parties prior to the date hereof in response to such due diligence requests (the “Due Diligence Material”). In making the decision to enter into this Agreement and any Ancillary Agreements, Purchaser has relied on the statements, representations, warranties, covenants and obligations of each of the Seller Parties set forth in this Agreement, the Ancillary Agreements and the Due Diligence Material as well as on the statements, representations, warranties by the senior management team of each of the Seller Parties and their respective Representatives in the discussions that Purchaser has had with such Persons prior to the date hereof, and on the accuracy of all such statements, representations and warranties. Purchaser confirms to Seller that Purchaser is sophisticated and is knowledgeable in the gaming business and is capable of evaluating the information set forth above.

ARTICLE IV

COVENANTS OF the seller parties

Seller covenants and agrees with Purchaser that, at all times from and after the Effective Date until the Closing, and with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein, or if no period is specified therein, for three (3) years from the Closing Date, Seller will, and shall cause Company to, comply with all covenants and provisions of this Article IV and other provisions of this Agreement, except to the extent Purchaser may otherwise consent in writing. In addition, Company covenants and agrees with Purchaser that, at all times from and after the Effective Date until the Closing, Company will comply with all covenants and provisions of this Article IV and other provisions of this Agreement that are applicable to it, except to the extent Purchaser may otherwise consent in writing. For purposes of this Agreement, the covenant of Seller to cause Company to take any action or refrain from taking action shall be deemed to include a covenant of Seller to use its best efforts to cause any Receiver to take such action or refrain from taking such action.

4.01         Regulatory and Other Approvals; Seller Shareholder Approval. The Seller Parties will, promptly after the Effective Date, at Seller’s sole cost and expense:

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(a)          take all commercially reasonable steps necessary or desirable to obtain all consents, approvals, actions, orders or authorizations of, or make all registrations, declarations or filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of any of the Seller Parties, as applicable, to consummate the transactions contemplated hereby and by the Ancillary Agreements, including, without limitation, those described in Section 2.03(b), Section 2.03(c) and/or Schedule 2.03(b) of the Seller Disclosure Schedule, and will diligently and in good faith strive to consummate the transactions contemplated hereby, and promptly but no more than ten (10) days after the Effective Date, file any and all applications with the Division of Pari-Mutuel Wagering (jointly with Purchaser, if necessary), and take any and all other commercially reasonable steps necessary or reasonably required by Purchaser to obtain all consents, approvals, actions, orders or authorizations that may be required under the Gaming Laws in order to (x) permit Company to retain each of the Gaming Licenses that are held by Company, (y) permit Company to continue to operate the Business, and (z) permit Company to retain the Slot Machine Licenses and to retain, install and operate slot machines at the Miami Jai Alai Facility, in each case, upon and after the consummation of the transactions contemplated hereby, including the purchase and sale of the Shares hereunder (collectively, the “Gaming License Approvals”);

(b)          provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith; and

(c)          cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02 below.

(d)          The Seller Parties will provide, or cause to be provided, prompt notification to Purchaser when any such consent, approval, action, order, authorization, registration, declaration, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

(e)          Seller shall (i) prepare as soon as reasonably practicable following the date hereof (but in any event no later than ten (10) Business Days following the date of this Agreement), and (ii) file with the SEC on the date Seller files a Current Report on Form 8-K reporting the execution of this Agreement, a preliminary Proxy Statement that includes the Seller Board Recommendation that Seller’s stockholders vote in favor of the Sale, and Purchaser and Purchaser shall cooperate with Seller in such preparation and filing. Notwithstanding anything contained in this Agreement to the contrary, Seller shall use its best efforts to (x) have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and (y) cause the Proxy Statement to be mailed to Seller’s stockholders as promptly as practicable and, in any event, within ten (10) Business Days after the Proxy Statement is cleared by the SEC. Seller or Purchaser, as the case may be, shall furnish all information concerning itself as the other may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Purchaser and its counsel shall in their reasonable judgment be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and Seller shall include in such document any comments reasonably proposed by Purchaser and its counsel. Seller shall (i) as promptly as practicable after receipt thereof, provide Purchaser and its counsel with copies of any written comments, and advise Purchaser and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Purchaser and its counsel a reasonable opportunity to review Seller’s proposed response to such comments, (iii) in its reasonable judgment include in Seller’s written response to such comments any comments reasonably proposed by Purchaser and its counsel, (iv) not file or mail such document, or respond to the SEC, prior to receiving the approval of Purchaser, which approval shall not be unreasonably withheld, and (v) provide Purchaser and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. If Seller or Purchaser, in either party’s sole discretion, deems it necessary for Seller to engage a proxy solicitor, Seller shall retain a nationally recognized proxy solicitor in connection with the solicitation of Seller’s stockholders’ approval of this Agreement and the Sale.

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(f)          If at any time prior to the Closing any information relating to Seller or Purchaser, or any of their respective Affiliates, directors or officers, should be discovered by Seller or Purchaser which should have been included in the Proxy Statement or should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of Seller.

(g)          Neither the Seller Board nor any committee thereof shall directly or indirectly (x) withdraw (or modify or qualify in a manner adverse to Purchaser or Purchaser), or publicly propose to withdraw (or modify or qualify in a manner adverse to Purchaser or Purchaser), the Seller Board Recommendation, (y) recommend, adopt or approve or publicly propose to recommend, adopt or approve an Acquisition Proposal, or take any action or make any statement inconsistent with the Seller Board Recommendation (it being understood that taking a neutral position or no position with respect to any Acquisition Proposal shall be considered an adverse modification), or (z) take any other action or make any other public statement inconsistent with such Seller Board Recommendation (any action described in this sentence being referred to as a “Change of Recommendation”)

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(h)          Seller shall establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders, which meeting Seller shall cause to occur no later than the 30th calendar day (or, if such calendar day is not a Business Day, on the first Business Day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the “Seller Shareholders Meeting”), for the purpose of obtaining the Seller Shareholder Approval, regardless of whether the Seller Board determines at any time that this Agreement is no longer advisable or recommends that the shareholders of Seller reject it or any other Change of Recommendation has occurred at any time; provided, however, that (i) if Seller is unable to obtain a quorum of its shareholders at such time, Seller may adjourn the Seller Shareholders Meeting for no more than five (5) Business Days if necessary in order to obtain a quorum of its shareholders and Seller shall use its reasonable best efforts during such five (5) Business Day period to obtain such a quorum as promptly as practicable, (ii) Seller may adjourn or postpone the Seller Shareholders Meeting to the extent (and only to the extent) Seller reasonably determines that such adjournment or postponement is required by applicable Law and (iii) if Seller receives an Acquisition Proposal, or the price or material terms of a previously received Acquisition Proposal are modified or amended, in any such case during the five (5) Business Day period immediately prior to the day of the Seller Shareholders Meeting, Seller may delay the Seller Shareholders Meeting until the date that is the seventh (7th) Business Day after the date on which the Seller Shareholders Meeting would have been held but for such extension. Unless the Seller Board shall have effected a Change of Recommendation in accordance with Section 4.01(g), the Seller Board shall make the Seller Board Recommendation and Seller shall use its best efforts to obtain the Seller Shareholder Approval, and Seller shall otherwise comply with all applicable Laws applicable to the Seller Shareholders Meeting. Without limiting the generality of the foregoing, Seller agrees that (x) its obligations pursuant to this Section 4.01(h) shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other Person of any Acquisition Proposal, and (y) Seller shall establish a record date for, call, give notice of, convene and hold the Seller Shareholders Meeting and the matters constituting the Seller Shareholder Approval shall be submitted to Seller’s shareholders at the Seller Shareholders Meeting whether or not (A) a Change of Recommendation shall have occurred or (B) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to Seller or any of its representatives. Seller agrees that it shall not submit to the vote of the shareholders of Seller any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of Seller’s shareholders with respect to the Sale at the Seller Shareholders Meeting. The notice of such Seller Shareholders Meeting shall state that a resolution to approve this Agreement and a resolution to adjourn the Seller Shareholders Meeting will be considered at the Seller Shareholders Meeting, and no other matters shall be considered or voted upon at the Seller Shareholders Meeting without Purchaser’s prior written consent

(i)          Seller and Purchaser shall coordinate and cooperate in connection with (a) the preparation of the Proxy Statement and any Other Filings, (b) determining whether any action by or in respect of, or filing with, any Governmental or Regulatory Authority is required, or any actions are required to be taken under, or consents, approvals or waivers are required to be obtained from parties to, any Seller Material Contracts, in connection with the Sale or the other transactions contemplated by this Agreement, and (c) timely taking any such actions, seeking any such consents, approvals or waivers or making any such filings or furnishing information required in connection therewith or with the Proxy Statement or any other filings.

4.02         HSR Filings. In addition to and not in limitation of the Seller Parties’ covenants contained in Section 4.01 above, the Seller Parties will (a) take promptly all actions necessary to make the filings required of it or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by it or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with Purchaser in connection with Purchaser’s filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general and (d) upon Purchaser’s request, request early termination of the waiting period with respect to the Sale under the HSR Act.

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4.03         Investigation by Purchaser.

(a)          Each of the Seller Parties will (i) provide Purchaser and its principals, affiliates, officers, directors, employees, agents, counsel, accountants, financial advisors, lenders, consultants and other representatives (together, “Representatives”) with full access, upon reasonable prior notice and during normal business hours, to all its officers, Employees, agents and accountants and the Business, Assets and Books and Records, and (ii) furnish Purchaser and such Representatives with all such information and data (including, without limitation, copies of Contracts, Licenses, Benefit Plans and other Books and Records) concerning the Shares, the Business, the Assets, the Included Liabilities and Company as Purchaser or any of such Representatives reasonably may request in connection with such investigation. Without limiting the generality of the foregoing, Purchaser shall have the right to designate one or more Representatives to access and observe the Business and its operations at all times during normal business hours.

(b)          The Seller Parties will deliver to Purchaser promptly after they become available and in any case within fifteen (15) days after the end of each calendar month, an unaudited balance sheet of Company as of the end of such month and unaudited statements of income of Company for the one (1) month period then ending and the period since September 30, 2012. Such balance sheets and statements of income shall be consistent with GAAP (except for the exclusion of footnote disclosures and subject to year end audit adjustments made in accordance with GAAP). All such balance sheets and statements of income shall be prepared in good faith, consistent with prior periods and derived from the Books and Records of Company.

(c)          The Seller Parties will deliver to Purchaser monthly reports setting forth all hirings of, terminations of and resignations by any Employees of Company, which reports shall specify (i) the age, gender and race (if known) of each such Employee; (ii) the date of termination or resignation; and (iii) the stated reason or cause (if known) for such termination or resignation.

(d)          As promptly as practicable, the Seller Parties will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses relating to the Business or Company as may be prepared or received by Company, or as Purchaser may otherwise reasonably request.

(e)          Prior to Closing, the Seller Parties shall permit and hereby grant the right to Purchaser to enter upon, inspect and examine, the Real Property and other Assets and to have such inspections thereof performed as Purchaser shall desire, as determined in Purchaser’s sole discretion, including, without limitation, inspections, tests and assessments pertaining to environmental matters, title, survey, zoning, land use, the physical condition of the Real Property and Improvements including structural and roof inspections, engineering studies, and otherwise do that which is necessary or desirable to determine the condition of the Real Property, the Assets and/or any part thereof and to make all necessary or desirable tests of the Real Property, the Assets and/or any part thereof including but not limited to, environmental assessments of the Real Property (the “Inspections”). Purchaser shall pay for all costs and expenses of the Inspections (excepting therefrom the Surveys).

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(f)          As promptly as practicable, the Seller Parties will deliver copies of all governmental License applications and other filings made by Company in connection with the operation of the Business or otherwise after the date hereof and before the Closing Date with any Governmental or Regulatory Authority.

(g)          Notwithstanding anything contained in this Agreement or any other Ancillary Agreement, if at any time on or prior to the Due Diligence Termination Date, Purchaser is not satisfied with the Real Property, the other Assets, the Business, the Shares, the Excluded Liabilities or the Included Liabilities for any reason whatsoever, Purchaser may, in its sole and absolute discretion, terminate this Agreement by written notice to Seller, provided such notice is received by Seller on or prior to the Due Diligence Termination Date, whereupon the Deposit shall be refunded to Purchaser by the Escrow Agent. Upon any such termination, neither Purchaser nor any of its Representatives shall have any Liability or obligation whatsoever to any party hereto or any other Person under or pursuant to this Agreement, any of the Ancillary Agreements or applicable Law.

4.04         Conduct of Business. Seller shall cause Company to (and Company agrees that it will) conduct and operate the Business only in the Ordinary Course of Business. In addition, from the Effective Date through and including the Closing Date, Seller shall cause Company to (and Company agrees that it will):

(a)          preserve and maintain all Licenses, including all Gaming Licenses;

(b)          preserve the goodwill of those suppliers and customers having material business relationships with Company and the Business;

(c)          to the extent available, maintain policies of insurance with substantially the same insurance coverage as exists as of the Effective Date against loss or damage to the Assets and as regulated by applicable Law;

(d)          maintain the Assets, in the aggregate, in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, and except for Tangible Personal Property disposed of, sold or consumed in the Ordinary Course of Business; and

(e)          maintain at all times reserves for working capital, capital improvement, replacements and/or contingencies to the extent, and in the amounts, required by all applicable Laws.

4.05         Employee Matters.

(a)          Seller shall cause Company to (and Company agrees that it will) administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller shall cause Company to (and Company agrees that it will) promptly notify Purchaser in writing of each receipt by Company (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

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(b)          Seller shall cause Company to (and Company agrees that it will) fully comply with all Laws governing and/or regulating the termination of the employment relationship and satisfy all obligations arising on or prior to the Closing as an employer, including, without limitation, those imposed by the WARN Act, ERISA, COBRA, IRCA, OSHA, Title VII, the NLRA and any state or Federal law and/or regulation regulating wages, hours and/or working conditions of current and/or former employees, including, without limitation, applicants, retirees and those who in the future could be classified as such. The Seller Parties will deliver any and all appropriate notices required under the WARN Act no later than five (5) days after the date of this Agreement (or such other date as Purchaser shall approve in its sole and absolute discretion).

4.06         Certain Restrictions. From the Effective Date through and including the Closing Date, Seller shall cause Company to not (and Company agrees that it shall not) and, with respect to the provisions of Section 4.06(o), each of the Seller Parties shall not:

(a)          acquire or dispose of, or create any Lien other than a Permitted Lien on, any Assets or waive, cancel, compromise or release any rights;

(b)          engage in any merger or other business combination;

(c)          enter into, amend, modify, terminate (partially or completely), grant any waiver under or give any consent with respect to any Included Contract or any other Contract, except in the Ordinary Course of Business, without Purchaser’s prior written consent;

(d)          enter into, amend, replace, modify, supplement, terminate (partially or completely), grant any waiver under or give any consent with respect to any Approved Gaming Contract or the Union Agreement;

(e)          violate, breach or default under, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Contract relating to the Business, the Assets or Company;

(f)          incur, purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of Company under, any Liability of or owing to Company;

(g)          engage in any transaction with any officer, director or Affiliate of Company;

(h)          except as reasonably necessary to install a sprinkler system and emergency lighting at the Miami Jai Alai Facility, as required by the City of Miami and described in Schedule 2.13(d), make capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an amount exceeding Fifty Thousand Dollars ($50,000) with respect to any one project or related projects or in an amount exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any twelve (12) month period;

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(i)          materially increase the salary, bonus or other compensation of any Employees of Company, as applicable, other than pursuant to bonus plans that have been approved prior to the Effective Date and increases pursuant to employment agreements entered into prior to the Effective Date;

(j)          amend its articles of incorporation or bylaws or adopt any corporate action in any manner that would have an adverse effect on any of the transactions contemplated hereby;

(k)          fail to preserve intact the existing relationships with its suppliers, customers and Employees and others with whom Company has business relationships, and Seller shall cause Company to (and Company shall) continue marketing programs, billboard advertisements, promotions, advertising, player tournaments and events, bus programs and similar activities in the Ordinary Course of Business consistent with past practice. In that regard, Company will not curtail marketing expenditures from historic levels, and will preserve billboard leases, marketing Contracts and bus programs. In the event a billboard, marketing Contract or bus program is subject to renewal, Company will notify Purchaser and will consult with Purchaser as to whether such a Contract or program should be renewed. Seller shall cause Company to (and Company shall) permit Purchaser, in consultation and cooperation with the representatives of such entities, to contact suppliers, customers and Employees;

(l)          change any of Company’s current policies or practices relating to the extension of credit to customers or the collection from customers of receivables arising from gaming operations;

(m)          make or adopt any change in their accounting practices or policies;

(n)          make any adjustment to the Books and Records other than in respect of the conduct of Business in the Ordinary Course Business;

(o)          issue, sell, pledge, transfer, dispose of, encumber or lease, or authorize the issuance, sale, pledge, transfer, disposition or lease of, or grant of an encumbrance on, any shares of capital stock of Company of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interests, or any other ownership interest of Company, including the Shares (except to Purchaser in accordance with the provisions of this Agreement);

(p)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, of or with respect to its capital stock, partnership interests or other securities;

(q)          reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, partnership interests or other securities; or

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(r)          acquire any interest in any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions of capital or property transfer.

4.07         Delivery of Books and Records, Etc.; Removal of Property.

(a)          On the Closing Date, the Seller Parties will deliver to Purchaser all of the Books and Records and will deliver or make available to Purchaser at the location at which the Business is conducted all other Assets as are in such Person’s possession at other locations, and if at any time after the Closing, Seller discovers in its possession or under its control any other Books and Records or other Assets, it will forthwith deliver such Books and Records or other Assets to Purchaser.

(b)          Unless otherwise agreed to in writing, within sixty (60) days after the Closing Date, Seller shall remove all items of tangible Excluded Assets from the Real Property and Improvements. Such removal shall be at the sole cost and risk of Seller, including risk of loss and damage to such assets and properties. Purchaser shall have any Liability to Seller with respect to such removal and transportation. Seller shall be responsible for all repairs to the Real Property and Improvements due to any damage caused by any of them and their employees and agents in connection with the removal of such assets and properties.

4.08         No Solicitation.

(a)          Subject to Section 4.08(b), from and after the Effective Date hereof and until any termination of this Agreement, none of the Seller Parties nor any Affiliate thereof shall authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting on behalf of any of the Seller Parties or any such Affiliate to, nor shall any of the Seller Parties or any Affiliate directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party or otherwise (i) solicit, initiate, negotiate, assist, facilitate, or encourage (including by way of furnishing information about or permitting access to the Assets, Real Property and Books and Records) or take any other action to facilitate any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender or exchange offer), direct or indirect acquisition of the Shares, the Assets or the Business or similar transaction involving Company, the Shares, the Assets or the Business, other than the transactions with Purchaser contemplated by this Agreement (an “Acquisition Proposal”), (ii) engage in negotiations or discussions with any Person or group of Persons (including, without limitation, Summit or any of the Summit Lenders or any of their respective Affiliates) (a “Third Party”) concerning, or provide any non-public information to any Person or entity relating to, any Acquisition Proposal, (iii) enter into any merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring Seller or Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (iv) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation, or any restrictive provision of any applicable anti-takeover provision in either Seller Party’s articles of incorporation or bylaws, inapplicable to any transactions contemplated by an Acquisition Proposal (and, to the extent permitted thereunder, each Seller Party shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted, to any Person other than Purchaser or any of Purchaser’s Affiliates, under any such provisions), (v) continue any prior discussions or negotiations with any Third Party concerning any Acquisition Proposal or (vi) resolve or agree to do any of the foregoing. The Seller Parties shall immediately cease and promptly hereafter (but in no event later than twenty-four (24) hours after the date hereof) cause to be terminated any solicitation, discussion or negotiation with any Persons conducted heretofore by any of the Seller Parties, or any of the Seller Parties’ Representatives with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause to be returned or destroyed all confidential information provided by or on behalf of Seller or Company to such Person.

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(b)          Notwithstanding anything to the contrary contained in Section 4.08(a), if at any time following the Effective Date and prior to Seller’s receipt of the Seller Shareholder Approval (i) Seller has received a bona fide written Acquisition Proposal from a Third Party and (ii) the Seller Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or would be likely to result in a Superior Proposal, then Seller may (A) furnish information with respect to Seller and Company to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Seller Parties will not, and Seller will not allow Company to, and will instruct the Seller Parties’ Representatives not to, disclose any information to such Person without first entering into an Acceptable Confidentiality Agreement and (y) will promptly provide to Purchaser any information concerning Seller and Company provided to such other Person which was not previously provided to Purchaser.

(c)          The Seller Parties shall promptly (and in any event within 24 hours) notify Purchaser in the event that Seller, Company or any of the Seller Parties’ Representative receives (i) any Acquisition Proposal, (ii) any request for information relating to Seller or Company other than requests for information in the Ordinary Course of Business and unrelated to an Acquisition Proposal, (iii) any inquiry or request for discussions or negotiations regarding or which could reasonably be expected to result in an Acquisition Proposal; or (iv) any information, written or oral, that could be reasonably be expected to adversely affect the consummation of the Sale. The Seller Parties shall promptly (and in any event within 24 hours) provide to Purchaser a copy of such Acquisition Proposal, request or inquiry (or, where no such copy is available, a reasonable description of the material terms of such Acquisition Proposal, request or inquiry), including any modifications thereto. The Seller Parties shall keep Purchaser reasonably informed on a current basis (and in any event at Purchaser’s request and otherwise no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Acquisition Proposal, request or inquiry (including the material terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations. Without limiting the foregoing, the Seller Parties shall promptly (and in any event within 24 hours) notify Purchaser if Seller determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 4.08(b) and shall give advance written notice of at least five (5) Business Days to Purchaser (the “Notice Period”) before effecting a Change of Recommendation relating to a Superior Proposal pursuant to clause (x) of Section 4.08(d) or terminating this Agreement pursuant to clause (y) of Section 4.08(d) (which notice shall specify the material terms and conditions of any such Superior Proposal, including the identity of the Person making such Superior Proposal).

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(d)          Notwithstanding anything to the contrary contained in Section 4.08(a), if Seller receives an Acquisition Proposal which the Seller Board concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, the Seller Board may, at any time prior to Seller’s receipt of the Seller Shareholder Approval (x) effect a Change of Recommendation with respect to such Superior Proposal, or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, in each case so long as it has determined in good faith after consultation with outside counsel and after giving due consideration to all adjustments to the terms of this Agreement which may be offered by Purchaser, that such action would be required by its fiduciary duties to the shareholders of Seller under applicable Law; provided, however, that the Seller Board may not effect a Change of Recommendation relating to a Superior Proposal pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless Seller shall have negotiated, and shall have caused its Representatives (including members of the Seller Board and its advisors) to negotiate during the Notice Period with Purchaser in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

(e)          Nothing contained in this Section 4.08 shall prohibit the Seller Board from (i) taking and disclosing to the shareholders of Seller a position contemplated by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if the Seller Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the shareholders of Seller under applicable Law; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation to its shareholders in favor of approval of this Agreement shall be deemed to be a Change of Recommendation.

4.09         Fulfillment of Conditions. Each of the Seller Parties, as applicable, (a) will execute and deliver at the Closing each Ancillary Agreement, certificate, document and instrument that it is hereby required to execute and deliver as a condition to Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of Purchaser contained in this Agreement and (ii) to consummate all of the transactions contemplated by this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of any of the Seller Parties or Purchaser contained in this Agreement.

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4.10         Noncompetition.

(a)          Seller will, for a period of three (3) years from the Closing Date (provided that with respect to the confidentiality obligations set forth in Section 4.10(a)(ii) below, Seller’s obligation hereunder shall continue indefinitely), refrain from, either alone or in conjunction with any other Person, or directly or indirectly through any of their present or future Affiliates:

(i)          causing or attempting to cause (A) any client, customer or supplier of the Business or Company to terminate or materially reduce its business with Company or Purchaser; or (B) any officer, Employee or consultant of Company, Purchaser or any of their Affiliates to resign or sever a relationship with Company, Purchaser or any of their Affiliates;

(ii)         disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information or proprietary information relating to the Business, Company or any client, customer or supplier of the Business, Company; or

(iii)        directly or indirectly, engaging, or participating in, or having any interest as a shareholder, partner, joint venturer, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity (other than through the ownership of 5% or less of any class of securities registered under the Exchange Act, as amended), or having any other direct or indirect financial interest in or in connection with, the business or operations of any business, firm, person, partnership, corporation, enterprise or concern, which owns or operates a jai alai facility within a 100 mile radius of Miami-Dade County, Florida, St. Lucie County, Florida or Hillsborough County, Florida.

(b)          For a period of three (3) years following the Closing, Seller shall not, directly or indirectly, solicit, induce or encourage any employee or consultant or group of employees or consultants who are then employed or retained by Company or Purchaser or any of their Affiliates to leave the faithful employment of or terminate consultation with any of Company, Purchaser or any of their Affiliates.

(c)          The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction. If any of the covenants contained in this Section 4.10, or any part thereof, is held to be unenforceable because of the duration of such provisions or the area covered thereby, Seller agrees that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Section 4.10 upon the courts of any Florida court within the geographical scope of such covenants. The parties acknowledge and agree that on and after the Closing, Purchaser shall be deemed to become the owner of the confidential information and proprietary information described in the Letter of Intent as it relates to the Assets or the Business owned by Company.

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(d)          The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section 4.10 would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained. Seller acknowledges and agrees that the scope and duration of the provisions of this Section 4.10 are reasonable in all respects.

4.11         Notice and Cure. Each Seller Party will notify Purchaser in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, promptly after it becomes known to it, occurring after the date of this Agreement that causes any covenant or agreement of any Seller Party under this Agreement to be breached or that renders untrue any representation or warranty of any Seller Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice or update given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit (i) Purchaser’s rights and remedies against any Seller Parties with respect to such breach or inaccuracy nor (ii) any Purchaser Indemnified Party’s right to seek indemnity under Article XI.

4.12         Employees. Following the issuance of the press release announcing the existence of this Agreement and the transactions contemplated herein, the Seller Parties and Purchaser shall hold joint meetings with all Employees to provide preliminary information relating to this transaction, and thereafter, the Seller Parties shall provide Purchaser with access to all Employees upon the terms and conditions set forth in this Agreement. Prior to the date of such joint meeting with all Employees, Purchaser shall be entitled to conduct one-on-one meetings with select employees employed by Company in connection with the Business on or after the date of this Agreement at such times as Purchaser shall reasonably request, and at such location in Miami, Florida and Ft. Pierce, Florida as shall be reasonably acceptable to Purchaser and Company. In connection therewith, the Seller Parties shall provide Purchaser with access to complete personnel files of all employees employed by Company on or after the date of this Agreement provided such access and disclosure does not violate any Laws. Following the issuance of the press release discussed above, the parties may mutually agree that Company provide Purchaser with space at the Real Property upon which Purchaser may establish an information center to be staffed and equipped by Purchaser at its sole cost and expense. Purchaser shall also be entitled to make general distributions to all Employees of newsletters, company brochures and other information relating to this transaction and their operations and the operations of their Affiliates. Such distributions may include distributions through the information center or by direct mail to the Employees. Within ten (10) days prior to the Closing, Purchaser shall provide Company (i) a written list of all Employees of Company that Purchaser intends for Company, as applicable, to continue to employ immediately after the Closing (collectively, the “Continuing Employees”); and (ii) a written list of all Employees that Purchaser does not intend for Company, as applicable, to retain as of the Closing (collectively, the “Affected Employees”), and the parties agree that Purchaser may cause Company at or immediately following the Closing, to terminate all existing employment agreements or arrangements with the Affected Employees effective on or immediately following the Closing, and Seller shall be liable for all severance, vacation pay, and accrued compensation relating to such terminated Employees. While it is the current intention of Purchaser to cause Company to continue to employ the Continuing Employees on an at-will basis following the Closing, the parties acknowledge and agree that Purchaser and Company have and retain the right to terminate any such Continuing Employee at any time at or after the Closing. Seller shall not interfere or compete with Company or Purchaser with respect to the employment of any Employee by Company or Purchaser after the Closing, and shall cooperate with Company or Purchaser with respect to the employment of Employees by Company or Purchaser. The Seller Parties represent and warrant that except pursuant to the Player Contracts and the Union Agreement, no Contract restricts the ability of Company to terminate the employment of the Affected Employees and no such termination will result in any Liability for severance, vacation pay or other compensation under any Contract or arrangement.

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4.13         Transition Cooperation. It is the intention of Purchaser that Purchaser be in a position to operate Company and the Business immediately following the Closing. Seller agrees to cooperate with Purchaser to effect the orderly transition at Closing from Company’s accounting, payroll, human resources, general ledger, point of sale and similar information technology/information systems to those of Purchaser. In that regard, each of the Seller Parties agrees to cooperate with Purchaser prior to Closing in effecting such system conversions including any necessary testing, installations, runthroughs, data input and the like on Purchaser’s communications equipment, human resources, data lines, information technology/information, network, inventory, accounts receivable, payroll and any other systems or networks to effect a smooth transition of the Business as of the Closing.

4.14         Conveyance of Portions of the Real Property. Seller further covenants that on or before the Closing, it shall cause the portions of the Real Property that are currently owned by Seller (as indicated on Schedule 2.13(a)) to be conveyed to Company.

ARTICLE V

COVENANTS OF Purchaser

Purchaser covenants and agrees with the Seller Parties that, at all times from and after the date hereof until the Closing, it will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

5.01         Regulatory and Other Approvals. Purchaser will as promptly as practicable, at its sole cost and expense:

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(a)          take all commercially reasonable steps necessary or desirable to obtain all consents, approvals, actions, orders or authorizations of, or make all registrations, declarations or filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Ancillary Agreements, including without limitation, promptly but no more than ten (10) days after the later to occur of (1) the Effective Date, or (2) the date on which the applicable Seller Parties provide to Purchaser all information, documentation, plans and other items that are required under applicable Law to be submitted by such Seller Parties, file any and all applications with the Division of Pari-Mutuel Wagering (jointly, with the Seller Parties, if necessary) that may be necessary or reasonably required of Purchaser to obtain all Gaming License Approvals;

(b)          provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith; and

(c)          provide reasonable cooperation to the Seller Parties in connection with the performance of their obligations under Section 4.01(a) and Section 4.02 above.

(d)          Purchaser will provide, or cause to be provided, notification to the Seller Parties when any such consent, approval, action, order, authorization, registration, declaration, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Seller Parties of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

5.02         HSR Filings. In addition to and not in limitation of Purchaser’s covenants contained in Section 5.01 above, Purchaser will (a) take promptly all actions necessary to make the filings required of it or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by it or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with the Seller Parties in connection with Seller Parties’ filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

5.03         Fulfillment of Conditions. Purchaser (a) will execute and deliver at the Closing each Ancillary Agreement, certificate, document and instrument that it is hereby required to execute and deliver as a condition to the Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of the Seller Parties contained in this Agreement, and (ii) to consummate all of the transactions contemplated in this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of any of the Seller Parties or Purchaser contained in this Agreement.

5.04         Employees. Purchaser agrees to cause Company to continue the employment of a certain amount of Employees of Company at the Closing so that a WARN Act notification shall not be required to be issued by Company. The Seller Parties shall (or shall cause Company to) provide to Purchaser, (i) within twenty (20) days but no later than ten (10) days prior to the Closing; and (ii) on the Closing Date, a list of all full time employees (as such term is defined under the WARN Act) of Company whose employment have been terminated during the ninety (90) day period prior to each such date.

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ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder to purchase the Shares and to consummate the transactions contemplated hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

6.01         Representations and Warranties. All of the representations and warranties made by any one or more of the Seller Parties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been true and correct as of the Effective Date (except that those representations and warranties that address matters only as of a specified date shall be true and correct in all respects as of that specified date), and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date. Purchaser shall have received a certificate executed by an executive officer of Seller and by an executive officer of Company, to such effect.

6.02         Performance. Each of the Seller Parties shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it, at or before the Closing (including, without limitation, the delivery by the Seller Parties of all of the documents and other instruments required to be so delivered at the Closing), and Purchaser shall have received a certificate executed by an executive officer of Seller and by an executive officer of Company, to such effect.

6.03         Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Ancillary Agreements to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment or promulgation of any such Law or which could reasonably be deemed applicable to Purchaser or the transactions contemplated by this Agreement or any of the Ancillary Agreements.

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6.04         Regulatory Consents and Approvals. All consents, approvals, actions, orders or authorizations of, all registrations, declarations or filings with and all notices to any Governmental or Regulatory Authority necessary to permit Purchaser and each of the Seller Parties to perform their respective obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, shall be in form and substance satisfactory to Purchaser in its sole and absolute discretion, shall be in full force and effect, shall not be subject to any condition that has not been satisfied or waived and not subject to any condition or contingency and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including under the HSR Act, shall have occurred. Without limiting the generality of the foregoing, Purchaser shall have received evidence, satisfactory to Purchaser in its sole and absolute discretion, of the issuance of all consents, approvals, actions, orders or authorizations (or in lieu thereof waivers) under Gaming Laws described in Section 4.01(a) or Section 5.01(a) (which include the Gaming License Approvals), and evidence of effectiveness of each Gaming License as of the Closing Date. As of the Closing Date, each of Company’s Gaming Licenses, including the Slot Machine Licenses, shall be valid and binding, Company shall not be in default under Company’ Gaming Licenses, including the Slot Machine Licenses, there shall be no revocation proceedings by any Governmental or Regulatory Authority pending regarding Company’s Gaming Licenses, including the Slot Machine Licenses, and nothing shall have occurred that would give rise to any such revocation.

6.05         Consents. (i) The consents (or in lieu thereof waivers) listed in Schedule 6.05 of the Seller Disclosure Schedule, and (ii) all other consents (or in lieu thereof waivers) to the performance by Purchaser or the Seller Parties of their obligations under this Agreement and the Ancillary Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which any such Person is a party or by which any of their respective assets and properties are bound (a) shall have been obtained, (b) shall be in form and substance satisfactory to Purchaser in its sole and absolute discretion, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, (d) shall be on terms no less favorable to Purchaser than the existing terms, and (e) shall be in full force and effect.

6.06         Seller Shareholder Approval. The Seller Shareholder Approval shall have been received, and, to the extent required, this Agreement shall have been adopted and, to the extent required, the Sale and the other transactions contemplated under this Agreement shall have been approved, by Seller’s Shareholders in accordance with any other applicable Law and the organizational and governing documents of Seller.

6.07         Opinion of Counsel. Purchaser shall have received the opinion of Frost Brown Todd LLC, counsel to the Seller Parties, dated as of the Closing Date, in form and substance acceptable to Purchaser and its counsel.

6.08         Absence of Changes. From the Effective Date through the Closing Date, (i) there shall have been no Material Adverse Change, or any event or development, which individually or together with other such events, could be reasonably expected to result in a Material Adverse Change, and (ii) none of the Assets shall have been damaged or destroyed by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) or condemned or appropriated. The Seller Parties shall have delivered to Purchaser a certificate to that effect, dated the Closing Date and duly signed by an executive officer of Seller and an executive officer of Company.

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6.09         Title Insurance. Purchaser shall have received the Fee Title Policy in accordance with Article IX hereof or a commitment to provide such policy in a form and with terms satisfactory to Purchaser.

6.10         FIRPTA Certificate. Purchaser shall have received from Seller an affidavit (the “FIRPTA Affidavit”) in the form required by the Treasury Regulations issued pursuant to Section 1445 of the Code. Notwithstanding anything to the contrary set forth herein, if Seller fails to provide Purchaser with such affidavit, Purchaser shall be entitled to waive the requirement above for a FIRPTA Affidavit and withhold the requisite amounts from the Purchase Price payments in accordance with Section 1445 of the Code.

6.11         Employment Agreements. William B. Collett, Jr. shall have entered into an employment agreement with the Company, effective as of the Closing, in form and substance consistent with the terms set forth in the letter agreement dated as of October, 2012 between William B. Collett, Jr. and Silvermark LLC and acceptable to the Purchaser (“Collett Employment Agreement”). Daniel Licciardi shall have entered into an employment agreement with Company, effective as of the Closing, in form and substance consistent with the terms set forth in the letter agreement dated as of October, 2012 between Daniel Licciardi and Silvermark LLC and acceptable to Purchaser (“Licciardi Employment Agreement”; and together with the Collett Employment Agreement, the “Employment Agreements”).

6.12         No Claim Regarding Shares or Sales Proceeds. There shall not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any shares of stock of, or any other voting, equity, or ownership interest in, Company, or (b) is entitled to all or any portion of the Purchase Price. Purchaser shall have received a certificate executed by an executive officer of Seller and by an executive officer of Company, to such effect.

6.13         Payoff Letters, Estoppel Certificates and Pre-Closing Releases. The Seller Parties shall have delivered to Purchaser the payoff letters, Estoppel Certificates and Pre-Closing Releases, executed by or on behalf of all of the Creditors, beneficiaries, other contract parties and claimants under the agreements, guaranties, instruments, proceedings and claims described in Section 1.04(b) and Section 1.04(c).

6.14         Resignations and Company Releases. The officers and directors of Company, including William B. Collett, Sr., William B. Collett, Jr. and Daniel Licciardi, shall have resigned, effective at the Closing and subject to the condition that the Closing shall occur, from positions as officers, directors and/or Receiver, as applicable, and from any other position which such Persons may hold in Company (and the Seller Parties shall have delivered evidence of such resignations to Purchaser). At the Closing, Company, shall have no Liabilities to such officers, directors and Receiver, to any of its former officers or directors, or to Seller or any of its Affiliates, and each of the officers and directors of Company and/or Seller and each Affiliate shall have executed and delivered to Company and Purchaser a release in the form and substance satisfactory to Purchaser (each, a “Company Release” and collectively, the “Company Releases”). Without limiting the foregoing, Company and each of William B. Collett, Sr., William B. Collett, Jr. and Daniel Licciardi shall have terminated any and all employment agreements that each such Person may have with Company, and each such Person shall have released Company from any and all Liability and obligations under such agreements.

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6.15         Stock Certificates; Books and Records. Seller shall have delivered to Purchaser the original certificates representing the Shares, free and clear of all Liens, together with duly executed stock powers in form and substance acceptable to Purchaser in its sole and absolute discretion. Seller shall have delivered to Purchaser the Books and Records.

6.16         Termination of the Summit Loan and Security Agreements. The Summit Pledge Agreements, the Summit Warrants, and the other Summit Loan and Security Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall have been fully satisfied, released and terminated immediately prior to the Closing without any Liability to Company or Purchaser, and Purchaser shall have received a Pre-Closing Release, satisfaction, termination agreement and/or other evidence or termination and release from the Summit Lenders in form and substance acceptable to Purchaser in its sole and absolute discretion.

6.17         Termination of MCM Agreements. The MCM Agreements and the rights and obligations of the parties thereto and the Liens arising thereunder shall have been fully satisfied, released and terminated immediately prior to the Closing without any Liability to Company or Purchaser, and Purchaser shall have received a Pre-Closing Release, satisfaction, termination agreement and/or other evidence or termination and release from MCM in form and substance acceptable to Purchaser in its sole and absolute discretion.

6.18         Title Affidavits. Seller shall deliver a title affidavit and other documentation in sufficient form and as reasonably required by the Title Insurer in order for the Title Insurer to delete all Schedule B-1 requirements and pre-printed title exceptions (except those that pertain to the new survey or updated Surveys or any tenants in possession under existing Real Property Leases at the Closing [which shall be specifically listed]).

6.19         Receivership. Company shall not be in receivership on the Closing Date, and there shall not be in effect on the Closing Date any Order or Law appointing any Receiver, custodian, trustee or liquidator of or for Company or with respect to any of its Assets (and the Seller Parties shall have delivered to Purchaser evidence of the termination of the Receivership Order and the removal of any Receiver, each in form and substance acceptable to Purchaser in its sole and absolute discretion).

6.20         Court Authorization Order. The Court shall have issued the Court Authorization Order, and such Order shall not have been terminated or revoked.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

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7.01         Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties that address matters only as of a specified date shall be true and correct in all material respects as of that specified date). Seller shall have received a certificate executed by an executive officer of Purchaser to such effect.

7.02         Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing, and Seller shall have received a certificate executed by an executive officer of Purchaser to such effect.

7.03         Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

7.04         Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and each of the Seller Parties to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby, shall have been duly obtained, made or given, and shall be in full force and effect and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including under the HSR Act, shall have occurred.

7.05         Seller Shareholder Approval. This Agreement shall have been adopted and, to the extent required, the Sale and the other transactions contemplated under this Agreement shall have been approved, by Seller’s Shareholders in accordance with the DGCL, any other applicable Law and the governing documents of Seller.

ARTICLE VIII

TAX MATTERS AND POST-CLOSING TAXES

8.01         Transfer Taxes. Seller shall pay all of the sales, use, value added, transfer, stamp, documentary, registration, recording, stock transfer and other similar taxes and fees (including taxes relating to income or gains realized by Seller, which shall be solely payable by Seller) in connection with the transactions contemplated hereby (collectively, “Transfer Taxes”), and shall indemnify, defend, and hold harmless Purchaser and Company with respect to such Transfer Taxes. At Purchaser’s option, which may be exercised by Purchaser in its sole and absolute discretion, Purchaser may file all necessary documentation and Tax Returns with respect to such Transfer Taxes, together with payment of such Taxes, if applicable, provided that in such case, Seller shall furnish to Purchaser such Taxes prior to the time required for payment, and provided further that to the extent required by law, Seller will file such Tax Returns and pay such Taxes or will join in the execution of any such Tax Returns.

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8.02         Tax Indemnification.

(a)          After the Closing Date, Seller will indemnify and hold harmless each of Purchaser and Company from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating (i) to any Income Taxes of Company or Seller (including, without limitation, any Income Tax Liability that arises solely by reason of Company being severally liable for any Tax of any Federal or state or local consolidated or combined group of which it is a member pursuant to Treasury Regulation §1.1502-6 or any analogous state or local Tax provision) and (ii) to any Taxes (other than Income Taxes) subject to Section 1.05 relating to (x) the Assets or operations of the Business, or Company for all taxable periods ending before the Closing Date (“Pre-Closing Period”) and (y) that portion of any taxable period including the Closing Date that ends on or after the Closing Date (“Straddle Period”) in excess of the amount of such Taxes shown as accrued expenses on the Operations Settlement Statement.

(b)          Company will be responsible for and indemnify and hold Seller harmless against any and all liabilities with respect to Taxes relating to the Assets or operations of the Business or Company for all taxable periods beginning after the Closing Date and ending after the Closing Date (“Post-Closing Period”) other than Taxes for which Seller is responsible pursuant to Sections 1.05, 8.01 and 8.02(a) above.

8.03         Tax Cooperation. After the Closing Date, Seller will cooperate with Purchaser and Company, and Company and Purchaser will cooperate with Seller, in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information the other so requests (as such records or other information relates to such party’s respective Tax Return), and will provide access to, and the cooperation of its auditors. Seller will cooperate with Purchaser and Company, and Company and Purchaser will cooperate with Seller, in connection with any Tax investigation, audit or other proceeding. Without limiting the generality of the foregoing, the parties agree as follows:

(a)          If Purchaser determines to make the Section 338(h)(10 Election, the Seller will prepare and file, or cause to be prepared and filed, Tax Returns for Income Tax of Company with respect to any Pre-Closing Period. In order to assist Seller in the preparation of all Tax Returns for Income Tax of Company that Seller is required to prepare, Purchaser will prepare (or cause Company to prepare in accordance with prior practices) and deliver to Seller, as soon as reasonably practical after their receipt of a request therefor from Seller, all data (including but not limited to the annual tax reporting package) regarding Company, reasonably requested by Seller, that is necessary to prepare any Tax Returns for Income Tax of Company and properly report the operations of Company thereon.

(b)          Purchaser will prepare and file, or cause Company to prepare and file, all Tax Returns for Income Tax of Company due after the Closing Date for Straddle Periods.

(c)          Purchaser will prepare and file, or cause Company to prepare and file, all Tax Returns for the Income Tax of Company with respect to any Post-Closing Period.

(d)          Except as otherwise provided for in this Agreement, no party shall make an election with respect to Taxes on any Tax Return to be prepared and filed by a party in accordance with Section 2.09 or this Section 8.03, without the consent of the other party, if the making of such election would, or could, have an adverse effect on the other party.

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8.04         Notification of Proceedings; Control. Seller shall have the right to control any audit or examination relating to Taxes for which Seller is solely responsible pursuant to Section 8.02 by any taxing authority, including without limitation, the right to contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes for which Seller are solely responsible pursuant to Section 8.02. Seller shall promptly inform Purchaser of, and permit the participation of Purchaser in, any actions referred to in this Section 8.04 which could affect the Assets or the Business or Company, and will not take any such action without the prior written consent of Purchaser. In addition, Seller shall promptly inform Purchaser of, and permit the participation of Purchaser and Company in, any proceedings referred to in this Section 8.04, and will not consent to the settlement or final determination in such proceeding without the prior written consent of Purchaser and Company.

ARTICLE IX

TITLE INSURANCE

9.01         Title Commitment. Before the Due Diligence Termination Date, Purchaser will obtain (and deliver a copy to Seller of), at Purchaser’s expense, a title insurance commitment (the “Title Commitment”) issued by a title insurance company authorized to transact business in the State of Florida (the “Title Insurer”), committing to insure the title to the Real Property and Improvements in the amount determined by Purchaser and subject to the Schedule B-2 exceptions therein (the “Exceptions”), upon satisfaction of the Schedule B-1 requirements therein. Purchaser will have until the Due Diligence Termination Date, to examine the Title Commitment. It is a condition of Purchaser’s obligation to close and pay to Seller the Purchase Price that title to the Real Property and Improvements is marketable and insurable subject only to: (i) real property taxes and assessments for the year in which the Closing occurs, which shall be prorated as provided for herein, and for subsequent years, (ii) zoning and other regulatory laws and ordinances affecting the Real Property, (iii) those Exceptions accepted by Purchaser pursuant to this Section 9.01 (collectively, the “Permitted Exceptions”). If Purchaser determines, in its sole and absolute discretion, that any Exception is unacceptable, Purchaser will notify Seller in writing on or before the Due Diligence Termination Date of Purchaser’s objections (the “Objection Notice”). If Purchaser timely delivers the Objection Notice to Seller, Seller will use reasonable good faith efforts to cure the title matters described in the Objection Notice prior to Closing. In the event that Seller, using reasonable good faith efforts, is unable to cure the title matters described in the Objection Notice prior to Closing, then Purchaser shall have the option of either (x) proceeding to Closing and accepting title to the Property “as is”, without diminution in the Purchase Price, or (y) terminating this Agreement by written notice to Seller, in which event this Agreement shall be cancelled, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations to each other with respect to the matters contained in this Agreement, except for those matters which survive the termination of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, at the Closing, Seller shall be obligated to: (a) discharge, satisfy and/or caused to be dismissed, as applicable, either at or before Closing, all Liens, including, without limitation, mortgages, construction Liens, Notices of Commencement, Tax Liens, and the Summit Actions; (b) remove or cause to be cured or discharged any Exception that was caused by the negligent or intentional act of any of the Seller Parties or an Affiliate of any Seller Party (including any Additional Title Defects shown on any Updated Survey pursuant to Section 9.05 below), it being agreed by Seller that the creation of any such Exceptions shall be prohibited by the terms of this Agreement; (c) cause all Schedule B-1 Requirements set forth in the Title Commitment to be satisfied, except for those pertaining to Purchaser, any Tenants in possession of the Real Property pursuant to their Real Property Leases; and (d) cause all pre-printed exceptions set forth in Schedule B-II of the Title Commitment to be deleted.

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9.02         Updated Title Commitment. On or before the Closing, Purchaser will have the right, from time to time, to obtain (and deliver to Seller a copy of) an endorsement bringing the effective date of the Title Commitment forward to the most current date available (the “Updated Commitment”). If the Updated Commitment discloses any matters that are not Permitted Exceptions (“Additional Title Defects”), then Purchaser shall have the right to object to such Additional Title Defects by providing written notice of same to Seller, within the earlier of (i) ten (10) Business Days after receipt of such Updated Commitment or (ii) the Closing Date. If Purchaser timely delivers notice of such Additional Title Defects to Seller, Seller will use reasonable good faith efforts to cure such Additional Title Defects prior to Closing; provided that Purchaser, as determined in it sole and absolute discretion, shall have the right, from time to time, to extend the Closing for a period not longer than 150 days in order for Seller to cure such Additional Title Defects. In the event that Seller, using reasonable good faith efforts, is unable to timely cure such Additional Title Defects, then Purchaser shall have the option of either (x) proceeding to Closing and accepting title to the Property “as is”, without diminution in the Purchase Price, or (y) terminating this Agreement by written notice to Seller, in which event this Agreement shall be cancelled, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations to each other with respect to the matters contained in this Agreement, except for those matters which survive the termination of this Agreement. Notwithstanding anything in this Section 9.02 to the contrary: (i) Seller shall be obligated to cure any Additional Title Defects to the extent provided in the last sentence of Section 9.01 above; and (ii) in the event that any Additional Title Defects are created or recorded in violation of and result in a default by Seller under the terms of this Agreement, including, without limitation, Section 9.01 above, then nothing in this Section 9.02 shall affect Purchaser’s rights or remedies with respect to such default.

9.03         Premium. Purchaser shall pay the premium for the title insurance policy issued pursuant to the Title Commitment and for all endorsements thereto.

9.04         Surveys. On or before the Due Diligence Termination Date , Purchaser, at Purchaser’s cost and expense, may order a new survey of the Real Property and the Improvements or an update to the Surveys, which shall be certified to Purchaser, Company, the Title Insurer, and any other parties reasonably requested by Purchaser, which certification shall be in form and substance satisfactory to Purchaser. In addition, Purchaser may cause the new survey or updated Surveys to be prepared and be certified as having been prepared in accordance with “ALTA/ACSM Land Title Surveys”. To the extent that the new survey or updated Survey reflects any matter that would be considered an Exception that is unacceptable to Purchaser, as determined by Purchaser in its sole and absolute discretion, , Purchaser shall give Company an Objection Notice in accordance with the provisions of Section 9.01 on or before the Due Diligence Termination Date The Seller Parties shall respond to such Objection Notice in accordance with Section 9.01, and Purchaser shall have the same rights and remedies set forth in Section 9.01 with respect to such Exception.

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9.05         Updated Surveys. On or before the Closing, Purchaser will have the right, from time to time, to obtain (and deliver to Seller a copy of) an update of a new or previously updated survey (the “Updated Survey”). If the Updated Survey discloses any matters that are not listed on Purchaser’s prior survey, the same shall be considered Additional Title Defects and Purchaser shall have the right to object to such Additional Title Defects by providing written notice of same to Seller, within the earlier of (i) ten (10) Business Days after receipt of such Updated Survey or (ii) the Closing Date. If Purchaser timely delivers notice of such Additional Title Defects to Seller, Seller will use reasonable good faith efforts to cure such Additional Title Defects prior to Closing; provided that Purchaser, as determined in it sole and absolute discretion, shall have the right, from time to time, to extend the Closing for a period not longer than 150 days in order for Seller to cure such Additional Title Defects. In the event that Seller, using reasonable good faith efforts, is unable to timely cure such Additional Title Defects, then Purchaser shall have the option of either (x) proceeding to Closing and accepting title to the Property “as is”, without diminution in the Purchase Price, or (y) terminating this Agreement by written notice to Seller, in which event this Agreement shall be cancelled, the Deposit shall be returned to Purchaser, and neither party shall have any further obligations to each other with respect to the matters contained in this Agreement, except for those matters which survive the termination of this Agreement. Notwithstanding anything in this Section 9.05 to the contrary: (i) Seller shall be obligated to cure any such Additional Title Defects to the extent provided in the last sentence of Section 9.01 above; and (ii) in the event that any such Additional Title Defects are the result of a default by Seller under the terms of this Agreement, including, without limitation, Section 9.01 above, then nothing in this Section 9.05 shall affect Purchaser’s rights or remedies with respect to such default.

ARTICLE X

SURVIVAL; RIGHT TO RELY

10.01         Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser to investigate the Shares, Company or the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The right to indemnification, damages, payment for Losses or other remedy based on such representations, warranties, covenants, and agreements will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, damages, payment for Losses or other remedy based on such representations, warranties, covenants, and agreements. Except as otherwise provided in this Agreement, each of the representations and warranties of each of the parties contained in this Agreement will survive the Closing until the later of (i) three (3) years following the Effective Date, and (ii) one hundred eighty (180) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by such representation or warranty. Except as otherwise provided in this Agreement, each of the covenants and agreements of each of the parties contained in this Agreement will survive the Closing until the later of (i) three (3) years following the Effective Date, (ii) twelve (12) months following the last date on which such covenant or agreement is to be performed, and (iii) one hundred eighty (180) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by such agreement or covenant.

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ARTICLE XI

INDEMNIFICATION

11.01       Other Indemnification.

(a)          Subject to the other Sections of this Article XI, the Seller Parties, jointly and severally, shall, if the Closing has not occurred, and Seller shall, if the Closing has occurred, indemnify, defend, pay and reimburse the Purchaser Indemnified Parties in respect of, and hold each of them harmless for, from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach or inaccuracy of any representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of any one or more of the Seller Parties contained in this Agreement, (ii) any Excluded Liability; (iii) any Excluded Asset, (iv) operation of the Business and/or Company on or prior to Closing except for Included Liabilities; (v) any and all other Liabilities, obligations and costs of Company arising on or prior to the Closing Date (other than the Included Liabilities) and/or (vi) any and all other liabilities, obligations and costs of Company arising on or prior to the Closing Date (other than the Included Liabilities) but which are brought against Purchaser, Company, or any Affiliate of Purchaser or Company prior to, on or after the Closing Date. In addition, subject to the other Sections of this Article XI, the Seller Parties, shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless for, from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (x) the failure of Seller to transfer and/or deliver good and marketable title to the Shares, free and clear of any Liens, (y) the failure of Company to have at Closing the Gaming Licenses, including the Slot License, or (z) any claim that is asserted by any Person, to the effect that such Person (1) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any shares of stock of, or any other voting, equity, or ownership interest in, Company, or (2) is entitled to all or any portion of the Purchase Price.

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(b)          Subject to the other Sections of this Article XI, Purchaser shall indemnify Seller Indemnified Parties in respect of, and hold each of them harmless for, from and against any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement, or (ii) an Included Liability.

(c)          The remedies provided in this Section 11.01 will not be exclusive of or limit any other remedies that may be available to any Indemnified Party.

11.02       Method of Asserting Claim. All claims for indemnification by any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

(a)          In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, Purchaser, Company, or any Affiliate of Seller, Purchaser or Company (a “Third Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its Liability to the Indemnified Party under Section 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

  (i)          If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its Liability to the Indemnified Party under Section 11.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnifying Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 11.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party waives its right to indemnity under Section 11.01 with respect to such Third Party Claim and the Indemnifying Party is not named as a party to such Third Party Claim. The Indemnified Party may retain separate counsel to represent it in any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.02(a)(i), and the Indemnified Party will bear its own Costs and Expenses with respect to such separate counsel except that the Indemnifying Party will pay the all Costs and Expenses of such separate counsel if (A) in the Indemnified Party’s judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (B) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines, based on advice of counsel, that defenses may be available to it that may not be available to the Indemnifying Party. Notwithstanding anything in this Section 11.02(a)(i) to the contrary, the Indemnifying Party shall not have the right to retain, assume, take over or otherwise control any defense or settlement of a Third Party Claim that (A) involves a claim or claims to which the Indemnified Party reasonably believes will individually or in the aggregate (i) result in a material adverse effect on the Indemnified Party’s business, liabilities, financial condition, gaming licenses, operations or results of operations (if the Indemnified Party is a Purchaser Indemnified Party), or (ii) result in a Material Adverse Change (if the Indemnified Party is Company), (B) seeks solely non-monetary relief from the Indemnified Party, (C) involves criminal allegations with respect to the Indemnified Party, or (D) is one in which the Indemnifying Party is also a party and joint representation would result in a conflict of interests or as to the principal allegations there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.

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(ii)         If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party is deemed not eligible to defend the Third Party Claim under any of the circumstances described in Section 11.02(a)(i), then the Indemnified Party will have the right to defend, at the sole Cost and Expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole Cost and Expense of the Indemnifying Party, reasonably cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own Costs and Expenses with respect to such participation.

(iii)        If the Indemnifying Party notifies the Indemnified Party that it does not dispute its Liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its Liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a Liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the determination thereof.

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(b)          In the event any Indemnified Party has a claim under Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party; provided that the failure by any Indemnified Party to give such Indemnity Notice shall not impair such party’s rights hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the determination thereof.

11.03       Indemnification Escrow.         Upon notice to Seller, Purchaser may give one or more Claim Notices or Indemnity Notices under the Indemnification Escrow Agreement with respect to any amount or amounts to which Purchaser or any Purchaser Indemnified Party may be entitled under this Article XI. Neither the exercise of nor the failure to give a Claim Notice or Indemnity Notice under the Indemnification Escrow Agreement will constitute an election of remedies or limit any Indemnified Party in any manner in the enforcement of any other remedies that may be available to it.

11.04       No Contribution by Company Post-Closing; No Obligation to Company Post-Closing.

(a)          Notwithstanding anything contained in this Agreement or any of the Ancillary Agreements to the contrary, in the event that the Closing occurs, Company shall have no liability for contribution or otherwise to Seller based on any covenant, obligation, representation or warranty made under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof), and Seller hereby irrevocably releases and waives any right to contribution or any other rights it may have against Company as a result of any covenant, obligation, representation or warranty made by Company under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof) or as a result of Seller’s agreement to indemnify the Purchaser Indemnified Parties under this Agreement or any of the Ancillary Agreements, and Seller hereby irrevocably releases Company from any and all such Liabilities.

(b)          Furthermore, notwithstanding anything contained in this Agreement or any of the Ancillary Agreements to the contrary, in the event that the Closing occurs, Purchaser shall have no Liability or Obligation to Company based on any covenant, obligation, representation or warranty made under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof), and Company hereby irrevocably releases and waives any right it may have against Purchaser as a result of any covenant, obligation, representation or warranty made by Purchaser under this Agreement or any of the Ancillary Agreements (including without limitation as a result of any inaccuracy or breach thereof) or as a result of Purchaser’s agreement to indemnify the Seller Indemnified Parties under this Agreement or any of the Ancillary Agreements, and Company hereby irrevocably releases Purchaser from any and all such Liabilities.

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ARTICLE XII

TERMINATION

12.01       Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)          at any time before the Closing, by mutual written agreement of the Seller Parties, on the one hand, and Purchaser, on the other; or

(b)          at any time before the Closing, by Purchaser, on the one hand, or the Seller Parties, on the other hand, in the event that any (i) final non-appealable Order of any Governmental or Regulatory Authority, or (ii) Law becomes effective, in either case restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, upon notification by the terminating party to the non-terminating party provided that the terminating party is not then in material breach of this Agreement and, with respect to any Order described in clause (i) above, such Order shall not have been initiated or caused, in whole or in part, by the terminating party; or

(c)          at any time before the Closing, by the Seller Parties, on the one hand, or Purchaser, on the other, (i) in the event of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within twenty (20) Business Days following notification thereof by the terminating party, or (ii) upon notification by the terminating party to the non-terminating party, if any of the conditions to the terminating party’s obligations under this Agreement as set forth in Article VI shall not have been fulfilled on or before 11:59 P.M., E.T. on April 30, 2013 (or such later date as the parties may agree upon in writing) (the “Expiration Time”), or if any of such conditions will be impossible or impracticable, with the use of commercially reasonable efforts, to be fulfilled by the Expiration Time if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

(d)          at any time after the Expiration Time, by the Seller Parties, on the one hand, or Purchaser, on the other, upon notification by the terminating party to the non-terminating party, if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

(e)          at any time before the Closing by Purchaser in the event that any of the Gaming Licenses has been cancelled, terminated, suspended or modified in any material respect; or

(f)          by Purchaser, at any time prior to receipt of the Seller Shareholder Approval if (i) a Change of Recommendation shall have occurred (whether or not in compliance with Section 4.08), (ii) Seller shall have breached any of its obligations set forth in Section 4.08 or otherwise shall have determined to accept a Superior Proposal, (iii) Seller shall have failed to include the Seller Board Recommendation in the Proxy Statement that is mailed to shareholders in accordance herewith, or (iv) Seller or the Seller Board (or any committee thereof) shall publicly propose to do any of the foregoing; or

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(g)          by Seller, subject to and in accordance with the provisions of Section 4.08(d); or

(h)          by Purchaser, at any time before the Closing, in the event that Seller or Company enters into a definitive agreement relating to an Acquisition Proposal or consummates the transactions contemplated by such Acquisition Proposal; or

(i)          at any time on or before the Due Diligence Termination Date by Purchaser pursuant to the provisions of Section 4.03(g); or

(j)          at any time on or before the Due Diligence Termination Date by Purchaser pursuant to the provisions of Section 1.01(b); or

(k)          by Purchaser, at any time before the Closing, in the event that any or all of the Summit Lenders foreclose or otherwise realize upon their mortgage or security interest in any or all of the Assets and/or the Shares.

12.02       Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01 above, then, except as set forth in this Section 12.02, this Agreement will forthwith become null and void and neither the Seller Parties nor Purchaser (nor any of their respective officers, directors, employees, agents or other Representatives or Affiliates) shall have any Liability or further obligation under this Agreement, except that the provisions of Article XIV and any other provision of this Agreement which specifically provides that it will survive termination will continue to apply in accordance with their terms following any such termination. Notwithstanding any other provision in this Agreement to the contrary, (i) upon termination of this Agreement pursuant to clauses (b), (c), (d), (e), (f), (g), (h), (j) or (k) of Section 12.01 above, the Seller Parties, jointly and severally, will remain liable to Purchaser for any breach of this Agreement by any of the Seller Parties existing at the time of such termination, and (ii) upon termination of this Agreement pursuant to clauses (b), (c) or (d) of Section 12.01 above, Purchaser will remain liable to the Seller Parties for any breach of this Agreement by Purchaser existing at the time of such termination, and the Seller Parties or Purchaser, as the case may be, may seek such remedies, including damages and Costs and Expenses, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity; provided however, that to the extent that a Termination Fee is paid by the Seller Parties to Purchaser under Section 14.03(b)(i) or Section 14.03(b)(iv) hereof, then such Termination Fee shall be deemed to constitute Purchaser’s sole and exclusive remedy for damages with respect to any such breach, as liquidated damages due to the inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the parties acknowledge and agree that the amount of such Termination Fee is fair, reasonable and valid.

ARTICLE XIII

DEFINITIONS

13.01       Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

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“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality, standstill and other provisions that are no less favorable to Seller than those contained in the confidentiality agreements that are customary and reasonable for the type of transaction contemplated under the Superior Proposal.

“Accounts Receivable” has the meaning ascribed to it in the definition of “Assets” set forth below.

“Acquisition Proposal” has the meaning ascribed to it in Section 4.08.

“ACSM” means the American Congress on Surveying and Mapping.

“Actions or Proceedings” means any action, suit, investigation, proceeding, or arbitration, including but not limited to any action, suit, investigation, proceeding, or arbitration by any Governmental or Regulatory Authority.

“Additional Title Defects” has the meaning ascribed to it in Section 9.02.

“Advance Reservations” has the meaning ascribed to it in the definition of “Assets” set forth below.

“Affected Employees” has the meaning ascribed to it in Section 4.12.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

“Agreement” means this Stock Purchase Agreement and the Exhibits, the Seller Disclosure Schedule, any Purchaser disclosure schedules delivered under Article III, any other schedules hereto and the certificates delivered in accordance with Section 7.01, as the same shall be amended from time to time.

"Allocation Schedule" has the meaning set forth in Section 1.02(c)(ii).

“ALTA” means the American Land Title Association.

“Alternative Purchaser” has the meaning ascribed to it in Section 14.17(b)(iii).

“Alternative Purchaser’s Deposit” has the meaning ascribed to it in Section 14.17(b)(v)(G).

“Alternative Structure Transaction” has the meaning ascribed to it in Section14.17(a).

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“Ancillary Agreement” means each of those agreements necessary to Close this transaction, including the Joinder, the Deposit Escrow Agreement, the Indemnification Escrow Agreement, the Employment Agreements, Seller’s counsel’s legal opinion, the stock certificates, stock powers, FIRPTA Affidavit, Seller’s affidavits, releases, certificates of resolutions, organizational documents, good standing and incumbency, and such other documents, instruments, or agreements reasonably requested by any party or the Title Insurer.

“Approval Order” has the meaning ascribed to it in Section 14.17(b)(i).

“Approved Gaming Contracts” has the meaning ascribed to it in the definition of “Assets” set forth below.

“Assets” means, collectively, all of the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, and whether now existing or hereafter acquired (other than the Excluded Assets) used or held for use in connection with the Business or otherwise owned by Company, free and clear of all Liens except for Permitted Liens, including but not limited to such properties, assets and rights in the following:

(a)          The Real Property. The real property described in Schedule I of the Seller Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto (including, without limitation, any and all easements relating thereto) (the “Real Property”), together with all buildings, structures, facilities, fronton, fixtures and other improvements thereto (the “Improvements”) and all licenses, permits, approvals, entitlements, land use/zoning rights and qualifications relating to the Real Property issued to Company by any Governmental or Regulatory Authority;

(b)          Included Contracts. Subject to Section 1.06, the following contracts (collectively the “Included Contracts”): (A) each of the player contracts between Company and the Jai Alai players set forth on Schedule II of the Seller Disclosure Schedule (collectively, the “Player Contracts”); (B) the Union Agreement; (C) the Operating Agreements; and (D) such other contracts as set forth on Schedule II of the Seller Disclosure Schedule;

(c)          Tangible Personal Property. All furniture, fixtures, slot machines, gaming equipment, other equipment, machinery, appliances, consumables, inventory, merchandise, liquor, food, supplies, spare and replacement parts, computers, radio frequencies, gaming and betting tables and paraphernalia, inventory, cards, wagering tickets, chips and tokens and other related wagering equipment, point of sale equipment, maintenance equipment, signs and signage, cleaning supplies, uniforms, jai alai sports equipment and paraphernalia, silverware, glassware, chinaware, pots, pans and utensils and supplies used or held for use in connection with the operation of the Business, and other tangible personal property owned, used or held for use by Company, including, without limitation, the items listed in Schedule III of the Seller Disclosure Schedule (the “Tangible Personal Property”);

(d)          Other Rights. All third party guarantees, warranties, indemnities and similar rights in favor of Company or with respect to any Asset;

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(e)          Reservations Customer Credit Files and Telephone Numbers. All advance reservations, bookings, security deposits and payments made to Company on or prior to the Closing Date with regard to any reservations for events following the Closing Date (the “Advance Reservations”), and original customer credit files with respect to the conduct of the Business and any telephone numbers used exclusively in connection with the Business;

(f)          Books and Records. All Books and Records, including customer lists and customer databases relating to the Business (the “Business Customer Lists”) and all Books and Records required by Law to be maintained at the Business;

(g)          Intangible Personal Property. All (i) Gaming Licenses (including Company’s Slot Machine License), (ii) other Licenses relating or pertaining to the Intellectual Property, the Business or the Assets, (iii) Intellectual Property used or held for use and necessary to conduct the Business as it is presently conducted (including, without limitation, player tracking systems, the URLs and http://www.fla-gaming.com/miami/index.html, http://www.jaialai.net/, http://www.casinomiami.net, http://www.casinomiamijaialai.com and any other websites used in connection with the Business, including the design and content thereof, cashless wagering systems and intangible associated equipment, and all goodwill associated therewith), and all rights, privileges, claims, causes of action and options relating or pertaining to the Intellectual Property, the Business or the Assets, including without limitation the Intangible Personal Property listed in Schedule IV of the Seller Disclosure Schedule (collectively, the “Intangible Personal Property”);

(h)          Surveys. All surveys, as-built surveys, plans and specifications in the possession, or control, of Company or its agents (e.g., surveyors) relating to the Real Property as set forth on Schedule V of the Seller Disclosure Schedule (the “Surveys”);

(i)           Accounts Receivable. All accounts receivable and other rights to payment of Company resulting from the operation of the Business prior to the Closing, and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered by Company; all other accounts or notes receivable of Company and the full benefit of all security for such accounts or notes; and any claim, remedy or other right related to any of the foregoing;

(j)           Cash on Hand, insurance proceeds and condemnation awards with respect to Assets;

(k)          Other Assets. All other assets and properties, other than the Excluded Assets, of Company used or held for use in connection with the Business, including but not limited to those set forth on Schedule VI of the Seller Disclosure Schedule (the “Other Assets”); and

(l)           Credits. The Tax Credits.

“Bankruptcy Code” has the meaning ascribed to it in Section 14.17(b).

“Bankruptcy Court” has the meaning ascribed to it in Section 14.17(b).

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“Bankruptcy Proceedings” has the meaning ascribed to it in Section 14.17(b).

“Bidding Procedures” has the meaning ascribed to it in Section 14.17(b)(v).

“Benefit Plan” means any Plan established by Company, or any predecessor or Affiliate of Company, existing at the Closing Date or prior thereto, to which Company contributes or has contributed, or under which any employee, former employee or director of Company or any dependent or beneficiary thereof is covered, is eligible for coverage or has benefit rights.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the Business, Assets, Shares, Indebtedness, Liabilities, Company, or condition of Company, including, without limitation, lists of suppliers, books of accounts, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, stock transfer books, corporate seals, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans, environmental studies, audits, plans, surveys, designs, models and specifications, whether contained in an electronic database or any other form.

“Break-Up Fee” has the meaning ascribed to it in Section 14.17(b)(iii).

“Business” has the meaning ascribed to it in the forepart of this Agreement.

“Business Customer Lists” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Florida or the State of New York are authorized or obligated to close.

“Cash on Hand” has the meaning ascribed to it in Section 1.09.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

“Change of Recommendation” has the meaning ascribed to it in Section 4.01(g).

“Claim Notice” means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for the Indemnified Party’s claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

“Closing” means the closing of the transactions contemplated by Section 1.02.

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“Closing Date” means (a) the fifth (5th) Business Day after the day on which the last of the conditions described in Articles VI and VII hereof has been satisfied or waived, provided however that the Closing Date shall not occur until after the Due Diligence Termination Date unless Purchaser waives this condition in writing, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Colletts” has the meaning ascribed to it in the forepart of this Agreement.

“Common Stock” has the meaning ascribed to it in Section 1.01.

“Company” has the meaning ascribed to it in the forepart of this Agreement.

“Company Bankruptcy Proceeding” has the meaning ascribed to it in Section 14.17(b).

“Company Plans” has the meaning ascribed to it in Section 2.12(a).

“Company Release” has the meaning ascribed to it in Section 6.14.

“Company’s Group” has the meaning ascribed to it in Section 2.09(a).

“Competing Agreement” has the meaning ascribed to it in Section 14.17(b)(v)(C).

“Condition of the Business” means the business, financial condition, results of operations, Assets and Properties and prospects of the Business and Company.

“Continuing Employees” has the meaning ascribed to it in Section 4.12.

“Contract” means any written, oral, implied or other agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement, understanding, arrangement, instrument, guaranty, indemnity, warranty, deed, assignment, power of attorney, certification, purchase order, work order, insurance policy, Plan, commitment, covenant, assurance, or other contract of any nature to which such Person is a party or by which it or its properties may be bound or affected or under which it or its respective business, properties or assets receive benefits.

“Conversion” has the meaning ascribed to it in Section 1.02(c)(i).

“Court” has the meaning ascribed to it in the forepart of this Agreement.

“Cost and Expense” and “Costs and Expenses” has the meaning ascribed to it in the definition of “Loss” set forth below.

“Creditor Payments” has the meaning ascribed to it in Section 1.04(c).

“Creditors” has the meaning ascribed to it in Section 1.04(b).

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“Deposit” means the sum of Fifty Thousand and No/100 Dollars ($50,000.00).

“Deposit Escrow Agreement” means that certain Deposit Escrow Agreement dated as of the date hereof by the among Seller, Purchaser and the Escrow Agent in the form attached hereto as Exhibit B.

“Dispute Period” means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“Division of Pari-Mutuel Wagering” shall mean the Division of Pari-Mutuel Wagering within the Department of Business and Professional Regulation of the State of Florida, together with any other state or local body with oversight of gaming or gambling in the State of Florida.

“Due Diligence Material” has the meaning ascribed to it in Section 3.08.

“Due Diligence Termination Date” means 11:59 p.m. on the ninetieth (90th) day after the Effective Date.

“Effective Date” has the meaning ascribed to it in the forepart of this Agreement.

“Employee” means each employee, officer or consultant of Company.

“Employment Agreements” shall have the meaning ascribed to it in Section 6.11.

“Environmental Claim” has the meaning ascribed to it in Section 2.19(c).

“Environmental Law” means any Federal, state, or local Law (including common law), statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization, or other legally binding and enforceable requirement by any Governmental or Regulatory Authority relating to any environmental, health or safety matters.

“Environmental Permits” has the meaning ascribed to it in Section 2.19(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” has the meaning ascribed to it in Section 2.12(a).

“Escrow Agent” means:

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard, Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.,

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

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“Estoppel Certificate” means the written certification, issued not more than thirty (30) days prior to the Closing Date by a lender, lender’s agent, lessor, sublessor, lessee, sublessee or licensee or other party to a loan agreement, credit agreement, mortgage, promissory note, lease or occupancy agreement, or other evidence of or agreement for Indebtedness, stating (a) that such loan agreement, credit agreement, mortgage, promissory note, lease or occupancy agreement, or other agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) the date to which principal, interest, rental, fees or other amounts has been paid, (c) that no default or event of default exists thereunder and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

“Excess Proceeds” has the meaning ascribed to it in Section 14.17(b)(v)(K).

“Exceptions” has the meaning ascribed to it in Section 9.01.

“Excluded Assets” means, collectively, the following assets and properties of Company:

(a)          Cash and Investments. All cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the Closing Date), including, without limitation, cage cash, drop boxes, valet register, commercial paper, certificates of deposit and other bank deposits and other cash equivalents, except for Cash on Hand, insurance proceeds and condemnation awards with respect to Assets;

(b)          Excluded Contracts. The rights of Company in, to and under any Contract that is not an Included Contract (collectively, the “Excluded Contracts”), including the MCM Agreements, the Summit Loan and Security Agreements, and those Contracts listed in Schedule VII of the Seller Disclosure Schedule; and

(c)          Additional Excluded Assets. The rights of Company in and to those other Excluded Assets listed on Schedule IX of the Seller Disclosure Schedule, including without limitation, that the personal property owned by Company’s employees (as listed on Schedule IX of the Seller Disclosure Schedule) that may currently be located at the Real Property.

“Excluded Contracts” has the meaning ascribed to it in the definition of “Excluded Assets” set forth above.

“Excluded Creditor Claims and Liabilities” has the meaning ascribed to it in Section 1.04(c).

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“Excluded Liabilities” means (i) any and all Liabilities of Company (or any of its subsidiaries or Affiliates) of any kind, character or description whatsoever arising prior to the Closing, whether or not asserted, existing, pending, or threatened prior to, on or after the Closing Date (other than the Included Liabilities) and (ii) any and all Liabilities of Seller or any of its Affiliates of any kind, character or description whatsoever. Without limiting the generality of the foregoing, the term Excluded Liabilities, includes, without limitation, the Summit Liabilities, the MCM Liabilities, those Liabilities listed in Schedule X of the Seller Disclosure Schedule and any and all Liabilities under obligations arising, created or entered into prior to the Closing, whether or not asserted, existing, pending, or threatened prior to, on or after the Closing Date (other than the Included Liabilities), whether oral or written, to which Company is a party or otherwise affecting the Business or Company. Purchaser shall have no Liability for any Excluded Liability, and Company shall have no Liability for any Excluded Liability after the Closing, and Seller shall discharge in a timely manner or shall make adequate provisions for all of the Excluded Liabilities. Excluded Liabilities include, without limitation, the following:

(a)          Tort and Product Liabilities. Any Liability with respect to the Business, Company arising from accidents, occurrences, misconduct, negligence, trespass, nuisance, breach of fiduciary duty, or statements made or omitted to be made on or prior to the Closing Date, whether or not covered by workers’ compensation or other forms of insurance in effect either at the time of the accident, occurrence, or relevant conduct or at the time at which the claim with respect thereto is made, or claims for injuries, property damage, or other losses arising with respect to the operation of the Business, the Assets, Company on or prior to the Closing Date;

(b)          Employee and Agent Liabilities. Any Liability with respect to the Business, Company arising from tort, statute, code, ordinance or contract, or otherwise relating to employees or agents of Company, or persons asserting claims on their behalf, or in respect of their condition, injury, or death, in any case arising from or related to a condition in existence or any act or omission occurring on or prior to the Closing Date, whether or not covered by workers’ compensation or other forms of insurance in effect either at the time of the accident, act, omission, or relevant conduct or at the time at which the claim with respect thereto is made, including any Liability relating to (A) any claim relating to an employee, employment compensation (including, but not limited to claims for salary, bonuses, minimum wages, overtime compensation or other compensation), benefits, and similar matters arising on or prior to the Closing (or arising after the Closing, from events that occur prior to the Closing); (B) the termination of employment of any employee of Company on or prior to the Closing Date (including vacation and severance obligations), including any Affected Employee; (C) any claim for any injury suffered, illness contracted, condition developed, or exposure received, by any employee or agent of Company prior to the Closing (including any Liability incurred after the Closing Date for the pre-Closing portion of any such pre-existing injury, illness, condition, or exposure); (D) any claim based on alleged discrimination, harassment, the failure to provide accommodation, whistle blowing or violation of any Law arising prior to the Closing (or arising after the Closing, from events that occur prior to the Closing); or (E) any and all claims (arising prior to Closing or arising after the Closing from events that occur prior to the Closing) brought under The Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, 42 USC §§ 1981-86, as amended, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Florida Civil Rights Act of 1992 f/k/a Human Rights Act of 1977, the Florida Whistle-Blower Law (Fla. Stat. § 448.101 et seq), the Florida Equal Pay Act, The Fair Labor Standards Act and any claims under the Florida Constitution.

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(c)          Environmental Liabilities. Any Liability for Environmental Claims and all Losses of any kind or nature whatsoever in connection with or in any way arising from (i) the presence of any Hazardous Materials on, in, under, emitted from, or affecting all or any portion of the Assets on or prior to the Closing Date (or any condition resulting therefrom); (ii) the presence of any Hazardous Materials on, in, under, emitted from, or affecting all or any portion of the Assets on or after the Closing Date (or any condition resulting therefrom) attributable to conditions existing during any period prior to the Closing; (iii) the transportation or presence at any other location of Hazardous Materials relating to the Business or Company during any period prior to the Closing (or any condition resulting therefrom), including any such Losses incurred as a result of any natural resource damages; (iv) any failure to comply with, or any violation of any Environmental Law during any period prior to the Closing (or any condition resulting therefrom); or (v) any act, omission, event, occurrence or condition caused by Company or a Predecessor Entity during any period prior to the Closing, whether or not asserted, pending, or threatened before the Closing Date, including, without limitation, any such Environmental Claims or Losses relating to any investigation, site monitoring, containment, clean-up, removal, restoration, or other remedial work (or any condition resulting therefrom);

(d)          Certain Liabilities Related to Included Contracts. Any Liability of Company under or with respect to any Included Contract with respect to matters arising or accruing prior to the Closing, whether or not asserted, pending, or threatened prior to, on or after the Closing Date, and any other Liability of Company arising out of a breach occurring prior to the Closing Date of any provision of an Included Contract, and any misrepresentation or omission to make any statement on or prior to the Closing Date related to any Included Contract, and any and all accounts payable under any Included Contract that are outstanding on the Closing Date or arising or accruing prior to the Closing;

(e)          Litigation Liabilities. Any Liability for any claim, or arising in any legal proceeding, relating to the Business, Company, or to which Company is a party, to the extent relating to any act, omission, event, occurrence, or condition before the Closing Date, whether or not asserted, pending, or threatened before the Closing Date, and any Liability arising under any and all litigation of Company against third parties arising out of or relating to events prior to the Closing Date (collectively, the “Excluded Litigation”), including those matters listed in Schedule VIII of the Seller Disclosure Schedule;

(f)          Liabilities for Violation of Law. Any Liability of Company for any failure to comply with, or any violation of, any Law, which failure or violation (x) occurred, (y) was alleged and proven to have occurred, or (z) was settled and where it was uncontested to have occurred, on or prior to the Closing Date;

(g)          Liabilities for Infringement. Any Liability of Company to the extent relating to periods on or before the Closing Date whether or not asserted, pending or threatened, for any infringement of the rights of any other Person relating to the use of the Intangible Personal Property, or any rights of any other Person relating to the Intangible Personal Property pursuant to any license, sublicense, or agreement;

(h)          Liabilities Related to Excluded Assets. Any Liability of Company under or relating to an Excluded Asset;

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(i)          Liabilities to Affiliates. Any Liability of Company to any shareholder, or Affiliate of Company or Seller;

(j)          Tax Liabilities. Subject to Section 1.05 hereof, any Liability of Company for Taxes arising on or prior to the Closing, and any Liability of Seller for Taxes whether arising on, prior to or after the Closing, including without limitation (A) any Liability for Taxes on the transfer contemplated; (B) any liabilities for Taxes attributable to the ownership of the Assets or operations of the Business for any period on or prior to the Closing Date; (C) any Liability for the Taxes of any other Person, whether as a transferee or successor, by Contract, or otherwise;

(k)          Employee Benefit Plans. Any Liability related to any Benefit Plan of Company or any other employee benefit plan currently or previously maintained or contributed to by any ERISA Affiliate, arising prior to the Closing, whether or not asserted, pending, or threatened prior to, on or after the Closing Date.

(l)          Liabilities from Prior Operation of the Business. To the extent not specifically included in any of the foregoing provisions of this definition, all Liabilities incurred in connection with the operation of the Business or Company up to and including the Closing Date (including all Liabilities arising from the conduct of the Business resulting from events or conditions occurring prior to and including the Closing Date), unless any such Liability or obligation has been specifically identified as an Included Liability hereunder;

(m)        Accounts Payable. All obligations of Company with respect to accounts payable of the Business outstanding on the Closing Date; and

(n)         Commissions. Any Liability for claims for brokerage commissions or finder’s fees incurred by reason of any action taken by any of the Selling Parties or any Affiliate thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Litigation” has the meaning ascribed to it in the definition of “Excluded Assets” set forth above.

“Expiration Time” has the meaning ascribed to it in Section 12.01(c).

“Facilities” shall mean each of the Miami Jai Alai Facility and the Ft. Pierce Jai Alai Facility.

“Fee Title Policy” has the meaning ascribed to it in Section 9.03.

“Financial Statements” has the meaning ascribed to it in Section 2.06(a).

“FIRPTA Affidavit” has the meaning ascribed to it in Section 6.10.

“Ft. Pierce Jai Ala Facility” shall mean the Ft. Pierce Jai Alai pari-mutuel location currently operated by Company.

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“GAAP” means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

“Gaming Laws” means the Chapter 550, the Chapter 551 and Section 849.086, Florida Statutes, and the rules and regulations promulgated thereunder and any additional gaming laws of any jurisdiction to which either Seller Party is subject as a result of the operation of its Assets and/or Business.

“Gaming License Approvals” has the meaning ascribed to it in Section 4.01(a).

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, administrative or other agency, commission, gaming authority, official or other authority or instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision. Without limiting the generality of the foregoing, the term “Governmental or Regulatory Authority” shall include, without limitation, the Division of Pari-Mutuel Wagering.

“Hazardous Material” means any waste, chemical, or other material, or substance regulated under any Environmental Law including, without limitation, any which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “infectious waste,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances” or “toxic pollutants” under any Environmental Law.

“Holdback Amount” has the meaning ascribed to it in Section 1.04(c).

“HSR Act” means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

“IJAPA” has the meaning ascribed to it in Section 2.24(c).

“Immigration Act” has the meaning ascribed to it in Section 2.29.

“Improvements” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Included Contracts” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Included Liabilities” means, collectively, the following Liabilities of Company, in each case to the extent arising out of or relating to the Business or the Assets as the same shall exist at the Closing Date, and no other Liabilities:

(a)          Included Contracts. Subject to the provisions of Section 1.07, all obligations of Company under the Included Contracts arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

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(b)          Reservations. All obligations of Company with respect to Advance Reservations; and

(c)          Uncashed Tickets. Subject to Section 1.09, Liabilities for Uncashed Tickets.

“Income Taxes” means any and all Taxes based upon or measured by gross or net income, receipts (other than sales and use taxes), capital or net worth.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the purchase price of goods or services, (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnification Escrow Agreement” means that certain Indemnification Escrow Agreement in the form attached hereto as Exhibit C to be executed and delivered as of the Closing Date by and among Seller, Purchaser and the Escrow Agent.

“Indemnified Party” means any Person claiming indemnification under any provision of Article XI.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

“Indemnity Notice” means written notification pursuant to Section 11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

“Inspections” has the meaning ascribed to it in Section 4.03(e).

“Intangible Personal Property” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Intellectual Property” means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks, copyrights, trade secrets and other intellectual property rights.

“IRS” means the Internal Revenue Service.

“Jai Alai Players Association” shall have the meaning ascribed to it in Section 2.24(c).

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“Joinder” has the meaning ascribed to it in the forepart of this Agreement.

“Knowledge” - an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time during the thirty six (36) months preceding the Effective Date served, as a director, officer, division or department head, manager, partner, executor, or trustee of such Person (or in any similar capacity) (including, with respect to a Seller Party or the Seller Parties, William B. Collett, Sr., William B. Collett, Jr. and Daniel Licciardi) has, or at any time had, Knowledge (as defined in clauses (a) and (b) above) of such fact or other matter.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Letter of Intent” shall mean that certain letter of intent dated October 16, 2012 between Silvermark LLC and Seller.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including without limitation, with respect to any Seller Party, the jai alai, slot machine and other pari-mutuel and gaming permits and licenses of Company described in Schedule IV hereto (collectively, the “Gaming Licenses”). Without limiting the foregoing, the Gaming Licenses of Company include the Miami Pari-Mutuel Permit Number 273, the Fort Pierce Pari-Mutuel Permit Number 278, the Tampa Pari-Mutuel Permit Number 272, the Miami Pari-Mutuel Operating License Number 273, the Fort Pierce Pari-Mutuel Operating License Number 278, the Miami Slot Machine Operating License Number 273, the Miami Card Room Operating License Number 273 and the Fort Pierce Card Room Operating License Number 278.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, hypothecation, mortgage, equity, trust, equitable report, claim, preference, right of possession, lease, tenancy, license, enrichment, covenant, infringement, interference, Order, proxy, option, warrant, right of first refusal, preemptive right, community property interest, defect, exception, limitation, impairment, imperfection of title, condition, restriction or other encumbrance of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership), or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

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“Loss” or “Losses” means any and all damages, fines, penalties, deficiencies, losses, costs and expenses (which term shall include, without limitation interest, court costs, reasonable fees of attorneys, paralegals, accountants and other experts or other reasonable expenses of litigation or other proceedings or investigations or of any claim, default or assessment or costs of environmental investigation, monitoring, containment, clean-up, removal, restoration, remedial work or natural resource damages (collectively, the “Costs and Expenses” or the “Cost and Expense”)).

“Material Adverse Change” shall mean changes, events or effects, that are materially adverse to (i) the Business, the Condition of the Business, the Assets, Company, the Included Liabilities, the Liabilities, the Shares, or the Gaming Licenses, or any part or component thereof, or (ii) the ability of any Seller Party to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided, that, if such Material Adverse Change can be quantified to a dollar amount, such amount shall not be less than One Hundred Thousand Dollars ($100,000).

“Maximum Cure Amount” has the meaning ascribed to it in Section 9.02.

“Miami Jai Ala Facility” shall mean the Miami Jai Alai pari-mutuel location currently operated by Company.

“MCM” shall mean Miami Casino Management, LLC, a Florida limited liability company.

“MCM Agreements” shall mean the Casino Development Management Agreement dated April 25, 2011 by and between Florida Gaming Centers, Inc. and MCM.

“MCM Liabilities” shall mean any and all Indebtedness of Company and/or its Affiliates to MCM and/or its Affiliates, and any and all Liabilities arising from any of the MCM Agreements.

“Notice Period” has the meaning ascribed to it in Section 4.08(c).

“NPL” means the National Priorities List under CERCLA.

“Objection Notice” has the meaning ascribed to it in Section 9.01.

“Offsite Wagering” has the meaning ascribed to it in Section 1.08.

“Operating Agreements” means each service contract, equipment lease, billboard lease, software license agreement, sign lease, Real Property Leases and other Contract affecting the Real Property, Assets or the Business that (i) Purchaser has agreed to accept as an Included Contract by initialing the Contract on Schedule 2.16(a) of the Seller Disclosure Schedule, (ii) Purchaser has otherwise consented to in writing pursuant to the terms of this Agreement, (iii) was entered into in the Ordinary Course of Business and does not provide for payments of more than $25,000 in the aggregate in any year (or can be cancelled without penalty upon not more than thirty (30) days written notice); provided, that, the aggregate annual payment obligations after Closing of all Contracts under this clause (iii) shall not exceed $100,000.

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“Operations Settlement Statement” means a final accounting, as of the Closing Date, prepared by Company accountants and reviewed by and acceptable to Purchaser and Purchaser accountants in the period between 11:59 P.M., E.T. on the day immediately preceding the Closing Date and 9:00 A.M., E.T. on the Closing Date, the results of which shall be incorporated into a written Operations Settlement Statement which shall be executed by Seller and Purchaser.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means an action recurring in nature, consistent with the Person’s past practices and taken in the ordinary course of the Person’s normal day-to-day operations, taken in accordance with sound and prudent business practices, not required to be authorized by the Person’s Board of Directors or shareholders and similar in nature and amount to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are engaged in business similar to the Business and, as it relates to the Assets, the maintenance and repair of such Assets, ordinary wear and tear excepted, consistent with past practice.

“Other Assets” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Permitted Exceptions” has the meaning ascribed to it in Section 9.01.

“Permitted Lien” means (i) any Lien for Taxes not yet due or delinquent, (ii) any statutory Lien arising in the Ordinary Course of Business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title, or similar Liens which individually or in the aggregate with other such Liens do not materially impair the value of the property subject to the Lien or the value of such property in the conduct of the Business.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers’ compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Player Contracts” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Post-Closing Period” has the meaning ascribed to it in Section 8.02(b).

“Pre-Closing Checks” has the meaning ascribed to such term in Section 1.09.

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“Pre-Closing Period” has the meaning ascribed to it in Section 8.02(a).

“Pre-Closing Releases” has the meaning ascribed to it in Section 1.04(c).

“Predecessor Entity” means any predecessor to Company.

“Prepaid Deposits” has the meaning ascribed to it in Section 1.05(f).

“Prepaid Expenses” has the meaning ascribed to it in Section 1.05(e).

“Proxy Statement” has the meaning ascribed to it in Section 2.33.

“Purchase Price” has the meaning ascribed to it in Section 1.03(a).

“Purchaser” has the meaning ascribed to it in the forepart of this Agreement.

“Purchaser Indemnified Parties” means Purchaser, Company and their respective officers, directors, employees, shareholders, members, managers, agents and Affiliates.

“Qualified Bids” has the meaning ascribed to it in Section 14.17(b)(v)(H).

“Real Property” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Real Property Leases” means leases, subleases, occupancy and concession agreements with respect to the Real Property described in of Schedule 2.13(a).

“Receiver” means a Person appointed pursuant to an Order to be the receiver or receiver and manager of the Company or any Assets, including an interim or temporary receiver.

“Receivership Order” has the meaning ascribed to it in the forepart of this Agreement.

“Related Persons” has the meaning ascribed to it in Section 3.08.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

“Remaining Purchase Price” has the meaning ascribed to it in Section 1.02(a).

“Representatives” has the meaning ascribed to it in Section 4.03(a).

“Retention Amount” has the meaning ascribed to it in Section 1.03.

“Revenue Sharing Agreements” has the meaning ascribed to it in Section 1.04(b).

“Sale” has the meaning ascribed to it in Section 1.01.

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“Sale Hearing” has the meaning ascribed to it in Section 14.17(b)(v)(A).

“Sale Motion” has the meaning ascribed to it in Section 14.17(b)(iv).

“Sale Order” has the meaning ascribed to it in Section 14.17(b)(v).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 338(h)(10) Election” has the meaning ascribed to it in Section 1.03(c).

“Section 363 Sale” has the meaning ascribed to it in Section 14.17(b).

“Section 363 Sale Provisions” has the meaning ascribed to it in Section 14.17(b).

“Seller”, “Seller Party” and “Seller Parties” have the meanings ascribed to such terms in the forepart of this Agreement.

“Seller Bankruptcy Proceeding” has the meaning ascribed to it in Section 14.17(b).

“Seller Board” has the meaning ascribed to it in the forepart of this Agreement.

“Seller Board Recommendation” has the meaning ascribed to it in the forepart of this Agreement.

“Seller Disclosure Schedule” has the meaning ascribed to it in the first paragraph of Article II.

“Seller Indemnified Parties” means Seller and its officers, directors, employees, agents and Affiliates.

“Seller Shareholder Approval” has the meaning ascribed to such term in Section 2.34.

“Seller Shareholders Meeting” has the meaning ascribed to it in Section 4.01(h).

“Seller’s Common Stock” has the meaning ascribed to it in Section 2.34.

“Shares” has the meaning ascribed to such term in Section 1.01.

“Slot Machine License” shall mean the slot machine licenses contemplated in Chapter 551, Florida Statutes, including without limitation, Section 551.104, Florida Statutes. With respect to Company, the term Slot Machine License shall include the Miami Slot Machine Operating License Number 273 issued to Company with respect to the Miami Jai Alai Facility.

“Straddle Period” has the meaning ascribed to it in Section 8.02(a).

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“Submission Date” has the meaning ascribed to it in Section 4.01(a).

“Summit” or “Summit Lenders” shall mean Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation, Canyon Value Realization Fund, L.P., and ABC Funding, LLC, as administrative agent.

“Summit Actions” has the meaning ascribed to it in Section 1.04(c).

“Summit Liabilities” shall mean any and all Indebtedness of Company and/or its Affiliates to Summit, the Summit Lenders and/or their respective Affiliates, and any and all Liabilities arising from any of the Summit Loan and Security Agreements.

“Summit Loan and Security Agreements” shall mean (i) the Credit Agreement dated April 25, 2011 by and among Florida Gamin Centers, Inc., Florida Gaming Corporation, Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation, Canyon Value Realization Fund, L.P., and ABC Funding, LLC, as administrative agent; (ii) the Credit Party Guaranty dated April 25, 2011 by and among Florida Gaming Corporation, Freedom Holding, Inc., City National Bank of Florida, as Trustee under the Land Trust Agreement, dated January 3, 1979, known as Trust Number 5003471 and certain other Affiliates of Florida Gaming Centers, Inc., in favor of ABC Funding, LLC, as administrative agent; (iii) the Summit Pledge Agreements; (iv) the Summit Warrants; (v) the Collateral Assignment of Beneficial Interest Under Land Trust Agreement dated April 25, 2011 from Florida Gaming Centers, Inc. to and for the benefit of ABC Funding, LLC as administrative agent, (vi) such other Contracts with any one or more of the Summit Lenders as are listed in Schedule VII, and (vii) any and all other agreements, instruments and documents executed and/or delivered in connection with any of the foregoing; in each case, as amended, modified, supplemented and/or restated.

“Summit Pledge Agreements” shall mean (i) the Pledge and Security Agreement dated April 25, 2011 by and among Freedom Holding, Inc., Florida Gaming Corporation, Florida Gaming Centers, Inc.., and certain Affiliates thereof, in favor of ABC Funding, LLC, as administrative agent; (ii) the Pledge Agreement dated April 25, 2011 by and between Freedom Holdings, Inc. and ABC Funding, LLC as administrative agent; and (iii) the Pledge Agreement dated April 25, 2011 by and among William B. Collett, William B. Collett, Jr., Hurd Family Limited Partnership and ABC Funding, LLC as administrative agent; in each case, as amended, modified, supplemented and/or restated.

“Summit Warrants” shall mean (i) the Warrant Agreement dated April 25, 2011 (the “Summit FGC Warrant Agreement”) by and among Florida Gaming Corporation, Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation and Canyon Value Realization Fund, L.P., as amended, modified, supplemented and/or restated; (ii) the Warrant Agreement dated April 25, 2011 (the “Summit FGCI Warrant Agreement”) by and among Florida Gaming Centers, Inc., Florida Gaming Corporation, Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., FS Investment Corporation and Canyon Value Realization Fund, L.P., as amended, modified, supplemented and/or restated (the Summit FGC Warrant Agreement and the Summit FGCI Warrant Agreement are collectively referred to herein as the “Summit Warrant Agreements”), and (iii) any and all warrants, rights, securities and instruments issued or issuable by the Seller and/or the Company to any of the Summit Lenders and/or their respective successors, transferees and assigns, including any and all warrants, rights, securities and instruments issued or issuable under the Summit Warrant Agreements, and any and all shares of capital stock issued or issuable upon exercise of such warrants and/or rights.

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“Superior Proposal” means an Acquisition Proposal (except the references therein to “20% or more” shall be replaced by “all or substantially all”) made by a third party which, in the good faith judgment of the Seller Board (after consultation with its financial advisor and outside counsel), taking into account the various legal, financial and regulatory aspects of the proposal, including the financing terms thereof, and the Person making such proposal (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated would result in a transaction that is more favorable to Seller’s shareholders, from a financial point of view, than the Sale and the transactions contemplated hereby (taking into account any changes to the terms of and conditions of this Agreement proposed by Purchaser in writing in response to such proposal after Purchaser’s receipt of the notice contemplated by Section 4.08(d)).

“Surveys” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Tangible Personal Property” has the meaning ascribed to it in the definition of “Assets” set forth above.

“Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax Liability.

“Tax Authority” means any governmental entity, domestic or foreign, responsible for the imposition of any Taxes.

“Tax Credit” means the aggregate amount of all pari-mutuel tax credit carryforwards related to the Business as of the Closing, including all future pari-mutuel tax credit carryforwards related to the Business equal to the amount of pari-mutuel taxes incurred in excess of the Business’ current year’s operating profit (as defined in F.S. 550.09511(1)(b)).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Costs and Expenses” has the meaning ascribed to it in Section 14.03

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“Termination Fee” has the meaning ascribed to it in Section 14.03.

“Termination Payment” has the meaning ascribed to it in Section 14.03

“Third Party” has the meaning ascribed to it in Section 4.08.

“Third Party Claim” has the meaning ascribed to it in Section 11.02(a).

“Title Commitment” has the meaning ascribed to it in Section 9.01.

“Title Insurer” has the meaning ascribed to it in Section 9.01.

“Transfer Taxes” has the meaning ascribed to it in Section 8.01.

“Uncashed Tickets” has the meaning ascribed to it in Section 1.08.

“Union Agreement” means that certain Agreement, dated on or about October 16, 2007 by and between Company and the International Jai Alai Players Association.

“Updated Commitment” has the meaning ascribed to it in Section 9.02.

“Updated Survey” has the meaning ascribed to it in Section 9.05.

“Vehicles” has the meaning ascribed to it in Section 2.21.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988.

13.02         Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

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ARTICLE XIV

MISCELLANEOUS

14.01       Notices. Unless otherwise provided herein, all notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

If to Purchaser (and to Company after the Closing occurs), to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to Seller, Company or the Seller Parties (but not to Company after the Closing occurs), to:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, FL 33142

Attn: William B. Collett, Jr.

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

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Louisville, KY 40202-3363

Attn:    R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

14.02       Entire Agreement. This Agreement and Ancillary Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof (including the Letter of Intent) and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

14.03       Expenses; Termination Payment.

(a)          Except as specifically provided in this Agreement (including under Section 14.03(b)), whether or not the transactions contemplated hereby are consummated, Purchaser, Seller, and Company each shall pay the costs and expenses incurred by such party in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby and thereby; provided however that any and all filing fees, if any, required under the HSR Act with respect to any and all HSR filings which may be required with respect to the transactions contemplated under this Agreement shall be shared and paid equally by Purchaser and Seller; and provided further, that each of the Seller Parties shall indemnify and hold harmless Purchaser and any Purchaser Indemnified Party, and promptly pay and reimburse Purchaser and any Purchaser Indemnified Party for (i) any and all Costs and Expenses incurred by Purchaser with respect to matters that are required or contemplated to be undertaken by Seller and/or Company under this Agreement or that are otherwise customarily undertaken by the seller in transactions of the type contemplated under this Agreement, and Seller either fails or otherwise requests Purchaser to perform the same (provided that in no event shall Purchaser be obligated to do so), and (ii) any and all Losses (including any and all Costs and Expenses) incurred by Purchaser in any claim or Actions or Proceedings arising out of this Agreement and/or any of the transactions contemplated under this Agreement (all amounts for which Seller and/or Company may be responsible under this Section 14.03(a) may be credited against the Purchase Price at the Closing, provided however that nothing herein shall be deemed to limit the Seller Parties’ Liability to Purchaser or any of the Purchaser Indemnified Parties for such amounts if the Closing does not occur or for such amounts that remain or become due and payable thereafter).

(b)          Notwithstanding the provisions of Section 14.03(a),

(i)          in the event this Agreement is terminated by Purchaser pursuant to Section 12.01(c)(i), Section 12.01(f) or Section 12.01(h) or by Seller pursuant to Section 12.01(g) or Section 4.08(d) or by either or both of the Seller Parties in a manner that is not permitted under Section 12.01, the Seller Parties shall pay the Termination Payment to Purchaser within two (2) Business Days after such termination;

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(ii)         in the event this Agreement is terminated by Purchaser pursuant to Section 12.01(j) or Section 12.01(k) or by Purchaser or Seller pursuant to Section 12.01(b)(i), the Seller Parties shall pay up to Five Hundred Thousand Dollars ($500,000.00) of the Termination Costs and Expenses to Purchaser within two (2) Business Days after such termination;

(iii)        in the event (x) this Agreement is terminated pursuant to Section 12.01(c)(ii) or Section 12.01(d), and (y) prior to the Expiration Time, an Acquisition Proposal has been publicly proposed or disclosed, and not publicly withdrawn at the time of the Seller Shareholders Meeting, and (z) within 12 months of such termination Seller or Company enters into a definitive agreement relating to an Acquisition Proposal or consummates the transactions contemplated by such Acquisition Proposal with the Person (or its Affiliate) who made the Acquisition Proposal referred to in clause (y) above (whether or not the terms and conditions (including the purchase price terms) of such definitive agreement or transactions contemplated therein is the same as or different from any Acquisition Proposal made prior to such termination), in which case the Termination Payment shall be paid by the Seller Parties to Purchaser at the closing (and as a condition for closing) of the transactions contemplated by the Acquisition Proposal; and

(iv)        in the event this Agreement is terminated pursuant to Section 12.01(c)(ii) or Section 12.01(d) and, prior to such time, a Change of Recommendation shall have occurred for any reason other than in connection with an Acquisition Proposal, then the Seller Parties shall pay the Termination Payment to Purchaser within two (2) Business Days after such termination.

(c)          As used in this Agreement, “Termination Payment” means (x) Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000.00) (the “Termination Fee”) plus (y) any and all costs and expenses incurred or paid by Purchaser and/or its Affiliates in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby (collectively, the “Termination Costs and Expenses”), including the following that have been incurred or paid by Purchaser and/or any Affiliate of Purchaser in connection with the transactions contemplated under this Agreement: any and all (i) Costs and Expenses, (ii) Governmental or Regulatory Authority applications, filings and registrations fees and costs, (iii) fees, costs and expenses of advisors, lenders, counsel and accountants, (iii) lobbying fees, costs and expenses, (iv) due diligence, investigation and inspection fees, costs and expenses, (v) all costs and expenses to enforce the provisions of this Section 14.03 and any and all rights and remedies of Purchaser or any of its Affiliates under this Agreement; and (vi) the Deposit.

(d)          All payments under Section 14.03(b) shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser. The Liability and obligation of the Seller Parties to pay the Termination Payment, the Termination Fee and/or the Termination Costs and Expenses, as applicable, under Section 14.03(b) shall be the joint and several Liability and obligation of Seller and the Company.

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14.04         Public Announcements. At all times at or before the Closing, no party hereto shall issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld; provided, however, that the parties acknowledge and agree that upon execution of this Agreement, Seller will issue a press release that has prior written approval of Purchaser announcing such execution, and will file a Form 8-K and a Proxy Statement with the SEC in connection therewith, and if required by applicable Law, at least one of such filings will attach a copy of this Agreement as an exhibit thereto (provided however, that if the attachment of this Agreement is so required, then Seller will use its best efforts to obtain confidential treatment from the SEC with respect to any proprietary information, trade secrets and other appropriate information contained in this Agreement). If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party’s disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller will obtain Purchaser’s prior written approval of any press release to be issued immediately following the execution of this Agreement and the Closing announcing the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld. Purchaser will obtain Seller’s prior written approval of any press release to be issued immediately following the execution of this Agreement and the Closing announcing the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld.

14.05         Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

14.06         Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Purchaser (on behalf of itself and, after the Closing, Company), on the one hand, and Seller (on behalf of itself and, prior to the Closing, Company), on the other hand.

14.07         No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) any Person entitled to indemnity pursuant to Article XI hereof and (ii) any and all Affiliates of Purchaser under Section 14.03.

14.08         Assignment; Binding Effect. This Agreement and the rights hereunder may not be assigned by a party to any other Person without the mutual written consent of all parties, which consent may be unreasonably withheld by any party; provided however that notwithstanding the foregoing or anything contained in this Agreement or any Ancillary Agreement to the contrary, this Agreement and the rights and/or obligations of Purchaser hereunder may be assigned and/or delegated, as applicable, by Purchaser to one or more Affiliates of Purchaser without any consent or requirement for consent by any party, and upon such assignment and/or delegation, Purchaser shall be released of any and all Liabilities hereunder and such assignee(s) shall be deemed to be the “Purchaser” as such term is defined in this Agreement.

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14.09         Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

14.10         Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

14.11         Consent to Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or any court of the State of Florida located in Miami-Dade County in any action, suit or proceeding arising out of or relating to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 14.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Florida other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

14.12         Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

14.13         Attorneys’ Fees. In the event of a dispute between the parties hereto relating to this Agreement, the prevailing party to such dispute will be entitled to recover its reasonable attorneys’ fees and other Costs and Expenses relating to such dispute from the non-prevailing party.

14.14         Time of the Essence. Time is of the essence in performing covenants and agreements hereunder as to which time is relevant.

14.15         Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

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14.16         Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto. The parties hereto agree that the Business is a unique asset and that damages suffered by Purchaser as a result of a breach of this Agreement by Company would be impracticable to determine. Accordingly, the parties hereto agree that Purchaser shall be entitled to seek specific performance of the terms of this Agreement in the event of a breach of the terms of this Agreement.

14.17         Alternative Structure; Section 363 Sale.

(a)            In the event that Shares cannot be sold, transferred, assigned or conveyed by Seller to Purchaser on or before the Expiration Time in the manner and under the terms contemplated in this Agreement (including with the Shares being sold to Purchaser free and clear of any Liens), or in the event that such sale would be impossible or impracticable, with the use of commercially reasonable efforts, to be accomplished in such manner and terms on or before the Expiration Time, then at Purchaser’s written request, which Purchaser may exercise or not in its sole and absolute discretion, the parties will cooperate in good faith to revise the structure of the transaction into an asset purchase transaction or other alternative form of transaction as may be requested by Purchaser (in each case, an “Alternative Structure Transaction”); provided, that, any such Alternative Structure Transaction shall be designed to mirror the economic and substantive elements of this Agreement and not alter in any material respect the substantive effect of the allocation of risks and benefits to the parties under this Agreement, including not (i) increasing or decreasing in any material respect the Assets to be purchased, or the Included Liabilities to be assumed, by Purchaser, or the Excluded Liabilities or Excluded Assets to be retained by Seller, or the Purchase Price, (ii) increasing the breadth or scope of the representations, warranties or covenants of the parties (other than non-material changes to reflect the revised form of the transaction), (iii) increasing the aggregate amount of Tax liabilities to be borne by any of the parties beyond that contemplated in this Agreement, or (iv) increasing the indemnification obligations of any party hereto. In the event the transaction is restructured as contemplated by this paragraph, the parties shall negotiate consistent with the foregoing the new form of acquisition agreement for the Alternative Structure Transaction. In the event the new form of transaction/acquisition agreement requires changes to the disclosure schedule of any of the parties hereto, such disclosure schedule shall be updated and any change from the original disclosure schedule delivered by a party that is solely attributable to the new form of the transaction or the new acquisition agreement shall be deemed to qualify ab initio the original disclosure schedule delivered by that party hereunder.

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(b)          In the event that Seller and/or Company files a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in any U.S. Bankruptcy Court (the “Bankruptcy Court”) or an involuntary proceeding under the Bankruptcy Code is filed against Seller and/or Company in any U.S. Bankruptcy Court which proceeding is not dismissed within sixty (60) days or which Seller or Company, as applicable, consents to the entry of an order of relief (“Bankruptcy Proceedings”), then the transactions contemplated under this Agreement shall be consummated under the terms and conditions of this Agreement in the Bankruptcy Proceedings under Bankruptcy Code Section 363 as a sale of the Shares, in the case of a Bankruptcy Proceeding in which Seller is the debtor (a “Seller Bankruptcy Proceeding”) or as an asset sale under the Alternative Structure Transaction provisions, in the case of a Bankruptcy Proceeding in which Company is the debtor (a “Company Bankruptcy Proceeding”) (either such sale being a “Section 363 Sale”), with such revisions to the terms and conditions of this Agreement that may be necessary to effectuate the Section 363 Sale; provided however, that, (i) any such revision shall be consistent with the parameters set forth in Section 14.17(a), above, with respect to an Alternative Structure Transaction; and (ii) the following additional provisions shall be deemed automatically added to this Agreement (the “Section 363 Sale Provisions”)(notwithstanding the foregoing or anything contained in this Agreement, the Section 363 Sale Provisions shall not become applicable, and shall have no force or effect, until and unless a Bankruptcy Proceeding has been filed and is in effect):

(i)          Purchaser’s Conditions. In addition to the conditions set forth in the Agreement, Purchaser’s obligation to consummate the Section 363 Sale shall be subject to the satisfaction or waiver, prior to the Closing, of the following: The Bankruptcy Court presiding over the Bankruptcy Proceedings shall have entered a final non-appealable order approving the sale under this Agreement and the assumption by Purchaser and assignment to Purchaser of the Included Contracts to which Purchaser exercises its right to so assume (the "Approval Order"), whose form and substance shall be reasonably satisfactory to Purchaser, on the one hand, and Seller or Company, as applicable, on the other hand, authorizing the sale of the Assets to Purchaser free and clear, pursuant to Bankruptcy Code Section 363(f), of all Liens, claims, and interests, except as provided in this Agreement, and finding Purchaser to be a good faith purchaser within the meaning of 11 USC §363(m).

(ii)         Seller and/or Company’s Conditions.  In addition to the conditions set forth in the Agreement, Seller’s or Company’s obligation, as applicable, to consummate the Section 363 Sale shall be subject to the satisfaction or waiver, prior to the Closing, of the following: The Bankruptcy Court presiding over the Bankruptcy Proceedings shall have entered the Approval Order, whose form and substance shall be reasonably satisfactory to Purchaser, on the one hand, and Seller or Company, as applicable, on the other hand, authorizing the sale of the Shares or the Assets to Purchaser free and clear, pursuant to Bankruptcy Code Section 363(f), of any liens, claims, and interests, except as provided in this Agreement, and finding Purchaser to be a good faith purchaser within the meaning of 11 USC §363(m).

(iii)        Break-Up Fee.  Seller and Company acknowledges Purchaser has expended, and will expend, considerable sums and time to perform due diligence on Seller and Company and analyze the historical and present operations of Seller and Company. Accordingly, in the event Purchaser is not in default hereunder and is ready, willing, and able to close on the purchase in the Section 363 Sale, and should Seller and/or Company, as applicable, accept a higher or better offer to sell the Shares or the Assets, as applicable, to another purchaser (“Alternative Purchaser”) which sale is approved by the Bankruptcy Court in the Bankruptcy Proceedings, then, Seller and Company agree that Purchaser shall be entitled to receive Two Million and No/100 Dollars ($2,000,000.00) as a break-up fee to reimburse Purchaser for the value of its time, costs, and expenses incurred in connection with this transaction (the "Break-Up Fee"). The Break-Up Fee shall be entitled to status as an administrative expense under Bankruptcy Code section 501(b)(1) and shall be secured by a Lien on the deposit of the Alternative Purchaser or the closing proceeds in the event the transaction with the Alternative Purchaser closes. Any sums becoming payable to Purchaser pursuant to this Section 14.17(b)(iii) shall be paid to Purchaser simultaneously with the closing to any such Alternative Purchaser approved in the Bankruptcy Proceedings or, if applicable, when the deposit on such transaction is forfeited. In no event, however, shall any Break Up Fee be payable to Purchaser if no closing occurs with respect to a sale by Seller and/or Company, on the one hand, and the Alternative Purchaser, on the other hand, if the Alternative Purchaser’s deposit related thereto is not forfeited (it being understood and agreed that the Break Up Fee shall only be payable out of either the sale proceeds or deposit and not the debtor’s other assets).

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(iv)        Sale Motion and Auction. Promptly upon filing of the Bankruptcy Proceeding, Seller and/or Company, as applicable, shall file a motion (the "Sale Motion") pursuant to sections 363 and 365 of the Bankruptcy Code seeking entry of an order, among other things, (i) authorizing the sale of the Shares or the Assets, as applicable, and all of the other assets and properties of Seller and/or Company, as applicable (i.e., the Excluded Assets), on substantially the terms and conditions set forth in this Agreement, (ii) approving the bidding procedures (the "Bidding Procedures"), (iii) approving the Break-Up Fee, (iv) scheduling an auction date (the "Auction") and final hearing on the sale (the “Sale Hearing”) to consider approval of the sale of the Shares or the Assets, as applicable, resulting from the Auction, and (v) approving the form and manner of notice of the Sale Motion and Sale Hearing.

(v)         Bidding Procedures Order. Seller and/or Company, as applicable, shall use commercially reasonable efforts to obtain entry of an order (the "Bidding Procedures Order") approving the Sale Motion, and to set the earliest possible hearing date for the Sale Hearing, and in all events the hearing on the Bidding Procedures Order shall be held not less than ten (10) days before the scheduled Auction. The Bidding Procedures Order and any order approving the sale to Purchaser (the “Sale Order”) shall be in form and content reasonably satisfactory to Seller and/or Company, as applicable, and Purchaser and shall provide, among other things, the following:

(A)         that the hearing to consider entry of the Bankruptcy Court approval (the "Sale Hearing") shall be set not later than April 30, 2013;

(B)         that the Bidding Procedures shall include a requirement that there be minimum bidding increments of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), which would require an initial offer from a third party to offer consideration equal to the Purchase Price, plus the Break-Up Fee of Two Million and No/100 Dollars ($2,000,000.00), plus the minimum bidding increment of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

(C)         that a proposal for a competing bid must be in writing and evidenced by a written agreement specifying without limitation, the price and the specific assets to be purchased and Assumed Closing Liabilities, along with any other bid package requirements (a "Competing Agreement");

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(D)         subject to the foregoing provisions, that the Bidding Procedures shall govern the terms and conditions of competing bids and of the Sale and the Auction;

(E)         that Seller and/or Company, as applicable, will commence the Auction pursuant to the time schedule set forth in the Bidding Procedures. The Auction shall be concluded and the highest and best offer determined and announced at the conclusion of the Auction, which determination and announcement shall be final (subject to the Sale Order);

(F)         that a bid by any Alternative Purchaser will not be considered by Seller and/or Company, as applicable, as qualified for the Auction if such bid or other information submitted by the bidder does not contain satisfactory evidence that the Person submitting it has sufficient financial wherewithal to consummate the purchase contemplated thereby;

(G)         that any Alternative Purchaser submitting a competing bid to provide an earnest money cash deposit (the "Alternative Purchaser's Deposit") in accordance with the Bidding Procedures of an amount not less than the Break Up Fee, and Seller and/or Company, as applicable, shall cause the Alternative Purchaser to place the Alternative Purchaser's Deposit (in the amount of Break-Up Fee) in cash in escrow with the counsel for Seller and/or Company, as applicable, for payment to Purchaser subject to the terms of this Agreement, provided that Seller and/or Company, as applicable, has not previously notified Purchaser in writing that it is in material breach of this Agreement;

(H)         that if one or more bids are submitted in accordance with the Bidding Procedures (the "Qualified Bids"), Seller and/or Company, as applicable, will conduct the Auction pursuant to the time schedule set forth in the Bidding Procedures. At the Auction, Purchaser shall submit this Agreement as its initial bid (or any higher or better bid amount in excess of the Purchase Price and terms of this Agreement), and Seller and/or Company, as applicable, shall have the right, in its sole discretion, to select the highest and best bid from Purchaser and any Alternative Purchaser who submitted a Qualified Bid (the "Highest and Best Bid"), subject to resolution of any dispute by the Bankruptcy Court;

(I)         that only the Persons who submitted Qualified Bids and any other Person permitted to participate in the Auction by order of the Bankruptcy Court may participate in the Auction;

(J)         that the Break-Up Fee shall be payable by Seller and/or Company, as applicable, to Purchaser subject to the other terms of this Agreement provided that Purchaser submits this Agreement (or a higher price) as the first bid in the Auction;

(K)         that in the event one or more Alternative Purchaser enters into an agreement with Seller and/or Company, as applicable, to consummate an Alternative Transaction (for higher and better consideration than the Purchase Price; i.e., that would generate Excess Proceeds as defined below) in accordance with the Bidding Procedures, and consummates such transaction or suffers the loss of the Alternative Purchaser's Deposit, as defined below, then Purchaser shall be entitled to the Break-Up Fee from the Alternative Purchaser's Deposit, as defined below (or from the proceeds of the consummated sale in excess of the Purchase Price; the "Excess Proceeds");

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(L)         that in the event of a competing bid, Purchaser shall be entitled to submit successive overbids and shall be entitled, in the calculation of the amount of Purchaser's overbids, to credit bid in the sum of the Break-Up Fee (but Purchaser shall be entitled to the Break-Up Fee whether or not it submits overbids in the Auction); and

(M)         that in the event this Agreement is terminated by Seller and/or Company, as applicable, for any reason or circumstance other than termination due to the material and uncured default or breach by Purchaser when Seller is not in default or breach and has satisfied all conditions to Closing, and Seller and/or Company, as applicable, consummates a sale of the Shares or the Assets to any Alternative Purchaser for a price higher than the Purchase Price within six months of such termination, then Purchaser shall be entitled to payment from Seller and/or Company, as applicable, of the Break Up Fee (to the extent of such increased Purchase Price), and Purchaser's right to payment thereof shall be protected and secured with a Lien upon the proceeds of the Alternative Purchaser's deposit or Excess Proceeds.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:	/s/ Alexander Silverman
Managing Member

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:	/s/ W. Bennett Collett, Jr.
CEO and President

“COMPANY”:

FLORIDA GAMING CENTERS, INC.,
a Florida corporation

By:	/s/ W. Bennett Collett, Jr.
CEO and President

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EXHIBIT A

GUARANTEE AND JOINDER

This Guarantee and Joinder (this “Joinder”) is made and entered into as of the 25th day of November, 2012 by WILLIAM B. COLLETT, SR., an individual resident of the State of Florida and WILLIAM B. COLLETT, JR., an individual resident of the State of Florida (William B. Collett, Sr. and William B. Collett, Jr. are collectively referred to herein as the “Principals,” and each individually as a “Principal”), in favor of SILVERMARK LLC, a Delaware limited liability company (“Purchaser”).

PRELIMINARY STATEMENT

Capitalized terms that are used but are not otherwise defined in this Joinder shall have the meanings ascribed to such terms in the Stock Purchase Agreement dated as of the date hereof (the “Agreement”) between Purchaser, FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). The Principals are the direct or indirect shareholders of Seller and will derive substantial benefit from the consummation of the transactions contemplated by the Agreement. The Principals acknowledge and agree that as a condition to Purchaser entering into the Agreement with Seller, Purchaser requires that the Principals execute and deliver this Joinder.

NOW THEREFORE, in consideration of and as an inducement to Purchaser entering into the Agreement with Seller and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, each of the Principals, intending to be legally bound, hereby agree in favor of Purchaser as follows:

Section 1.          Guarantee.

(a)          The Principals hereby jointly and severally and irrevocably, absolutely and unconditionally guarantee, as primary obligor and not merely as surety, the payment and performance of all of Seller’s and/or the Company’s agreements, covenants, indemnities and other liabilities and obligations pursuant to the Agreement and/or any of the Ancillary Agreements. Without limiting the generality of the foregoing, the Principals jointly and severally agree (i) to pay to Purchaser and each of the Purchaser Indemnified Parties, as applicable, when due all sums due from Seller and/or the Company pursuant to or in connection with the Agreement or any of the Ancillary Agreements, including without limitation, the Termination Fee, the Termination Costs and Expenses, the Termination Payment, the Deposit, the prorations and credits payable or due by the Seller pursuant to the Agreement, any and all Losses suffered by Purchaser or any of the Purchaser Indemnified Parties, as applicable, the indemnity provided by Seller and/or the Company pursuant to the Agreement (under Article XI of the Agreement or otherwise), and the amount of any judgment or award that may be obtained by any of the Purchaser Indemnified Parties against Seller and/or the Company in connection with the Agreement, inclusive of interest on any such award, and (ii) to perform or cause to be performed any obligation of Seller and/or the Company pursuant to the Agreement or any of the Ancillary Agreements in accordance with the terms of the Agreement or any of the Ancillary Agreements, as applicable.

(b)          Each Principal hereby agrees that in the event of any breach or default by Seller and/or the Company under the Agreement or any of the Ancillary Agreements, Purchaser shall be entitled to proceed against each Principal immediately for such payment and performance without prior demand or notice. Each Principal expressly waives presentment, demand, protest, notice of default and non-payment, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Joinder, and consents to any extension or modification of the terms of the Agreement without notice. All payments under this Joinder shall be made without counterclaim, offset or defense of any kind, and each Principal hereby waives any and all defenses and rights of set off that it may have under applicable law.

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(c)          This is an irrevocable, absolute, continuing guaranty of payment and performance (inter alia) and not merely a guaranty of collection; and each Principal waives any right to require that any action be brought against Seller and/or the Company or any other Person or to require that resort be had to any security. Each right, power and remedy of Purchaser and/or any of the Purchaser Indemnified Parties provided for in this Joinder or the Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. Without limiting the generality of the foregoing, Purchaser or any Purchaser Indemnified Party may, at its option, proceed against each Principal individually, in the first instance to collect any monies, the payment of which is guaranteed hereby, without first proceeding against Seller and/or the Company or any other Person, and without first resorting to any security held by it as collateral or to any other remedies, at the same or different times, as it may deem advisable; and the liability of each Principal hereunder shall be in no way affected or impaired by an acceptance by Purchaser or any Purchaser Indemnified Party of any security for, or other guarantors upon, any indebtedness, liability or obligation of Seller and/or the Company to Purchaser or any Purchaser Indemnified Party, or by any failure, delay, neglect or omission by Purchaser or any Purchaser Indemnified Party to realize upon or protect any such indebtedness, liability or obligation or any collateral or security therefor. No failure on the part of Purchaser or any Purchaser Indemnified Party to exercise and no delay in exercising any right granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(d)          Each Principal agrees to pay all Costs and Expenses of collection in the enforcement of Purchaser’s and each Purchaser Indemnified Party’s rights with respect to Seller’s and/or the Company’s Liabilities and obligations and this Joinder, including without limitation, actual attorneys’ fees, paralegals’ fees, court costs, other costs expended in the collection or enforcement process, default interest at the highest rate permitted by law and such other and further relief as may be proper.

(e)          Whenever possible, each provision of this Joinder shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Joinder is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Joinder. All issues and questions concerning the construction, validity, enforcement and interpretation of this Joinder shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of this Joinder shall be brought against any of the parties in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

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Section 2.          Joinder.

The Principals agree that by execution and delivery of this Joinder, the Principals hereby jointly and severally join in the execution of and agree to those agreements, covenants, undertakings and acknowledgments of the Seller and the Company set forth in the Agreement and the Ancillary Agreements as fully as if each Principal were an original party thereto and as if each Principal were making such agreements, covenants, undertakings and acknowledgements, and agrees to be bound by all of the terms and conditions contained therein. The Principals further agree to deliver each certificate, document and agreement as Purchaser may reasonably require to be delivered by them from time to time to better support, secure or perfect the rights and remedies granted or provided to Purchaser by the Principals hereunder, including certificates of the type described under Section 6.01 and Section 6.02 of the Agreement with respect to and from the Principals.

Section 3.          Representations, Warranties and Acknowledgements of the Principals.

The Principals, jointly and severally, hereby represent and warrant to Purchaser as follows as of the Effective Date and as of the Closing Date, and acknowledges as follows:

Section 3.01.    Ownership of Seller. The Principals are shareholders and Affiliates of Seller and will be shareholders and Affiliates of Seller as of the Closing Date.

Section 3.02.    Authorization of Joinder.

(a)    Each Principal has the legal capacity to enter into this Joinder and to consummate the transactions contemplated by the Joinder and any Ancillary Agreement to which he is a party.   This Joinder has been duly executed and delivered by each Principal and constitutes a legal, valid and binding obligation of each Principal, enforceable against each Principal in accordance with its terms.

(b)    The execution and delivery of this Joinder and the consummation of the transactions contemplated hereby by each Principal will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, (i) the provisions of any agreement to which any Principal is a party, or (ii) applicable Law.

(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from, any Governmental or Regulatory Authority is required by or with respect to any Principal in connection with the execution and delivery of the Agreement, this Joinder or any of the Ancillary Agreements by Seller, the Company or the Principals, as applicable, or the consummation by Seller, the Company or the Principals of the transactions contemplated hereby or thereby, except for the required consents that are listed in Schedule 2.03(b) of the Agreement.

Section 4.          Miscellaneous.

Section 4.01.    Expenses. In the event of a dispute between the parties in connection with this Joinder and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

Section 4.02.    Notices. Unless otherwise provided herein, all notices or other communications required or permitted by this Joinder shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

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If to Purchaser, to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to any one or more Principals, to:

William B. Collett, Sr.

William B. Collett, Jr.

3500 NW 37th Avenue

Miami, FL 33142

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

Louisville, KY 40202-3363

Attn: R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

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Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 4.03.    Entire Agreement; Amendment; Waiver. This Joinder constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other understandings and negotiations with respect thereto. This Joinder may be amended only in a writing signed by all parties hereto. Any provision of this Joinder may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Joinder.

Section 4.04.    Severability. If any term or other provision of this Joinder is invalid, illegal, or incapable of being enforced under applicable Law, all other conditions and provisions of this Joinder shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Joinder so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 4.05.    Parties in Interest. This Joinder shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Joinder, except as set forth below, express or implied, is intended to confer upon any other Person (other than the Purchaser Indemnified Parties) any rights or remedies of any nature whatsoever under or by reason of this Joinder.

Section 4.06.    Interpretation. Any and all exhibits, annexes and schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Joinder as if set forth in full herein. Any capitalized terms used in any exhibit, annexes or schedule but not otherwise defined therein shall have the meaning as defined in this Joinder. References to defined terms in the singular shall include the plural and references to defined terms in the plural shall include the singular.

Section 4.07.    Governing Law; Jurisdiction and Venue. This Joinder shall be governed by the internal laws of the State of Florida, without giving effect to the conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Florida or any court of the State of Florida located in Miami-Dade County in any action, suit or proceeding arising out of or relating to this Joinder, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.07 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Florida other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

Section 4.08.    Captions. The captions in this are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

Section 4.09.    Counterparts. This Joinder may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Joinder and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Joinder as to the parties and may be used in lieu of the original Joinder for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

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Section 4.10. Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto. The parties hereto agree that the Business is a unique asset and that damages suffered by Purchaser as a result of a breach of this Joinder by the Principals would be impracticable to determine. Accordingly, the parties hereto agree that Purchaser shall be entitled to seek specific performance of the terms of this Joinder in the event of a breach of the terms of this Joinder.

Section 4.11. WAIVER OF JURY TRIAL. each of the parties to this joinder hereby irrevocably waive all rights to a trial by jury in the event of any dispute or court action or proceeding, including a counterclaim, arising from, growing out of, or relating to this joinder, the agreement, the other transaction documents or any other documents or instruments executed and delivered in connection herewith or therewith. The parties acknowledge that this waiver is a significant consideration to, and a material inducement for, the parties to enter into this joinder.

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IN WITNESS WHEREOF, each Principal has executed this Joinder as of the date first set forth above.

PRINCIPALS:

WILLIAM B. COLLETT, SR.

WILLIAM B. COLLETT, JR.

STATE OF FLORIDA                 )

) ss:

COUNTY OF MIAMI-DADE    )

I hereby certify that on this 25th day of November, 2012, personally appeared William B. Collett, Sr., who is personally known to me or who produced the following identification (_________________________), and he acknowledged before me that he executed the foregoing document as his free act and deed, for the uses and purposes therein mentioned, and that said instrument is his act and deed.

In Witness Whereof, I have hereunto set my hand and seal in the County and State aforesaid as of this 25th day of November, 2012.

(Name of Notary)
Notary Public
State of Florida
Commission or Serial No.:
My Commission Expires:

STATE OF FLORIDA                 )

) ss:

COUNTY OF MIAMI-DADE   )

I hereby certify that on this 25th day of November, 2012, personally appeared William B. Collett, Jr., who is personally known to me or who produced the following identification (_________________________), and he acknowledged before me that he executed the foregoing document as his free act and deed, for the uses and purposes therein mentioned, and that said instrument is his act and deed.

In Witness Whereof, I have hereunto set my hand and seal in the County and State aforesaid as of this 25th day of November, 2012.

(Name of Notary)
Notary Public
State of Florida
Commission or Serial No.:
My Commission Expires:

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EXHIBIT B

DEPOSIT ESCROW AGREEMENT

This DEPOSIT ESCROW AGREEMENT (this “Agreement”) dated as of November 25, 2012 (the “Effective Date”) among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”) or its assignee(s), FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and GUNSTER, YOAKLEY & STEWART, P.A., as escrow agent (“Escrow Agent”).

This is the Deposit Escrow Agreement referred to in the Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), among Purchaser, Seller, and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.          Establishment of Escrow.

a.          Pursuant to the Purchase Agreement, Purchaser is depositing the Deposit with Escrow Agent an amount equal to Fifty Thousand and NO/100 dollars ($50,000.00) in immediately available funds.

b.          Escrow Agent hereby agrees to hold all of the Deposit in escrow in an interest-bearing account subject to the terms and conditions contained in this Agreement. Any interest earned on the Deposit shall be applied in the same manner as the Deposit.

2.          Investment of Funds.

Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, until disbursement of the Deposit as contemplated under this Agreement, the Deposit shall be invested from time to time, to the extent possible, in (i) one or more interest bearing deposit accounts (which may be money market deposit accounts) with one or more financial institutions as may be selected by Escrow Agent in its sole and absolute discretion, and/or (ii) U.S. government securities, securities guaranteed by the U.S. government or insured fixed deposits with one or more financial institutions, in each case as may be selected by Escrow Agent in its sole and absolute discretion. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Deposit consisting of investments to provide for payments required to be made under this Agreement.

3.          Release of Deposit.

Escrow Agent agrees to release the Deposit in accordance with the terms and conditions set forth in this Agreement. Subject to the terms of this Section 3, the Deposit shall be non-refundable to Purchaser in the event that the Closing fails to occur due to a default under the Purchase Agreement by Purchaser and the Purchase Agreement is terminated by the Seller Parties pursuant to Section 12.01(c)(i) of the Purchase Agreement, in which event, upon such termination of the Purchase Agreement as a result thereof, the Deposit shall be paid by Escrow Agent to Seller; otherwise, the Deposit shall be refunded to Purchaser by Escrow Agent in the event that the Closing fails to occur. Escrow Agent shall be required to obtain the consent of both parties to release the Deposit pursuant to the immediately preceding sentence, provided, however, that if Escrow Agent is releasing the Deposit as a result of the termination of the Purchase Agreement under any provision of Section 12.01 other than a termination by the Seller Parties as provided in Section 12.01(c)(i) of the Purchase Agreement, then Escrow Agent is not required to obtain the consent of Seller to release the Deposit, unless Seller disputes such release by written notice to Escrow Agent which much be received by Escrow Agent prior to such release.

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4.           Duties of Escrow Agent.

(a)          Escrow Agent shall not be under any duty to give the Deposit held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)          Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Deposit or any loss of interest incident to any such delays.

(c)          Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)          Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)          Escrow Agent does not have any interest in the Deposit deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Deposit shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

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(f)          Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g)          Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)          Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Deposit to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Deposit until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

(i)          In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Deposit or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Deposit until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Deposit or (ii) a written agreement executed by the other parties hereto directing delivery of the Deposit, in which event Escrow Agent shall disburse the Deposit in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)          Purchaser and Seller agree to pay and reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such payment and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Any fees, expenses, disbursements and advances of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)          No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

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(l)          The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

6.           Limited Responsibility.

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.           Ownership for Tax Purposes.

Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Deposit and that Seller will report all income, if any, that is earned on, or derived from, the Deposit as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.           Acknowledgement.

Seller acknowledges and agrees that Gunster, Yoakley & Stewart, P.A. serves as legal counsel to Purchaser and/or its Affiliates from time to time and that nothing contained herein or any performance by the Escrow Agent or any party hereunder shall impair or affect Gunster, Yoakley & Stewart, P.A.’s ability and full right and authority to represent Purchaser and/or its Affiliates in connection with any matter (including, without limitation, any interpleader action instituted by it as Escrow Agent arising from this Agreement), whether or not related to the subject matter hereof, nor shall the Escrow Agent’s agreement to act as escrow agent hereunder create any impropriety or conflict of interest (or any appearance thereof) in connection with the Escrow Agent’s representation of Purchaser and/or its Affiliates. By signing below, Purchaser, Seller and Escrow Agent acknowledge that they have read this Agreement and agree to the terms contained herein and, for the purposes of avoidance of any doubt, Seller hereby expressly waives any claim of conflict of interest against Gunster, Yoakley & Stewart, P.A. arising from its status as Escrow Agent hereunder and as counsel to the Purchaser.

9.           Notices.

Unless otherwise provided herein, all notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

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If to Purchaser, to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to the Seller, to:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, FL 33142

Attn: William B. Collett, Jr.

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

Louisville, KY 40202-3363

Attn: R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

If to Escrow Agent, to:

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Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

10.         Jurisdiction; Service of Process.

Any Actions or Proceedings arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Actions or Proceedings and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Actions or Proceedings shall be heard and determined only in any such court and agrees not to bring any Actions or Proceedings arising out of or relating to this Agreement in any other court. Process in any Actions or Proceedings referred to in the preceding sentence may be served on any party anywhere in the world.

10.         Execution of Agreement.

This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

11.         Section Headings, Construction.

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

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12.         Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.         Entire Agreement and Modification.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser, Seller and Escrow Agent.

14.         Governing Law.

This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles that would require the application of any other Law.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:
Name:
Title:

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:
Name:
Title:

“ESCROW AGENT”:

GUNSTER, YOAKLEY & STEWART, P.A.

By:
Name:
Title:

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EXHIBIT C

INDEMNIFICATION ESCROW AGREEMENT

This INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) dated as of ___________, 2013 (the “Closing Date”) among SILVERMARK LLC, a Delaware limited liability company (“Purchaser”) or its assignee(s), FLORIDA GAMING CORPORATION, a Delaware corporation (“Seller”) and GUNSTER, YOAKLEY & STEWART, P.A., as escrow agent (“Escrow Agent”).

This is the Indemnification Escrow Agreement referred to in the Stock Purchase Agreement dated as of November 25, 2012 (the “Purchase Agreement”), among Purchaser, Seller, and FLORIDA GAMING CENTERS, INC., a Florida corporation (“Company”). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.           Establishment of Escrow.

(a)          Purchaser is depositing with Escrow Agent an amount equal to Seven Million Five Hundred Thousand and NO/100 Dollars ($7,500,000.00) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j), or losses on investments, the “Escrow Fund”).

(b)          Escrow Agent hereby agrees to act as escrow agent and, upon receipt of the Escrow Fund, to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.           Investment of Funds.

Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, until disbursement of the Escrow Fund as contemplated under this Agreement, the Escrow Fund shall be invested from time to time, to the extent possible, in (i) one or more interest bearing deposit accounts (which may be money market deposit accounts) with one or more financial institutions as may be selected by Escrow Agent in its sole and absolute discretion, and/or (ii) U.S. government securities, securities guaranteed by the U.S. government or insured fixed deposits with one or more financial institutions, in each case as may be selected by Escrow Agent in its sole and absolute discretion. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.           Claims.

(a)          From time to time on or before [______________, 2016]1, Purchaser may give one or more Claim Notices, Indemnity Notices or other notices (each, a “Notice”) to Seller and Escrow Agent with respect to any one or more claims (each, a “Claim”) that Purchaser or any Purchaser Indemnified Party may have under Article XI of the Purchase Agreement; Purchaser may make more than one claim with respect to any underlying state of facts. Neither the exercise of nor the failure to give a Claim Notice, Indemnity Notice or such other notice under this Agreement will constitute an election of remedies or limit any Purchaser Indemnified Party in any manner in the enforcement of any other remedies that may be available to it.

1 INSERT DATE THAT IS THE THIRD ANNIVERSARY OF THE CLOSING DATE.

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(i)          If Seller gives notice to Purchaser and Escrow Agent disputing any Claim (a “Counter Notice”) within thirty (30) days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b). If no Counter Notice is received by Escrow Agent within such thirty-day (30-day) period, then the dollar amount of damages claimed by Purchaser as set forth in its Notice with respect to such Claim shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such thirty-day (30-day) period, Escrow Agent shall pay to Purchaser (or to the Purchaser Indemnified Party, as applicable) the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund.

(ii)         Notwithstanding anything contained in this Agreement, the Purchase Agreement or any Ancillary Agreement to the contrary, (A) Seller shall have no right to, and shall not, dispute or deliver a Counter Notice with respect to any Claim for which Liability has been determined or established under Article XI of the Purchase Agreement or with respect to any Claim relating to any matter described under Schedule VIII, Schedule 2.10 or Schedule 2.11 of the Purchase Agreement, (B) the dollar amount of damages claimed by Purchaser as set forth in its Notice with respect to such Claim shall be deemed established upon delivery of such Notice under Section 3(a) for purposes of this Agreement and the Purchase Agreement, and (C) the Escrow Agent shall pay to Purchaser (or to the Purchaser Indemnified Party, as applicable) the dollar amount claimed in such Notice, from (and only to the extent of) the Escrow Fund, within five (5) Business Days after Escrow Agent receives such Notice under Section 3(a).

(b)          If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Purchaser and Seller or (ii) a final, nonappealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(c)          Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement or this Agreement.

4.           Termination of Escrow.

(a)          Commencing on [______________, 2013]2, and on the ___3 day of each calendar month thereafter until [______________, 2016]4 (each, a “Monthly Release Date”), Escrow Agent shall pay and distribute to Seller up to Seventy Thousand and No/100 Dollars ($70,000) from the amount then remaining in the Escrow Fund, if any (the “Monthly Release Amount”), unless (i) the amount then remaining in the Escrow Fund equals or is less than Five Million and No/100 Dollars ($5,000,000.00), in which case no Monthly Release Amount shall be payable, paid or distributed under this Agreement, (ii) any Claims are then pending on such Monthly Release Date, in which case, subject to the provisions of clause (iii) of this Section 4(a), the Monthly Release Amount shall only be paid and distributed to Seller from the amount then remaining in the Escrow Fund in the event that (x) the amount then remaining in the Escrow Fund on such Monthly Release Date, minus (y) an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims), equals or exceeds the Monthly Release Amount, or (iii) Purchaser has given notice to Seller and Escrow Agent specifying in reasonable detail (A) the nature of any other claim it may have under Article XI of the Purchase Agreement with respect to which it is unable to specify the amount of Losses or potential Losses, or (B) of any outstanding Excluded Liability or Excluded Litigation with respect to which it is unable to specify the amount of Losses or potential Losses, in which case the Monthly Release Amount that is otherwise payable on such Monthly Release Date hereunder shall not be payable, paid or distributed to Seller. Any right of Seller to receive payment and distribution of the Monthly Release Amounts shall not accumulate, and no Monthly Release Amount that is not paid or distributed in accordance this Section 4(a) shall accrue or become payable at any time after the applicable Monthly Release Date.

2 INSERT DATE THAT IS ONE CALENDAR MONTH AFTER THE CLOSING DATE.

3 INSERT THE SAME DAY OF THE MONTH.

4 INSERT DATE THAT IS THE THIRD ANNIVERSARY OF THE CLOSING DATE.

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(b)          On [______________, 2016]5, Escrow Agent shall pay and distribute the then remaining amount of the Escrow Fund, if any, to Seller, unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance, if any, paid to Seller), or (ii) Purchaser has given notice to Seller and Escrow Agent specifying in reasonable detail (A) the nature of any other claim it may have under Article XI of the Purchase Agreement with respect to which it is unable to specify the amount of Losses or potential Losses, or (B) of any outstanding Excluded Liability or Excluded Litigation with respect to which it is unable to specify the amount of Losses or potential Losses, in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Purchaser and Seller or a final, nonappealable order of a court of competent jurisdiction as contemplated by Section 3(b).

5.           Duties of Escrow Agent.

(a)          Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(b)          Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

5 INSERT DATE THAT IS THE THIRD ANNIVERSARY OF THE CLOSING DATE.

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(c)          Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d)          Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e)          Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f)          Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g)          Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h)          Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, nonappealable order of a court of competent jurisdiction.

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(i)          In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final, nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question.

(j)          Purchaser and Seller agree to pay and reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such payment and reimbursement to which Escrow Agent is entitled shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser. Any fees, expenses, disbursements and advances of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

(k)          No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

(l)          The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

6.           Limited Responsibility.

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

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7.           Ownership for Tax Purposes.

Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.           Acknowledgement.

Seller acknowledges and agrees that Gunster, Yoakley & Stewart, P.A. serves as legal counsel to Purchaser and/or its Affiliates from time to time and that nothing contained herein or any performance by the Escrow Agent or any party hereunder shall impair or affect Gunster, Yoakley & Stewart, P.A.’s ability and full right and authority to represent Purchaser and/or its Affiliates in connection with any matter (including, without limitation, any interpleader action instituted by it as Escrow Agent arising from this Agreement), whether or not related to the subject matter hereof, nor shall the Escrow Agent’s agreement to act as escrow agent hereunder create any impropriety or conflict of interest (or any appearance thereof) in connection with the Escrow Agent’s representation of Purchaser and/or its Affiliates. By signing below, Purchaser, Seller and Escrow Agent acknowledge that they have read this Agreement and agree to the terms contained herein and, for the purposes of avoidance of any doubt, Seller hereby expressly waives any claim of conflict of interest against Gunster, Yoakley & Stewart, P.A. arising from its status as Escrow Agent hereunder and as counsel to the Purchaser.

9.           Notices.

Unless otherwise provided herein, all notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party to whom notice is given, on the same day if sent by confirmed facsimile transmission, on the date of actual delivery if sent by email transmission or on the date of actual delivery if sent by or overnight commercial courier or by first-class mail, registered or certified, with postage prepaid, and in each case, properly addressed to the party at its address set forth below, or at any other address that any party may from time to time designate by written notice to the others:

If to Purchaser, to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: Alexander D. Silverman, Member

Facsimile No.: (212) 308-9265

Email: alexs@andalex.com

with a copy to:

Silvermark LLC

430 Park Avenue, 5th Floor

New York, NY 10022

Attn: William S. Kogan, Esq., General Counsel

6

EXECUTION COPY

Facsimile No.: (212) 308-9265

Email: wkogan@andalex.com

and

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

If to the Seller, to:

Florida Gaming Corporation

3500 NW 37th Avenue

Miami, FL 33142

Attn: William B. Collett, Jr.

Facsimile No.: (305) 634-1712

Email: bcollett@casinomiami.net

with a copy to:

Frost Brown Todd LLC

400 West Market Street

Suite 3200

Louisville, KY 40202-3363

Attn: R. James Straus, Esq.

Facsimile No.: (502) 581-1087

Email: jstraus@fbtlaw.com

If to Escrow Agent, to:

Gunster, Yoakley & Stewart, P.A.

450 E. Las Olas Boulevard

Suite 1400

Ft. Lauderdale, FL 33301

Attn: Robert Hackleman, Esq.

Facsimile No.: (954) 523-1722

Email: rhackleman@gunster.com

Any party from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

7

EXECUTION COPY

10.         Jurisdiction; Service of Process.

Any Actions or Proceedings arising out of or relating to this Agreement may be brought in the courts of the State of Florida, County of Miami-Dade, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Actions or Proceedings and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Actions or Proceedings shall be heard and determined only in any such court and agrees not to bring any Actions or Proceedings arising out of or relating to this Agreement in any other court. Process in any Actions or Proceedings referred to in the preceding sentence may be served on any party anywhere in the world.

11.         Execution of Agreement.

This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange or delivery of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes.

12.         Section Headings, Construction.

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

13.         Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.         Entire Agreement and Modification.

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Purchaser, Seller and Escrow Agent.

8

EXECUTION COPY

15.         Governing Law.

This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles that would require the application of any other Law.

[SIGNATURES ON NEXT PAGE]

9

EXECUTION COPY

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

“PURCHASER”:

SILVERMARK LLC,
a Delaware limited liability company

By:
Name:
Title:

“SELLER”:

FLORIDA GAMING CORPORATION,
a Delaware corporation

By:
Name:
Title:

“ESCROW AGENT”:

GUNSTER, YOAKLEY & STEWART, P.A.

By:
Name:
Title:

10

ANNEX B

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations are derived from, and should be read in conjunction with, our historical financial statements and notes thereto of Florida Gaming Corporation (the “Company”), as presented in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 30, 2012 (and amended on April 2, 2012), and our quarterly report on Form 10-Q for the period ending September 30, 2012 filed with the SEC on November 14, 2012.

The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the sale of the Company’s entire interest in Florida Gaming Centers, Inc. (the “Transactions”) as if the Transaction occurred as of September 30, 2012 for the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2011 for the unaudited pro forma condensed consolidated statements of operations. Pro forma operating information presented for all periods reflects pro forma adjustments to exclude Florida Gaming Centers, Inc. (“Centers”) business from the continuing operations of the Company.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this proxy statement. Pro forma adjustments that reflect the disposition of Centers are listed under the column titled “Disposition of Florida Gaming Centers.” Pro forma adjustments that reflect the pay down of existing Company indebtedness, the payment of acquiring previously issued Centers warrants and the receipt of the account receivable due from Centers are reflected in a separate column, labeled “Other.”

The unaudited pro forma condensed consolidated financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the transaction occurred on the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future financial performance.

B-1

FLORIDA GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2012

		Pro Forma Adjustments
		Disposition of
	Florida Gaming	Florida Gaming				Pro Forma
ASSETS	Corporation	Centers		Other		Consolidated

CURRENT ASSETS:
Cash and cash equivalents	$4,910,140	$3,262,425	(a)(1)	$(3,050,735	)(c)	$5,121,830
Accounts receivable, net	384,037	5,181,706	(a)	(5,565,743	)(b)(5)	0
Inventory	49,419	(49,419	)(a)			0
Total current assets	5,343,596	8,394,712		(8,616,478)		5,121,830

PROPERTY AND EQUIPMENT:

Land	20,491,281	(20,491,281	)(a)			0
Buildings and improvements	29,136,075	(29,136,075	)(a)			0
Furniture, fixtures and equipment	18,695,896	(18,529,621	)(a)			166,275
CWIP	3,222,589	(3,222,589	)(a)			0
	71,545,841	(71,379,566)		0		166,275
Less accumulated depreciation	(7,664,272)	7,498,858				(165,414)
	63,881,569	(63,880,708)		0		861

ESCROWED RETENTION AMOUNT	0	7,500,000	(b)(3)			7,500,000
REAL ESTATE HELD FOR SALE (net)	234,000					234,000
OTHER ASSETS	7,949,493	(7,929,127	)(a)			20,366
	$77,408,658	$(55,915,123)		$(8,616,478)		$12,877,057

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$11,128,550	$(8,333,992	)(b)(1)			2,794,558
Short-term borrowing and current portion of long-term debt	84,450,101	(84,450,101	)(b)(1)			0
Total current liabilities	95,578,651	(92,784,093	)(b)(1)	0		2,794,558

LONG-TERM LIABILITIES
Long-term portion notes payable	20,851,789	(13,842,786	)(a)	(3,133,062	)(b)(4)	3,875,941

Total liabilities	116,430,440	(106,626,879)		(3,133,062)		6,670,499

STOCKHOLDERS’ EQUITY:
Class A convertible preferred stock, convertible to common stock; $.10 par value, 1,200,000 shares authorized; 27,756 shares issued and outstanding at September 30, 2012	2,776					2,776

Class AA convertible preferred stock, convertible to common stock; $.10 par value, 5,000 shares authorized; 5,000 shares issued and outstanding at September 30, 2012	500					500

Class B convertible preferred stock; convertible to common stock, 50 shares authorized; 45 shares issued and outstanding at September 30, 2012	5					5

Class F 8% cumulative convertible preferred stock, 2,500 shares authorized; 1,000 Shares issued and outstanding at September 30, 2012	100					100

Common stock, $.20 par value, authorized 7,500,000 shares, 4,037,293 issued and outstanding at September 30, 2012	807,459					807,459

Capital in excess of par value	50,784,923					50,784,923
Accumulated deficit	(90,617,545)	50,711,756	Note 1	(5,483,416	)(b)(2)	(45,389,205)
Total stockholders’ equity (deficit)	(39,021,782)	50,711,756		(5,483,416)		6,206,558
Total liabilities and stockholders’ equity (deficit)	$77,408,658	$(55,915,123)		$(8,616,478)		$12,877,057

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

B-2

FLORIDA GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2011

		Pro Forma Adjustments
		Disposition of
	Florida Gaming	Florida Gaming				Pro Forma
	Corporation	Centers		Other		Consolidated

REVENUE

Casino	$0	$0				$0
Pari-Mutuel	3,619,078	(3,619,078	)(a)			0
Cardroom	3,274,118	(3,274,118	)(a)			0
Food, Beverages, and other	1,225,018	(1,225,018	)(a)			0
Gross revenue	8,118,214	(8,118,214)		0		0
Less promotional credits	0	0				0
Net revenues	8,118,214	(8,118,214)		0		0

EXPENSES
Operating	11,119,329	(10,950,915	)(a)			168,414
General and Administrative	3,396,420	(2,668,901	)(a)			727,519
Depreciation and Amortization	456,246	(435,491	)(a)			20,755
	14,971,995	(14,055,307)		0		916,688
Net Income (Loss) from Operations	(6,853,781)	5,937,093		0		(916,688)

OTHER INCOME (EXPENSE)
Legislative Initiatives	(3,550,000)	3,550,000	(a)			0
Loss on Disposal of Real Estate	(267,785)	267,785	(a)			0
Pari-Mutuel Tax Credits	136,403	(136,403	)(a)			0
Casino Management Fee Expense	0	0				0
Interest Income	3,019	(13	)(a)			3,006
Interest Expense	(11,232,231)	10,373,012	(a)	249,620	(b)(4)	(609,599)
Nonoperating Expense	(14,910,594)	14,054,381		249,620		(606,593)
Net Loss	(21,764,375)	19,991,474		249,620		(1,523,281)
Dividends on Preferred Stock	(495,734)					(495,734)
Net Loss Contributable to Common Shareholders	$(22,260,109)	$19,991,474		$249,620		$(2,019,015)
Basic Loss per Common Share	$(5.61)					$(0.51)
Diluted Loss per Common Share	$(5.61)					$(0.51)
Weighted Avg Common Shares Outstanding	3,969,239					3,969,239

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

B-3

FLORIDA GAMING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine month period ended September 30, 2012

		Pro Forma Adjustments
		Disposition of
	Florida Gaming	Florida Gaming				Pro Forma
	Corporation	Centers		Other		Consolidated

REVENUE

Casino	$44,224,180	$(44,224,180	)(a)			$0
Pari-Mutuel	3,595,443	(3,595,443	)(a)			0
Cardroom	5,532,430	(5,532,430	)(a)			0
Food, Beverages, and other	1,725,780	(1,725,780	)(a)			0
Gross revenue	55,077,833	(55,077,833)		0		0
Less promotional credits	(4,729,456)	4,729,456	(a)			0
Net revenues	50,348,377	(50,348,377)		0		0

EXPENSES
Operating	41,733,940	(41,733,940	)(a)			0
General and Administrative	3,671,812	(3,189,937	)(a)			481,875
Depreciation and Amortization	3,545,312	(3,535,657	)(a)			9,655
	48,951,064	(48,459,534)		0		491,530
Net Income (Loss) from Operations	1,397,313	(1,888,843)		0		(491,530)

OTHER INCOME (EXPENSE)
Pari-Mutuel Tax Credits	277,166	(277,166	)(a)			0
Casino Management Fee Expense	(150,000)	150,000	(a)			0
Interest Income	675	(8	)(a)			667
Interest Expense	(12,960,332)	12,310,767	(a)	187,215	(b)(4)	(462,350)
Nonoperating Expense	(12,832,491)	12,183,593		187,215		(461,683)
Net Loss	(11,435,178)	10,294,750		187,215		(953,213)
Dividends on Preferred Stock	(344,274)					(344,274)
Net Loss Contributable to Common Shareholders	$(11,779,452)	$10,294,750		$187,215		$(1,297,487)
Basic Loss per Common Share	$(2.92)					$(0.32)
Diluted Loss per Common Share	$(2.92)					$(0.32)
Weighted Avg Common Shares Outstanding	4,037,293					4,037,293

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

B-4

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Sale of Florida Gaming Centers, Inc.

The estimated agreed upon sale price and gain on the sale of Florida Gaming Centers, Inc. (“Centers”), based on the historical book balances of Centers as of September 30, 2012, are as follows:

Total estimated proceeds			$115,000,000
Less:
Assets of Centers		$77,147,768
Liabilities of Centers	$112,192,622
Excluded liabilities	(92,431,744)
Liabilities assumed		19,760,878
Net assets sold			(57,386,890)
Payment for early retirement of debt			(4,210,023)
Transaction fee			(1,941,331)
Capital improvements required			(400,000)
Estimated transaction costs			(350,000)
Estimated gain on sale			$50,711,756

The Stock Purchase Agreement (the “Agreement”) requires that certain liabilities of Centers be assumed by the Purchaser and that the excluded liabilities are retired with the sale proceeds as reflected in the above table. The payment for the early retirement of debt of $4,210,023 is the estimated cost associated with the early retirement of the excluded liabilities as required by the Agreement for prepayment premiums, accrued interest and fees.

There is an estimated $1,941,331 transaction fee to an investment bank for securing the Purchaser. This amount is equal to 1.5% of the aggregate consideration actually received by the Company in the transaction.

The City of Miami, Florida is requiring that a sprinkler system and emergency lighting be installed at the Miami Jai-Alai Facility, which will cost approximately $400,000, and is reflected in the table above as capital improvements required.

The Company believes that it has net operating losses that will exceed any gain associated with the Transaction and there will be no tax consequences.

B-5

Note 2 – Pro Forma Adjustments

The following are descriptions of the pro forma adjustments related to the sale of Centers and the use of cash proceeds as identified:

(a)	Represents adjustments to eliminate the assets, liabilities and results of operations of Centers that management believes are directly attributable to the sale of Centers and will not continue after the sale.

(a)(1)	The table below details the “Cash and cash equivalents” adjustment from the disposition of Centers:

Centers Cash and cash equivalents	$(4,904,477)
Net cash received before payment to acquire Centers Warrants	8,166,902
Cash and cash equivalent disposition adjustment	$3,262,425

(b)	The table below details the estimated use of cash associated with the cash proceeds received from the Transaction:

Total Proceeds	$115,000,000

Less payment of excluded liabilities	(92,431,744)
Less payment for early retirement of debt	(4,210,023)
Less payment of the transaction fee	(1,941,331)
Less cost of required capital improvements	(400,000)
Less estimated transaction costs	(350,000)
Cost to acquire Centers Warrants (35% of Centers value)	(5,483,416)
Net proceeds of sale	10,183,486
Less Retention Amount to be escrowed	(7,500,000)
Net cash received from sale	2,683,486
Payment of Company indebtedness	(3,133,062)
Centers account payable to Company	5,565,743
Net proceeds from Transaction	$5,116,167

(b)(1) The Agreement states that certain liabilities, referred to as the excluded liabilities, will not be assumed by the Purchaser and require that those excluded liabilities in the amount of an estimated $92,431,744 are repaid from the proceeds of the Transaction.

The payment for the early retirement of debt of $4,210,023 is the estimated cost associated with the early retirement of the excluded liabilities as required by the Agreement for prepayment premiums, accrued interest and fees.

There is an estimated $1,941,331 transaction fee to an investment bank for securing the Purchaser. This amount is equal to 1.5% of the aggregate consideration actually received by the Company in the transaction.

The City of Miami, Florida is requiring that a sprinkler system and emergency lighting be installed at the Miami Jai-Alai Facility, which will cost approximately $400,000, and is reflected in the table above as capital improvements required.

B-6

(b)(2) Warrants were issued as part of a credit agreement and remain outstanding for thirty five percent (35%) of the Centers stock and will be acquired at an estimated cost of $5,483,416.

(b)(3) The Agreement includes an Indemnification Escrow Agreement that requires $7,500,000, the Retention Amount, be placed with an escrow agent for the benefit of the Purchaser.

(b)(4) The Company will make an estimated $3,133,062 payment on its own indebtedness. The estimated interest saving from the debt reduction is reflected in the “Other” column on the Unaudited Pro Forma Condensed and Consolidated Statements of Operations.

(b)(5) The Company will receive from Centers an estimated $5,565,743 as payment on Centers payable to the Company.

(c)	The table below details the “Cash and cash equivalents” other adjustment:

Payment to acquire Centers Warrants	$(5,483,416)
Receipt of account receivable due from Centers	5,565,743
Payment of Company indebtedness	(3,133,062)
Cash and cash equivalent other adjustment	$(3,050,735)

B-7

ANNEX C

FLORIDA GAMING CENTERS, INC.
(A SUBSIDIARY OF FLORIDA GAMING CORPORATION)

ANNUAL REPORT PURSUANT TO THE UNIFORM

REPORTING SYSTEM PRESCRIBED FOR FLORIDA PARI-MUTUEL

PERMIT HOLDERS

FOR THE YEAR ENDED DECEMBER 31, 2011

C-1

CERTIFIED PUBLIC ACCOUNTANTS

3400 Dutchmans Lane
Louisville, Kentucky 40205

502.459.5000
502.459.5309 Fax

accountants@kingcorporategroup.com
www.kingcocpa.com

James O. King, Jr., Director
Christopher A. Fralick, Director
Susan G. Pike, Director
Ronald J. Harris, Jr., Director

David A. James
Heather M. Ratliff
Amanda J. Drake
R. Ben Davis
Charles J. Hoben

king+company
PSC

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Shareholder
Florida Gaming Centers, Inc. (a subsidiary of Florida Gaming Corporation)
Miami, Florida

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

MEMBER OF THE KING CORPORATE GROUP
Registered Member AICPA and PCAOB
Licensed in Kentucky, Indiana, and Florida • Founded 1981

C-2

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011
(mo.) (day) (year)

BALANCE SHEET - ASSETS

Line No.	ACCOUNT TITLE	Sched No.	Pari-Mutuel Operations	Other Operations	Total
1	**CURRENT ASSETS**				
2	Cash		$37,284,052	--	$37,284,052
3	Marketable securities		--	--	--
4	Accounts and notes receivable (net)	2	229,975	--	229,975
5	Inventories		65,232	--	65,232
6	Prepaid expenses		3,401,301	--	3,401,301
7	Other current assets		--	--	--
8	**Total Current Assets**		40,980,560	--	40,980,560
9	**TOTAL INVESTMENTS**		--	--	--
10	**PROPERTY**				
11	Land		20,491,281	--	20,491,281
12	Land improvements		682,572	--	682,572
13	Building & building improvements		9,956,995	--	9,956,995
14	Equipment, furnishing and fixtures		1,640,465	--	1,640,465
15	Construction in progress		29,767,905	--	29,767,905
16	Accumulated depreciation		(5,205,764)	--	(5,205,764)
17	**Total Property**		57,333,454	--	57,333,454
18	**OTHER ASSETS**				
19	Intangibles		--	--	--
20	Non-current receivables		--	--	--
21	Deferred charges		6,287,631	--	6,287,631
22	Other non-current assets	3	568,259	--	568,259
23	**Total Other Assets**		6,855,890	--	6,855,890
24	**TOTAL ASSETS**		$105,169,904	--	$105,169,904

See accompanying notes.

5.

C-3

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

BALANCE SHEET - LIABILITIES AND STOCKHOLDERS' EQUITY

Line No.	ACCOUNT TITLE	Sched No.	Pari-Mutuel Operations	Other Operations	Total
1	**CURRENT LIABILITIES**				
2	Accounts and notes payable	7	$25,121,174	--	$25,121,174
3	Accrued liabilities - board of relief		29,374	--	29,374
4	- outstanding mutuel tickets		88,704	--	88,704
5	- purses and stakes		--	--	--
6	- state pari-mutuel tax		71,437	--	71,437
7	- state and federal income tax		--	--	--
8	- charities/scholarships		15,935	--	15,935
9	- interest		1,685,717	--	1,685,717
10	- other		1,133,156	--	1,133,156
11	Current portion of long-term debt	6	87,878,865	--	87,878,865
12	Dividends payable		--	--	--
13	Other current liabilities		--	--	--
14	**Total Current Liabilities**		116,024,362	--	116,024,362
15	**TOTAL LONG-TERM LIABILITIES**	9	13,895,646	--	13,895,646
			13,895,646	--	13,895,646
16	**OTHER LIABILITIES**				
17	Deferred credits		--	--	--
18	Other non-current liabilities		--	--	--
19	**Total Other Liabilities**		--	--	--
20	**STOCKHOLDER'S EQUITY**				
21	Capital		--	--	--
22	Additional paid-in capital		--	--	--
23	Retained Earnings		(24,750,104)	--	(24,750,104)
24	Reacquired shares		--	--	--
25	**Total Stockholders' Equity**		(24,750,104)	--	(24,750,104)
26					
27	**TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY**		$105,169,904	--	$105,169,904

See accompanying notes.

6.

C-4

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011
(mo.) (day) (year)

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

Line No.	ACCOUNT TITLE	Sched No.	Pari-Mutuel Operations	Other Operations	Total
1	**REVENUES**				
2	Pari-mutuel commission	10	$2,547,825	--	$2,547,825
3	Admissions revenue	11	0	--	0
4	Restaurant, bar and concession	11	432,203	--	432,203
5	Parking, programs and other	11	114,834	--	114,834
6	Rental, facilities and equipment		--	--	--
7	Intertrack guest commissions		1,044,234	--	1,044,234
8	Stake, fees and contributions		--	--	--
9	Other operating revenue	18	3,979,118	--	3,979,118
10	**Total Revenues**		8,118,214	--	8,118,214
11	**EXPENSES**				
12	Officers' and directors' compensation	12	679,750	--	679,750
13	Compensation, other		3,152,755	--	3,152,755
14	Payroll taxes and fringe benefits		753,570	--	753,570
15	**Sub-Total Compensation Expense**		4,586,075	--	4,586,075
16	Admission taxes and intertrack surcharge tax	10	--	--	--
17	Purses, stakes, award/players' salaries, bonuses & prizes	13	3,070,861	--	3,070,861
18	Advertising, publicity, & public relations		58,208	--	58,208
19	Restaurant, bar & concession expenses		215,946	--	215,946
20	Rental expense - fronton facilities and equipment	14	768,118	--	768,118
21	Utilities		433,368	--	433,368
22	Maintenance and repair		262,232	--	262,232
23	Depreciation and amortization		1,534,615	--	1,534,615
24	Taxes other than payroll and income		940,317	--	940,317
25	Bad debts		--	--	--
26	Insurance		991,635	--	991,635
27	Interest	15	9,273,888	--	9,273,888
28	Other	16	930,051	--	930,051
29	**Total Expenses**		23,065,314	--	23,065,314
30	**OPERATING LOSS**		(14,947,100)	--	(14,947,100)
31	OTHER CREDITS & CHARGES	17	(5,044,374)	--	(5,044,374)
32	LOSS BEFORE PROVISION FOR INCOME TAX		(19,991,474)	--	(19,991,474)
33	PROVISION FOR INCOME TAX		--	--	--
34	LOSS BEFORE EXTRAORDINARY ITEMS		(19,991,474)	--	(19,991,474)
35	EXTRAORDINARY ITEMS		--	--	--
36	**NET LOSS**		($19,991,474)	--	($19,991,474)
37					
38	RETAINED EARNINGS - Beginning of Period		($4,758,630)	--	($4,758,630)
39	NET LOSS		(19,991,474)	--	(19,991,474)
40	OTHER CHARGES/CREDITS TO RETAINED EARNINGS		--	--	--
42	RETAINED EARNINGS - End of Period		($24,750,104)	--	($24,750,104)

See accompanying notes.

7

C-5

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

SUPPLEMENTAL STATEMENT OF OPERATIONS BY DIVISION

Line No.	ACCOUNT TITLE	Sched No.	Miami	Summer	Ft. Pierce	Connecticut	Home Office	Total
1	**REVENUES**							
2	Pari-mutuel commission	10	$1,543,805	1,051,998	(47,978)	--	--	$2,547,825
3	Admissions revenue	11	--	--	--	--	--	0
4	Restaurant, bar and concession	11	102,014	58,827	271,362	--	--	432,203
5	Parking, programs and other	11	46,411	12,534	55,889	--	--	114,834
6	Rental, facilities and equipment		--	--	--	--	--	--
7	Intertrack guest commissions		254,315	147,098	642,821	--	--	1,044,234
8	Stake, fees and contributions		--	--	--	--	--	--
9	Other operating revenue	18	133,990	705,000	3,140,128	--	--	3,979,118
10	**Total Revenues**		2,080,535	1,975,457	4,062,222	--	--	8,118,214
11	**EXPENSES**							
12								
13	Compensation, including officers		1,319,245	896,251	1,617,009	--	--	3,832,505
14	Payroll taxes and fringe benefits		249,825	132,748	370,997	--	--	753,570
15	**Sub-Total Compensation Expense**		1,569,070	1,028,999	1,988,006	--	--	4,586,075
16	Admission taxes and intertrack surcharge tax	10	--	--	--	--	--	--
17	Purses, stakes, award/players' salaries, bonuses & prizes	13	1,634,161	1,436,700	--	--	--	3,070,861
18	Advertising, publicity, & public relations		21,735	16,913	19,560	--	--	58,208
19	Restaurant, bar & concession expenses		48,232	27,759	139,955	--	--	215,946
20	Rental expense - fronton facilities and equipment	14	290,157	208,701	269,260	--	--	768,118
21	Utilities		147,373	153,354	132,641	--	--	433,368
22	Maintenance and repair		79,948	91,966	90,318	--	--	262,232
23	Depreciation and amortization		884,138	434,388	216,089	--	--	1,534,615
24	Taxes other than payroll and income		286,369	40,581	613,367	--	--	940,317
25	Bad debts		--	--	--	--	--	--
26	Insurance		415,936	412,288	163,411	--	--	991,635
27	Interest	15	5,278,735	3,665,158	329,995	--	--	9,273,888
28	Other	16	353,565	222,856	353,630	--	--	930,051
29	**Total Expenses**		11,009,419	7,739,663	4,316,232	--	--	23,065,314
30	**OPERATING LOSS**		(8,928,884)	(5,764,206)	(254,010)	--	--	(14,947,100)
31	OTHER CREDITS & CHARGES	17	(4,854,250)	91,075	(281,199)	--	--	(5,044,374)
32	LOSS BEFORE PROVISION FOR INCOME TAX		(13,783,134)	(5,673,131)	(535,209)	--	--	(19,991,474)
33	PROVISION FOR INCOME TAX		--	--	--	--	--	--
34	LOSS BEFORE EXTRAORDINARY ITEMS		(13,783,134)	(5,673,131)	(535,209)	--	--	(19,991,474)
35	EXTRAORDINARY ITEMS		--	--	--	--	--	--
36	**NET LOSS**		($13,783,134)	(5,673,131)	(535,209)	--	--	($19,991,474)

8

C-6

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES	
Net loss	($19,991,474)
Adjustments to reconcile net income to cash used in operating activities:	
Depreciation and amortization	1,534,615
Loss on sale of Graham Road property	267,785
Changes in operating assets and liabilities -	
Accounts and notes receivable (net)	(116,112)
Inventories	(32,027)
Prepaid expenses	(3,236,605)
Other assets	(4,382,423)
Accounts and notes payable	12,976,152
Accrued liabilities	(233,505)
Net cash used in operating activities	(13,213,594)
CASH FLOWS FROM INVESTING ACTIVITIES	
Purchases of property	(31,242,846)
Net cash used in investing activities	(31,242,846)
CASH FLOWS FROM FINANCING ACTIVITIES	
Principal payments on debt	(2,656,441)
Proceeds from bank and other loans	83,917,934
Net cash provided by financing activities	81,261,493
INCREASE IN CASH	36,805,053
Cash at Beginning of Period	478,999
Cash at End of Period	$37,284,052
Supplemental Disclosures:	
Interest paid	$8,829,522
Interest capitalized	$1,173,066
Real estate transferred in satisfaction of debt	$344,443
Non cash financing costs	$3,480,000
Non cash purchase of land	$12,054,344

See accompaying notes.

9.

C-7

FLORIDA GAMING CENTERS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

(1) GENERAL:

Florida Gaming Centers, Inc. ("FGC"), a wholly owned subsidiary of Florida Gaming Corporation ("Parent"), currently owns and operates two jai-alai and inter-track pari-mutuel wagering facilities (each, a "Fronton," and collectively, the "Frontons") located in South and Central Florida. The Company's business consists of its operations at the Frontons, which include, among other things, live jai-alai, inter-track pari-mutuel wagering ("ITW") on jai-alai, horse racing (both thoroughbred and harness) and dog racing, cardroom operations (poker and dominoes), and the sale of food and alcoholic beverages. The Company also owns a third gaming permit which was previously operated at the Tampa Jai-Alai fronton in Hillsborough County, Florida.

Pari-mutuel wagering is betting by members of the public against each other. Wagers may be placed at the fronton on performances conducted by FGC (live wagering) or on ITW performances (including jai-alai, thoroughbred racing, harness racing, and dog racing) conducted by other pari-mutuel operators sending (simulcasting) their performances to the Fronton. The Fronton acts as the broker for wagers placed by the public and deducts a commission from the total pari-mutuel handle (total wagering) as defined by Florida statutes for live wagering, or as negotiated with each host (sending) facility for ITW. The commission on live wagering is shared by FGC and the State. The Fort Pierce location provides audio, video and wagering on intertrack and interstate simulcasting of horse racing and dog racing from various tracks in the United States and jai-alai from within the State of Florida. The Miami location offers limited ITW simulcasting, but simulcasts its jai-alai performances to other gaming facilities in the United States and abroad.

The Frontons are able to conduct an unlimited number of performances, but ran a limited schedule of live performances in 2011.

(2) SIGNIFICANT ACCOUNTING POLICIES:

(a) Basis of Financial Statement Presentation -

The financial statements reflect the operations of the Frontons and its related net assets as of December 31, 2011. The classifications used in the accompanying financial statements are those prescribed under the Uniform Reporting System for Florida Pari-Mutuel Permit Holders.

(b) Going Concern -

10.

C-8

C-9

(g) Pari-mutuel Wagering -

Effective July 1, 1998, tax relief legislation was enacted by the State of Florida (HB3663) stipulating that jai-alai permitholders incurring state taxes on handle and admissions in an amount exceeding its operating earnings (before deduction of certain expenses such as depreciation and interest) for the prior year are entitled to credit the excess against pari-mutuel taxes due and payable. The Tampa Jai-Alai permit (Fronton closed in 1998) retains tax credits carried forward totaling $1,362,265. As of December 31, 2011, unused credits available for recovery at the Miami location totaled $2,352,201, and $1,220,208 for Summer Jai-Alai.

(h) Cardrooms -

Effective May 31, 1996, Florida Statutes authorized cardroom operations at licensed pari-mutuel facilities. Cardroom operations (primarily poker), which are regulated by the Division of Pari-Mutuel Regulations, require a separate license, renewable annually. Revenues are generated through the collection of a "rake", which is a set participation fee or percentage of the pot. Cardroom operators are required to pay a tax of 10% of monthly rake to the State. Jai-alai permit-holders are also required to utilize 4% of proceeds to supplement prize money, payable in the subsequent meet.

The Miami facility, which has operated a cardroom since July 1997 closed temporarily in late March to accomodate renovations. Total rake for the three months was $133,990.

Ft. Pierce Jai-Alai commenced cardroom operations in 2008. Rake at this facility in 2011 totaled $3,140,128.

(i) Casino Development -

On April 25, 2011, the Company secured financing for renovations at the Miami facility to include a state of the art casino floor accomodating approximately 1,000 slot machines, new card room featuring poker and dominoes, new food and beverage facilities, and upgrades to the main auditorium to allow for live shows and concerts. Miami Jai-Alai was granted its slot license on May 12, 2011, and commenced construction on May 18, 2011.

(j) Revenue Recognition -

12.

C-10

C-11

C-12

purchase 10.982 acres of land from the County for $16,742,145 in two phases. The phase one purchase of 2.283 acres for $3,348,429 was completed in 2009. On June 16, 2011, the Company completed the phase two purchase of the approximately 8.7 remaining acres for $13,393,716, consisting of a down payment of $1,339,371, and a promissory note issued by the county for $12,054,344. The note is for 15 years, with an interest rate of 7.25%. The Company deferred its payments until the earlier of September 15, 2012, or the date upon which slot machine operations are initiated. A lump sum payment shall be due at the close of the Initial Deferred Payment Period.

As a condition to the phase two acquisition and settlement agreement, a resolution was presented to the Board of Miami-Dade County Commissioners (Board) to close part of N.W. 37th Avenue. The Board approved the street closure resolution on July 7, 2011, and the Company was required to pay up to $1,000,000 for remediation of 36th Avenue. In August 2011, the Company paid $570,000 and has accrued the remaining $430,000. If the County decides to expand N.W. 36th Avenue within 36 months of the vote, the Company will be required to dedicate a 20-foot wide by 812-foot long strip of the Undeveloped Property to accomodate an 80-foot right-of-way which may, at the County's sole discretion, be constructed in the future. The Company would also be required to pay for such street expansion to the extent of $4,700,000 through incremental draw-downs as described in the Settlement Agreement. On June 16, 2011, the Company granted a right-of-way deed representing the Expansion Easement which will be held in escrow until such time as the County Board votes to expand 36th Avenue.

(5) LEGAL MATTERS:

15.

C-13

C-14

C-15

C-16

In conjunction with the Credit Agreement, Parent entered into certain Modification, Assignment and Assumption agreements releasing FGC from various obligations, and accepting Parent as the new borrower under promissory notes which are subordinate to the obligations under the credit agreement; extends the maturity date to six months after the maturity date under the credit agreement; and specifies that interest shall be paid-in-kind instead of in cash.

Obligations released from FGC include (i) accrued management fees of $1,755,000 ($1,560,000 from 2009 and 2010, and $195,000 in 2011) owed to Freedom Financial Corporation, (ii) a note payable to Freedom Holding Inc. of $1,641,798 (principal balance of $1,322,574 and accrued interest of $319,224 through March 31, 2011), (iii) a payable of $125,000 advanced to the company by FGC's CEO, W.B. Collett, Jr. for operating expenses, and (iv) miscellaneous other payables totaling $446,000.

Dade County Notes: In February, 2009, in a settlement agreement related to an eminent domain proceeding, FGC agreed to acquire a total of 10.982 acres of land for $16,742,145 from Miami-Dade County (the "County") in two separate phases and to sell the County a temporary construction easement and .492 acres of land to be used by Miami-Dade Metro Rail, an overhead light rail system.

On April 6, 2009, FGC completed Phase 1 which was the purchase from the County of approximately 2.283 acres of land for $3,348,249. The Company paid a down payment of $334,843 and the County financed the remaining $3,013,586 for 15 years at a fixed interest rate of 7.25%. The note is secured by the property pursuant to a Mortgage and Security Agreement between the Company and the County.

19.

C-17

C-18

State of Florida
County of Miami Dade

Before me, the undersigned notary public, this 27th day of April, 2012, appeared Daniel J. Licciardi and Jennifer Chong who are the Executive Vice President and Controller of Florida Gaming Centers, Inc., who after being duly contracted and sworn depose and say that they have examined the schedules required by the Uniform Reporting System for permit holders and that the contents of these schedules are true and correct to the best of their knowledge.

Executive Vice President

Controller

Notary Public

BEATRIZ PEREZ
COMMISSION NUMBER EE 128512
EXPIRES Sep. 08, 2015
Notary Public, State of Florida

21.

C-19

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 2 **ACCOUNTS AND NOTES RECEIVABLE**

DEBTOR (a)	RELATIONSHIP (b)	DEBTOR'S ADDRESS (c)	GROSS RECEIVABLE (d)	ALLOWANCE (e)	NET RECEIVABLE (f)
Associated Companies:					
Sub-Total					
Officers, Directors, Employees & Security Holders:					
Sub-Total					
Trade and Others:					
Various, none greater than 1% of total assets			$229,975	--	$229,975
Sub-Total			229,975	--	229,975
Total			$229,975	--	$229,975

22.

C-20

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 3 **OTHER ASSETS - CURRENT AND NON-CURRENT**

TYPE (a)	COMPANY (b)	COMPANY'S ADDRESS (c)	AMOUNT (d)
Other current assets:			
Total			
Other non-current assets:			
Miscellaneous, none greater than 1% of total assets			$568,259
Total			$568,259

23.

C-21

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 6

CURRENT PORTION OF LONG-TERM DEBT

CREDITOR (a)	ADDRESS (b)	AMOUNT (c)
ABC Funding, LLC, administrative agent for the credit agreement	Boston, Massachusetts	$87,000,000
Miami-Dade County (Phase 1)	Miami, Florida	173,530
Miami- Dade County (Phase 2)	Miami, Florida	705,335
TOTAL		$87,878,865

24.

C-22

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 7 — ACCOUNTS AND NOTES PAYABLE

CREDITOR (a)	RELATIONSHIP (b)	ADDRESS (c)	AMOUNT (d)
Associated Companies:			
Florida Gaming Corporation	Parent	Miami, Florida	$5,624,131
Sub-Total			5,624,131
Officers, Directors, Employees & Security Holders:			
Sub-Total			
Trade and Others:			
Sportech Racing, LLC	Vendor	New Haven, Connecticut	
Miami Jai-Alai			$59,209
Ft. Pierce Jai-Alai			137,576
Teleview Racing Patrol/ International Sound	Vendor	Miami, Florida	
Miami Jai-Alai			153,261
Ft. Pierce Jai-Alai			169,860
Various, none greater than 1% of total assets			
Miami Jai-Alai			13,974,505
Ft. Pierce Jai-Alai			879,168
FGC Home Office			3,934,482
FGC Players Division			188,982
Sub-Total			19,497,043
Total			$25,121,174

25.

C-23

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 9

LONG TERM LIABILITIES

CREDITOR (a)	RELATIONSHIP (b)	ADDRESS (c)	INTEREST RATE (d)	AMOUNT (e)
Associated Companies:				
Sub-Total				
Officers, Directors, Employees & Security Holders:				
Sub-Total				
Other Long-Term Debt:				
Miami-Dade County (Phase 1)		Miami, Florida	7.25%	$2,546,636
Miami-Dade County (Phase 2)		Miami, Florida	7.25%	11,349,010
Sub-Total				13,895,646
Total				$13,895,646

26.

C-24

Report of MIAMI JAI-ALAI (A DIVISION OF FLORIDA GAMING CENTERS, INC.) Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 10 DISTRIBUTION OF HANDLE AND OTHER TAXES

Line No.	ITEM (a)	REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	INTERTRACK OPERATION (HOST) (d)	INTERTRACK CHARITY/ SCHOLAR. (e)	TOTAL (f)
1	**DISTRIBUTION OF HANDLE:**					
2	**State Taxes or Fee:**					
3	Daily license fee	$90,160	1,440	--	--	$91,600
4	Tax on handle	3,520	280	269,825	4,907	278,532
5	State surtax	--	--	--	--	--
6	Breakage	--	--	--	--	--
7	Promotional trust fund - (Arabians & Appaloosa)	--	--	--	--	--
8	Gross Taxes and Fee to State	93,680	1,720	269,825	4,907	370,132
9	less: tax credits	(3,520)	--	(269,825)	--	(273,345)
	less:charity/scholarship	--	(280)	--	(4,907)	(5,187)
10	**Net Taxes and Fee to State**	90,180	1,440	--	--	91,600
11	**Taxes to Charity/Scholarship**	--	280	--	4,908	5,188
12	**Permitholder:**					
13	Purses/Special Prize Award (Jai-Alai)	--	--	--	--	--
14	Owner's awards	--	--	--	--	--
15	Breaks (Payable to Players)	4,622	115	--	--	4,737
16	Breeder's award - breakage (harness & quarter horse)	--	--	--	--	--
	- take-out percentage (thoroughbred)	--	--	--	--	--
17	Intertrack commissions to guest	--	--	678,751	4,611	683,362
18	Commission - unrestricted	1,127,509	44,737	331,250	40,309	1,543,805
19	Total Permitholder Commission	1,132,131	44,852	1,010,001	44,920	2,231,904
20	add: tax credits	3,520	--	269,825	--	273,345
21	**Total Permitholder Commission including tax credits**	1,135,651	44,852	1,279,826	44,920	2,505,249
22	**Public pool**	3,570,503	57,431	3,756,153	42,400	7,426,487
23	**TOTAL HANDLE**	$4,796,314	104,003	5,035,979	92,228	$10,028,524
24	**OTHER TAXES:**					
25	Admissions taxes	--	--			--
26	ITW surcharge tax	--	--			--
27	Total	--	--			--
28	less:tax credits	--	--			--
29	**Net Other Taxes**	--	--			--

27.

C-25

Report of SUMMER JAI-ALAI (A DIVISION OF FLORIDA GAMING CENTERS, INC.) Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 10 DISTRIBUTION OF HANDLE AND OTHER TAXES

Line No.	ITEM (a)	REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	INTERTRACK OPERATION (HOST) (d)	INTERTRACK CHARITY/ SCHOLAR. (e)	TOTAL (f)
1	**DISTRIBUTION OF HANDLE:**					
2	**State Taxes or Fee:**					
3	Daily license fee	$65,280	1,920	--	--	$67,200
4	Tax on handle	1,742	107	238,316	8,040	248,205
5	State additional assessment (Section 550.09511(4))	--	--	--	--	--
6	Breakage	--	--	--	--	--
7	Promotional trust fund - (Arabians & Appaloosa)	--	--	--	--	--
8	Gross Taxes and Fee to State	67,022	2,027	238,316	8,040	315,405
9	less: tax credits	(1,742)	--	(238,316)	--	(240,058)
	less:charity/scholarship	--	(107)	--	(8,040)	(8,147)
10	**Net Taxes and Fee to State**	65,280	1,920	--	--	67,200
11	**Taxes to Charity/Scholarship**	--	107	--	8,040	8,147
12	**Permitholder:**					
13	Purses/Special Prize Award (Jai-Alai)	--	--	--	--	--
14	Owner's awards	--	--	--	--	--
15	Breaks (Payable to Players)	3,394	106	--	--	3,500
16	Breeder's award - breakage (harness & quarter horse)	--	--	--	--	--
	- take-out percentage (thoroughbred)	--	--	--	--	--
17	Intertrack commissions to guest	--	--	437,199	6,180	443,379
18	Commission - unrestricted	792,909	28,667	212,586	17,836	1,051,998
19	Total Permitholder Commission	796,303	28,773	649,785	24,016	1,498,877
20	add: tax credits	1,742	--	238,316	--	240,058
21	**Total Permitholder Commission including tax credits**	798,045	28,773	888,101	24,016	1,738,935
22	**Public pool**	2,461,152	87,923	2,537,638	91,539	5,178,252
23	**TOTAL HANDLE**	$3,324,477	118,723	3,425,739	123,595	$6,992,534
24	**OTHER TAXES:**					
25	Admissions taxes	--	--			--
26	ITW surcharge tax	--	--			--
27	Total	--	--			--
28	less:tax credits	--	--			--
29	**Net Other Taxes**	--	--			--

28.

C-26

Report of FT. PIERCE JAI-ALAI (A DIVISION OF FLORIDA GAMING CENTERS, INC.) Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 10 DISTRIBUTION OF HANDLE AND OTHER TAXES

Line No.	ITEM (a)	REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	INTERTRACK OPERATION (HOST) (d)	INTERTRACK CHARITY/ SCHOLAR. (e)	TOTAL (f)
1	**DISTRIBUTION OF HANDLE:**					
2	**State Taxes or Fee:**					
3	Daily license fee	--	--	--	--	--
4	Tax on handle	--	--	--	--	--
5	State additional assessment (Section 550.09511(4))	$47,978	--	--	--	$47,978
6	Breakage	--	--	--	--	--
7	Promotional trust fund - (Arabians & Appaloosa)	--	--	--	--	--
8	Gross Taxes and Fee to State	47,978	--	--	--	47,978
9	less: tax credits	--	--	--	--	--
	less:charity/scholarship	--	--	--	--	--
10	**Net Taxes and Fee to State**	47,978	--	--	--	47,978
11	**Taxes to Charity/Scholarship**	--	--	--	--	--
12	**Permitholder:**					
13	Purses/Special Prize Award (Jai-Alai)	--	--	--	--	--
14	Owner's awards	--	--	--	--	--
15	Breaks (Payable to Players)	--	--	--	--	--
16	Breeder's award - breakage (harness & quarter horse)	--	--	--	--	--
	- take-out percentage (thoroughbred)	--	--	--	--	--
17	Intertrack commissions to guest	--	--	--	--	--
18	Commission - unrestricted	(47,978)	--	--	--	(47,978)
19	Total Permitholder Commission	(47,978)	--	--	--	(47,978)
20	add: tax credits	--	--	--	--	--
21	**Total Permitholder Commission including tax credits**	(47,978)	--	--	--	(47,978)
22	**Public pool**	--	--	--	--	--
23	**TOTAL HANDLE**	--	--	--	--	--
24	**OTHER TAXES:**					
25	Admissions taxes	--	--			--
26	State additional assessment (Sec. 550.09511(4))	--	--			--
27	Total	--	--			--
28	less: tax credits	--	--			--
29	**Net Other Taxes**	--	--			--

29.

C-27

Report of MIAMI JAI-ALAI (A DIVISION OF FLORIDA GAMING CENTERS, INC.)

Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 11

REVENUE

Line No.	ITEM (a)	INTERTRACK & REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	TOTAL (d)
1	**ADMISSIONS REVENUE**	--		--
2	**RESTAURANT, BAR & CONCESSION REVENUE:**			
3	Revenue, permitholder operated	$102,014		$102,014
4	Revenue or income, concessionaire operated	--		--
5	**Total restaurant, bar & concession revenue**	$102,014		$102,014
6	**PARKING, PROGRAMS & OTHER REVENUE:**			
7	Parking, permitholder operated	--		--
8	Parking, concessionare operated	--		--
9	Programs	$13,862		$13,862
10	Intertrack wagering commissions (as guest)	--		--
11	Other: Souvenir	3,692		3,692
12	Vending & miscellaneous	28,857		28,857
13				
14	**Total parking, programs & other revenue**	$46,411		$46,411
15	**TOTAL**	$148,425		$148,425

MISCELLANEOUS DATA - Regular Operations

Line No.	ITEM (a)	(b)	(c)	(d)
16	No. of race/game days	2,254	36	2,290
17	No. of performances - on track	188	3	191
	- intertrack	188	3	191
18	Paid attendance - no. of people	--	--	--
19	Attendance, taxable and exempt passes - no. of people	24,784	589	25,373
20	TOTAL	24,784	589	25,373

30.

C-28

Report of SUMMER JAI-ALAI (A DIVISION OF FLORIDA GAMING CENTERS, INC.) Period ended December 31, 2011

(mo) (day) (year)

SCHEDULE 11 REVENUE

Line No.	ITEM (a)	INTERTRACK & REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	TOTAL (d)
1	**ADMISSIONS REVENUE**	--		--
2	**RESTAURANT, BAR & CONCESSION REVENUE:**			
3	Revenue, permitholder operated	$58,827		$58,827
4	Revenue or income, concessionaire operated	--		--
5	**Total restaurant, bar & concession revenue**	$58,827		$58,827
6	**PARKING, PROGRAMS & OTHER REVENUE:**			
7	Parking, permitholder operated	--		--
8	Parking, concessionare operated	--		--
9	Programs	$10,150		$10,150
10	Intertrack wagering commissions (as guest)	--		--
11	Other: Souvenir	2,324		2,324
12	Vending & miscellaneous	60		60
13				
14	**Total parking, programs & other revenue**	$12,534		$12,534
15	**TOTAL**	$71,361		$71,361

MISCELLANEOUS DATA - Regular Operations

Line No.	ITEM (a)	INTERTRACK & REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	TOTAL (d)
16	No. of race/game days	1,632	48	1,680
17	No. of performances - on track	136	4	140
	- intertrack	136	4	140
18	Paid attendance - no. of people	--	--	--
19	Attendance, taxable and exempt passes - no. of people	17,742	716	18,458
20	**TOTAL**	17,742	716	18,458

31.

C-29

Report of FT. PIERCE JAI-ALAI (A DIVISION OF FLORIDA GAMING CENTERS, INC.) Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 11 REVENUE

Line No.	ITEM (a)	INTERTRACK & REGULAR OPERATION (b)	REGULAR CHARITY/ SCHOLAR. (c)	TOTAL (d)
1	**ADMISSIONS REVENUE**	--		--
2	**RESTAURANT, BAR & CONCESSION REVENUE:**			
3	Revenue, permitholder operated	$271,362		$271,362
4	Revenue or income, concessionaire operated	--		--
5	**Total restaurant, bar & concession revenue**	$271,362		$271,362
6	**PARKING, PROGRAMS & OTHER REVENUE:**			
7	Parking, permitholder operated	$593		$593
8	Parking, concessionare operated	--		--
9	Programs	4,410		$4,410
10	Intertrack wagering commissions (as guest)	--		--
11	Other: Souvenir	9,982		9,982
12	Vending & miscellaneous	40,904		40,904
13				
14	**Total parking, programs & other revenue**	$55,889		$55,889
15	**TOTAL**	$327,251		$327,251
	MISCELLANEOUS DATA - Regular Operations			
16	No. of race/game days	--		--
17	No. of performances - ontrack	--		--
	- intertrack	--		--
18	Paid attendance - no. of people	--		--
19	Attendance, taxable passes - no. of people	--		--
20	**TOTAL**	--		--

32.

C-30

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 12 OFFICERS' AND DIRECTORS' COMPENSATION

NAME (a)	TITLE (b)	ADDRESS (c)	AMOUNT (d)
Officers:			
W. B. Collett, Sr./Freedom Financial	Chief Executive Officer	Loganville, Georgia	$90,000
Robert L. Hurd/Freedom Financial	President	Warren, New Jersey	24,000
W. Bennett Collett, Jr.	Vice President/General Manager	Ft. Pierce, Florida	281,375
Dan Licciardi	Vice President/General Manager, Miami	Miami, Florida	204,075
Jennifer Chong	Controller	Miami, Florida	80,300
Others: (less than $1,000) # of Others ______			
Sub- Total			679,750
Directors:			
Others: (less than $1,000) # of Others ______			
Sub- Total			
Total			$679,750

33.

C-31

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 13 PLAYERS' SALARIES, BONUSES AND PRIZES

	BASE SALARY	PRIZES	CHAMPION-SHIP BONUS AWARDS	TOURNAMENT PRIZES/ OTHER	TOTAL
Miami Jai-Alai	$630,200	322,326	25,600	656,035	$1,634,161
Summer Jai-Alai	542,971	276,579	24,800	592,350	1,436,700
Total					$3,070,861

34

C-32

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 14 **RENTAL EXPENSE - TRACK\FRONTON FACILITIES & EQUIPMENT**

LESSOR (a)	FACILITIES AND EQUIPMENT PROVIDED BY LESSOR (b)	RENTAL EXPENSE (c)
Sportech	Totalisator equipment service	
Miami Jai-Alai		$64,761
Ft. Pierce Jai-Alai		83,478
Summer Jai-Alai		64,175
Roberts Communication	Intertrack broadcast service	
Miami Jai-Alai		105,050
Summer Jai-Alai		77,000
Teleview Racing Patrol	T.V. camera equipment	
Miami Jai-Alai		98,911
Ft. Pierce Jai-Alai		129,084
Summer Jai-Alai		51,995
Miscellaneous	Various, none over 1% of total revenue	
Miami Jai-Alai		21,435
Ft. Pierce Jai-Alai		56,698
Summer Jai-Alai		15,531
TOTAL		$768,118

35.

C-33

Report of FLORIDA GAMING CENTERS, INC.

Period ended December 31, 2011
(mo.) (day) (year)

SCHEDULE 15

INTEREST EXPENSE

CREDITOR (a)	RELATIONSHIP (if any) (b)	ADDRESS (c)	AMOUNT (d)
ABC Funding, LLC, administrative agent for the credit agreement		Boston, Massachusetts	$8,525,864
Freedom Holding, Inc.	Parent, Freedom Financial	New Albany, Indiana	32,611
Miami-Dade County (Phase 1)		Miami, Florida	204,908
Miami-Dade County (Phase 2)		Miami, Florida	478,378
AGS Capital, LLC			31,129
Miscellaneous Other			998
Total			$9,273,888

36.

C-34

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 16 **OTHER EXPENSE**

ITEM		AMOUNT
List in detail any expenses which exceeds 1% of Total Revenue		
Cardroom promotions, supplemental prize and purchases:	Miami Jai-Alai	16,768
	Ft. Pierce Jai-Alai	137,695
Total cardroom expense		154,463
Travel and entertainment		139,666
Professional fees:		320,098
Miscellaneous		315,824
TOTAL		$930,051

37.

C-35

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 17 **OTHER CREDITS & CHARGES**

NATURE OF TRANSACTION		AMOUNT
Interest income:		$13
Pari-mutuel tax relief credit:	Miami Jai-Alai	273,345
	Summer Jai-Alai	240,058
Legislative initiatives		(3,550,000)
Casino pre-opening expenditures		(1,363,005)
Loss on disposal of land		(267,785)
Consent Fees		(377,000)
TOTAL		($5,044,374)

38

C-36

Report of FLORIDA GAMING CENTERS, INC. Period ended December 31, 2011

(mo.) (day) (year)

SCHEDULE 18 **OTHER OPERATING REVENUE**

ITEM	AMOUNT
List in detail any other operating revenue that exceeds 1% of Total Revenue	
Cardroom Revenue - Miami Jai-Alai	$133,990
- Ft. Pierce Jai-Alai	3,140,128
Miscellaneous	$705,000
TOTAL	$3,979,118

39.

C-37

FLORIDA GAMING CENTERS

Balance Sheet

September 30, 2012

ASSETS
Unaudited
September 30,
2012
Current assets:
Cash	$4,904,477
Receivables	384,037
Inventories, at cost	49,419
Prepaid expenses	2,114,054
Total current assets	7,451,987

Property, plant and equipment, at cost:
Land	20,491,281
Building and improvements	29,136,075
Furniture and equipment	18,529,621
Construction in progress	3,222,589
71,379,566
Less accumulated depreciation	(7,498,858)
Net property, plant and equipment	63,880,708
Other assets	5,815,073
Total Assets	$77,147,768

LIABILITIES AND STOCKHOLDERS' EQUITY

Unaudited
September 30,
2012
Current liabilities:
Current Liabilities	$84,450,101
Accounts payable	9,616,353
Accrued expenses	4,283,381
Total current liabilities	98,349,835

Long-term debt	13,842,786
Stockholders' Equity	(35,044,853)
Total liabilities and stockholders equity	$77,147,768

C-38

FLORIDA GAMING CENTERS

SUMMARY OF OPERATIONS

(Unaudited)

For the Nine Months Ended
September 30, 2012
Casino	44,224,180
Pari-Mutuel	3,595,443
Cardroom	5,532,430
Food, Beverages, and other	1,725,780
Gross revenue	55,077,833
Less promotional credits	(4,729,456)
Net revenues	50,348,377

EXPENSES
Operating	41,733,940
General and Administrative	3,189,937
Depreciation and Amortization	3,535,657
48,459,534
Net Income (Loss) from Operations	1,888,843

OTHER INCOME (EXPENSE)
Pari-Mutuel Tax Credits	277,166
Casino Management Fee Expense	(150,000)
Interest Income	8
Interest Expense	(12,310,767)
Nonoperating Expense	(12,183,593)
Net Loss	$(10,294,750)

C-39

CENTERS

Statement of Cash Flow

For the nine months ended September 30, 2012

(unaudited)

For the Nine Months Ended
September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(10,294,750)
Adjustments to reconcile net loss
Depreciation of property, plant and equipment	2,443,957
Amortization of other assets	1,091,700
Increase in accounts receivables	(172,514)
Increase in inventory	15,812
Increase in other assets	(50,883)
Decrease in prepaid expenses	1,073,600
Decrease in accounts payable	(15,199,890)
Increase in accrued expenses	954,127
Net cash used in operating activities	(20,138,841)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property, plant and equipment	(8,777,562)
Net cash used in investing activities	(8,777,562)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments on loans	(3,481,624)
Net cash used in financing activities	(3,481,624)

DECREASE IN CASH	(32,398,027)
CASH, beginning of year	37,302,504
CASH, at 09/30/12	$4,904,477

C-40

(1) GENERAL

Florida Gaming Centers, Inc. (“Centers” or the “Company”), a wholly owned subsidiary of Florida Gaming Corporation (“FGC”) owns and operates a casino, and pari-mutuel wagering facilities in Florida. In Miami the Company offers slot machines and live jai-alai, poker, dominos, electronic blackjack, roulette and inter-track wagering (ITW). In Ft. Pierce, Florida Gaming offers ITW via simulcasting on horse and greyhound racing, seasonal jai-alai, and year round poker in the card room.

(2) SIGNIFICANT ACCOUNTING POLICIES

Basis: The unaudited financial information reflects the operations of the pari-mutuel wagering facilities and its related net assets as of September 30, 2012.

Estimates : The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents : The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment : Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line and accelerated methods over the estimated useful life of the related assets as follows:

Buildings	39 years
Land and building improvements	15 years
Furniture and equipment	5-7 years
Automobiles	5 years
Depreciation Expense totaled $2,442,291 during the nine months ended September 30, 2012.

Long-lived assets : We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with ASC Topic 360, Property, Plant and Equipment ("ASC 360") which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

Bad Debt Reserve : The Company provides an allowance for doubtful accounts equal to estimated uncollectible amounts. The Company's estimate is based on historical losses, changes in volume and economic conditions impacting the current receivables. There was no allowance for doubtful accounts recorded for  the nine months ended September 30, 2012 and December 31, 2011.

Inventory : The Company's inventory, consisting of food and beverage products and souvenirs, is stated at the lower of cost or market using the First-In First-Out method to assign cost. Inventory market values exceeded its cost at  September 30, 2012.

Other comprehensive income:   The Company follows the provisions of ASC Topic 220, “Comprehensive Income.” The Company had no “other comprehensive income” during either year presented. Accordingly, comprehensive income is equal to net income at September 30, 2012 and September 30, 2011.

Pari-mutuel Wagering: Revenue is derived from acceptance of wagers under a pari-mutuel wagering system. The Company accepts wagers on both on-site and ITW events. On-site wagers are accumulated in pools with a portion being returned to winning bettors, a portion paid to the State of Florida, and a portion retained by the Company. ITW wagers are also accepted and forwarded to the "host" facility after retention of the Company's commissions. As of  September 30, 2012, the Company's unclaimed winnings (outs) totaled $24,707.

Revenue Recognition : The Company recognizes revenue from gaming operations in accordance with ASC Topic 605, “Revenue Recognition,” which requires revenues to be recognized when realized or realizable and earned. Slot gaming revenue is the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs, for chips and “ticket-in, ticket-out” coupons in the customers’ possession, and for accruals related to the anticipated payout of progressive jackpots. Progressive slot machines, which contain base jackpots that increase at a progressive rate based on the number of coins played, are charged to revenue as the amount of the jackpots increase. As of September 30, 2012, the Company had $24,398 in unredeemed slot tickets.

C-41

Jai-Alai and inter track mutuel commissions are recognized immediately upon completion of the event upon which the related wagers are placed. In general, wagers are placed immediately prior to the event and are made in cash or other good funds so collectability is not an issue.

Revenues derived from admission, program sales, food and beverage sales, card room activities, and other revenues are recognized at the time of the transaction.

Income Taxes :   The Company utilizes the asset and liability approach to accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company follows ASC Topic 740, “Income Taxes” regarding accounting for income tax uncertainties. ASC Topic 740 states that a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company maintained no net tax assets at September 30, 2012 and September 30, 2011.

It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files a consolidated Federal income tax return along with its parent, Florida Gaming Corporation. At December 31, 2011, the consolidated group had tax net operating loss (NOL) carryforwards of approximately $42,797,815 available to offset future taxable income. These NOL carryforwards expire twenty years from the year in which the losses were incurred or at various intervals through fiscal year 2031.

Advertising Costs : Advertising costs are expensed as incurred.

Compensated Absences: The Company has not accrued compensated absences for the nine months ended September 30, 2012 and 2011 because the amounts cannot be reasonably estimated.

Effect of Implementing Recently Issued Accounting Standards :

In June 2011, the Financial Accounting Standards Board ("FASB") issued ASU No. 2011-05, which updates the guidance in ASC Topic 220, Presentation of Comprehensive Income . ASU 2011-05 specifies that entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements, and that entities must display adjustments for items reclassified from other comprehensive income to net income in both net income and other comprehensive income. The provisions for this pronouncement are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. This update is not expected to have a material impact on the Company’s financial statements.

In September 2011, the FASB issued Update No. 2011-08, “Testing Goodwill for Impairment,” which amends Accounting Standards Codification 350 “Intangibles – Goodwill and Other.” This update permits entities to make a qualitative assessment of whether a reporting unit’s fair value is, more likely than not, less than its carrying amount. If an entity concludes it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, the entity is not required to perform the two-step impairment test for that reporting unit. The update is effective for annual interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. This update is not expected to have a material impact on the Company’s financial statements.

(3)     OPTIONS AND WARRANTS

On April 25, 2011, FGC and Centers entered into a Credit Agreement (See Note 5) and at the closing, the Lenders received warrants, with a $0.01 exercise price, currently equal to 35% (the “Base Percentage”) of the stock in Centers (the “Centers Warrants”) and such percentage may increase depending on the number of slot machines that may become operational at a competing facility in the future. The Base Percentage shall increase by one one-hundredth percent (0.01%), up to a maximum of 10.0%, for each slot machine made available for gaming at Hialeah Park Race Track at any time while the Centers Warrants are outstanding (the “Hialeah Increase”). Centers may have the ability to reduce the Hialeah Increase by up to one-half, depending on actual financial performance in the future exceeding certain thresholds, by paying the Lenders an aggregate of $500,000 for each percentage point it wishes to deduct from the “Trigger Event”, which is defined to include the following: (a) the maturity date of the Term Loan; (b) the date upon which the Term Loan is repaid in full (the “Repayment Date”); (c) a change of control in Centers; (d) the commencement of bankruptcy proceedings (or any similar action or insolvency event) by Centers; and (e) if the maturity date of the Term Loan or the Repayment Date occurs prior to the fifth anniversary of the opening date of The Casino at Miami Jai-Alai (the “Opening Date”), then each anniversary of the Opening Date occurring after the Repayment Date and on or prior to the fifth anniversary of the Opening Date.

C-42

The Centers’ Warrants were evaluated not only on the contingencies associated with the warrants but the ability to determine the fair Value of any potential liability. Centers is not publically traded and once a Trigger Event occurs, the Credit Agreement specifically dictates how the value (if any) of Centers is to be determined. In evaluating any potential liability due to the warrants the financial condition of Centers was reviewed. The fair value (if any) of the Center Warrants cannot be reasonably estimated and there was not a reportable liability.

A copy of the Credit Agreement, the Centers Warrant Agreement, the Company Warrant Agreement and the Registration Rights Agreement are included as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to the April 25, 2011 Form 8-K.

(4) TAXES

At December 31, 2011, FGC and Centers had tax net operating loss (NOL) carryforwards of approximately $42,797,815 available to offset future taxable income. These NOL carryforwards expire twenty years from the year in which the losses were incurred or at various intervals through fiscal 2031.

Effective July 1, 1998, tax relief legislation was enacted by the State of Florida stipulating that jai alai permit holders incurring state taxes on handle and admissions in an amount exceeding its operating earnings (before deduction of certain expenses such as depreciation and interest) for the prior year are entitled to credit such excess amounts against pari-mutuel taxes due and payable. Tax credits are used to satisfy the Company's obligation to pay taxes incurred on handle and admission. Tax credits used, depreciation expense and interest expense are all excluded from the statutory calculation of operating earnings or loss in the determination of the amounts of future tax credits.

The Company’s Tampa Jai-Alai Permit (the fronton closed in 1998) retain such tax credits carried forward totaling $1,362,265.  The Company’s Ft. Pierce facility has not incurred statutory operating losses and therefore has not earned any state tax credits.  For the years 2001 through 2011, Miami had unused credits totaling $2,352,201 and Summer Jai-Alai had $1,220,208 unused credits available for recovery.

(5)  CREDIT AGREEMENT

On April 25, 2011, FGC entered into a Credit Agreement (the “Credit Agreement”) at its wholly owned subsidiary Centers with a syndicate of unaffiliated third party lenders (the “Lenders”) and ABC Funding, LLC, as Administrative Agent for the Lenders.  Innovation Capital, LLC served as exclusive Financial Advisor to the Company and Placement Agent on the debt financing.

The Credit Agreement provided for an $87,000,000 senior secured term loan (the “Term Loan”) that will mature on April 25, 2016.  The Term Loan was issued at a price of 98.0% and bears interest at a rate varying between 15.75% and 16.50%.  The net proceeds of the Term Loan was $83,520,000, after deducting fees and discounts to the Lenders related to the transaction.  The use of these funds is strictly governed by the Disbursement Agreement (Refer to Exhibit E of Exhibit 10.01 of the 8-K filed on April 27, 2011).  Among other things, collateral for the loan includes all of the Company’s unencumbered real estate, receivables, intangible assets, equipment, furniture and fixtures.  In connection with the loan, the lenders were granted warrants  for both  Florida Gaming Centers and Florida Gaming Corporation.

The Company used the net proceeds from the Term Loan to fund capital expenditures and for working capital and general corporate purposes. The capital expenditures encompassed the expansion project at the Company’s Miami Jai-Alai fronton.

In addition to providing funds to develop the Project, including adequate reserves for interest payments and contingencies during construction, a portion of the Term Loan proceeds was used to repay approximately $8.9 million of existing debt and other payables, provided certain gaming licenses are obtained before such repayment.  On May 12, 2011 the Company received a license from the State of Florida to begin operating Class III- “Vegas Style” slot machine operations at Miami Jai-Alai.   With the receipt of the license,  the Company paid off approximately $8.9 million of existing debt.

 The Credit Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including (among others) restrictions on indebtedness, liens, transactions with affiliates, and acquisitions, consolidations, mergers and asset sales.  The Credit Agreement also contains financial covenants including, (i) maximum leverage, (ii) minimum fixed charge coverage, (iii) maximum capital expenditures and (iv) minimum EBITDAM.

C-43

At September 30, 2012, the Company was in default of the Credit Agreement due to the violation of certain covenants. Events of default unless waived by the lenders may allow the lenders to terminate the lenders commitments and thereupon the commitments shall terminate immediately and declare the loans then outstanding to be due and payable in whole (or in part in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the other loan documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which were waived by the Company; and in case of any event with respect to the Company, the commitments shall automatically terminate and the principal of the loans then outstanding, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the loan documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which were waived by the Company. Management is evaluating the lenders offer but the defaults have not been waived at the date of the issuance of the financial statements. Accordingly, all the debt associated with the Credit Agreement ($83,520,000) is classified as a current liability in the accompanying September 30, 2012 balance sheet.

For complete details on the Credit Agreement refer to the Form 8-K filed April 27, 2011.

The Note required a principal payment due July 31, 2012 and the Company did not make the required payment. On August 9, 2012 FGC and Centers, received a Notice of Acceleration of all Obligations and a Notice of Demand on Credit Party Guaranty (See Item 5 and Exhibits 99.1 and 99.2 ).

On September 5, 2012 two complaints were filed against FGC , Centers, and Tara Club Estates, Inc. (“Tara Club”). In its complaint filed in the Circuit Court of the Nineteenth Judicial District in and for St. Lucie County, Florida, ABC Funding seeks to enforce the Guaranty and to foreclose on the collateral secured by the St. Lucie mortgage, the Pledge Agreement and the Trust Assignment. The complaint is styled ABC Funding, LLC, as Administrative Agent for Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., JPMorgan Chase Bank, N.A., Locust Street Funding LLC, Canyon Value Realization Fund, L.P., Canyon Value Realization Master Fund, L.P., Canyon Distressed Opportunity Master Fund, L.P., and Canyon-GRF Master Fund II, L.P., vs. Florida Gaming Centers, Inc., a Florida corporation, Florida Gaming Corporation, a Delaware corporation, City National Bank of Florida, not individually but solely as Trustee under the Land Trust Agreement dated January 3, 1979, known as Trust Number 5003471, Freedom Holding, Inc., a Delaware corporation, Tara Club Estates, Inc., a Georgia corporation, et. al. (for more information please refer to Form 8-K dated September 5, 2012)

On September 25, 2012, David S. Jonas, age 51, was appointed the Chief Restructuring Officer of Centers pursuant to an Engagement Letter between Mr. Jonas and Centers. Mr. Jonas was appointed as Chief Restructuring Officer following the Company’s and Centers’ receipt on August 9, 2012 of notice of acceleration of indebtedness outstanding under its Credit Agreement with certain lenders and also foreclosure actions against the Company and Centers that were filed on September 5, 2012 by such lenders. The notice of acceleration was reported in the Company’s Form 10-Q for the period ending June 30, 2012. In his position as Chief Restructuring Officer, Mr. Jonas will be responsible for and have control over the day-to-day operations of Centers. Until such time as the Company’s lenders exercise warrants to purchase shares of Centers common stock that were issued in connection with the Credit Agreement, Centers’ board of directors has the right to terminate Mr. Jonas at will. After those warrants are exercised, Mr. Jonas’ position may be terminated by either party upon giving 60 days written notice. (For more information please refer to Form 8-K dated September 25, 2012)

On October 18, 2012, ABC Funding, LLC, on behalf of certain of Centers’ lenders, filed motions requesting the immediate appointment of David S. Jonas as receiver to take operational control of Centers. ABC Funding filed the motions as Administrative Agent for the lenders under Centers’ primary credit facility, alleging that the appointment of a receiver is necessary to protect certain property that was pledged to the lenders under the credit facility. The motions further allege that: Centers is unable to manage its contractual obligations appropriately and to protect the collateral of its secured creditors; Centers is incapable of adhering to the corporate structure by which it and the Company are required to operate; Centers’ funds have been misappropriated and misallocated; and, the assets that are available to repay the loan are in danger of being dissipated in violation of the credit facility loan documents. The motions were filed in connection with lawsuits previously filed by ABC Funding in the Eleventh Judicial Circuit in and for Miami-Dade County, Florida and in the Nineteenth Judicial District in and for St. Lucie County, Florida that were reported by the Company on its Form 8-K dated September 5, 2012 and that are described in greater detail below.

In its complaints, ABC Funding alleged numerous defaults and other violations of the credit agreement and other loan documents against the Company and Centers. ABC Funding is seeking: (i) an award of damages in excess of $84,000,000 against Centers for breach of the credit agreement; (ii) enforcement of the Guaranty against the Company, including an award of damages in excess of $84,000,000; (iii) to foreclose on the collateral secured by the Miami mortgage, the St. Lucie mortgage, the Pledge Agreement and the Trust Assignment, including, certain real property owned by Centers and the Land Trust in Miami-Dade County, Florida and in St. Lucie, Florida; and (iv) the appointment of a receiver

On October 19, 2012, the board of directors terminated the engagement of David S. Jonas as Centers’ Chief Restructuring Officer.

In its order, the Court ordered Mr. Jonas, as receiver, to immediately take possession of all the accounts, books of account, checkbooks, lease agreements, sales contracts, assets, files, papers, contracts, records, documents, monies, securities, choses in action, keys, pass codes and passwords, computers, all software and data, archived and historical data, and all other property, real, mortgaged, personal or mixed, of Centers, including, but not limited to any and all funds being held by any third party on behalf of Centers. As receiver, Mr. Jonas is empowered, directed and authorized by the Court to do any and all things necessary for the proper management, operation, preservation, maintenance, protection and administration of Centers’ assets. The affected assets constitute substantially all of the Registrant’s operating assets.

C-44

(6) GOING CONCERN

As of September 30, 2012, the Company was in default on the Credit Agreement regarding certain covenants. The Company failed to make the required principal payment on July 31, 2012, and on August 9, 2012, FGC and the Company, received a Notice of Acceleration of all Obligations and a Notice of Demand on Credit Party Guaranty. The Company’s continued existence as a going concern is dependent on its ability to obtain a waiver of its credit default and to generate sufficient cash flow from operations to meet its obligations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. While the Company believes that the casino operations are going to produce the needed revenues to continue as going concern, there can be no assurances to that effect.

(7) COMMITMENTS AND CONTINGENCIES

PAC Agreement   In February, 2005, the Company agreed to contribute to political action committee (PAC) formed by South Florida gaming interests seeking passage of a statewide legislative initiative and local referenda to expand gaming rights to include “slots” in Miami-Dade County, Florida.  Pursuant to that contribution agreement, the Company is contingently committed to the payment of $3,550,000 to the PAC as its share of the cost of the initiative.  The contingent commitment becomes binding upon the Company at the earlier of ten days after the Company begins slot machine operations at its facility or upon the bona fide sale or transfer of its business operations to a third party purchaser.  On February 3, 2012 the Company made payment in the amount of $3,550,000 to the political action committee, Floridians for a Level Playing Field, satisfying their liability to the organization for their assistance in seeking passage of the legislation to allow “slots” in Miami-Dade County Florida. The $3,550,000 was accrued as a payable in 2011.

Registration Rights : The Company has committed upon certain terms and conditions, to use its best efforts to register for resale, certain shares held by other parties, allowing those shares to be publicly traded. The Company intends to use reasonable efforts to  comply with these commitments.  On April 25, 2011 the Company entered into a Credit Agreement, and the Company and the Lenders entered into a Registration Rights Agreements.    The Lenders will have certain registration rights with respect to the shares of common stock issuable upon exercise of the company Warrants. (For further information please refer to Form 8-K filed April 27, 2011, Exhibit 4.3)

Leases:   The Company leases totalizator equipment from Sportech, a number of slot machines that are not available for purchase, copiers, golf carts, copiers, telephone system and other equipment. Totalizator rental expense and other equipment rental under operating leases for the cost was $252,589 for the nine months ended September 30, 2012. The Company leases a number of slot machines that are not available for purchase. During the nine months ended September 30, 2012, the Company had $2,207,532 in slot equipment lease.

Litigation Costs : Legal fees for settlement costs and fees associated with various lawsuits incurred in the normal course of the Company's business activities are included in General & Administrative expenses in the accompanying Statements of Operations.

Collective Bargaining Agreement : The Company is a party to a collective bargaining agreement with the International Jai Alai Players Association U.A.W. Local 8868, AFL-CIO. The agreement allows the Company to negotiate individual contracts with players and provides for minimum salaries and bonuses based on pari-mutuel handle, certain cesta allowances and retirement benefits. The agreement continues from year to year unless timely notice of termination is given by either party to the agreement.

Concentration of Deposits : The Company maintains significant cash balances in demand deposit accounts that are non interest bearing accounts.  All funds in a "noninterest-bearing transaction account" are insured in full by the Federal Deposit Insurance Corporation from December 31, 2010, through December 31, 2012. This temporary unlimited coverage is in addition to, and separate from, the coverage of at least $250,000 available to depositors under the FDIC's general deposit insurance rules.

Dependence on One Vendor : The Company depends on Sportech (formerly Scientific Games), a leading supplier of pari-mutuel wagering systems, to provide the computer systems that accumulate wagers, record sales, calculate payoffs and display wagering data accurately and in a secure manner. If Sportech failed to properly maintain their computer systems and software it could affect the security of wagering and the Company’s ability to serve its customers.

Summer Jai Alai:    On October 14, 2010, Florida Gaming Corporation sold to West Flagler Associates, Ltd. (“Flagler”) all of Centers’ interest in the Summer Jai-Alai Partnership (“Summer”) for a total purchase price of $2,501,583.  Centers’ interest sold to Flagler consisted of its entire 21% ownership of the total issued and outstanding partnership interest in Summer, including any and all rights, title, and interest that Centers maintained in Summer’s gaming permit (the “Summer Permit”).  The Summer Permit enabled Summer to conduct pari-mutuel wagering during the period beginning May 1st and ending November 30th (the “Summer Season”)  of each year at the Facility in accordance with the following agreements between Centers and Summer: 1) an Amended and Restated Permit Use Agreement dated September 30, 2010; 2) a Lease Agreement dated September 30, 2010; and 3) a Memorandum of Lease dated September 30, 2010.

C-45

Centers and the Partnership have agreed in the Amended and Restated Permit Use Agreement  (“APUA”)   that Centers has the obligation to conduct business activities under the Summer Permit at the Miami Jai Alai Facility during the Summer Season, May 1st through November 30th,  including without limitation the exhibition and wagering on the live games of jai alai, facility admissions and box office, sales of food and beverages (including alcoholic beverages), sales of merchandise, parking, and other related undertakings during the Term of this Agreement (collectively the "Summer Operations"), and shall be entitled to all revenues and other benefits related solely to such Summer Operations that occur at the Miami Jai Alai Facility.

Centers  shall continue to manage and operate the Miami Jai Alai Facility, including but not limited to the premises set forth in the Lease Agreement during the Term (the "Management Services").  Centers shall conduct the minimum number of performances required under Florida law for the Summer Permit to be authorized and eligible to conduct pari-mutuel, intertrack wagering, and cardroom operations, but not more than One Hundred and Fifteen Percent  (115%) of such minimum required performances. Centers will employ and retain all of the personnel necessary to provide the Management Services,  at Centers's cost,  and Centers will also pay the costs of operating the Miami Jai Alai Facility during the Term.   Centers shall provide the Management Services substantially of the same level as it provides with respect to the conduct of live jai alai under the MJA Permit, and subject to the same terms and conditions.  Centers has a duty to maintain the Summer Permit.  The Company shall take all steps, at its expense, as may be necessary to keep the Summer Permit in good standing under applicable Florida Law.

The Partnership will pay $7,500 per performance (not more than 115% minimum required performances) to Centers to keep the license viable and maintain its value as a potential means of accessing a cardroom in the future.  If the Partnership obtains a license under Summer Permit to conduct cardroom operations at a location other than Miami Jai-Alai, the Partnership will remit to Florida Gaming four (4) percent of the Partnership’s weekly gross cardroom receipts to supplement prized paid in connection with live jai-alai games conducted at Miami Jai-Alai in accordance with Section 849.086(13)(d)1, Florida Statutes (2010).

On April 30, 2012, Summer Jai Alai Partners, a Florida general partnership, and West Flagler Associates, Ltd., a Florida limited partnership, Plaintiffs, filed a complaint for declaratory and injunctive relief against Florida Gaming Centers, Inc., a Florida corporation. The Company continues to work to resolve the issues involved with West Flagler Associates and believes a satisfactory resolution can be achieved.

Hialeah Park : On June 30, 2010, W. Flagler and Florida Gaming Centers filed a constitutional challenge regarding the enactment of changes to Florida Statutes in Chapter 551 that purport to enable the expansion of slot machine games in Miami Dade County to the site of Hialeah Park.  The Statutory Amendment conflicts with the Constitutional Provision, Article X, Section 23 in numerous ways.  The Leon County Circuit Court held the statute to be valid and that decision is presently on appeal to the Florida First District Court of  Appeal.  On October 6, 2011, a state appeals court upheld the ruling for Hialeah Park to have a casino with Las Vegas style slot machines.  On April 27, 2012 t he Florida Supreme Court refused to take up a case challenging their legality. The Company continues to evaluate its options regarding this matter.

The decision essentially upholds the ruling from the 1 st District Court of Appeal in October that asserted the Legislature has the power to expand gambling in the state. Florida Gaming Centers and W. Flagler, in South Florida had challenged the decision to allow slots in Hialeah, claiming that since the racetrack wasn’t included as part of referendums in Miami-Dade and Broward counties to approve slots, the track should be barred from offering them.

The appellate court ruling upheld a trial court decision claiming the Legislature had the power to expand gaming, as it did in 2009 to include the Hialeah Racetrack in state statutes allowing slot machines in South Florida pari-mutuels.

(8) NOTES

Miami Dade County

On April 6, 2009, the Company completed Phase 1 of its two-phase acquisition of the 10.982 acres of property from the County. Phase 1 included the closing of the purchase of approximately 2.283 acres from the County for $3,348,429, including a down payment of $334,843 and a County financed note payable of $3,013,586 for 15 years with final payment due April 1, 2024, with a fixed interest rate of 7.25%. The Note is secured by the purchased property pursuant to a mortgage and security agreement between the Company and the County. The Company also received air-rights over N.W. 37th Avenue, a street separating the two properties. At September 30, 2012 the Company owed $2,629,247 on this Note.

On June 11, 2011, the Company completed Phase 2 of the approximately 8.7 remaining acres for $13,393,716 that was to close no later than 60 days after the United States Corps of Engineers released the property free and clear of environmental contamination.  The Corp of Engineers released the property free and clear of environmental contamination and on June 16, 2011, the Company and the County consummated the final closing on the remaining 8.67 acres of the undeveloped property.  At the final closing, the Company made a down payment of $1,339,371, representing 10% of the purchase price of the remaining 8.67 acres, and the County issued a new promissory note for $12,054,344  representing the remaining amount owed by the Company on the 8.67 acres of undeveloped property which were the subject of the  Closing.  The Note is for 15 years, with an interest rate of 7.25%.  The Company will defer payments until the earlier of June 15, 2012, or the date upon which slot machine operations are initiated by the Company.  In March, 2012, the Company starting making payments on this Note. At September 30, 2012 the Company owed $11,349,009 on this Note. (See Exhibit 10.20 and 10.21, filed with June 30, 2011 10-Q)

C-46

Following the County Board’s vote to close 37th Avenue on July 7, 2011, the Company is required to pay up to $1,000,000 for remediation of 36th Avenue, of which $570,000 was paid in August, 2011 for the design and engineering of the 36th Avenue which was a condition precedent to the closure of 37th Avenue.  The Company has accrued the remaining $430,000.   If within 36 months of this vote the County determines a need to expand 36th Avenue, then the Company will be required to dedicate a 20-foot wide by 812-foot long strip of the Undeveloped Property to accommodate an 80 foot right-of-way (the “Expansion Easement”) which may, at the County’s sole discretion, be constructed in the future.  The Company would also be required to pay for such street expansion to the extent of $4,700,000 through incremental draw-downs as described in the Settlement Agreement.  On June 16, 2011, the Company granted a right-of-way deed representing the Expansion Easement which will be held in escrow until such time as the County Board votes to expand 36th Avenue.

(9) RETIREMENT PLAN

The Company provides defined contribution retirement plans under Internal Revenue Code Section 401(k). The plans, which cover employees included in its current Collective Bargaining Agreement and certain non-union employees, provide for the deferral of salary and employer matching.

(10) RELATED PARTY TRANSACTIONS

On June 28, 2012, Florida Gaming Corporation paid $100,323 to Freedom Holding which reduced Florida Gaming Corporation indebtedness to Freedom Holding. Freedom Holding used the funds to bring the interest current on an outstanding loan.  At September 30, 2012, Florida Gaming Corporation owed Holding $1,758,355.

C-47

ANNEX D

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Florida Gaming Corporation and Subsidiaries

Miami, Florida

We have audited the accompanying consolidated balance sheets of Florida Gaming Corporation and Subsidiaries (“the Company”) (a Delaware Corporation) as of December 31, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Florida Gaming Corporation and Subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note P to the financial statements, the Company has experienced recurring losses from operations, cash flow deficiencies, and is in default of certain credit facilities, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note P. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ King + Company, PSC

Louisville, Kentucky

March 30, 2012

CONSOLIDATED BALANCE SHEETS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

	December 31,
	2011	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$37,297,676	$748,617
Accounts receivable, including ITW, net	247,974	130,862
Inventory	65,232	33,205
	37,610,882	912,684

PROPERTY, PLANT AND EQUIPMENT--Note I
Land	21,173,853	8,164,543
Buildings and improvements	9,956,996	9,904,404
Furniture, fixtures and equipment	1,806,740	1,951,584
Construction Work in Progress	29,767,905	-0-
	62,705,494	20,020,531
Less accumulated depreciation	(5,363,190)	(4,918,276)
	57,342,304	15,102,255

REAL ESTATE HELD FOR SALE--Note K	234,000	234,000

OTHER ASSETS--Note J	10,260,557	396,986

	$105,447,743	$16,645,925

See notes to consolidated financial statements

D-1

CONSOLIDATED BALANCE SHEETS--CONTINUED

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

	December 31,
	2011	2010

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Unclaimed winnings	$88,704	$97,028
Accrued payroll and related expenses	741,842	607,206
Accounts payable and accrued expenses	24,213,881	8,996,129
Related party payables--Note F	-0-	1,685,000
Current portion of long-term debt--Note H	87,878,865	7,510,148
Deferred rental income--Note J	-0-	225,000
	112,923,292	19,120,511

LONG-TERM DEBT (less current portion)--Note H	19,861,036	2,686,594

STOCKHOLDERS' EQUITY--Notes B and C
Class A cumulative convertible preferred stock; 1,200,000 shares authorized; 27,756 shares issued and outstanding in 2011 and 2010; aggregate 2011 liquidation preference of $352,842	2,776	2,776

Series AA 7% cumulative convertible preferred stock; 5,000 shares authorized; 5,000 shares issued and outstanding in 2011 and 2010; aggregate 2011 liquidation preference of $6,137,500	500	500

Series B cumulative convertible preferred stock; 50 shares authorized; 45 shares issued and outstanding in 2011 and 2010; aggregate 2011 liquidation preference of $103,952	5	5

Series F 8% cumulative convertible preferred stock; 2,500 shares authorized; 1,000 and 2,000 shares issued and outstanding in 2011 and 2010, respectively; aggregate 2011 liquidation preference of $1,401,703	100	200

Common stock, $.20 par value, 7,500,000 shares authorized; 4,037,293 and 3,888,959 shares issued and outstanding in 2011 and 2010, respectively	807,459	777,792
Capital in excess of par value	50,690,668	50,635,532
Accumulated deficit	(78,838,093)	(56,577,985)
	(27,336,585)	(5,161,180)
	$105,447,743	$16,645,925

See notes to consolidated financial statements

D-2

CONSOLIDATED STATEMENTS OF OPERATIONS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

For the years ended December 31, 2011 and 2010

	2011	2010

JAI-ALAI MUTUEL REVENUE	$4,435,099	$4,114,550
Less Florida State pari-mutuel taxes incurred--Note D	(733,516)	(665,166)
Less simulcast guest commissions	(1,126,740)	(1,262,989)
INTER TRACK MUTUEL COMMISSIONS	1,044,235	1,806,527
Net Pari-Mutuel Revenue	3,619,078	3,992,922

ADMISSION INCOME, net of State taxes incurred	-0-	8,704
PROGRAM REVENUE	28,422	101,535
FOOD AND BEVERAGE	432,203	654,115
CARD ROOM REVENUE	3,274,118	4,463,383
RENTAL INCOME	705,000	-0-
OTHER	59,393	102,758
TOTAL OPERATING REVENUE	8,118,214	9,323,417

OPERATING EXPENSES
Advertising and promotions	244,356	213,293
Operating and mutuels payroll and related costs	3,835,550	3,834,917
Player payroll and related costs	2,395,858	2,185,851
Food and beverage costs	377,738	545,165
Repairs and maintenance	225,902	193,241
Totalizator/teleview rent--Note G	128,936	278,066
ITW and television costs	606,975	616,467
Programs	14,176	129,702
Card room payroll and related costs	899,940	1,199,356
Other card room operating costs	692,922	844,068
Depreciation and amortization	456,246	457,559
Utilities	415,599	403,523
Miscellaneous	1,281,377	896,192
TOTAL OPERATING EXPENSES	11,575,575	11,797,400

(CONTINUED)

 See notes to consolidated financial statements

D-3

CONSOLIDATED STATEMENTS OF OPERATIONS--CONTINUED

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

For the years ended December 31, 2011 and 2010

	2011	2010

GENERAL AND ADMINISTRATIVE
Executive payroll and related costs	$702,228	$577,153
Stock options--Note C	84,703	19,782
Directors' fees	48,000	60,000
Management consulting--Note F	195,000	780,000
Telephone and travel	258,883	337,916
Professional fees	785,188	613,747
Interest and financing costs--Note H	11,232,231	1,519,004
Property taxes	328,810	484,583
Insurance	993,608	705,800
	14,628,651	5,097,985
LOSS FROM OPERATIONS	(18,086,012)	(7,571,968)

OTHER INCOME (LOSS)
Interest and dividend income	3,019	3,604
State tax credits on handle and admissions--Note D	136,403	817,489
Gain on sale of Summer Jai-Alai--Note J	-0-	1,907,509
Legislative initiatives--Note G	(3,550,000)	-0-
Loss on Disposal of Real Estate – Note H	(267,785)	-0-
	(3,678,363)	2,728,602

NET LOSS BEFORE INCOME TAX	(21,764,375)	(4,843,366)
Income Taxes	-0-	-0-
NET LOSS	(21,764,375)	(4,843,366)

Dividends on preferred stock	(495,734)	(539,030)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(22,260,109)	$(5,382,396)

Loss per common share – Basic	$(5.61)	$(1.38)
Loss per common share – Diluted	$(5.61)	$(1.38)

See notes to consolidated financial statements

D-4

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

For the two years ended December 31, 2011

	Class A		Series AA		Series B		Series F
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Capital in
	Par Value $.10		Par Value $.10		Par Value $.10		Par Value $.10		Par Value $.20		Excess of	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Par Value	Deficit

Balances at January 1, 2010	27,756	$2,776	5,000	$500	45	$5	2,000	$200	3,888,959	$777,792	$50,615,750	$(51,195,589)

Dividends on Series F preferred stock ($80/share)												(160,000)

Dividends on Series A preferred stock ($.90/share)												(24,980)

Dividends on Series B preferred stock ($90/share)												(4,050)

Dividends on Series AA preferred stock ($70/share)												(350,000)

Stock warrants issued											5,630

Stock options extended											14,152

Net loss for the year												(4,843,366)

BALANCES AT DECEMBER 31, 2010	27,756	$2,776	5,000	$500	45	$5	2,000	$200	3,888,959	$777,792	$50,635,532	$(56,577,985)

(CONTINUED)

See notes to consolidated financial statements

D-5

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY--CONTINUED

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

For the two years ended December 31, 2011

	Class A		Series AA		Series B		Series F
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Capital in
	Par Value $.10		Par Value $.10		Par Value $.10		Par Value $.10		Par Value $.20		Excess of	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Par Value	Deficit

Balances at January 1, 2011	27,756	$2,776	5,000	$500	45	$5	2,000	$200	3,888,959	$777,792	$50,635,532	$(56,577,985)

Dividends on Series F preferred stock ($80/share)												(116,703)

Dividends on Series A preferred stock ($.90/share)												(24,980)

Dividends on Series B preferred stock ($90/share)												(4,050)

Dividends on Series AA preferred stock ($70/share)												(350,000)

Common Stock Conversion							(1,000)	(100)	148,334	29,667	(29,567)

Stock options extended											84,703

Net loss for the year												(21,764,375)

BALANCES AT DECEMBER 31, 2011	27,756	$2,776	5,000	$500	45	$5	1,000	$100	4,037,293	$807,459	$50,690,668	$(78,838,093)

 See notes to consolidated financial statements

D-6

CONSOLIDATED STATEMENTS OF CASH FLOWS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

For the years ended December 31, 2011 and 2010

	2011	2010
OPERATING ACTIVITIES
Net loss	$(21,764,375)	$(4,843,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,508,610	472,284
Stock options and warrants	84,703	19,782
(Increase) decrease in inventory	(32,027)	10,289
(Increase) decrease in accounts receivable	(117,112)	103,812
Increase in other assets	(7,447,267)	(35,107)
(Gain) loss on disposal of assets	267,785	(1,907,509)
Decrease in unclaimed winnings	(8,324)	(65,322)
Increase in accounts payable and accrued expenses	16,197,339	4,415,789
NET CASH USED IN OPERATING ACTIVITIES	(11,310,668)	(1,829,348)

INVESTING ACTIVITIES
Purchases of property and equipment	(31,198,403)	(1,132,473)
Proceeds from sale of Summer Jai Alai	-0-	2,000,000
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(31,198,403)	867,527

FINANCING ACTIVITIES
Proceeds from issuance of debt	84,520,000	1,435,000
Repayment of debt	(5,460,251)	(528,818)
Dividends paid	(1,619)	(15,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	79,058,130	891,182

NET (INCREASE) DECREASE IN CASH AND CASH EQUIVALENTS	36,549,059	(70,639)

Cash and cash equivalents at beginning of period	748,617	819,256

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$37,297,676	$748,617

SUPPLEMENTAL DISCLOSURES
Interest Paid	$9,293,753	$394,057
Interest Capitalized	$1,173,066	-0-
Noncash financing costs	$3,480,000	-0-
Noncash purchase of land	$12,054,344	-0-
Real Estate transferred in satisfaction of debt	$344,443	-0-

See notes to consolidated financial statements

D-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Florida Gaming Corporation (“the Company”) operates live jai-alai games at frontons in Ft. Pierce, and Miami, Florida through its Florida Gaming Centers, Inc. subsidiary (“Centers”). The Company also conducts intertrack wagering (“ITW”) on jai-alai, horse racing and dog racing from its facilities. In addition, the Company operates Tara Club Estates, Inc. (“Tara”), a residential real estate development and commercial project located near Atlanta in Walton County, Georgia (See Note K). Approximately 44.6% of the Company's common stock is controlled by the Company's Chairman either directly or beneficially through available stock options and his ownership of Freedom Holding, Inc. (“Holding”), a closely held investment company.

Basis of Presentation: These consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions have been eliminated. Certain 2010 amounts have been reclassified to conform with the 2011 presentation.

Going Concern: The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The attainment of sustainable profitability and positive cash flow from operations is dependent on certain future events. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty (See Notes P and Q).

Development of Casino: On April 25, 2011, the Company secured financing to expand the Miami facilities to include slot machines. On May 12, 2011, the Company received a license from the State of Florida to begin Class III- “Vegas Style” slot machine operations at Miami Jai-Alai. The Company broke ground on May 18, 2011 on the casino addition at Miami Jai-Alai. Miami Jai-Alai has undergone substantial renovations featuring a casino floor accommodating approximately 1,000 slot machines, new card room featuring poker and dominoes, and new food and beverage facilities. The main auditorium will receive upgrades making it more conducive for entertainment as well as live jai-alai. The addition is approximately 35,000 square feet and is joined with the existing facility to provide approximately 45,000 square feet of casino floor as well as “back of house” support offices. The facility has approximately 1,500 surface parking spaces. (See Note Q.)

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line and accelerated methods over the estimated useful life of the related assets as follows:

Buildings	39 years
Land and building improvements	15 years
Furniture and equipment	5-7 years
Automobiles	5 years

Long-lived Assets: The Company's investment in its residential and commercial property is carried at cost. The Company evaluates the carrying value of its real estate development and other long-lived assets, including property, plant and equipment, annually under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, “Plant, Property, and Equipment” and ASC Topic 970 “Real Estate.”

Accounts Receivables: In the ordinary course of business, the Company maintains accounts receivable from other gaming facilities (ITW receivables). Past due status is based on contractual terms. Receivables are charged off after 90 days if not being actively collected.

Bad Debt Reserve: The Company provides an allowance for doubtful accounts equal to estimated uncollectible amounts. The Company’s estimate is based on historical losses, changes in volume and economic conditions impacting the current receivables. The Company estimated no reserve necessary at December 31, 2011 or 2010. There was no activity in the allowance during 2011 or 2010.

Slot License: On May 12, 2011, the Company paid $2,750,000 and obtained a license from the state of Florida to begin slot machine operations. The license, which is valid through May of 2012, will be amortized on a straight line basis over the period that the casino is operational.

Inventory: The Company's inventory, consisting of food and beverage products, souvenirs and casino inventory is stated at the lower of cost or market using the First-In First-Out method to assign cost. Inventory market values exceeded cost at December 31, 2011.

Other Comprehensive Income: The Company follows the provisions of ASC Topic 220, “Comprehensive Income.” The Company had no “other comprehensive income” during either year presented. Accordingly, comprehensive income is equal to net income in 2011 and 2010.

Pari-mutuel Wagering: Revenue is derived from acceptance of wagers under a pari-mutuel wagering system. The Company accepts wagers on both on-site and ITW events. On-site wagers are accumulated in pools with a portion being returned to winning bettors, a portion paid to the State of Florida, and a portion retained by the Company. ITW wagers are also accepted and forwarded to the "host" facility after retention of the Company's commissions. Unclaimed winnings (outs) totaled $88,704 and $97,028 at December 31, 2011 and 2010, respectively.

Revenue Recognition: The Company recognizes revenue from gaming operations in accordance with ASC Topic 605, “Revenue Recognition,” which requires revenues to be recognized when realized or realizable and earned.  Jai-Alai and intertrack mutuel commissions are recognized immediately upon completion of the event upon which the related wagers are placed. In general, wagers are placed immediately prior to the event and are made in cash or other good funds so collectability is not an issue. Revenues derived from admission, program sales, food and beverage sales, card room activities, and other revenues are recognized at the time of the transaction. Revenues from the Company’s real estate operations are recognized in accordance with ASC Topic 360-20, “Real Estate Sales”, which generally allows the Company to record all profit on real estate sales at closing unless the down payment is insufficient to accrue the revenue.

D-9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Income Taxes: The Company utilizes the asset and liability approach to accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company follows ASC Topic 740, “Income Taxes” regarding accounting for income tax uncertainties. ASC Topic 740 states that a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company maintained no net tax assets at December 31, 2011 and 2010 (see Note D).

It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files income tax returns in the U.S. federal jurisdiction. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for all years prior to and including 2007.

Income (Loss) Per Common Share: Basic income (loss) per common share is determined by dividing income (loss), less required dividends on preferred shares ($495,734 and $539,030 in 2011 and 2010, respectively), by the weighted average number of shares of common stock outstanding. Diluted income (loss) per common share is determined by dividing income (loss) by the weighted average number of shares of common stock outstanding plus the weighted average number of shares that would be issued upon exercise of dilutive stock options and warrants assuming proceeds are used to repurchase shares pursuant to the treasury stock method plus the weighted average number of shares that would be issued if holders of the Company’s preferred stock converted those shares to common stock using the “if converted” method, unless the use of such methods would be anti-dilutive.

The weighted average number of shares outstanding used in the calculation of both basic and diluted net loss per common share was 3,969,239 and 3,888,959 for 2011 and 2010, respectively.

Options and warrants to purchase 906,250 and 995,625 shares of the Company’s common stock were outstanding on December 31, 2011 and 2010, respectively. None of the shares subject to option at December 31, 2011 or 2010, net of forfeitures, were included in the computation of diluted loss per common share for either year because their effect would have been antidilutive. Outstanding options and warrants are discussed further in Note C.

Advertising Costs: Advertising costs are expensed as incurred.

Stock Options: The Company accounts for all employee stock-based compensation in accordance with ASC Topic 718, “Stock Compensation,” which requires that equity instruments issued as compensation be measured at fair value (See Note C).

D-10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

The Company accounts for non-employee stock-based compensation in accordance with ASC Topic 505-50, “Equity Based Payments to Non-Employees”. Amounts are based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value assigned to stock options granted to non-employees are accounted for in accordance with ASC Topic 505-50, which requires that such costs be measured at the end of each reporting period to account for changes in the fair value of common stock until the options are vested using the Black-Scholes pricing model. Common stock is valued using the market price of common stock on the measurement date as defined in ASC Topic 505-50 (See Note C).

Real Estate Development: The Company’s Tara Subsidiary accounts for the cost of lots sold by dividing the acquisition and development costs by the number of lots developed.

Compensated Absences: The Company has not accrued compensated absences for the years ending December 31, 2011 and 2010 because the amounts cannot be reasonably estimated.

Subsequent Events: The Company adopted the provisions of SFAS No. 165, “Subsequent Events” (SFAS 165), during the year ended December 31, 2009. SFAS 165, as incorporated into ASC Topic 855, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date and through the date financial statements are issued. The Company evaluated all events or transactions that occurred after December 31, 2011 through March 30, 2012, the date these financial statements were issued.

Effect of Implementing Recently Issued Accounting Standards: In January 2010, the Financial Accounting Standards Board (the “FASB”) amended ASC Topic 820 “Improving Disclosures about Fair Value Measurements.” This amendment provides more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This amendment is effective for reporting periods beginning after December 15, 2010 with the exception of disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements, which are effective after December 15, 2010. The adoption of this amendment is not expected to have a material effect on the Company’s financial statements.

In February 2010, the FASB amended ASC Topic 855 “Subsequent Events.” This amendment allows entities which are either 1) SEC filers or 2) conduit bond obligors for conduit debt securities that are publicly traded to evaluate subsequent events through the date that their financial statements are issued; unlike other entities which must evaluate subsequent events through the date their financial statements are available to be issued. The adoption of this amendment did not have a material effect on the Company’s financial statements.

In May 2011, the FASB issued an accounting standards update that is intended to align the principles for fair value measurements and the related disclosure requirements under GAAP and IFRS. From a GAAP perspective, the updates are largely clarifications and certain additional disclosures. The effective date for this update is for years, and the interim periods within those years, beginning after December 15, 2011. This update is not expected to have a material impact on the Company’s financial statements.

In June 2011, the FASB issued an accounting standards update that will require items of net income, items of other comprehensive income (“OCI”) and total comprehensive income to be presented in one continuous statement or two separate but consecutive statements. This will make the presentation of items within OCI more prominent. Companies will no longer be allowed to present OCI in the statement of stockholders’ equity. The effective date for this update is for years, and the interim periods within those years, beginning after December 15, 2011. This update is not expected to have a material impact on the Company’s financial statements.

In September 2011, the FASB issued Update No. 2011-08, “Testing Goodwill for Impairment,” which amends Accounting Standards Codification 350 “Intangibles – Goodwill and Other.” This update permits entities to make a qualitative assessment of whether a reporting unit’s fair value is, more likely than not, less than its carrying amount. If an entity concludes it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, the entity is not required to perform the two-step impairment test for that reporting unit. The update is effective for annual interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. This update is not expected to have a material impact on the Company’s financial statements.

D-11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE B--PREFERRED STOCK

Class A Preferred: The Company's Class A Preferred Stock provides annual dividends at the rate of $.90 per share payable in cash, property or common stock, which are cumulative and have priority over dividends on the common stock. The Company has declared and paid or accrued the required dividends for 2011 and 2010. Accrued dividends on the Class A preferred stock totaled $75,282 ($2.71 per share) and $51,922 ($1.87 per share) at December 31, 2011 and 2010, respectively.

Each share of Class A Preferred Stock is convertible into .1125 shares of common stock at the holder's option.

During the years ended December 31, 2011 and 2010, no shares of Class A Preferred Stock were converted. The Class A Preferred is redeemable at the option of the Company at $10.60 per share. In the event of dissolution, the holders of Class A Preferred shall be entitled to receive $10.00 per share, plus accrued dividends, prior to any distribution to holders of common stock.

Series AA Preferred: The Company’s 5,000 shares of Series AA cumulative convertible preferred stock, $.10 par value (the “Series AA Preferred Stock”), provides annual dividends at the rate of 7% of the shares’ stated value. The stated value per share is equal to $1,000 (as adjusted for any stock dividends, combinations or splits). The Company has declared and paid or accrued the required dividends for 2011 and 2010. Accrued dividends on the series AA Preferred stock totaled $1,137,500 ($227.50 per share) and $787,500 ($157.50 per share) at December 31, 2011 and 2010, respectively.

Each share of the Series AA Preferred Stock may be converted into 40 shares of the Company’s $.20 par value Common Stock (the “Conversion Stock”). The number of shares of Conversion Stock into which each share of Series AA Preferred Stock may be converted shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock or Series AA Preferred Stock, as the case may be, outstanding arising from any division or consolidation of shares, stock dividend, reverse stock split, or other similar increase or decrease in the number of shares of Common Stock or Series AA Preferred Stock outstanding. The Company will also pay the holder of converted shares all accrued but unpaid dividends through the conversion date on the converted shares.

Upon liquidation, the holders of Series AA Preferred Stock are entitled to receive the greater of (i) the stated value per share and all accrued and unpaid dividends to and including the date of payment thereof and (ii) the amount the holders of Series AA Preferred Stock would have received upon liquidation of the Company had such holders converted their shares to common stock.

All 5,000 shares of Series AA Preferred Stock were issued to Prides Capital Fund 1, LP (“Prides”) for an aggregate of $5,000,000 on June 15, 2007. To induce Prides to purchase the Series AA Preferred Stock, the Company issued Prides a stock warrant to purchase 20,000 shares of the Company’s common stock at an exercise price of $30 per share. The warrant is exercisable after June 15, 2012 and its fair market value of $182,794 was recorded as a financing cost for the year ending December 31, 2007.

D-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE B--PREFERRED STOCK--CONTINUED

In association with the Series AA Preferred Stock issue, the Company entered into a Stockholders Agreement (the “Agreement”) with Prides which provides shelf and demand registration rights to Prides at any time after September 1, 2009 for all registrable securities issued to Prides. The Agreement also provides Prides with Tag-Along rights to shares of the Company’s common stock owned by the Company’s Chairman.

Class B Preferred: The Company's Series B convertible preferred stock provides annual cumulative dividends at the rate of 8% to 10% of the consideration paid for the stock. Such dividends are payable in shares of the Company's common stock. The consideration received by the Company upon initial issuance of each share of the Series B stock was $1,000. Holders of Series B shares may convert all or any of such Series B shares to the Company's common stock using a ratio based on the consideration paid for the stock and 80% of the market value of the common stock. Upon liquidation, the holders of Series B preferred shares shall be entitled to be paid $1,000 per share plus 8% to 10% accrued dividends before any distribution to holders of common stock. The required Series B dividends were declared and accrued during 2011and 2010. Accrued dividends on the Series B stock totaled $58,952 ($1,310 per share) and $54,903 ($1,220 per share) at December 31, 2011 and 2010, respectively.

Series F Preferred: The Company is also authorized to issue up to 2,500 shares of Series F 8% Cumulative Convertible Preferred Stock (the “Series F Preferred Stock”), which provides annual dividends at the rate of 8% of the shares’ stated value. The stated value per share equals $1,000 (as adjusted for any stock dividends, combination or split). At the discretion of the Company’s Board of Directors, such dividends may be paid in shares of the Series F Preferred Stock.

Holders of Series F Preferred Stock may convert all or any of such shares to the Company’s common stock at any time. Each share of Series F Preferred Stock shall be converted into 148.3345 shares of common stock (the “Conversion Stock”). The number of shares of Conversion Stock into which each share of Series F Preferred Stock shall be converted shall be proportionately adjusted for any increase or decrease in the number of shares of common stock or Series F Preferred Stock.

Upon liquidation, the holders of Series F Preferred Shares shall be entitled to be paid $1,000 per share plus accrued dividends before any distribution to holders of common stock.

The Series F shares are held by related parties of the Company. One thousand and two thousand Series F shares were outstanding at December 31, 2011 and 2010. During the year ended December 31, 2011, 1,000 shares of Class F Preferred Stock were converted to 148,334 shares of the Company’s Common Stock. The required Series F dividends were declared and paid or accrued during 2011 and 2010. The 1,000 converted shares had accrued dividends of $141,703. Accrued dividends on the outstanding 1,000 and 2,000 shares of Series F Preferred shares totaled $260,000 ($260.00 per share) and $285,000 ($142.50 per share) at December 31, 2011 and 2010, respectively.

The Class A Preferred Stock, the Series AA Preferred Stock, the Series B Preferred Stock and the Series F Preferred Stock are all equal in rank with respect to the payment of dividends and the distribution of assets upon liquidation of the Company.

D-13

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE C--STOCK OPTIONS AND WARRANTS

The Company maintains a Master Stock Option Plan, last amended July 31, 2006, which encompasses the following stock option plans: Stock Incentive Plan, Nonqualified Stock Option Plan, Officers and Directors Stock Option Plan, and Advisors and Consultants Stock Option Plan. Each stock option plan governs the administration, participation and other terms and conditions of option agreements under the plan.

On July 10, 2006 the Company issued a total of 473,125 options at $17.00 per share with an expiration of July 10, 2012; 33,000 options were issued to key employees, 325,000 options were issued to Freedom Financial Corporation (“Freedom”) and 115,125 options were granted to executive employees and directors. On July 3, 2008, the Company re-priced all 473,125 options issued on July 10, 2006 from an exercise price of $17 per share to $12 per share.

On July 11, 2006, the Company issued 362,500 options to executive employees and a director at $17.00 per share with an expiration of July 11, 2009. On July 3, 2008, the Company re-priced all 362,500 of these options to $12 per share. On August 26, 2008, the Company re-priced all 835,625 options issued on July 10 and 11, 2006 from $12 per share to $8.25 per share. On July 11, 2011 and 2010, the Company extended the 362,500 options originally issued on July 11, 2006 to certain executive employees and directors. The amended agreement provided the option holders a one year extension on the option term at a price of $8.25 per share. The Company recognized total stock based compensations expense of $84,703 and $14,152 for the year ended December 31, 2011 and 2010 due to this amendment. The amendment affected two employees and two directors. Freedom Holding, Inc. (“Holding”), a related party controlled by the Company’s chairman, with additional ownership maintained by the Company’s CEO, held 325,000 of these options; an executive officer of the Company held 17,500 of these options; and the remaining 20,000 options are held by a director of the Company.

The Company’s Chairman and the CEO maintain ownership interest in Holding and Freedom. In January, 2008 Freedom transferred 10,000 of the 325,000 options issued to it in July, 2006 to a third party. On March 11, 2008 Freedom transferred its remaining 315,000 options in the form of a dividend to Holding. Additionally on March 11, 2008, the Company’s Chairman and the CEO both transferred all options in their possession to Holding. Holding recorded these transfers from the Company’s Chairman, and the CEO as capital contributions.

On January 21, 2008, the Company granted to Florida Marketing Ventures, LLC (“Ventures”), an option (the “Option”) under the Company’s Advisors and Consultants Stock Option Plan (the “Plan”), to purchase up to 20,000 shares of $.20 par value common stock of the Company at an option price of $30.00 per share. These options expired January 29, 2010.

On October 31, 2008, the Company’s debt with Freedom matured and was subsequently refinanced with a $1,322,574 note payable issued November 1, 2008 to Holding. As an inducement to refinance the note, the Company issued Holding a warrant to purchase 20,000 shares of the Company's $0.20 par value common stock at a price per share of $8.25. The warrant was exercisable at any time from November 1, 2008 through November 1, 2011. These warrants expired November 1, 2011.

D-14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE C--STOCK OPTIONS AND WARRANTS--CONTINUED

On June 26, 2008 the Company borrowed $1,000,000 from Mr. James Stuckert (“Stuckert”) with an interest rate of Wall Street Journal prime plus three percent. As inducement to Stuckert to make the loan, the Company issued a warrant to purchase 20,000 shares of the Company’s $.20 par common stock with an exercise price of $12.50 per share. The warrant is exercisable at any time from June 26, 2008 through June 26, 2013. The number of shares of common stock issuable upon the exercise of the warrant and the exercise price are subject to adjustment upon certain events including: dividend or distribution of common stock or other securities, stock splits or combinations, stock reclassification or reorganization, and merger, consolidation or sale of assets. On October 7, 2008 the Company re-priced the Stuckert warrant issued in association with this loan from an exercise price of $12.50 per share to $8.25 per share.

On August 14, 2009, the Company entered into a Memorandum of Agreement (the “Agreement”) with Solomon O. Howell (“Howell”) and Stuckert and collectively the (“Lenders”) which allowed the Company to borrow up to $1,000,000 from the Lenders (see Note H). The Agreement was amended on October 7, 2009 with a provision which granted to each of the Lenders warrants to acquire up to 20,000 (40,000 total) shares of the Company’s $.20 par common stock at a price of $6.00 per share. The warrants are exercisable at any time from October 7, 2009 through October 7, 2012. The number of shares issuable upon the exercise of the warrants are subject to adjustment upon certain events including: dividend or distribution of common stock or other securities, stock splits or combinations, stock reclassification or reorganization, and merger, consolidation or sale of assets.

On December 11, 2009, the Company borrowed $500,000 from Nurmi Properties, LLC and Robinette Investments, LLC (collectively “Nurmi”) (see Note H). As an inducement to make this loan, the Company issued a warrant to purchase 30,000 shares of the Company’s $.20 par common stock at $6.00 per share to Steven Craig, a related party of Nurmi. The warrant’s fair value of $14,726 was recognized as a capitalized financing cost and was expensed over the one year term of the related loan from December 11, 2009 through December 11, 2010.

The warrant was exercisable at any time from December 11, 2009 through December 11, 2011. The warrants expired December 11, 2011.

On August 17, 2010, the Company issued Mr. Steven Craig 30,000 options at $6.00 per share with an expiration of December 11, 2011. The warrants were issued for his consulting services and his efforts to assist the Company in securing long term financing. These warrants expired December 11, 2011.

Credit Agreement: On April 25, 2011, Florida Gaming Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement” or “Term Loan”) between its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) and a syndicate of unaffiliated third party lenders (the “Lenders”) with ABC Funding, LLC, as Administrative Agent for the Lenders. Innovation Capital, LLC served as exclusive Financial Advisor to the Company and Placement Agent on the debt financing.

The Company used the net proceeds from the Term Loan to fund capital expenditures and for working capital and general corporate purposes. The capital expenditures encompass an expansion project at the Company’s Miami Jai-Alai fronton, which included the development of a casino floor featuring approximately 1,000 new slot machines that will complement existing poker tables; upgraded food, beverage service and entertainment amenities; a renovated Jai-Alai venue; and approximately 1,500 surface parking spaces (the “Project” or “The Casino at Miami Jai-Alai”).

D-15

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE C--STOCK OPTIONS AND WARRANTS--CONTINUED

In addition to providing funds to develop the Project, including adequate reserves for interest payments and contingencies during construction, a portion of the Term Loan proceeds were used to repay approximately $8.8 million of existing debt and other payables, provided certain gaming licenses are obtained before such repayment.

At the closing, the Lenders received warrants, with a $0.01 exercise price, currently equal to 35% (the “Base Percentage”) of the stock in Centers (the “Centers Warrants”) and such percentage may increase depending on the number of slot machines that may become operational at a competing facility in the future. The Base Percentage shall increase by one one-hundredth percent (0.01%), up to a maximum of 10.0%, for each slot machine made available for gaming at Hialeah Park Race Track at any time while the Centers Warrants are outstanding (the “Hialeah Increase”). Centers may have the ability to reduce the Hialeah Increase by up to one-half, depending on actual financial performance in the future exceeding certain thresholds, by paying the Lenders an aggregate of $500,000 for each percentage point it wishes to deduct from the “Trigger Event”, which is defined to include the following: (a) the maturity date of the Term Loan; (b) the date upon which the Term Loan is repaid in full (the “Repayment Date”); (c) a change of control in Centers; (d) the commencement of bankruptcy proceedings (or any similar action or insolvency event) by Centers; and (e) if the maturity date of the Term Loan or the Repayment Date occurs prior to the fifth anniversary of the opening date of The Casino at Miami Jai-Alai (the “Opening Date”), then each anniversary of the Opening Date occurring after the Repayment Date and on or prior to the fifth anniversary of the Opening Date.

In addition, at the closing, the Lenders received warrants in the Company currently equal to 30.0% of its fully diluted common equity ownership (the “Company Warrants” and collectively with the Centers Warrants, the “Warrants”). The Company Warrants have a $25 exercise price; however, if (i) the Lenders’ construction consultant determines that Centers will need to access any amount of a $3.0 million completion guarantee (thus representing that the Project is “Out of Balance”), which has been funded by the Term Loan, to complete the Project on time and on budget and (ii) the Company and Centers have not raised new equity to replace the $3.0 million completion guarantee and thereby cancel the Company Warrants at any time from the closing until 30 days after the Project is determined to be Out of Balance, the Company Warrants shall become exercisable at $0.01. If the Company is successful at raising new equity to replace the completion guarantee, the $3.0 million shall be used to prepay the Term Loan at par upon receipt of such proceeds. Similarly, if the Company is able to complete the Project on time without going Out of Balance, the completion guarantee will be canceled upon the Opening Date and the $3.0 million shall be used to prepay the Term Loan at par and the Company Warrants will be cancelled.

The Company did not account for the warrants at the time of issuance because of the contingencies on the warrants becoming exercisable for either Centers or the Company. The Company warrants will only be valid if the Company needs to access any of amount of the $3.0 million completion guarantee which was funded by the Term Loan to complete the project on time. Even then the Company would have the right to raise new equity to replace the completion guarantee and the warrants would be canceled. The Company does not anticipate accessing any amount of the $3.0 million.

D-16

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE C--STOCK OPTIONS AND WARRANTS--CONTINUED

The Centers’ Warrants were evaluated not only on the contingencies associated with the warrants but the ability to determine the fair value of any potential liability. Centers is not publically traded and once a Trigger Event occurs, the Credit Agreement specifically dictates how the value (if any) of Centers is to be determined. In evaluating any potential liability due to the warrants the financial condition of Centers was reviewed. The fair value (if any) of the Center Warrants cannot be reasonably estimated and there was not a reportable liability.

A copy of the Credit Agreement, the Centers Warrant Agreement, the Company Warrant Agreement and the Registration Rights Agreement are included as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to the April 25, 2011 Form 8-K.

The following table summarizes options and warrants issued or amended by the Company during the years ended December 31, 2011 and 2010.

Date of Grant	Number of Options/ Warrants	Grantee	Vesting Period: Grant Date Through	Con-tractual Term in Years	Grant Price	Fair Value of Stock on Grant Date

July 11, 2006	362,500	Executive	50%-12/31/06	3	$17.00	$13.30
July 3, 2008	reprice	Employees	50%-07/01/07		$12.00	$10.00
August 26, 2008	reprice	and			$8.25	$6.25
July 11, 2009	Extended	Directors		1	$8.25	$7.00
July 11, 2010	Extended			1	$8.25	$3.90
July 11, 2011	Extended			1	$8.25	$4.97
August 17, 2010	30,000	Craig	12/11/11	1.3	$6.00	$4.00

The fair value of options and warrants is determined using the Black-Scholes option pricing model consistent with ASC Topics 718 and 505-50. The Black-Scholes option pricing model uses assumptions for inputs including the risk-free rate of return, expected forfeitures, expected volatility, expected term, and expected dividends. The risk-free rate of return for the option or warrant life is based on U.S. Treasury zero coupon issues with a remaining term equal to the expected option term. Expected forfeitures are based on environmental factors tied to the options and warrants as well as historical behavior. Expected volatilities are based on historical volatility of the Company’s stock. Expected terms are generally based on the option’s contractual term unless environmental factors reflect that the option holder would likely exercise their option sooner. Expected dividends are based on historical dividends paid on the Company’s common stock.

The assumptions used during 2011 and 2010 to value the Company's stock options and warrants were as follows:

Date of Grant	Number of Options	Risk-Free Rate	Expected Forfeitures	Expected Volatility	Expected Term (in years)	Expected Dividends

July 11, 2010	362,500	0.30%	50.00%	49.37%	1	None
August 17, 2010	30,000	0.26%	50.00%	49.37%	1.3	None
July 11, 2011	362,500	0.17%	50.00%	62.90%	1	None

D-17

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE C--STOCK OPTIONS AND WARRANTS--CONTINUED

	Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual/Term	Aggregate Intrinsic Value

Outstanding, beginning of year	995,625	$8.46	1.14	-0-
Granted	362,500	8.25
Exercised	-0-
Forfeited	-0-
Expired	451,875	7.95

Outstanding, end of year	906,250	$8.63	.56	-0-

Options and warrants exercisable, end of year	906,250	$8.63	.56	-0-

Fully vested share options, end of year	906,250	$8.63	.56	-0-

A summary of the status of the Company's nonvested shares as of December 31, 2011 and changes during the year ended December 31, 2011, is presented below.

Nonvested Shares	Shares	Weighted-Average Grant Date Fair Value

Nonvested at January 1, 2011	-0-	-0-
Granted	362,500	$ 0.23
Vested	(362,500)	$ 0.23
Forfeited	-0-	-0-
Nonvested at December 31, 2011	-0-	-0-

The number of shares of common stock reserved for issuance upon the exercise of fixed conversion rights, options and warrants were 1,541,325 and 1,738,212 at December 31, 2011 and 2010, respectively.

During 2011 and 2010, no options were exercised.

The weighted average grant date fair value of options and warrants granted during the years 2011 and 2010 was $0.23 and $0.05, respectively.

D-18

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE D--TAXES ON INCOME, HANDLE AND ADMISSIONS

At December 31, 2010, the Company had tax net operating loss (NOL) carryforwards of approximately $24,776,000 available to offset future taxable income. These NOL carryforwards expire twenty years from the year in which the losses were incurred or at various intervals through fiscal 2030.

At December 31, 2011, the Company had tax net operating loss (NOL) carryforwards of approximately $42,797,815 available to offset future taxable income. These NOL carryforwards expire twenty years from the year in which the losses were incurred or at various intervals through fiscal 2030.

Any deferred tax assets arising from differences from taxable income and financial reporting income are deemed to be offset by an allowance in an equal amount due to the uncertainty of future taxable income.

The components of the Company’s deferred tax asset/liability are as follows:

	2011	2010

Deferred tax asset:
Net operating loss carryforwards	$14,551,257	$8,423,974
Alternative minimum tax credit carryforward	3,189	3,189
Real estate valuation reserve	8,863	8,863
Stock options	251,063	222,264
Charitable contributions	16,878	16,621
Total deferred tax assets	14,831,250	8,674,911
Deferred tax liability:
Difference in depreciation methods	(67,087)	(88,429)
Net deferred tax asset before valuation allowance	14,764,163	8,586,482
Less: Valuation allowance	(14,764,163)	(8,586,482)

Net deferred tax assets	$-0-	$-0-

Effective July 1, 1998, tax relief legislation was enacted by the State of Florida (HB3663) stipulating that jai-alai permit holders incurring state taxes on handle and admissions in an amount exceeding its operating earnings (before deduction of certain expenses such as depreciation and interest) for the prior year are entitled to credit such excess against pari-mutuel taxes due and payable.

The Company’s Tampa Jai-Alai Permit (Fronton closed in 1998) retains such tax credits carried forward totaling $1,362,265. The Company’s Ft. Pierce facility has not incurred statutory operating losses and therefore has not earned any state tax credits.

As of December 31, 2011, unused credits available for recovery under the permit held by Miami Jai-Alai and Summer Jai-Alai totaled $2,353,301 and $1,220,208, respectively.

Pari-mutuel taxes incurred and tax credits utilized reflected in the 2011 and 2010 Statement of Operations include $273,345 and $302,148, respectively, related to Miami Jai-Alai operations.

Pari-mutuel taxes incurred and tax credits utilized reflected in the 2011 and 2010 Statement of Operations include $240,058 and $-0-, respectively related to Summer Jai-Alai operations. (See Note J.)

NOTE E--RETIREMENT PLAN

The Company provides defined contribution retirement plans under Internal Revenue Code Section 401(k). The plans, which cover employees included in its current Collective Bargaining Agreement and certain non-union employees, provide for the deferral of salary and employer matching. The Company’s costs for matching employee contributions totaled $38,300 and $35,300 during 2011 and 2010, respectively.

D-19

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE F--RELATED PARTY TRANSACTIONS

Reference is made to Note J for details of the Company’s transactions with Summer Jai-Alai.

Reference is made to Note B for information pertaining to Series F Preferred Stock held by related parties.

Reference is made in Note C pertaining to stock options and warrants issued to Freedom Financial Corporation and Freedom Holding, Inc. Reference is made to Note H for details on the Company’s credit facilities with Freedom Financial Corporation and Freedom Holding, Inc.

Additional information can be found in Note C pertaining to compensating stock option arrangements between the Company and its employees and Directors.

The Company expensed $780,000 in both 2010 and 2009 to Freedom Financial Corporation for the management services of the Company’s Chairman and CEO. None of these fees were paid in either year and at December 31, 2010 there remained $1,560,000 accrued for these services on the accompanying balance sheet. Additionally, the Company maintained $222,417 in accounts payable to Freedom Financial Corporation at December 31, 2010. On April 25, 2011, the Company entered into a promissory note with Freedom in the amount of $1,905,000 due and payable on October 25, 2016, in part for payment of these accrued services (see Note H).

On April 25, 2011, the Board of Directors of the Company promoted W. Bennett Collett, Jr. (“B. Collett”) from President and Chief Operating Officer of the Company and Centers to President and Chief Executive Officer of the Company and Centers.

In connection with B. Collett’s promotion, he entered into an employment agreement with Centers, which generally provides for the following: (i) an initial term beginning on March 31, 2011 and ending on December 31, 2016, with automatic 12-month extensions thereafter unless earlier terminated, (ii) an annual base salary of $300,000 and (iii) subject to the discretion of the Board of Directors, an annual bonus beginning in calendar year 2012 not to exceed 50% of the base salary. In addition, Mr. Collett entered into an Employee Bonus Compensation Restriction Agreement (the “Restriction Agreement”) with the Administrative Agent, which restricts the bonus payments that may be made under the B. Collett Employment Agreement upon the occurrence of an event of a default or default under the Credit Agreement.

In connection with B. Collett’s promotion, Mr. W.B. Collett, Sr. (“W. Collett”) retired as Chief Executive Officer of the Company, but will continue in his roles as Chairman and a Director of the Company. Mr. W. Collett will also provide consulting services to the Company on a going-forward basis through Freedom Financial under a Consulting Agreement between Freedom and the Company (the “Freedom Consulting Agreement”). The Freedom Consulting Agreement is for a term beginning on April 25, 2011 and ending on December 31, 2017 and provides for fees paid by the Company to Freedom in an amount that may vary between $300,000 and $450,000 annually, depending on the financial performance of the Company. The Freedom Consulting Agreement generally provides that (i) the maximum number of hours of consulting work that Freedom may cause W. Collett to perform for the Company is 500 hours, (ii) any compensation under the Freedom Consulting Agreement is subject to certain representations, warranties and covenants made under the Credit Agreement is subject to certain representations, warranties and covenants made under Credit Agreement, (iii) and the Freedom Consulting Agreement may be terminated by either party without cause upon 90 days written notice.

Reference is made to Note H regarding the Chairman’s guarantee of the Company’s debt with Freedom Financial Corporation and the related compensation to the Chairman.

On December 3, 2010, the Chairman W. Collett advanced the Company $125,000 for operations. The liability was recorded in 2010 as “Related party payables” on the balance sheet. The note has since been purchased by Andrea S. Neiman, a third party, and is now included as debt to the Company (see Note H).

On June 15, 2011, the Company loaned Freedom Holding, a related party, $54,836. Freedom Holding repaid the note on September 20, 2011.

D-20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE G--COMMITMENTS AND CONTINGENCIES

Leases: The Company rents totalizator equipment (Scientific Games now Sportech) at each fronton under operating leases. The totalizator leases required a minimum annual rental at the Miami and Ft. Pierce locations through October 31, 2008, but are subsequently being leased on a month-to-month basis. Additionally, transmission of the Miami Jai-Alai signal requires the use of a satellite uplink simulcasting service which requires a fee of five hundred dollars ($500.00) per performance. Total totalizator rental expense and other equipment rental under operating leases for the year ended December 31, 2011 and 2010 was approximately $129,000 and $278,000, respectively.

Collective Bargaining Agreement: The Company is a party to a collective bargaining agreement with the International Jai-Alai Players Association U.A.W. Local 8868, AFL-CIO. The agreement allows the Company to negotiate individual contracts with players and provides for minimum salaries and bonuses based on pari-mutuel handle, certain cesta allowances and retirement benefits. The agreement continues from year to year unless timely notice of termination is given by either party to the agreement.

Concentration of Deposits: The Company maintains significant cash balances in demand deposit accounts that are non interest bearing accounts. All funds in a “noninterest-bearing transaction account” are insured in full by the Federal Deposit Insurance Corporation from December 31, 2010 through December 31, 2012. This temporary unlimited coverage is in addition to, and separate from, the coverage of at least $250,000 available to depositors under the FDIC’s general deposit insurance rules.

Dependence on One Vendor: The Company depends on Sportech, a leading supplier of pari-mutuel wagering systems, to provide the computer systems that accumulate wagers, record sales, calculate payoffs and display wagering data accurately and in a secure manner. If Sportech failed to properly maintain their computer systems and software, it could affect the security of wagering and the Company’s ability to serve its customers.

Settlement Agreement with Miami-Dade County: On January 6, 2009, Florida Gaming Corporation agreed to acquire a total of 10.982 acres of property from Miami-Dade County in exchange for a right-of-way of .492 acres to be used by the Miami-Dade Metro Rail, an overhead light rail system. The total purchase price of the acreage (10.982) was $16,742,145. On April 6, 2009 Florida Gaming completed Phase I of its two-phase acquisition of the 10.982 acres of property from Miami-Dade County.

On June 16, 2011, the Company completed Phase II of the purchase of the approximately 8.67 remaining acres for $13,393,716. Phase II was to close no later than 60 days after the United States Corps of Engineers released the property free and clear of environmental contamination. The Corp of Engineers released the property free and clear of environmental contamination and on June 16, 2011, the Company and the County consummated the final closing on the remaining 8.67 acres of the undeveloped property. At the final closing, the Company made a down payment of $1,339,371, representing 10% of the purchase price of the remaining 8.67 acres, and the County issued a new promissory note for $12,054,344 (the “Note”) representing the remaining amount owed by the Company on the 8.67 acres of Undeveloped Property which were the subject of the Final Closing. The Note is for 15 years, with an interest rate of 7.25%. The Company deferred its payments until the earlier of September 15, 2012, or the date upon which slot machine operations are initiated by the Company. A lump sum payment shall be due at the close of the Initial Deferred Payment Period.

D-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE G--COMMITMENTS AND CONTINGENCIES--CONTINUED

The agreement required street closure resolutions to be presented to the County Board as a condition to the final closing, the rejection of which resolutions had the potential of decreasing the purchase price of the undeveloped property. In accordance with the agreement, the street closure resolutions were presented to the County Board before the final closing, and the County Board approved the street closure resolutions on July 7, 2011. Because the County Board adopted the street closure resolutions and there was no mayoral veto by July 17, 2011, there was no adjustment to the purchase price.

Following the County Board’s vote to close 37th Avenue, the Company was required to pay up to $1,000,000 for remediation of 36th Avenue. In August 2011, the Company paid $570,000 and accrued the remaining $430,000. If within 36 months of this vote the County determines a need to expand 36th Avenue, then the Company will be required to dedicate a 20-foot wide by 812-foot long strip of the Undeveloped Property to accommodate an 80-foot right-of-way (the “Expansion Easement”) which may, at the County’s sole discretion, be constructed in the future. The Company would also be required to pay for such street expansion to the extent of $4,700,000 through incremental draw-downs as described in the Settlement Agreement. On June 16, 2011, the Company granted a right-of-way deed representing the Expansion Easement which will be held in escrow until such time as the County Board votes to expand 36th Avenue.

These actions allowed Miami Jai-Alai to grow from 8.9 acres to approximately 21 acres thereby accommodating any potential future build-out. This also allows Miami Jai-Alai to virtually enclose its casino area and provide a controlled, safe and well-illuminated facility.

Litigation:

Calder Race Course, Inc. vs. Florida Gaming Centers, Inc.:

On October 11, 2011, Florida Gaming Centers (“Centers”) was served with a summons and complaint (the “Complaint”) from Calder Race Course, Inc. (“Plantiffs”). The Complaint was filed in the 11th Judicial Circuit Court in and for Miami-Dade County, Florida on September 27, 2011. The complaint alleges that Centers has failed to make certain required payments due to Calder for wagers accepted at its OTB facilities on the simulcast signal received from Calder. The complaint alleges that Centers owes Calder $529,473. The Company filed an answer on November 4, 2011, and intends to vigorously defend the Complaint.

CCLN, LLC vs. Florida Gaming Corporation:

On February 18, 2011, Florida Gaming Corporation (“Florida Gaming”) was served with a summons and complaint (the “Complaint”) from CCLN, LLC (“Plaintiffs”). The Complaint was filed in the 11th Judicial Circuit Court in and for Miami-Dade County, Florida on February 11, 2011. The Complaint alleges that Florida Gaming executed a Compensation Agreement (“Agreement”) on January 21, 2008 and Florida Gaming has breached the terms of the Agreement by failing to make the required payments. The Agreement called for $100,000 to be paid upon approval of the local referendum in Dade County, FL for Class III Slots to be operated at Miami Jai-Alai. The referendum was approved on January 28, 2008. The Complaint also alleges that Florida Gaming shall pay Plaintiffs $100,000 within thirty (30) days of Florida Gaming receiving payment of its insurance claim settlement which was received in September of 2008. The Complaint alleges that Florida Gaming has failed to pay Plaintiffs $30,000 from the approval of the local slot referendum under Section 1 a) of the Compensation Agreement and $100,000 due from the Insurance Settlement under Section 1 c) of the Compensation Agreement. Florida Gaming filed an answer on March 25, 2011 and intends to vigorously defend the Complaint. (See Note Q.)

D-22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE G--COMMITMENTS AND CONTINGENCIES--CONTINUED

Florida Gaming Centers, Inc. vs. FDBPR and South Florida Racing Association, LLC:

On September 30, 2010, W. Flagler and Florida Gaming Centers filed a constitutional challenge regarding the enactment of changes to Florida Statutes in Chapter 551 that purport to enable the expansion of slot machine games in Miami-Dade County to the site of Hialeah Park. The challenge alleges the Statutory Amendment conflicts with the Constitutional Provision, Article X, Section 23 in numerous ways. In December 2010 FDBPR and South Florida Racing Association, LLC were granted a partial summary judgment in regards to the suit. The Company appealed the ruling and on October 6 a state appeals court in Tallahassee, FL upheld a lower court ruling that allow Hialeah Park to have a casino with Las Vegas-style slot machines. In an opinion filed October 6, 2011, the First District Court of Appeal, State of Florida reaffirmed the constitutionality of the legislature’s 2009 amendment to Section 551.102(4) Florida Statutes, which expanded the scope of entities authorized to conduct slot machine gaming in Florida. The Company believes this decision is contrary to the 2004 ballot initiative and has engaged the firm Hopping, Green and Sams to continue the appeal process. The Company remains an appellant in the Action.

Other Suits:

The Company is also a defendant in routine litigation arising in the ordinary course of business.

Political Action Committee: In February, 2005, the Company agreed to contribute to a political action committee (“PAC”) formed by South Florida gaming interests (Floridians for a Level Playing Field) seeking passage of a statewide legislative initiative and local referenda to expand gaming rights to include “slots” in Miami-Dade County, Florida. Pursuant to that contribution agreement, the Company is contingently committed to the payment of $3,550,000 to the PAC as its share of the cost of the initiative. The contingent commitment becomes binding upon the Company at the earlier of ten days after the Company begins slot machine operations at its facility or upon the bona fide sale or transfer of its business operations to a third party purchaser. The amount was accrued as a payable in 2011. As of February 3, 2012 the Company has begun operating slot machines in its Miami facilities and satisfied this obligation (see Notes M and Q).

D-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT

The Company's notes payable and long-term debt comprised the following at December 31, 2011 and 2010:

	December 31, 2011		December 31, 2010
	Current	Long-Term	Current	Long-Term
Credit agreement dated April 25, 2011 secured by a first security interest in all tangible and intangible assets of Centers and each guarantor under the term loan. The net proceeds of the term loan are $83,520,000, and bears interest at a rate varying between 15.75% and 16.50%. The term loan which is in default, nominally matures on April 25, 2016	$87,000,000	$-0-	-0-	-0-

Mortgage note dated December 18, 2006 secured by lot #28B at Tara Club Estates; principal and interest payable in 34 monthly installments of $578.86 with final payment due November 17, 2009. The Company paid the principal sum on the note and all interest due on May 13, 2011	-0-	-0-	$36,691	-0-

Note payable to Freedom Holding, Inc. dated November 1, 2008, unsecured with all principal and interest due September 1, 2009. Interest rate is 10.0% per annum. Note refinanced with maturity extended through September 1, 2011. Modified on April 25, 2011 and extended until October 25, 2016	-0-	$1,767,490	1,322,574	-0-

Note payable to Freedom Financial Corporation dated April 25, 2011, subordinate to the credit agreement, with interest payable at 6% per annum beginning May 1, 2011. Principal payable in full on October 25, 2016	-0-	1,983,087	-0-	-0-

Note payable to Isle of Capri Casinos, Inc., Delaware, dated December 31, 2008, secured by Florida Gaming’s capital stock in its Florida Gaming Centers subsidiary, a mortgage on Centers’ property in Ft. Pierce, Florida, and a security interest in Centers’ Ft. Pierce gaming license, payable as follows: quarterly interest only payments beginning April 1, 2009 and due on the first day of each quarter thereafter at the rate of 10% until December 31, 2009, when either the principal and any interest accrued is due or if the sale of all or material portions of the assets are sold or all or any material amount of equity interest is sold before December 31, 2009 then the note must be paid at that time. The Company paid the principal sum on the note and all interest due on May 12, 2011	-0-	-0-	3,000,000	-0-

Note payable to party in legal settlement dated March 1, 2009, unsecured and payable in 23 installments of $1,166.67 and final payment due February 1, 2011. Interest rate is 7.0% per annum. The Company paid the principal sum on the note and all interest due on May 12, 2011	-0-	-0-	200,000	-0-

D-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

	December 31, 2011		December 31, 2010
	Current	Long-Term	Current	Long-Term

Note payable to Miami-Dade County dated March 30, 2009, secured by a mortgage and security agreement on a portion of the Company’s Miami real estate and payable in installments of principal plus interest over a 15 year amortization period ending April 1, 2024. Interest rate is 7.25% per annum	173,531	2,546,636	140,883	2,686,594

Note payable to Miami-Dade County dated June 16, 2011 (Phase II), secured by a mortgage on a portion of the Company’s Miami real estate and payable in installments at principal plus interest over a 15-year amortization period beginning the earlier of June 15, 2012, or the date upon which slot machine operations are initiated by the Company. Interest rate is 7.25% per annum	705,335	11,349,010	-0-	-0-

Notes payable to private financiers, Stuckert and Howell, as part of a credit agreement dated August 14, 2009, with interest and principal outstanding convertible into the Company’s $.20 par common stock at $6.00 per share, maturing December 31, 2009. Interest rate is 5.0% per annum. Modified on April 25, 2011 and extended until at least October 25, 2016	-0-	1,565,668	1,000,000	-0-

Note payable to Nurmi Properties, LLC and Robinette Investments, LLC, dated December 11, 2009, and modifications dated February 4, 2010; March 10 and 23, 2010; April 13, 2010; May 25, 2010; secured by mortgage and security agreement on the Company’s Miami facilities and an assignment of rents and leases; payable as follows: monthly interest only payments beginning January 11, 2010 and continuing thereafter until December 11, 2010 when all principal and interest are due. Interest rate is 13% per annum. The Company paid the principal sum on the note and all accrued interest on May 12, 2011	-0-	-0-	985,000	-0-

Note payable to Robert L. Hurd (H2C, Inc.) dated April 26, 2010, secured by a mortgage on a parcel of land at the Company’s Fort Pierce facilities. Monthly interest payments beginning May 26, 2010 and continuing thereafter until December 31, 2010 when all principal and interest were due. Interest rate is 10% per annum. On April 14, 2011, the Company issued a deed in lieu of foreclosure on the 18.33 acres in full satisfaction of the indebtedness	-0-	-0-	250,000	-0-

Note payable to Robert L. Hurd (H2C, Inc.) dated July 1, 2010, secured by a mortgage on a parcel of land at the Company’s Fort Pierce facilities. Monthly interest payments beginning August 1, 2010 and continuing thereafter until December 31, 2010 when all principal and interest were due. Interest rate is 10% per annum. On April 14, 2011, the Company issued a deed in lieu of foreclosure on the 18.33 acres in full satisfaction of the indebtedness	-0-	-0-	50,000	-0-

Short-term note payable to Construct Design, Inc. dated December 9, 2010, unsecured, with a maturity date of January 31, 2011. Interest rate is 12% per annum. Note modified on April 25, 2011 and extended until April 25, 2016	-0-	509,272	400,000	-0-

D-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

	December 31, 2011		December 31, 2010
	Current	Long-Term	Current	Long-Term

Note payable to Andrea S. Neiman dated April 25, 2011, with a maturity date of October 25, 2016 with interest payable in kind or in cash at a rate of 15% per annum	-0-	139,872	-0-	-0-

Short-term note payable dated November 14, 2010, unsecured, with a maturity date of December 31, 2010 and an interest rate of 3% per annum payable quarterly. The Company paid the principal sum on the note and all accrued interest on April 25, 2011	-0-	-0-	25,000	-0-

Short-term note payable dated November 14, 2010, unsecured, with a maturity date of December 31, 2010 and an interest rate of 3% per annum payable quarterly. The Company paid the principal sum on the note and all accrued interest on April 25, 2011	-0-	-0-	25,000	-0-

Short-term note payable dated November 14, 2010, unsecured, with a maturity date of December 31, 2011 and an interest rate of 3% per annum payable quarterly. The Company paid the principal sum on the note and all accrued interest on April 25, 2011	-0-	-0-	25,000	-0-

Short-term note payable to Phoenix Gaming & Entertainment, LLC dated December 16, 2010, unsecured, with a maturity date of December 31, 2011 and an interest rate of 10% per annum payable quarterly. The Company paid the principal sum on the note and all accrued interest on April 25, 2011	-0-	-0-	50,000	-0-

	$87,878,865	$19,861,036	$7,510,148	$2,686,594

The maturities of the Company’s long-term debt for the five years subsequent to December 31, 2011 are as follows: $87,878,865 in 2012; $665,017 in 2013; $714,866 in 2014; $768,451 in 2015; $6,791,422 in 2016; and $10,921,280 thereafter.

The weighted average interest rate on short-term borrowings was 15.6% and 15.5% for the years ending December 31, 2011 and 2010, respectively. The average amount of short-term borrowings totaled approximately $2,554,989 and $6,617,856 for the years ended December 31, 2011 and 2010, respectively.

Credit Agreement: On April 25, 2011, Florida Gaming Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) through its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) with a syndicate of unaffiliated third party lenders (the “Lenders”) and ABC Funding, LLC, as Administrative Agent for the Lenders. Innovation Capital, LLC served as exclusive Financial Advisor to the Company and Placement Agent on the debt financing.

The Credit Agreement provides for an $87,000,000 senior secured term loan (the “Term Loan”) that will mature on April 25, 2016. The Term Loan was issued at a price of 98.0% and will generally bear interest at a rate varying between 15.75% and 16.50%. The net proceeds of the Term Loan were $83,520,000, after deducting fees and discounts to the Lenders related to the transaction. Such fees and discounts totaled $3,480,000 and are being amortized over five years, the life of the loan.

D-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

The Company used the net proceeds from the Term Loan to fund capital expenditures, for working capital and general corporate purposes. The capital expenditures encompass the expansion project at the Company’s Miami Jai-Alai fronton, which included the development of a casino floor featuring approximately 1,000 new slot machines that will complement existing poker tables; upgraded food, beverage service and entertainment amenities; a renovated Jai-Alai venue; and approximately 1,500 surface parking spaces (the “Project” or “The Casino at Miami Jai-Alai”).

In addition to providing funds to develop the Project, including adequate reserves for interest payments and contingencies during construction, a portion of the Term Loan proceeds were used to repay approximately $8.8 million of existing debt and other payables.

The Term Loan is also subject to other prepayments upon the occurrence of certain events, including an annual excess cash flow sweep. Borrowings under the Term Loan will be secured by a first priority security interest in all tangible and intangible assets of Centers and each guarantor under the Term Loan, including the Company.

The Lenders will have certain registration rights with respect to the shares of common stock issuable upon exercise of the Company Warrants.

The Credit Agreement contains representations and warranties, events of default, and affirmative and negative covenants, including (among others) restrictions on indebtedness, liens, transactions with affiliates, and acquisitions, consolidations, mergers and asset sales. The Credit Agreement also contains financial covenants including (i) maximum leverage, (ii) minimum fixed charge coverage, (iii) maximum capital expenditures and (iv) minimum EBITDAM.

At December 31, 2011, the Company was in default of the Credit Agreement due to the violation of certain covenants unrelated to payment or operating matters. Events of default unless waived by the lenders shall allow the lenders to terminate the lenders commitments and thereupon the commitments shall terminate immediately and declare the loans then outstanding to be due and payable in whole (or in part in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the other loan documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which were waived by the Company; and in case of any event with respect to the Company, the commitments shall automatically terminate and the principal of the loans then outstanding, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the loan documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which were waived by the Company. Subsequent to the balance sheet date, the lenders notified the Company of its defaults and provided management with an offer to waive the defaults under certain conditions. Management is evaluating the lenders offer but the defaults have not been waived at the date of the issuance of the financial statements. Accordingly, all the debt associated with the Credit Agreement is classified as a current liability in the accompanying December 31, 2011 balance sheet.

A copy of the Credit Agreement, the Centers Warrant Agreement, the Company Warrant Agreement and the Registration Rights Agreement are included as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to the April 25, 2011 Form 8-K.

Other Notes Payable and Long-Term Debt: On October 29, 2004, Florida Gaming borrowed $5 million (the "Loan") from Isle of Capri Casinos, Inc., a Delaware corporation ("ICC"), pursuant to a Secured Promissory Note (the "Note"). The Note’s original maturity date was December 31, 2008, with interest accruing on the unpaid principal balance at an annual rate of 6%.

On December 31, 2008, the parties entered into a Amended and Restated Secured Promissory Note (the “Amended Note”) which restructured the Note as follows: Florida Gaming made a partial repayment of $2 million, the interest rate on the Note was changed to 10%, the maturity date of the Note was moved to December 31, 2009, and the parties executed an Amended and Restated Pledge Agreement. Under the Amended Note, Florida Gaming was required to make quarterly payments of interest only, in arrears, to ICC, except that during the continuance of any Event of Default (as defined in the Amended Note), interest accrued at an annual rate of 18%. The entire unpaid principal amount of the amended Note and unpaid interest thereon was payable on the earlier of (i) the sale of all or any material portion of the assets of, or all or any substantial equity interest in, Florida Gaming Centers, Inc., (Centers), or (ii) December 31, 2009. Under the Amended and Restated Pledge Agreement, Florida Gaming’s obligations to ICC under the Amended Note was secured by Florida Gaming's pledge to ICC of a continuing security interest in (a) 1,000 shares of the capital stock of Centers owned by Florida Gaming, which constitutes all of the issued and outstanding shares of Centers’ capital stock, (b) all rights, title and interest in the Company’s Ft. Pierce gaming license, (c) the Company’s Ft. Pierce building, structures, and fixtures and (d) all products and proceeds of all of the foregoing.

D-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

The Company failed to repay the ICC note on its maturity date of December 31, 2009. That failure constituted an Event of Default under the Amended Note. On March 1, 2010, the Company and its Centers subsidiary were served with a complaint (the “Complaint”) by ICC. Under the Complaint, ICC was demanding foreclosure of a security interest ICC holds in all of the shares of outstanding stock of Centers and damages of $358,823 plus interest, costs and such further relief as the court deemed proper.

On March 19, 2010, the Company and Centers were served with a second complaint by ICC related to the Note. The second complaint demanded foreclosure on the mortgage granted to ICC on Center’s real property located in Ft. Pierce, Florida, and all buildings, structures, and fixtures and improvements located thereon.

On May 12, 2011, the Company paid ICC the principal on the note of $3,000,000 plus accrued interest of $1,062,041. In addition, the Company paid ICC simulcast fees of $354,743 and collection expenses of $119,918. ICC dismissed the lawsuits and released the security.

On October 31, 2005 Freedom Financial purchased Florida Gaming’s note with First Bank (formerly CIB) for $2,400,000.  At the same date, Florida Gaming renegotiated the terms of this note with Freedom. Under the new terms, the note had a fixed interest rate of 8.0% per annum and was secured by various mortgages, rents, and receivables.  The note matured on October 31, 2008 and was refinanced under a new note with Freedom Holding Inc. (“Holding”), the parent company of Freedom Financial, dated November 1, 2008.  The Holding note is unsecured; bears interest at 10.0% per annum, and had an initial maturity date of May 1, 2009. The note was refinanced on May 1, 2009, again on September 1, 2009, March 1, 2010, and September 1, 2010, with maturity extended until September 1, 2011. Reference is made to Note C for a warrant issued by the Company to Holding in connection with the Holding note.

On April 25, 2011 the Company entered into a Modification, Assignment and Assumption Agreement with Holding. Holding agreed to amend the note with Centers. The Agreement releases Centers from the obligations thereunder and accepted Florida Gaming Corporation as the new borrower under the promissory notes. Holding agreed to extend the maturity date to be at least October 25, 2016, convert all interest payments to be paid in kind instead of in cash and to subordinate the obligations under the promissory notes to those under the Credit Agreement.

On January 20, 2005, the Miami-Dade County Board of Commissioners called a countywide special election to be held by Miami-Dade County on March 8, 2005, (the “Special Election”) for the purpose of submitting to the qualified electors of Miami-Dade County the question of whether to authorize slot machines in certain existing, licensed pari-mutuel facilities. Florida Gaming agreed to enter into certain agreements with Miami-Dade County, which mandated a prepayment of $1,333,333 by Florida Gaming to Miami-Dade. Florida Gaming paid $500,000 of this prepayment in 2005 and signed a note payable to Calder Race Course, Inc. and West Flagler Associated, LTD, who paid the remaining $833,333 on Florida Gaming’s behalf. The note bears interest at the prime lending rate plus 4% and is due in thirty-six installments of $23,145 plus all interest accrued. Payment of neither the note’s principal nor interest was due until the authorization by the qualified electors of Miami-Dade County of the operation of slot machines at Miami Jai-Alai (the “Event”). The Event failed to occur on March 8, 2005 but did occur in a subsequent election on January 29, 2008.

D-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

On December 23, 2009, Centers was served with a summons and complaint (the “Complaint”) from West Flagler Associates, Ltd. and Calder Race Course, Inc. (“Plaintiffs”). The Complaint alleged that Centers executed a Promissory Note on January 31, 2005 in favor of the Plaintiffs and that Centers breached the terms of the Promissory Note by failing to make the payments required thereunder, which Plaintiffs allege were to commence in February 2008. On October 14, 2010, through a transaction with West Flagler Associates, Ltd., (see Note J) the lawsuit was dismissed and West Flagler Associates, Ltd. assumed the debt of $416,666 and accrued interest of $84,917.

In February 2009, in a settlement agreement related to an eminent domain proceeding, the Company agreed to acquire a total of 10.982 acres of land from Miami-Dade County (the “County”) in two separate phases and also sell the County a temporary construction easement and .492 acres of the Company’s land. The Company’s total purchase price for the 10.982 acreage is $16,742,145. The .492 acres sold to the County will be used by the Miami-Dade Metro Rail, an overhead light rail system.

On April 6, 2009, the Company completed Phase 1 of its two-phase acquisition of the 10.982 acres of property from the County.  Phase 1 included the closing of the purchase of approximately 2.283 acres from the County for $3,348,429, including a down payment of $334,843 and the County accepted a note payable of $3,013,586 for 15 years with final payment due April 1, 2024, with a fixed interest rate of 7.25%.   The Note is secured by the purchased property pursuant to a mortgage and security agreement between the Company and the County.  If the Company should be in default of its note to the County, the County may charge a default interest rate of 18.0%, impose late charges of 5.0% of any required payment which is not received, accelerate payment on the Note balance, and begin foreclosure on its secured interest.

Phase 1 also included the County’s purchase of .492 acres from the Company for $1,185,345.  The Company’s basis in the land and costs to sell totaled $315,160 resulting in a gain on the sale of $870,185.

On June 16, 2011, the Company and the County consummated the final closing on the remaining 8.67 acres of the undeveloped property (Phase II). At the final closing, the Company made a down payment of $1,339,371, representing 10% of the purchase price of the remaining 8.67 acres, and the County issued a new promissory note for $12,054,344 representing the remaining amount owed by the Company on the 8.67 acres of undeveloped property which were the subject of the closing. The Note is for 15 years, with an interest rate of 7.25%. The Company deferred its payments until the earlier of June 15, 2012, or the date upon which slot machine operations are initiated by the Company.

D-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

On February 22, 2009 the Company executed a note payable to a party in settlement of a lawsuit. The note is unsecured and bears interest at 7.0%. Payments of interest are due monthly with all remaining unpaid principal and interest due February 1, 2011. As of December 31, 2010 this note was in default and the Company was attempting to negotiate an extension. On May 12, 2011, the Company paid the principal on the note of $200,000 plus accrued interest of $10,286.

On August 14, 2009, the Company entered into a Memorandum of Agreement (the “Agreement”) with Solomon O. Howell (“Howell”) and James W. Stuckert (“Stuckert,” and collectively with Howell, the “Lenders”) pursuant to which the Lenders may advance cash (each an “Advance”, and collectively the “Advances”) to the Company up to a maximum aggregate amount of $1,000,000.

Under the Agreement, the Advances are to be evidenced by convertible promissory notes (each a “Note”, and collectively, “Notes”).  Advances to the Company were $1,000,000 through December 31, 2009 evidenced by eight separate Notes: two on August 14, 2009 for $150,000 each; two on September 2, 2009 for $150,000 each; two on October 7, 2009 for $100,000 each; and two on November 5, 2009 for $100,000 each. The Notes bear interest at an annual rate of 5% and matured December 31, 2009. The Notes include a convertible feature allowing the Lenders, at their option, to convert outstanding principal and any accrued but unpaid interest into the Company’s $.20 par common stock at $6.00 per share. The Company used the Black Scholes pricing model to value the conversion rights embedded in the Notes. The conversion rights were valued at $138,204; initially recorded as a discount on the notes payable; and subsequently amortized as financing costs in the Company’s 2009 statement of operations over the notes’ term ending December 31, 2009. Also, under the Agreement, if, using its good faith best efforts, the Company is able to obtain the consent of Isle of Capri, Inc., which holds a first mortgage on certain real property owned by the Company’s wholly-owned subsidiary, Florida Gaming Centers, the Company’s obligations under the Notes will be secured by a second mortgage on such property. Additionally, during the period for which one or more of the Notes remains outstanding, the Agreement restricts the Company from granting to its officers or directors any new equity in the Company.

Assumptions in the Black Scholes model used to value the conversion rights in the Notes are outlined in the table below:

Date Notes Issued	Number of Options	Risk-Free Rate	Expected Forfeitures	Expected Volatility	Expected Term (in years)	Expected Dividends

August 14, 2009	50,000	0.18%	71.00%	21.06%	.41	None
September 2, 2009	50,000	0.14%	71.00%	21.06%	.33	None
October 7, 2009	33,000	0.09%	71.00%	21.06%	.25	None
November 5, 2009	33,000	0.06%	71.00%	21.06%	.167	None

D-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

On October 7, 2009, additional financing costs were paid to the Lenders related to the Agreement. These costs were paid in the form of 40,000 stock warrants. The warrants were valued at $39,451 using the Black Scholes pricing model and were amortized into expense over the remaining term of the Notes, which matured December 31, 2009 (see Note C).

The effective interest rate on the Notes is 22.77%, with the coupon rate at 5.0%, the conversion rights representing 13.82% and the warrant issue representing 3.95%. All eight Notes maintain a default interest rate of 24%.

On April 25, 2011, the Company entered into a Modification Agreement with Solomon O. Howell and James W. Stuckert whereby the Memorandum of Agreement, dated August 14, 2009, for a note in the amount of $1,000,000 was amended to extend the maturity date to be at least October 25, 2016, at the Company’s option permit interest to be paid in-kind instead of in cash and subordinate the obligations under the Memorandum of Agreement to those under the Credit Agreement.

On December 11, 2009, the Company executed a $500,000 note payable to Nurmi Properties, LLC and Robinette Investments, LLC (collectively “Nurmi”). The note was secured by a mortgage and security agreement on the Company’s Miami facilities as well as an assignment of rents and leases and bore interest at 13.0% per annum. Payments of interest only were due monthly with all interest accrued and unpaid as well as all principal due December 11, 2010. The note also contained a demand clause and late payment penalties of 5.0% of the late payment if the Company was found to be in default. The Company modified the note by borrowing additional amounts as follows: February 4, 2010, additional $150,000; March 10, 2010, additional $150,000; March 23, 2010, additional $35,000; April 13, 2010, additional $75,000; and on May 28, 2010, additional $75,000. The total current balance as of December 31, 2010 on the note payable was $985,000 and was due on December 11, 2011. On May 12, 2011, the Company paid Nurmi the principal on the note of $985,000 plus accrued interest of $78,268.

The Company’s mortgage note payable to Hamilton State Bank dated December 18, 2006 secured by Lot 28B at Tara matured November 17, 2009. The Company failed to repay the note at that time and the lender refused to extend the note. The note was in default at December 31, 2010. The bank had filed a foreclosure action in the state of Georgia. On May 13, 2011, the Company paid the Hamilton State Bank the principal on the note of $36,691 plus accrued interest and attorney fees of $9,798.

On April 26, 2010, the Company executed a $250,000 Promissory Note to Robert L. Hurd (H2C, Inc.) The note was secured by a first mortgage on property located in St. Lucie County, Florida. The note bore interest at 10% per annum and required seven monthly payments of interest only beginning on May 26, 2010 and payable in full on December 31, 2010. Interest payments were not made in 2010 and the note was extended until March 31, 2011.

On July 1, 2010, the Company executed a second $50,000 Promissory Note to H2C, Inc. The note was secured by a second mortgage on property located in St. Lucie County, Florida. The note bore interest at 10% per annum and required five monthly payments of interest only beginning on August 1, 2010 and payable in full on December 31, 2010. Interest payments were not made in 2010 and the note was extended until March 31, 2011.

D-31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE H--NOTES PAYABLE AND LONG-TERM DEBT--CONTINUED

On April 14, 2011, the Company issued a deed in lieu of foreclosure on the 18.33 acres of unimproved property in St. Lucie County to be in full satisfaction of both the H2C notes. The Company owed H2C approximately $357,000 in total, and the Company recorded a loss on disposal of real estate of $267,785 on this transaction.

On December 9, 2010, the Company executed a $400,000 Promissory Note to Construct Design, Inc. The note is unsecured. The note bears interest at 12% per annum and was due in full on January 31, 2011. The note, as of December 31, 2010, was in default and the Company was attempting to negotiate an extension.

On April 25, 2011, the Company and Florida Lemark/Construct Design entered into an Amendment and Restatement, Assignment and Assumption Agreement (the “Agreement”) whereby the Promissory Note (“Note”) in the principal amount of the $446,000 effective December 9, 2010, has been amended to (i) upon substantial completion of the project in accordance with the construction contact, to increase the outstanding principal of the original note to $1,000,000, (ii) at the Company’s option permit interest to be paid in-kind instead of in cash and (iii) subordinate the obligations under the Agreement to those under the Credit Agreement. The note matures on April 25, 2016.

In November 2010, the Company entered into three separate $25,000 promissory notes. The notes were unsecured and bore interest at 3% per annum. On December 16, 2010, the Company entered into a $50,000 promissory note bearing interest at 10% per annum. The notes required quarterly interest payments and matured on December 31, 2011. These notes were paid off on April 25, 2011.

On April 25, 2011, the Company entered into a Promissory Note with Freedom Financial Corporation (“Freedom”) in the amount of $1,905,000 for certain accounts receivable and unpaid consulting services rendered by Freedom to the Company. Interest is payable beginning May 1, 2011 at 6% per annum. Under the Promissory Note, (i) the indebtedness is subordinate to the obligations under the Credit Agreement, (ii) interest shall be paid in-kind instead of in cash and (iii) the outstanding principal shall be due and payable in full on October 25, 2016 (see Note F).

On April 25, 2011, the Company entered into a Modification Assignment and Assumption Agreement with Andrea S Neiman and agreed to modify an original note in the amount of $125,000 to release Centers from the obligations thereunder and accept the Company as the borrower under the note, and extended the maturity date to be at least October 25, 2016 and at the Company’s option permit interest to be paid in-kind instead of in cash and generally subordinate the obligations under the note to those under the Credit Agreement. This note was used to pay the “Related party payables” on the balance sheet that was advanced to the Company for operations on December 3, 2010, by the Company’s then Chairman and CEO (see Note F).

On January 26, 2011, the Company entered into a Loan and Security Agreement with City National Bank of Florida as trustee under its land trust number 5003471 dated January 3, 1979, and AGS Capital, LLC pursuant to which the Lender loaned the Company $1 million, payable in two equal tranches of $500,000, and the Company issued the Lender a promissory note in the original principal amount of $1 million. On May 12, 2011, the Company paid AGS Capital, LLC the principal on the note of $1,000,000 plus accrued interest of $31,129.

D-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE I--PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment comprise the following:

	December 31,
	2011	2010

Land and land improvements	$21,173,853	$8,164,543
Buildings and improvements	9,956,996	9,904,404
Equipment, furniture and fixtures	1,720,830	1,700,992
Vehicles	85,910	85,910
Construction in progress	29,767,905	164,683
Less accumulated depreciation	(5,363,190)	(4,918,277)

	$57,342,304	$15,102,255

Depreciation expense totaled $444,913 and $437,867 during 2011 and 2010, respectively.

As of December 31, 2011, the Company had the following amounts in construction work in progress for their facilities expansion.

Description	Balance

Building and improvements	$13,204,481
Computer system	3,076,967
Slot machines	11,460,864
Capitalized interest	951,699
Miscellaneous	1,073,894

$29,767,905

NOTE J--SUMMER JAI-ALAI

In conjunction with the acquisition of WJA’s Frontons, the Company acquired WJA’s 21% interest in the Summer Jai-Alai Partnership (the “Partnership”), a Florida general partnership formed in 1980 with three other pari-mutuel permit holders for the purpose of conducting pari-mutuel jai-alai operations at the Miami fronton during the six months between May 1 to October 31 (“Summer Jai-Alai Operations”). The Company’s partners were Hollywood Greyhound, Flagler Greyhound and Biscayne Kennel Club or their successors. The Company’s interest in the Partnership was accounted for under the equity method.

On October 14, 2010 the Company sold its interest in the Summer Jai-Alai partnership to West Flagler Associates, Ltd. (“Flagler”) for a purchase price of $2,501,583, which included non-cash compensation of $501,583 for the cancellation of a promissory note owed to Flagler and Calder Race Course, Inc. The debt forgiven and assumed by Flagler had a total principal of $416,666 and accrued interest of $84,917. The Company recorded a gain of $1,907,509 in connection with this sale transaction. Flagler also prepaid rents of $225,000 to the Company for use of its facilities which are carried as deferred income on the accompanying 2010 balance sheet.

Under the terms of an Amended and Restated Permit Use Agreement (“APUA”), commencing on October 1, 2010, the Company will conduct at its own risk and benefit the minimum number of live performances required to ensure that the Summer Permit remains eligible to conduct all gaming activities authorized by Florida Law. The Company and the Summer Partnership have entered into a separate lease agreement with the same terms as the APUA, wherein the Company has agreed to lease common area facilities at the Miami fronton required for the conduct of live jai-alai games for $7,500 per performance, capped at 115% of the minimum number of performances required by Florida Statutes. The APUA terminates the earlier of seven years after the Company commences as a slot machine gaming facility, or the 21st anniversary of the commencement date. Additionally, the Summer partners have the option to terminate the lease with 30 days’ notice to the Company. On the December 31, 2011 Consolidated Statement of Operations the Company recognized $705,000 of Rental Income from this agreement.

In accordance with the settlement, all revenues and expenses of the Summer Jai-Alai Operations are included in operating income and expenses of the Company in the accompanying Statements of Operations.

D-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE K--REAL ESTATE HELD FOR SALE

The Company’s Tara subsidiary holds six residential lots called Tara Club Estates (collectively, “Tara” or the “Properties”), all of which are situated in Loganville, Walton County, Georgia. The carrying value of these lots is as follows:

	2011	2010
Real estate held for sale:
Carrying value of real estate held for sale (six lots)	$260,069	$260,069
Reserve for losses on sale of real estate	(26,069)	(26,069)

Balances, December 31	$234,000	$234,000

In accordance with ASC Topic 360-10-05 “Impairment or Disposal of Long-lived Assets” the Company periodically evaluates and adjusts its reserve for losses on its property held for sale. Activity in the reserve for 2011 and 2010 was as follows:

	2011	2010
Allowance for losses on property held for sale
Balances, January 1	$26,069	$68,569
Provision for losses	-0-	-0-
Charges to the reserve	-0-	(42,500)

Balances, December 31	$26,069	$26,069

The Company has completed its development activities and will expend no additional resources to further develop its properties. Accordingly, future expenses incurred related to these properties will be expensed as incurred.

The Company’s real estate development activities comprise a separate segment of its operations (See Note L).

D-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE L--SEGMENT INFORMATION

The Company follows ASC Topic 280, “Segment Reporting.” Topic 280 requires companies to report information about the revenues derived from the enterprise’s segments, about the geographical divisions in which the enterprise earns revenues and holds assets, and about major customers.

The Company has defined its segments into two main areas: Florida Gaming Centers (Centers) and Tara Club Estates (Tara). These segments are organized under the supervision of the Florida Gaming executive management team and are evaluated based on the following information presented: Revenues from gaming operations, revenues from lot sales and operating profit contribution to the total corporation. All inter-segment transactions are eliminated to arrive at the total corporation revenue and operating profit. Income and expense items below operating profit are not allocated to the segments and are not disclosed.

The Florida Gaming Centers segment operates the Corporation’s jai-alai centers in Miami and Fort Pierce, Florida. Centers also operates the Company’s intertrack wagering operation in Florida. Tara Club Estates is a real estate development in Loganville, Georgia. Tara develops residential building lots for sales to builders and individuals. As permitted under Topic 280, certain information not routinely used in the management of these segments, information not allocated back to the segments or information that is impractical to report is not shown. Items not disclosed are as follows: Interest Income and Expense, Amortization Expense, Income Tax Expense or Benefit, Extraordinary Items, Significant non-cash items and Long-lived assets.

Centers’ gaming operations comprise 100% of the Company’s revenues. Neither Centers nor Tara has any customers that individually represent a significant portion of their business.

	December 31, 2011
(Dollar Amounts in Thousands)	Assets		Revenues		Profit (Loss)

Florida Gaming Centers	99.8%	$105,214	100%	$8,118	99.9%	$(21,742)

Tara Club Estates	0.2%	234	-0-	-0-	0.1%	(22)

CONSOLIDATED TOTAL	100%	$105,448	100%	$8,118	100%	$(21,764)

	December 31, 2010
(Dollar Amounts in Thousands)	Assets		Revenues		Profit (Loss)

Florida Gaming Centers	99%	$16,412	100%	$9,323	99%	$(4,821)

Tara Club Estates	1%	234	-0-	-0-	1%	(22)

CONSOLIDATED TOTAL	100%	$16,646	100%	$9,323	100%	$(4,843)

D-35

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE M—REFERENDUM ON CASINO GAMING

In November 2004, voters in Florida approved an amendment to the Constitution of the State of Florida to allow Broward and Dade Counties in Florida the local option to hold elections to approve certain types of casino gaming at pari-mutuel betting facilities within each county. In March 2005, local option elections were held in Broward and Dade Counties. The Company’s Miami fronton is in Dade County. The local referendum passed in Broward County and failed in Dade County in 2005.

On January 31, 2005 the Company agreed to pay Dade County for certain “infrastructure improvements” required by the County in connection with the referendum. The arrangement required the Company to make an initial payment of $500,000 to Dade County in January 2005. A second payment of $833,333 was made on behalf of the Company by two other pari-mutuel facilities in Dade County. In consideration for this payment, the Company issued a note payable to these parties. The Company’s obligation to repay the $833,333 note was contingent on the passage of the gaming question. In January, 2008, the voters in Dade County voted to approve certain types of casino gaming at pari-mutual betting facilities. Accordingly, the Company recorded the resulting $833,333 liability concurrently with a charge to expense.

In 2005, Floridians Against Expanded Gambling filed suit against Floridians for a Level Playing Field, et al, challenging the process by which signatures were collected in order to place a constitutional amendment on the ballot in 2004 allowing Miami-Dade and Broward County voters to approve slot machines in pari-mutuel facilities. In February, 2009 the parties to the suit agreed to a settlement of all pending claims. Reference is made to Note G for further information on the payment of the Company’s contingent liability to Floridians for a Level Playing Field.

NOTE N--HANDLE

Pari-Mutuel handle for years ending December 31, 2011 and 2010 is as follows:

	2011	2010
HANDLE
Live Jai-Alai	$8,343,517	$6,126,708
ITW-Guest	11,742,708	20,584,107
ITW-Host	8,677,541	9,211,804

Total Pari-Mutuel Handle	$28,763,766	$35,922,619

Since 2005, the Company has operated Summer Jai-Alai (Summer) as a division of the Company. Accordingly, all handle, income and expenses from Summer’s operations are included in the Company’s consolidated financial statements for the years ending December 31, 2011 and 2010 (see Note J). The Company’s Florida Gaming Centers and Summer Jai-Alai handle and operations are reported under separate licenses to the State of Florida.

D-36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE O--FAIR VALUE MEASUREMENTS

ASC Topic 820 requires disclosures concerning fair value measurements and establishes a three-level valuation hierarchy. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

ASC Topic 820 requires disclosure of assets and liabilities measured at fair value on a nonrecurring basis. The following tables present the financial assets carried by the Company at fair value and by the Topic 820 valuation hierarchy (as described above).

Assets measured at fair value on a nonrecurring basis as of December 31, 2011

	Total carrying value on balance sheet	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)	Total Gains (Losses)

Real Estate Held For Sale	$234,000	-0-	$234,000	-0-	$(26,069)

Total assets at fair value	$234,000	-0-	$234,000	-0-	$(26,069)

Assets measured at fair value on a nonrecurring basis as of December 31, 2010

	Total carrying value on balance sheet	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)	Total Gains (Losses)

Real Estate Held For Sale	$234,000	-0-	$234,000	-0-	$(26,069)

Total assets at fair value	$234,000	-0-	$234,000	-0-	$(26,069)

In accordance with the provisions of ASC Topic 360-10-05 the Company periodically evaluates and adjusts its real estate held for sale for impairment. Fair value is determined based on recent sales of similar property. The Company maintained a reserve for loss of $26,069 on its real estate held for sale as of December 31, 2011 and 2010.

ASC Topic 820 also requires disclosure of assets and liabilities measured at fair value on a recurring basis. The Company measured no assets or liabilities at fair value on a recurring basis as of December 31, 2011 or 2010.

D-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FLORIDA GAMING CORPORATION AND SUBSIDIARIES

December 31, 2011 and 2010

NOTE P--GOING CONCERN

As reflected on the consolidated financial statements, the Company had net losses for the years ended December 31, 2011 and 2010 of $21,764,375 and $4,843,366 and cash used in operations during the years ended December 31, 2011 and 2010 of $11,310,668 and $1,829,348. As of December 31, 2011, the Company was in default on an $87,000,000 credit facility (See Note H). The Company ‘s continued existence as a going concern is dependent on its ability to obtain a waiver of its credit default and to generate sufficient cash flow from operations to meet its obligations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. While the Company believes that the casino operations are going to produce the needed revenues to continue as going concern, there can be no assurances to that effect.

NOTE Q--SUBSEQUENT EVENTS

On January 23, 2012, Casino Miami Jai-Alai opened its slot machine operation with 1,035 slot machines. The Crystal Card Room poker room opened two days later on January 25, 2012 with 24 live poker games. Casino Miami Jai-Alai is licensed by the Florida Division of Professional Regulation to operate a poker room, slot machines and a pari-mutuel betting facility at its premises in Miami, Florida. Florida regulation allows slot operators to be open 18 hours a day during the week and 24 hours on the weekends. Casino Miam Jai-Alai’s first full day of operation was January 26, 2012.

On February 3, 2012 the Company made payment in the amount of $3,550,000 to the political action committee, Floridians for a Level Playing Field, satisfying their liability to the organization for their assistance in seeking passage of the legislation to allow “slots” in Miami-Dade County Florida.

On March 19, 2012 the February 18, 2011 complaint file by CCLN, LLC in the 11th Judicial Circuit Court in and for Miami-Dade County, Florida was ordered dismissed with prejudice.

Reference is made to Note H for information pertaining to the Company’s default and offer of waiver received subsequent to December 31, 2012.

D-38

FLORIDA GAMING CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2012	2011

CURRENT ASSETS:
Cash and cash equivalents (Note 2)	$4,910,140	$37,297,676
Accounts receivable, net	384,037	247,974
Inventory (Note 2)	49,419	65,232
Total current assets	$5,343,596	$37,610,882

PROPERTY AND EQUIPMENT:

Land	$20,491,281	$21,173,853
Buildings and Improvements	29,136,075	9,956,996
Furniture, fixtures and equipment	18,695,896	1,806,740
CWIP	3,222,589	29,767,905
	$71,545,841	$62,705,494
Less accumulated depreciation	(7,664,272)	(5,363,190)
	$63,881,569	$57,342,304

REAL ESTATE HELD FOR SALE (net)	234,000	234,000

OTHER ASSETS	7,949,493	10,260,557
	$77,408,658	$105,447,743

D-39

FLORIDA GAMING CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2012	2011

CURRENT LIABILITIES
Accounts payable and accrued expenses (Note 2)	$11,128,550	$25,044,427
Short-term borrowing and current portion of long-term debt	84,450,101	87,878,865
Total current liabilities	95,578,651	112,923,292

LONG-TERM LIABILITIES
Long-term portion notes payable	20,851,789	19,861,036

STOCKHOLDERS’ EQUITY:

Class A convertible preferred stock, convertible to common stock; $.10 par value, 1,200,000 shares authorized; 27,756 shares issued and outstanding at September 30, 2012 and December 31, 2011	2,776	2,776

Class AA convertible preferred stock, convertible to common stock; $.10 par value, 5,000 shares authorized; 5000 shares issued and outstanding at September 30, 2012 and December 31, 2011	500	500

Class B convertible preferred stock; convertible to common stock, 50 shares Authorized; 45 shares issued and outstanding at September 30, 2012 and December 31, 2011	5	5

Class F 8% cumulative convertible preferred stock, 2,500 shares authorized; 1,000 Shares issued and outstanding at September 30, 2012 and December 31, 2011	100	100

Common stock, $.20 par value, authorized 7,500,000 shares, 4,037,293 issued and outstanding at September 30, 2012 and December 31, 2011	807,459	807,459

Capital in excess of par value	50,784,923	50,690,668
Accumulated deficit	(90,617,545)	(78,838,093)
Total stockholders’ equity (deficit)	(39,021,782)	(27,336,585)
Total liabilities and stockholders’ equity (deficit)	$77,408,658	$105,447,743

The accompanying notes are an integral part of these financial statements.

D-40

FLORIDA GAMING CORPORATION

SUMMARY OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
REVENUE

Casino	$15,860,079	$0	$44,224,180	$0
Pari-Mutuel	879,163	950,005	3,595,443	4,281,106
Cardroom	1,743,851	783,863	5,532,430	2,608,477
Food, Beverages, and other	603,170	105,795	1,725,780	395,894
Gross revenue	19,086,263	1,839,663	55,077,833	7,285,477
Less promotional credits	(1,825,163)	0	(4,729,456)	0
Net revenues	17,261,100	1,839,663	50,348,377	7,285,477

EXPENSES
Operating	13,280,798	2,639,858	41,733,940	8,639,466
General and Administrative	1,544,289	540,738	3,671,812	2,612,266
Depreciation and Amortization	1,392,077	489,168	3,545,312	1,077,834
	16,217,164	3,669,764	48,951,064	12,329,566
Net Income (Loss) from Operations	1,043,936	(1,830,101)	1,397,313	(5,044,089)

OTHER INCOME (EXPENSE)
Loss on Sale of Property	0	0	0	(267,785)
Pari-Mutuel Tax Credits	70,631	98,226	277,166	400,926
Casino Management Fee Expense	(75,000)	0	(150,000)	0
Interest Income	169	254	675	2,765
Interest Expense	(5,692,047)	(3,880,034)	(12,960,332)	(7,078,976)
Nonoperating Expense	(5,696,247)	(3,781,554)	(12,832,491)	(6,943,070)
Net Loss	(4,652,311)	(5,611,655)	(11,435,178)	(11,987,159)
Dividends on Preferred Stock	(114,758)	(114,758)	(344,274)	(380,976)
Net Loss Contributable to Common Shareholders	$(4,767,069)	$(5,726,413)	$(11,779,452)	$(12,368,135)
Basic Loss per Common Share	$(1.18)	$(1.42)	$(2.92)	$(3.13)
Diluted Loss per Common Share	$(1.18)	$(1.42)	$(2.92)	$(3.13)
Weighted Avg Common Shares Outstanding	4,037,293	4,037,293	4,037,293	3,946,554

D-41

FLORIDA GAMING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	30-September	30-September
	2012	2011
Cash flows from operating activities:
Net Loss	$(11,435,178)	$(11,987,159)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,545,312	1,077,834
Loss on sale of Graham Rd property	0	267,785
Interest paid in kind	589,936	987,059
Stock Options	94,254	84,703
Decrease (increase) in other assets	1,022,050	(7,503,013)
Decrease in inventory	15,812	9,872
Decrease (increase) in accounts receivable	(154,062)	10,018
Decrease in a/p and accrued expenses	(13,706,150)	(3,270,085)
Net cash used in operating activities	(20,028,026)	(20,322,986)
Investing Activities:
Purchases of property and equipment	(8,777,563)	(8,820,954)
Collection of notes receivable	0	54,836
Net proceeds used in investing activities	(8,777,563)	(8,766,118)

Financing Activities:
Proceeds from issuance of debt	0	84,520,000
Repayment of debt	(3,581,947)	(5,415,808)
Net cash provided by (used in) financing activities	(3,581,947)	79,104,192

INCREASE (DECREASE) IN CASH	(32,387,536)	50,015,088
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	37,297,676	748,617
CASH AND CASH EQUIVALENTS AT SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011	$4,910,140	$50,763,705
Supplemental disclosure of cash flow information:
Interest capitalized	$671,969	$0
Interest paid	$13,607,452	$7,444,709
Non cash financing costs	$0	$3,480,000
Real estate transferred in satisfaction of Note Payable	$0	$344,443
Non cash acquisition of premises	$554,000	$0
Non cash purchase of land	$0	$12,054,344

D-42

(1) BASIS OF PRESENTATION

The financial statements of Florida Gaming Corporation (the "Company") have been prepared without audit for filing with the United States Securities and Exchange Commission (the “Commission”). The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, it is suggested that the accompanying financial statements be read in conjunction with the financial statements and notes thereto included in the Company's latest annual report on Form 10-K.

Certain information and notes have been condensed or omitted pursuant to the rules and regulations of the Commission. The financial information presented herein, while not necessarily indicative of results to be expected for the year, reflects all adjustments of a normal recurring nature, which, in the opinion of the Company, are necessary to a fair statement of the results for the periods indicated.

(2) SIGNIFICANT ACCOUNTING POLICIES

Estimates : The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents : The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment : Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line and accelerated methods over the estimated useful life of the related assets as follows:

Buildings	39 years
Land and building improvements	15 years
Furniture and equipment	5-7 years
Automobiles	5 years

	September 30,
	2012	2011
Land	$20,491,281	$21,173,853
Buildings and improvements	29,136,075	9,956,996
Equipment furniture and fixtures	18,636,044	1,720,830
Automobiles	59,852	85,910
Construction in progress	3,222,589	7,346,012
Less accumulated depreciation	(7,664,272)	(5,252,387)
	$63,881,569	$35,031,214

Depreciation Expense totaled  $2,451,946 during the nine months ended September 30, 2012, compared to  $334,111 during the nine months ended September 30, 2011.

D-43

Long-lived assets : The Company's investment in its residential and commercial property is carried at cost. We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with ASC Topic 360, Property, Plant and Equipment ("ASC 360") which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.

Bad Debt Reserve : The Company provides an allowance for doubtful accounts equal to estimated uncollectible amounts. The Company's estimate is based on historical losses, changes in volume and economic conditions impacting the current receivables. There was no allowance for doubtful accounts recorded for  the nine months ended September 30, 2012 and September 30, 2011.

Inventory : The Company's inventory, consisting of food and beverage products and souvenirs, is stated at the lower of cost or market using the First-In First-Out method to assign cost. Inventory market values exceeded its cost at  September 30, 2012.

Other comprehensive income:   The Company follows the provisions of ASC Topic 220, “Comprehensive Income.” The Company had no “other comprehensive income” during either year presented. Accordingly, comprehensive income is equal to net income at September 30, 2012 and September 30, 2011.

Pari-mutuel Wagering : Revenue is derived from acceptance of wagers under a pari-mutuel wagering system. The Company accepts wagers on both on-site and ITW events. On-site wagers are accumulated in pools with a portion being returned to winning bettors, a portion paid to the State of Florida, and a portion retained by the Company. ITW wagers are also accepted and forwarded to the "host" facility after retention of the Company's commissions. As of  September 30, 2012, the Company's unclaimed winnings (outs) totaled $24,707.

Revenue Recognition : The Company recognizes revenue from gaming operations in accordance with ASC Topic 605, “Revenue Recognition,” which requires revenues to be recognized when realized or realizable and earned. Slot gaming revenue is the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs, for chips and “ticket-in, ticket-out” coupons in the customers’ possession, and for accruals related to the anticipated payout of progressive jackpots. Progressive slot machines, which contain base jackpots that increase at a progressive rate based on the number of coins played, are charged to revenue as the amount of the jackpots increase. As of September 30, 2012, the Company had $24,398 in unredeemed slot tickets.

Jai-Alai and inter track mutuel commissions are recognized immediately upon completion of the event upon which the related wagers are placed. In general, wagers are placed immediately prior to the event and are made in cash or other good funds so collectability is not an issue.

Revenues derived from admission, program sales, food and beverage sales, card room activities, and other revenues are recognized at the time of the transaction.

Revenues from the Company’s real estate operations are recognized in accordance with ASC Topic 360-20, “Real Estate Sales”, which generally allows the Company to record all profit on real estate sales at closing unless the down payment is insufficient to accrue the revenue.

Income Taxes :   The Company utilizes the asset and liability approach to accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company follows ASC Topic 740, “Income Taxes” regarding accounting for income tax uncertainties. ASC Topic 740 states that a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company maintained no net tax assets at September 30, 2012 and September 30, 2011.

It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files income tax returns in the U.S. federal jurisdiction. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for all years prior to and including 2007.

Advertising Costs : Advertising costs are expensed as incurred.

D-44

Real Estate Development : The Company's Tara Subsidiary accounts for the cost of lots sold by dividing the acquisition and development costs by the number of lots developed.

Compensated Absences: The Company has not accrued compensated absences for the nine months ended September 30, 2012 and 2011 because the amounts cannot be reasonably estimated.

Effect of Implementing Recently Issued Accounting Standards :

In June 2011, the Financial Accounting Standards Board ("FASB") issued ASU No. 2011-05, which updates the guidance in ASC Topic 220, Presentation of Comprehensive Income . ASU 2011-05 specifies that entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements, and that entities must display adjustments for items reclassified from other comprehensive income to net income in both net income and other comprehensive income. The provisions for this pronouncement are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. This update is not expected to have a material impact on the Company’s financial statements.

In September 2011, the FASB issued Update No. 2011-08, “Testing Goodwill for Impairment,” which amends Accounting Standards Codification 350 “Intangibles – Goodwill and Other.” This update permits entities to make a qualitative assessment of whether a reporting unit’s fair value is, more likely than not, less than its carrying amount. If an entity concludes it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, the entity is not required to perform the two-step impairment test for that reporting unit. The update is effective for annual interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. This update is not expected to have a material impact on the Company’s financial statements.

(3) EARNINGS PER SHARE

Basic income (loss) per common share is determined by dividing income (loss), less required dividends declared on preferred shares, and dividends on cumulative preferred stock for the period,  divided by the weighted average number of shares of common stock outstanding. Diluted income (loss) per common share is determined by dividing income (loss) by the weighted average number of shares of common stock outstanding plus the weighted average number of shares that would be issued upon exercise of dilutive stock options, assuming proceeds are used to repurchase shares pursuant to the treasury stock method plus the weighted average number of shares that would be issued if holders of the Company's preferred stock converted those shares to common stock using the “if converted” method. Diluted loss per common share is not presented when the resulting calculation is antidilutive relative to basic loss per common share.

The net loss per common share for the quarters ended September 30, 2012 and September 30, 2011 were calculated based upon reducing net loss attributable to common stock shareholders by dividends declared on preferred stock which was $114,758, for the three month period ended September 30, 2012 and September 30, 2011,  by the weighted average number of outstanding shares. The weighted average number of shares outstanding used in the calculation of basic net loss per common share for the quarters ended September 30, 2012 and September 30, 2011 was 4,037,293.

The net loss per common share for the nine months ended September 30, 2012 and September 30, 2011 were calculated based upon reducing net loss attributable to common stock shareholders by dividends declared on preferred stock which was $344,274, for the nine month period ended September 30, 2012 and $380,976 for the nine months ended September 30, 2011, by the weighted average number of outstanding shares. The weighted average number of shares outstanding used in the calculation of basic net loss per common share for the nine months ended September 30, 2012 and September 30, 2011 were 4,037,293 and 3,946,554 respectively.

Weighted average shares were not adjusted for common stock equivalence in the determination of diluted earnings per share for the three and nine months ended September 30, 2012 and September 30, 2011 because the effect would be antidilutive.

	Three Months Ended September 30,		Nine months Ended September 30,
	2012	2011	2012	2011
Weighted average number of shares for calculation of basic EPS – Common Stock	4,037,293	4,037,293	4,037,293	3,946,554

Weighted average number of shares for calculation of diluted EPS	4,037,293	4,037,293	4,037,293	3,946,554

D-45

(4)     OPTIONS AND WARRANTS

The fair value of options and warrants is determined using the Black-Scholes option pricing model consistent with ASC Topics 718 and 505-50.  The Black-Scholes option pricing model uses assumptions for inputs including the risk free rate of return, expected forfeitures, expected volatility, expected term, and expected dividends.  The risk-free rate of return for the option or warrant life is based on U.S. Treasury zero coupon issues with a remaining term equal to the expected option term.  Expected forfeitures are based on environmental factors tied to the options and warrants as well as historical behavior.  Expected volatilities are based on historical volatility of the Company’s stock.  Expected terms are generally based on the options contractual term unless environmental factors reflect that the option holder would likely exercise their option sooner.    No new options or warrants were issued during the three and nine months ended September 30, 2012 and September 30, 2011. On June 15, 2012 Prides Capital 20,000 warrants expired.

	Nine months Ended
	September 30, 2012		September 30, 2011
	Shares	Exercise Price	Shares	Exercise Price

Outstanding, beginning of year	906,250	$8.63	995,625	$8.46
Granted	826,250	8.25	362,500	8.25
Exercised	-0-		-0-
Forfeited	-0-		-0-
Expired	(846,250)	8.76	(362,500)	8.25
Outstanding at September 30, 2012, and September 30, 2011	886,250	$8.15	995,625	$8.46
Options and warrants exercisable at September 30, 2012, and September 30, 2011	886,250		995,625

 On July 9, 2012, the Company’s Board of Directors adopted the Fourth Amended and Restated Master Stock Option Plan (the “Fourth Master Plan”). The Fourth Master Plan incorporates previous amendments to the Company’s 2006 Third Amended and Restated Master Stock Option Plan, attached as Exhibit 99.1 to the Company’s Form S-8 (File No. 333-103654) filed August 23, 2006, providing for the extension, re-pricing and limited transfer of stock options issued under the Fourth Master Plan. (For more information see Form 8-K filed July 13, 2012)

On July 09, 2012, the Company’s board of directors extended 826,250 options until March 31, 2017.  Of these options, 463,750 were due to expire on July 10, 2012, and 362,500 were due to expire on July 11, 2012. All 826,250 options had an exercise price of $8.25 per share. On July 10, 2012 the stock price closed at $1.40 per share. The Company recorded an expense of $94,254 in the third quarter of 2012 for the extension of these options. This compares to the third quarter, 2011, when the Company extended 362,500 options for one year at $8.25 and recorded an expense of $84,703.

On April 25, 2011, the Company entered into a Credit Agreement (See Note 8) and at the closing, the Lenders received warrants, with a $0.01 exercise price, currently equal to 35% (the “Base Percentage”) of the stock in Centers (the “Centers Warrants”) and such percentage may increase depending on the number of slot machines that may become operational at a competing facility in the future. The Base Percentage shall increase by one one-hundredth percent (0.01%), up to a maximum of 10.0%, for each slot machine made available for gaming at Hialeah Park Race Track at any time while the Centers Warrants are outstanding (the “Hialeah Increase”). Centers may have the ability to reduce the Hialeah Increase by up to one-half, depending on actual financial performance in the future exceeding certain thresholds, by paying the Lenders an aggregate of $500,000 for each percentage point it wishes to deduct from the “Trigger Event”, which is defined to include the following: (a) the maturity date of the Term Loan; (b) the date upon which the Term Loan is repaid in full (the “Repayment Date”); (c) a change of control in Centers; (d) the commencement of bankruptcy proceedings (or any similar action or insolvency event) by Centers; and (e) if the maturity date of the Term Loan or the Repayment Date occurs prior to the fifth anniversary of the opening date of The Casino at Miami Jai-Alai (the “Opening Date”), then each anniversary of the Opening Date occurring after the Repayment Date and on or prior to the fifth anniversary of the Opening Date.

D-46

In addition, at the closing, the Lenders received warrants in the Company currently equal to 30.0% of its fully diluted common equity ownership (the “Company Warrants” and collectively with the Centers Warrants, the “Warrants”). The Company Warrants have a $25 exercise price; however, if (i) the Lenders’ construction consultant determines that Centers will need to access any amount of a $3.0 million completion guarantee (thus representing that the Project is “Out of Balance”), which has been funded by the Term Loan, to complete the Project on time and on budget and (ii) the Company and Centers have not raised new equity to replace the $3.0 million completion guarantee and thereby cancel the Company Warrants at any time from the closing until 30 days after the Project is determined to be Out of Balance, the Company Warrants shall become exercisable at $0.01. If the Company is successful at raising new equity to replace the completion guarantee, the $3.0 million shall be used to prepay the Term Loan at par upon receipt of such proceeds. Similarly, if the Company is able to complete the Project on time without going Out of Balance, the completion guarantee will be canceled upon the Opening Date and the $3.0 million shall be used to prepay the Term Loan at par and the Company Warrants will be cancelled. The Company does not believe the Project was Out of Balance at any time during construction. As of September 30, 2012, the warrants were not cancelled, due to the default of the Credit Agreement (See Note 8).

The Company did not account for the warrants at the time of issuance because of the contingencies on the warrants becoming exercisable for either Centers or the Company. The Company warrants will only be valid if the Company needs to access any of amount of the $3.0 million completion guarantee which was funded by the Term Loan to complete the project on time. Even then the Company would have the right to raise new equity to replace the completion guarantee and the warrants would be canceled. The Company did not access any amount of the $3.0 million.

The Centers’ Warrants were evaluated not only on the contingencies associated with the warrants but the ability to determine the fair value of any potential liability. Centers is not publically traded and once a Trigger Event occurs, the Credit Agreement specifically dictates how the value (if any) of Centers is to be determined. In evaluating any potential liability due to the warrants the financial condition of Centers was reviewed. The fair value (if any) of the Center Warrants cannot be reasonably estimated and there was not a reportable liability.

A copy of the Credit Agreement, the Centers Warrant Agreement, the Company Warrant Agreement and the Registration Rights Agreement are included as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to the April 25, 2011 Form 8-K.

(5) REAL ESTATE HELD FOR SALE

As of September 30, 2012, the Company's subsidiary, Tara Club Estates, Inc. held six (6) residential lots at its’ residential real estate development (“Tara”), which are situated in Loganville, Walton County , Georgia with an aggregate carrying value of $234,000. The Company carries a valuation reserve  in the amount of $68,569.   The Company has completed its development activities  at Tara. Accordingly, any future costs incurred related to these properties will be expensed.

Valuation Reserve Analysis

	09/30/2012	09/30/2011
Balance at the beginning of the year	$68,569	$68,569
Provision charged to operations	0	0
Charge offs to the reserve	0	0
Ending Balance	$68,569	$68,569

The Company had no real estate sales during the three and nine months ended September 30, 2012, and September 30, 2011.

(6) TAXES

At December 31, 2011, the Company had tax net operating loss (NOL) carryforwards of approximately $42,797,815 available to offset future taxable income. These NOL carryforwards expire twenty years from the year in which the losses were incurred or at various intervals through fiscal 2030.

Effective July 1, 1998, tax relief legislation was enacted by the State of Florida stipulating that jai alai permit holders incurring state taxes on handle and admissions in an amount exceeding its operating earnings (before deduction of certain expenses such as depreciation and interest) for the prior year are entitled to credit such excess amounts against pari-mutuel taxes due and payable. Tax credits are used to satisfy the Company's obligation to pay taxes incurred on handle and admission. Tax credits used, depreciation expense and interest expense are all excluded from the statutory calculation of operating earnings or loss in the determination of the amounts of future tax credits.

The Company’s Tampa Jai-Alai Permit (the fronton closed in 1998) retain such tax credits carried forward totaling $1,362,265.  The Company’s Ft. Pierce facility has not incurred statutory operating losses and therefore has not earned any state tax credits.  For the years 2001 through 2011, Miami had unused credits totaling $2,352,201 and Summer Jai-Alai had $1,220,208 unused credits available for recovery.

D-47

(7) PREFERRED STOCK

CLASS A PREFERRED STOCK

The Company's Class A preferred stock provides annual dividends, at the rate of $.90 per share payable in cash, property or common stock, which are cumulative and have priority over dividends on the common stock. The Class A preferred is redeemable at the option to the Company at $10.60 per share. In the event of dissolution, the holders of Class A preferred shall be entitled to receive $10.00 per share, plus accrued dividends, prior to any distribution to holders of common stock.  The Company has declared and accrued the required dividends.

CLASS AA PREFERRED STOCK

On June 15, 2007 the Company authorized and issued 5,000 shares of its Series AA 7% cumulative convertible preferred stock to Prides Capital for $1,000 cash per share for an aggregate of $5,000,000.  Each share is convertible into 40 shares of the Company’s $.20 par value common stock.   The stated value per share is $1,000 (as adjusted for stock splits, combinations or splits).  The Company has declared and accrued the required dividends.

CLASS B PREFERRED STOCK

The Company's Series B convertible preferred stock provides annual cumulative dividends at the rate of 8% to 10% of the consideration paid for the stock. Such dividends are payable in shares of the Company's common stock. The consideration received by the Company upon the initial issuance of each share of the Series B stock was $1,000. Holders of Series B shares may convert all or any of such Series B shares to the Company's common stock using a ratio based on the consideration paid for the stock and 80% of the market value of the common stock. Upon liquidation, the holders of Series B preferred shares shall be entitled to be paid $1,000 per share plus 8% to 10% accrued dividends before any distribution to holders of common stock.  The Company has declared and accrued the required dividends.

CLASS F PREFERRED STOCK

The Company is also authorized to issue up to 2,500 shares of Series F 8% Cumulative Convertible Preferred Stock (the “Series F Preferred Stock”), which provides annual dividends at the rate of 8% of the shares' stated value. The stated value per share equals $1,000 (as adjusted for any stock dividends, combination or split). At the discretion of the Company's Board of Directors, such dividends may be paid in shares of the Series F Preferred Stock. Holders of Series F Preferred Stock may convert all or any of such shares to the Company's common stock at any time. Each share of Series F Preferred Stock shall be converted into 148.3345 shares of common stock (the “Conversion Stock”). The number of shares of Conversion Stock into which each share of Series F Preferred Stock shall be converted shall be proportionately adjusted for any increase or decrease in the number of shares of common stock or Series F Preferred Stock. Upon liquidation, the holders of Series F Preferred Shares shall be entitled to be paid $1,000 per share plus accrued dividends before any distribution to holders of common stock.  The Company has declared and accrued the required dividends.

The Class A Preferred Stock, the Series  AA Preferred Stock, the Series B Preferred Stock, and the Series F Preferred Stock are all equal in rank with respect to the payment of dividends and with respect to the distribution of assets upon liquidation of the Company.

(8)  CREDIT AGREEMENT

On April 25, 2011, the Company entered into a Credit Agreement (the “Credit Agreement”) at its wholly owned subsidiary, Florida Gaming Centers, Inc. (“Centers”) with a syndicate of unaffiliated third party lenders (the “Lenders”) and ABC Funding, LLC, as Administrative Agent for the Lenders.  Innovation Capital, LLC served as exclusive Financial Advisor to the Company and Placement Agent on the debt financing.

The Credit Agreement provided for an $87,000,000 senior secured term loan (the “Term Loan”) that will mature on April 25, 2016.  The Term Loan was issued at a price of 98.0% and bears interest at a rate varying between 15.75% and 16.50%.  The net proceeds of the Term Loan was $83,520,000, after deducting fees and discounts to the Lenders related to the transaction.  The use of these funds is strictly governed by the Disbursement Agreement (Refer to Exhibit E of Exhibit 10.01 of the 8-K filed on April 27, 2011).  Among other things, collateral for the loan includes all of the Company’s unencumbered real estate, receivables, intangible assets, equipment, furniture and fixtures.  In connection with the loan, the lenders were granted warrants  for both  Florida Gaming Centers and Florida Gaming Corporation.

The Company used the net proceeds from the Term Loan to fund capital expenditures and for working capital and general corporate purposes. The capital expenditures encompassed the expansion project at the Company’s Miami Jai-Alai fronton.

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In addition to providing funds to develop the Project, including adequate reserves for interest payments and contingencies during construction, a portion of the Term Loan proceeds was used to repay approximately $8.9 million of existing debt and other payables, provided certain gaming licenses are obtained before such repayment.  On May 12, 2011 the Company received a license from the State of Florida to begin operating Class III- “Vegas Style” slot machine operations at Miami Jai-Alai.   With the receipt of the license,  the Company paid off approximately $8.9 million of existing debt.

 The Credit Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including (among others) restrictions on indebtedness, liens, transactions with affiliates, and acquisitions, consolidations, mergers and asset sales.  The Credit Agreement also contains financial covenants including, (i) maximum leverage, (ii) minimum fixed charge coverage, (iii) maximum capital expenditures and (iv) minimum EBITDAM.

At September 30, 2012, the Company was in default of the Credit Agreement due to the violation of certain covenants. Events of default unless waived by the lenders may allow the lenders to terminate the lenders commitments and thereupon the commitments shall terminate immediately and declare the loans then outstanding to be due and payable in whole (or in part in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the other loan documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which were waived by the Company; and in case of any event with respect to the Company, the commitments shall automatically terminate and the principal of the loans then outstanding, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the loan documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which were waived by the Company. Management is evaluating the lenders offer but the defaults have not been waived at the date of the issuance of the financial statements. Accordingly, all the debt associated with the Credit Agreement ($83,770,862) is classified as a current liability in the accompanying September 30, 2012 balance sheet.

For complete details on the Credit Agreement refer to the Form 8-K filed April 27, 2011.

On July 25, 2012, there was a $3,229,127 principal paydown from the amounts on deposit in the completion reserve account and interest reserve account. The principal balance owed on the note was reduced to $83,770,862. On July 31, 2012, the Company was required to make a $2,362,408 principal payment. The Company did not make the required principal payment on July 31, 2012, and on August 9, 2012, the Company and Centers, received a Notice of Acceleration of all Obligation and a Note of Demand on Credit Party Guaranty. (See Legal Proceedings and exhibits 99.1 and 99.2 attached to the June 30, 2012 10-q)

On September 5, 2012 two complaints were filed against the Company and its wholly owned subsidiaries, Centers and Tara Club Estates, Inc. (“Tara Club”). In its complaint filed in the Circuit Court of the Nineteenth Judicial District in and for St. Lucie County, Florida, ABC Funding seeks to enforce the Guaranty and to foreclose on the collateral secured by the St. Lucie mortgage, the Pledge Agreement and the Trust Assignment. The complaint is styled ABC Funding, LLC, as Administrative Agent for Summit Partners Subordinated Debt Fund IV-A, L.P., Summit Partners Subordinated Debt Fund IV-B, L.P., JPMorgan Chase Bank, N.A., Locust Street Funding LLC, Canyon Value Realization Fund, L.P., Canyon Value Realization Master Fund, L.P., Canyon Distressed Opportunity Master Fund, L.P., and Canyon-GRF Master Fund II, L.P., vs. Florida Gaming Centers, Inc., a Florida corporation, Florida Gaming Corporation, a Delaware corporation, City National Bank of Florida, not individually but solely as Trustee under the Land Trust Agreement dated January 3, 1979, known as Trust Number 5003471, Freedom Holding, Inc., a Delaware corporation, Tara Club Estates, Inc., a Georgia corporation, et. al. (For more information please refer to Form 8-K dated September 5, 2012.)

On September 25, 2012, David S. Jonas, age 51, was appointed the Chief Restructuring Officer of Centers pursuant to an Engagement Letter between Mr. Jonas and Centers. Mr. Jonas was appointed as Chief Restructuring Officer following the Company’s and Centers’ receipt on August 9, 2012 of notice of acceleration of indebtedness outstanding under its Credit Agreement with certain lenders and also foreclosure actions against the Company and Centers that were filed on September 5, 2012 by such lenders. The notice of acceleration was reported in the Company’s Form 10-Q for the period ending June 30, 2012. In his position as Chief Restructuring Officer, Mr. Jonas will be responsible for and have control over the day-to-day operations of Centers. Until such time as the Company’s lenders exercise warrants to purchase shares of Centers common stock that were issued in connection with the Credit Agreement, Centers’ board of directors has the right to terminate Mr. Jonas at will. After those warrants are exercised, Mr. Jonas’ position may be terminated by either party upon giving 60 days written notice. (For more information please refer to Form 8-K dated September 25, 2012.)

On October 18, 2012, ABC Funding, LLC, on behalf of certain of Centers’ lenders, filed motions requesting the immediate appointment of David S. Jonas as receiver to take operational control of Centers. ABC Funding filed the motions as Administrative Agent for the lenders under Centers’ primary credit facility, alleging that the appointment of a receiver is necessary to protect certain property that was pledged to the lenders under the credit facility. The motions further allege that: Centers is unable to manage its contractual obligations appropriately and to protect the collateral of its secured creditors; Centers is incapable of adhering to the corporate structure by which it and the Company are required to operate; Centers’ funds have been misappropriated and misallocated; and, the assets that are available to repay the loan are in danger of being dissipated in violation of the credit facility loan documents. The motions were filed in connection with lawsuits previously filed by ABC Funding in the Eleventh Judicial Circuit in and for Miami-Dade County, Florida and in the Nineteenth Judicial District in and for St. Lucie County, Florida that were reported by the Company on its Form 8-K dated September 5, 2012 and that are described in greater detail below.

In its complaints, ABC Funding alleged numerous defaults and other violations of the credit agreement and other loan documents against the Company and Centers. ABC Funding is seeking: (i) an award of damages in excess of $84,000,000 against Centers for breach of the credit agreement; (ii) enforcement of the Guaranty against the Company, including an award of damages in excess of $84,000,000; (iii) to foreclose on the collateral secured by the Miami mortgage, the St. Lucie mortgage, the Pledge Agreement and the Trust Assignment, including, certain real property owned by Centers and the Land Trust in Miami-Dade County, Florida and in St. Lucie, Florida; and (iv) the appointment of a receiver.

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On October 19, 2012, the board of directors terminated the engagement of David S. Jonas as Centers’ Chief Restructuring Officer.

On November 2, 2012, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Court”) entered an order appointing David Jonas as Temporary Receiver for certain real and personal property owned by Centers, the wholly-owned subsidiary, and primary operating asset, of the Company. The appointment was made effective as of October 25, 2012, and the Court scheduled a hearing for November 27, 2012 to consider whether Mr. Jonas should be appointed as receiver through the pendency of the litigation.

In its order, the Court ordered Mr. Jonas, as receiver, to immediately take possession of all the accounts, books of account, checkbooks, lease agreements, sales contracts, assets, files, papers, contracts, records, documents, monies, securities, choses in action, keys, pass codes and passwords, computers, all software and data, archived and historical data, and all other property, real, mortgaged, personal or mixed, of Centers, including, but not limited to any and all funds being held by any third party on behalf of Centers. As receiver, Mr. Jonas is empowered, directed and authorized by the Court to do any and all things necessary for the proper management, operation, preservation, maintenance, protection and administration of Centers’ assets. The affected assets constitute substantially all of the Company’s operating assets.

(9) GOING CONCERN

As of September 30, 2012, the Company was in default on the Credit Agreement regarding certain covenants. The Company failed to make the required principal payment on July 31, 2012, and on August 9, 2012 the Company and  Centers, received a Notice of Acceleration of all Obligations and a Notice of Demand on Credit Party Guaranty.  The Company’s continued existence as a going concern is dependent on its ability to obtain a waiver or satisfactory resolution of the various credit defaults.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

(10) COMMITMENTS AND CONTINGENCIES

PAC Agreement   In February, 2005, the Company agreed to contribute to political action committee (PAC) formed by South Florida gaming interests seeking passage of a statewide legislative initiative and local referenda to expand gaming rights to include “slots” in Miami-Dade County, Florida.  Pursuant to that contribution agreement, the Company is contingently committed to the payment of $3,550,000 to the PAC as its share of the cost of the initiative.  The contingent commitment becomes binding upon the Company at the earlier of ten days after the Company begins slot machine operations at its facility or upon the bona fide sale or transfer of its business operations to a third party purchaser.  On February 3, 2012 the Company made payment in the amount of $3,550,000 to the political action committee, Floridians for a Level Playing Field, satisfying their liability to the organization for their assistance in seeking passage of the legislation to allow “slots” in Miami-Dade County Florida. The $3,550,000 was accrued as a payable in 2011.

Registration Rights : The Company has committed upon certain terms and conditions, to use its best efforts to register for resale, certain shares held by other parties, allowing those shares to be publicly traded. The Company intends to use reasonable efforts to  comply with these commitments.  On April 25, 2011 the Company entered into a Credit Agreement, and the Company and the Lenders entered into a Registration Rights Agreements.    The Lenders will have certain registration rights with respect to the shares of common stock issuable upon exercise of the Company Warrants. (For further information please refer to Form 8-K filed April 27, 2011, Exhibit 4.3)

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Leases:   The Company leases totalizator equipment from Sportech, a number of slot machines that are not available for purchase, copiers, golf carts, copiers, telephone system and other equipment. Totalizator rental expense and other equipment rental under operating leases for the cost was $252,589 for the nine months ended September 30, 2012. The Company leases a number of slot machines that are not available for purchase. During the nine months ended September 30, 2012, the Company had $2,207,532 in slot equipment lease.

Litigation Costs : Legal fees for settlement costs and fees associated with various lawsuits incurred in the normal course of the Company's business activities are included in General & Administrative expenses in the accompanying Statements of Operations.

Collective Bargaining Agreement : The Company is a party to a collective bargaining agreement with the International Jai Alai Players Association U.A.W. Local 8868, AFL-CIO. The agreement allows the Company to negotiate individual contracts with players and provides for minimum salaries and bonuses based on pari-mutuel handle, certain cesta allowances and retirement benefits. The agreement continues from year to year unless timely notice of termination is given by either party to the agreement.

Concentration of Deposits : The Company maintains significant cash balances in demand deposit accounts that are non interest bearing accounts.  All funds in a "noninterest-bearing transaction account" are insured in full by the Federal Deposit Insurance Corporation from December 31, 2010, through December 31, 2012. This temporary unlimited coverage is in addition to, and separate from, the coverage of at least $250,000 available to depositors under the FDIC's general deposit insurance rules.

Dependence on One Vendor : The Company depends on Sportech (formerly Scientific Games), a leading supplier of pari-mutuel wagering systems, to provide the computer systems that accumulate wagers, record sales, calculate payoffs and display wagering data accurately and in a secure manner. If Sportech failed to properly maintain their computer systems and software it could affect the security of wagering and the Company’s ability to serve its customers.

Summer Jai Alai:    On October 14, 2010, the Company’s subsidiary, Centers, sold to West Flagler Associates, Ltd. (“Flagler”) all of Centers’ interest in the Summer Jai-Alai Partnership (“Summer”) for a total purchase price of $2,501,583.  Centers’ interest sold to Flagler consisted of its entire 21% ownership of the total issued and outstanding partnership interest in Summer, including any and all rights, title, and interest that Centers maintained in Summer’s gaming permit (the “Summer Permit”).  The Summer Permit enabled Summer to conduct pari-mutuel wagering during the period beginning May 1st and ending November 30th (the “Summer Season”)  of each year at the Facility in accordance with the following agreements between Centers and Summer: 1) an Amended and Restated Permit Use Agreement dated September 30, 2010; 2) a Lease Agreement dated September 30, 2010; and 3) a Memorandum of Lease dated September 30, 2010.

Florida Gaming and the Partnership have agreed in the Amended and Restated Permit Use Agreement  (“APUA”)   that Florida Gaming has the obligation to conduct business activities under the Summer Permit at the Miami Jai Alai Facility during the Summer Season, May 1st through November 30th,  including without limitation the exhibition and wagering on the live games of jai alai, facility admissions and box office, sales of food and beverages (including alcoholic beverages), sales of merchandise, parking, and other related undertakings during the Term of this Agreement (collectively the "Summer Operations"), and shall be entitled to all revenues and other benefits related solely to such Summer Operations that occur at the Miami Jai Alai Facility.

Florida Gaming  shall continue to manage and operate the Miami Jai Alai Facility, including but not limited to the premises set forth in the Lease Agreement during the Term (the "Management Services").  Florida Gaming shall conduct the minimum number of performances required under Florida law for the Summer Permit to be authorized and eligible to conduct pari-mutuel, intertrack wagering, and cardroom operations, but not more than One Hundred and Fifteen Percent  (115%) of such minimum required performances. Florida Gaming will employ and retain all of the personnel necessary to provide the Management Services,  at Florida Gaming's cost,  and Florida Gaming will also pay the costs of operating the Miami Jai Alai Facility during the Term.   Florida Gaming shall provide the Management Services substantially of the same level as it provides with respect to the conduct of live jai alai under the MJA Permit, and subject to the same terms and conditions.  Florida Gaming has a duty to maintain the Summer Permit.  Florida Gaming shall take all steps, at its expense, as may be necessary to keep the Summer Permit in good standing under applicable Florida Law.

The Partnership will pay $7,500 per performance (not more than 115% minimum required performances) to Centers to keep the license viable and maintain its value as a potential means of accessing a cardroom in the future.  If the Partnership obtains a license under Summer Permit to conduct cardroom operations at a location other than Miami Jai-Alai, the Partnership will remit to Florida Gaming four (4) percent of the Partnership’s weekly gross cardroom receipts to supplement prized paid in connection with live jai-alai games conducted at Miami Jai-Alai in accordance with Section 849.086(13)(d)1, Florida Statutes (2010).

On April 30, 2012, Summer Jai Alai Partners, a Florida general partnership, and West Flagler Associates, Ltd., a Florida limited partnership, Plaintiffs, filed a complaint for declaratory and injunctive relief against Florida Gaming Centers, Inc., a Florida corporation. The Company continues to work to resolve the issues involved with West Flagler Associates and believes a satisfactory resolution can be achieved.

On May 21, 2012 the Company served a motion to dismiss the complaint. A full settlement was thereafter reached. The Company anticipates the case will be dismissed with prejudice based on the settlement within the coming weeks.

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Hialeah Park : On June 30, 2010, W. Flagler and Florida Gaming Centers filed a constitutional challenge regarding the enactment of changes to Florida Statutes in Chapter 551 that purport to enable the expansion of slot machine games in Miami Dade County to the site of Hialeah Park.  The Statutory Amendment conflicts with the Constitutional Provision, Article X, Section 23 in numerous ways.  The Leon County Circuit Court held the statute to be valid and that decision is presently on appeal to the Florida First District Court of  Appeal.  On October 6, 2011, a state appeals court upheld the ruling for Hialeah Park to have a casino with Las Vegas style slot machines.  On April 27, 2012 t he Florida Supreme Court refused to take up a case challenging their legality. The Company continues to evaluate its options regarding this matter.

The decision essentially upholds the ruling from the 1 st District Court of Appeal in October that asserted the Legislature has the power to expand gambling in the state. Florida Gaming Centers and W. Flagler, in South Florida had challenged the decision to allow slots in Hialeah, claiming that since the racetrack wasn’t included as part of referendums in Miami-Dade and Broward counties to approve slots, the track should be barred from offering them.

The appellate court ruling upheld a trial court decision claiming the Legislature had the power to expand gaming, as it did in 2009 to include the Hialeah Racetrack in state statutes allowing slot machines in South Florida pari-mutuels.

(11) ACQUISITION OF WJA ASSETS

Florida Gaming Corporation (“FGC” or the “Company”), was incorporated in the state of Delaware in 1976 as Lexicon Corporation (“Lexicon”). In 1993, Lexicon sold 699,480 shares of common stock to Freedom Financial Corporation ("Freedom") and a new board of directors was elected, and present management assumed control of Lexicon. The acquisition of the Ft. Pierce Fronton (“Ft. Pierce”) was consummated in February, 1994 following receipt of the approval from the Florida Department of Business Regulation on that date. Following the purchase of Ft. Pierce the Company, changed its’ name to Florida Gaming Corporation on March 17, 1994. On January 1, 1997, the Company purchased the Jai-Alai Facilities at Ocala, Tampa, and Miami, Florida.   The Company also entered into the real estate development business in 1997. The Company’s stock is traded on the over-the-counter bulletin board under the stock symbol “FGMG”. The Company’s principal place of business and executive offices are located at 3500 N.W. 37th  Avenue, Miami, FL 33142.

On September 4, 1998, the Company sold the Tampa Jai-Alai property. The sale did not include the Company's gaming permit which remains available for future use in Hillsborough County, Florida. On July 31, 2000, the Company sold the Ocala Jai-Alai.  In March, 2006, the Company sold approximately 79 acres of investment real estate located adjacent to its' Jai-alai facility in Fort Pierce, Florida.  On April 14, 2011, the Company issued a deed in lieu of foreclosure on 18.33 acres of unimproved real estate in St. Lucie County, adjacent to the Ft. Pierce Jai-Alai.

On January 23, 2012, the company opened Casino Miami Jai-Alai in Miami, Florida. Miami Jai-Alai added a 40,000 square foot state of the art casino with 1035 Class III slot machines, an expanded poker room, electronic blackjack, roulette, dominoes, live shows such as concerts and boxing, a new restaurant and three full-service bars, including one that will feature live music. The Company also operates a fronton in Ft. Pierce, FL and an inactive Jai-Alai pari-mutuel permit for Hillsborough County (Tampa), Florida. The Company's business at this time consists primarily of its operations at the frontons, which include casino gaming, card rooms, live jai-alai performances, inter-track pari-mutuel wagering ("ITW") on jai-alai, horse racing (both thoroughbred and harness) and dog racing, and the sale of food and alcoholic beverages. The Fort Pierce location provides inter-track wagering on interstate simulcasting of horse racing, dog racing, and jai-alai from various tracks and frontons in the United States and within the State of Florida. Jai-alai games are played live and simulcast year round from the Miami facility via satellite to pari-mutuel wagering locations in Florida, Connecticut, Rhode Island, as well as locations in Mexico, Central America, and Austria. Poker and dominoes are played at the Miami Jai-Alai Crystal Card Room and poker is played at the Ft. Pierce card room.

(12) NOTES

CIB Bank/Freedom/Holding Note

 On November 1, 2008,  Centers, a wholly-owned subsidiary of the Company, borrowed One Million Three Hundred Twenty-Two Thousand Five Hundred and Seventy-Three Dollars  and ..73/00 ($1,322,573.73) from Holding, which was evidenced by Centers Promissory Note in favor of Holding  dated November 1, 2008.  Holding is  controlled by the Company’s CEO/Chairman and the President maintains ownership in Holding.   The Holding note was unsecured, interest was 10.0% per annum, and had an initial maturity date of May 1, 2009. The note was refinanced on May 1, 2009, again on September 1, 2009 and March 1, 2010 with maturity extended until September 1, 2010.  On September 1, 2010 the Company extended the note until September 1, 2011.   (See Related Party Transactions) The Company reviewed ASC 470-50-40 and used its guidance to determine if the new debt instruments were substantially different than the old debt.   The present value of the remaining cash flows under the terms of the original instrument is less than ten percent, and therefore we  determined that the new debt was not a substantially different debt instrument.   The Notes were accounted for as debt refinances.   The Company incurred no costs to refinance the notes.

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On April 25, 2011 the Company entered into a Modification, Assignment and Assumption Agreement with Holding. Holding agreed to amend the note with Centers. The Agreement releases Centers from the obligations thereunder and accepted Florida Gaming Corporation as the new borrower under the promissory notes. Holding agreed to extend the maturity date to be at least six (6) months after the maturity date of the Credit Agreement, convert all interest payments to be paid in kind instead of in cash and to subordinate the obligations under the promissory notes to those under the Credit Agreement. (For more information refer to Form 8-K filed April 27, 2011, Exhibit 10.3). This note was accounted for as a debt refinance.

On June 28, 2012, the Company paid $100,323 to Holding which reduced the Company’s indebtedness to Holding. Holding used the funds to bring the interest current on an outstanding loan.  At September 30, 2012, the Company owed Holding $1,803,674 on the note and $320,000 in dividends.

Freedom Financial Corporation Note

In connection with the closing of the Credit Agreement, the Company also entered into a Promissory Note with Freedom Financial Corporation (“Freedom”) in the amount of $1,905,000 for certain accounts receivable and unpaid consulting services rendered by Freedom to the Company.  Under the Promissory Note, (i) the indebtedness is subordinate to the obligations under the Credit Agreement, (ii) interest shall be paid-in-kind instead of in cash and (iii) the outstanding principal shall be due and payable in full on the date that is six (6) months after the maturity date under the Credit Agreement.  At September 30, 2012 the Company owed Freedom $2,074,217 on this note. (See Related Party Transactions)

James W. Stuckert and Solomon O. Howell Notes

On August 14, 2009, Florida Gaming Corporation (the “Registrant”) entered into a Memorandum of Agreement (the “Agreement”) with Solomon O. Howell (“Howell”) and James W. Stuckert (“Stuckert,” and collectively with Howell, the “Lenders”) pursuant to which the Lenders may advance cash (each an “Advance”, and collectively the “Advances”) to the Company up to a maximum aggregate amount of one million dollars ($1,000,000).  The advances to the Company were $1,000,000 evidenced by eight separate notes with a maturity date of December 31, 2009.  On October 7, 2009, the Registrant and the Lenders amended the Agreement  to require the Company to issue to each of the Lenders warrants to acquire up to 20,000 shares of the Registrant’s common stock at a price of $6.00 per share.  Such warrants expired on October 7, 2012.  The Company incurred $39,451 of cost related to the issuance of the warrants.  These costs  were amortized into expense over the remaining term of the related Notes from October 7, 2009 through December 31, 2009.  The Notes also included a convertible feature allowing the lenders, at their option to convert outstanding principal and any accrued but unpaid interest into the Company’s $0.20 par value common stock at $6.00.  The value of this  conversion feature to the Company was $138,204. This value was initially recorded as a discount on notes payable and then amortized over the life of the Notes, which ended December 31, 2009.

On April 25, 2011,  in connection with the closing of the Credit Agreement, the Company entered into a Modification Agreement with Solomon O. Howell and James W. Stuckert whereby the  Memorandum of Agreement, dated August 14, 2009, for a note in the amount of $1,000,000 was amended to extend the maturity date to be at least six (6) months after the maturity date under the Credit Agreement, at the Company’s option permit interest to be paid-in-kind instead of in cash and subordinate the obligations under the Memorandum of Agreement to those under the Credit Agreement. (For further information please refer to Form 8-K filed April 27, 2011, Exhibit 10.2). The Company reviewed ASC 470-50-40 and used its guidance to determine if the new debt instrument was substantially different than the old debt.  The present value of the remaining cash flows under the terms of the original instrument is less than ten percent, and therefore we  determined that the new debt was not a substantially different debt instrument.   The Note was accounted for as debt refinance.  At September 30, 2012, the Company owed $1,871,418 on the Howell/Stuckert Note.

Andrea S Neiman

On April 25, 2011, in connection with the closing of the Credit Agreement, the Company entered into a Modification, Assignment and Assumption Agreement with Andrea S. Neiman and agreed to modify an originate note in the amount of $125,000 to release Centers from the obligations thereunder and accept the Company as the borrower under the note, and extended the maturity date to be at least six (6) months after the maturity date under the Credit Agreement, and at the Company ‘s option permit interest to be paid-in-kind instead of in cash and generally subordinate the obligations under the note to those under the Credit Agreement. The Company reviewed ASC 470-50-40 and used its guidance to determine if the new debt instrument was substantially different than the old debt. The present value of the remaining cash flows under the terms of the original instrument is less than ten percent, and therefore we determined that the new debt was not a substantially different debt instrument. The Note was accounted for as debt refinance. On September 30, 2012 the company owed $153,095 on this note. (For further information please refer to Form 8-K filed April 27, 2011, Exhibit 10.4)

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Miami Dade County

On April 6, 2009, the Company completed Phase 1 of its two-phase acquisition of the 10.982 acres of property from the County. Phase 1 included the closing of the purchase of approximately 2.283 acres from the County for $3,348,429, including a down payment of $334,843 and a County financed note payable of $3,013,586 for 15 years with final payment due April 1, 2024, with a fixed interest rate of 7.25%. The Note is secured by the purchased property pursuant to a mortgage and security agreement between the Company and the County. The Company also received air-rights over N.W. 37th Avenue, a street separating the two properties. At September 30, 2012 the Company owed $2,617,880 on this Note.

On June 11, 2011, the Company completed Phase 2 of the approximately 8.7 remaining acres for $13,393,716 that was to close no later than 60 days after the United States Corps of Engineers released the property free and clear of environmental contamination.  The Corp of Engineers released the property free and clear of environmental contamination and on June 16, 2011, the Company and the County consummated the final closing on the remaining 8.67 acres of the undeveloped property.  At the final closing, the Company made a down payment of $1,339,371, representing 10% of the purchase price of the remaining 8.67 acres, and the County issued a new promissory note for $12,054,344  representing the remaining amount owed by the Company on the 8.67 acres of undeveloped property which were the subject of the  Closing.  The Note is for 15 years, with an interest rate of 7.25%.  The Company will defer payments until the earlier of June 15, 2012, or the date upon which slot machine operations are initiated by the Company.  In March, 2012, the Company starting making payments on this Note. At September 30, 2012 the Company owed $11,904,144 on this Note. (See Exhibit 10.20 and 10.21, filed with June 30, 2011 10-Q)

Following the County Board’s vote to close 37th Avenue on July 7, 2011, the Company is required to pay up to $1,000,000 for remediation of 36th Avenue, of which $570,000 was paid in August, 2011 for the design and engineering of the 36th Avenue which was a condition precedent to the closure of 37th Avenue.  The Company has accrued the remaining $430,000.   If within 36 months of this vote the County determines a need to expand 36th Avenue, then the Company will be required to dedicate a 20-foot wide by 812-foot long strip of the Undeveloped Property to accommodate an 80 foot right-of-way (the “Expansion Easement”) which may, at the County’s sole discretion, be constructed in the future.  The Company would also be required to pay for such street expansion to the extent of $4,700,000 through incremental draw-downs as described in the Settlement Agreement.  On June 16, 2011, the Company granted a right-of-way deed representing the Expansion Easement which will be held in escrow until such time as the County Board votes to expand 36th Avenue.

Florida Lemark/Construct Design

On December 9, 2010, the Company executed a $446,000 Promissory Note to Construct Design, Inc.  The note was unsecured.  The note bears interest at 12% per annum and was due January 31, 2011.

On April 25, 2011 the Company and Florida Lemark/Construct Design entered into an Amendment and Restatement, Assignment and Assumption Agreement (the “Agreement”) whereby the Promissory Note (“Note”) in the principal amount of $446,000 effective December 9, 2010, has been amended to (i) upon substantial completion of the project in accordance with the construction contract, to increase the outstanding principal of the original note to $1,000,000, (ii) at the Company’s option permit interest to be paid-in-kind instead of in cash and (iii) subordinate the obligations under the Agreement to those under the Credit Agreement. The Company reviewed ASC 470-50-40 and used its guidance to determine if the new debt instrument was substantially different than the old debt.  The present value of the remaining cash flows under the terms of the original instrument is less than ten percent, and therefore we  determined that the new debt was not a substantially different debt instrument.   The Note was accounted for as a debt refinance. (For further information please refer to the Form 8-K filed April 27, 2011).  On March 11, 2012, 60 days after substantial completion of the project, the outstanding principal of this note was increased to $1,000,000. The Company owed $1,106,599 on this note at September 30, 2012.

(13) RETIREMENT PLAN

The Company provides defined contribution retirement plans under Internal Revenue Code Section 401(k). The plans, which cover employees included in its current Collective Bargaining Agreement and certain non-union employees, provide for the deferral of salary and employer matching.

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(14) RELATED PARTY TRANSACTIONS

Management fees/Freedom Financial Note . In lieu of salaries for the Chairman/CEO, W. B. Collett, the Company paid a management fee to Freedom Financial Corporation (“Freedom”) through March 31, 2011.  The Company was unable to pay the management fees and accrued management fees to Freedom of $780,000 for each of the years ended December 31, 2009 and December 31, 2010.  Freedom is controlled by the Company’s Chairman and  the Company’s CEO/President also maintains ownership in Freedom.  The Company had accrued management fees of $1,560,000 during the years ended December 31, 2010 and December 31, 2009,  and the Company had accrued management fees of $195,000 for the first quarter 2011. On April 25, 2011, in connection with the closing of the Credit Agreement, the Company entered into a Promissory Note with Freedom in the amount of $1,905,000 of which $1,755,000 was for accrued but  unpaid consulting fees and $150,000 in  accounts receivables from Freedom. Under the Promissory Note, (i) the indebtedness is subordinate to the obligations under the Credit Agreement, (ii) interest shall be paid-in-kind instead of in cash and (iii) the outstanding principal shall be due and payable in full on the date that is six (6) months after the maturity date under the Credit Agreement. (See Form 8-K filed April 27, 2011, Exhibit 10.5).  At September 30, 2012 the Company owed Freedom $2,074,217 on this note.

Consulting Agreement

On April 25, 2011,   Freedom and the Company  entered into a consulting agreement. W. B. Collett  (“WBC”) is the Chairman and CEO of Freedom and was the Chairman and CEO of FGC and Florida Gaming Centers, Inc. (“Centers”),  until his retirement effective April 25, 2011.  WBC is knowledgeable and experienced in both the areas in which the Companies conduct their respective businesses, and with industry sources and contacts, customers, and suppliers vital to the businesses operated by the Companies.  (For further information refer to Form 8-K filed April 27, 2011 Exhibit K to Exhibit 10.1)

FGC desires to maximize the value of the Companies’ business operations by entering into this Agreement with Freedom to utilize WBC’s valuable knowledge, assistance, reputation, and contacts in connection with existing business lines and with the anticipated future business opportunities of the Companies.

FGC will direct WBC to perform such business consulting services as FGC may reasonably request from time to time relating to the Companies’ businesses and future opportunities.  The maximum number of hours of Consulting Service which WBC will be obligated to perform annually will be 500 hours.  Unless this Agreement has been terminated, WBC may provide greater or fewer hours of Consulting Service than such number without affecting the compensation set forth herein.

WBC shall receive $300,000 per fiscal year in exchange for its performance of the Consulting Services; provided that if Centers satisfies the EBITDAM Adjustment Condition with respect to a fiscal year, the compensation for that Fiscal Year shall be $450,000, provided further, that no portion of the compensation of Consultant that goes unused in any fiscal year shall be available in any other fiscal year and no more than 25% of any fiscal year’s compensation of Consultant shall be available or otherwise distributed in any fiscal quarter occurring during such fiscal year. The first such fiscal year shall be the period beginning on the Opening Date, with each subsequent fiscal year running for periods of 12 consecutive months thereafter. In no event will payments be made hereunder prior to the Opening Date.

FGC will reimburse WBC for documented expenses reasonably incurred  in connection with performing the Consulting Services, including but not limited to expenses for travel, lodging, meals and entertainment (subject to a maximum aggregate reimbursement of $7,500 in each consecutive three-month period beginning on the Opening Date) and (ii) provide WBC at its expense an office, telephone, and secretarial assistance as required.  Secretarial services to be provided to WBC  under this paragraph will be performed by members of FGC's current staff or their replacements and FGC will have no obligation to hire additional persons to perform such services.

The term of this Agreement will commence April 25, 2011 and end December 31, 2017 unless terminated earlier.  WBC or FGC may terminate this Agreement for cause at any time.  For the purposes of this Agreement, "cause" includes any breach or default of this Agreement by the other party which is not cured within 30 days of written notice thereof; commission of a felony; or action by the Consultant that materially injures the image or reputation of the Companies.  WBC will remain a Director of the Companies or as the Chairman of their respective Boards of Directors. (For complete details see Exhibit K filed to Exhibit 10.1 of the Form 8-k filed April 27, 2011)

On June 28, 2012, Mr. Collett received his first $25,000 payment of consulting services and he also received a payment in July. No other payments have been made.

Pledge Agreement

In accordance with the Credit Agreement dated April 25, 2011, as additional collateral, William B. Collett, William B. Collett, Jr. and Hurd Family Partnership have pledged 954.3 shares of capital stock of Freedom Holding, Inc. (“Holding”).   William B. Collett owned 85.09%, William B. Collett, Jr. owned 9.22% and the Hurd Family Partnerhip owned 5.69% of Holding.(For more information please refer to Form 8-K filed April 27, 2011, Exhibit 10.6)

Holding owns 1,325,869 shares of  the Company’s common stock, 1,000 shares of the Company’s Preferred F stock, and 706,000 options. The 20,000 warrants expired November 1, 2011.   In January, 2011, Holding  pledged all 1,325,869 shares of common stock and 1,000 shares of Preferred stock as collateral on a loan.

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Note Receivable

On June 15, 2011, the Company issued a Note Receivable to Freedom Holding, Inc. (“Holding”)  for $54,836, secured by the dividends due Holding on the Series F Preferred Stock, with an interest rate of 12%. At June 30, 2011, the Company owed Holding $220,000 in accrued dividends.

Following the issuance of this Note, the Company and Centers disclosed the Note to the Administrative Agent and the Lenders.  The movement of funds from Centers to the Company and ultimately to Holding through the issuance of the Note was inconsistent with the terms of the Credit Agreement.  Following discussions among the parties, Holding repaid the Note and the Lenders consented to the issuance of the Note provided that Centers and the Company pay the Administrative Agent a consent fee in the amount of $377,000.00 (the “Consent Fee”).  The parties entered into the Letter Agreement on September 20, 2011.

The Consent Fee was equal to the outstanding principal amount of the loan under the Credit Agreement multiplied by a rate per annum equal to 2% for the period beginning on June 15, 2011, the date of the Note, and ending on September 1, 2011, the date that Holding repaid the Note in full to the Company. (For further information refer to the 8-K filed on September 26, 2011)

W. Bennett Collett, Jr. Employment Agreement

Concurrent with the closing of the financing under the Credit Agreement, W. Bennett Collett, Jr. (Mr. B. Collett) was promoted from President and Chief Operating Officer of the Company and Centers to President and Chief Executive Office of the Company and Centers.  Mr.  B. Collett is the son of W. Bennett Collett.  Mr. B. Collett  entered into an Employment Agreement  with Centers, and a which provides for the following:

•	An initial term beginning on March 31, 2011 and ending on December 31, 2016, with automatic 12-month entensions thereafter unless earlier terminated

•	Annual base salary of $300,000

•	Subject to the discretion of the Board of Directors, an annual bonus beginning in calendar year 2012 not to exceed 50% of the base salary.

In addition, he entered into a Employee Bonus Compensation Restriction Agreement with the Administrative Agent, which

Restricts the bonus payments made under the Employment Agreement in the event of default or default under the Credit Agreement.

For further information please see Form 8-K filed April 27, 2011, Exhibits 10.7 and 10.8.

CIB Bank/Freedom Note

On October 31, 2005 Freedom purchased Centers First Bank (formerly CIB) loan for $2,400,000. First Bank assigned, without recourse,  the note representing the loan as well as the mortgages, rents, and receivables securing the loan to Freedom, but retained the right to elect between receiving a $250,000 deferred fee or exercising warrants to purchase 102,115 shares of the Registrant's common stock in connection with the loan. First Bank exercised all warrants in 2006. Effective October 31, 2005, Freedom and Centers entered into an Amended and Restated Loan Agreement and a Third  Amended and Restated Note in the principal amount of $2,400,000 with an 8% fixed rate of interest. On October 31, 2008, Centers note payable to Freedom matured and was subsequently refinanced with a $1,322,574 note payable issued November 1, 2008 to Freedom Holding, Inc. ("Holding"). Holding is  controlled by the Company’s Chairman and the CEO/President maintains ownership in Holding.  The Holding note was unsecured at an  interest rate of 10%, with all principal and interest due May 1, 2009.  The Note was subsequently renewed through September 1, 2011 (refer to 8-K filed March 5, 2010).   As an inducement to refinance the note, the Company issued Holding a warrant to purchase 20,000 shares of the Company's $0.20 par value common stock at a price per share of $8.25. The warrant was exercisable at any time from November 1, 2008 through November 1, 2011.   Holding did not exercise their warrants and they expired November 1, 2011.

On April 25, 2011 the Company entered into a Modification, Assignment and Assumption Agreement with Holding.  Holding agreed to amend the note with Centers to release Centers from the obligations thereunder and accept Florida Gaming  Corp as the new borrower under the promissory notes.  Holding agreed to extend the maturity date to be at least six (6) months after the maturity date under the Credit Agreement, and convert all interest payments to be paid in kind instead of in cash and to subordinate the obligations under the promissory notes to those under the Credit Agreement. The Company reviewed ASC 470-50-40 and used its guidance to determine if the new debt instruments were substantially different than the old debt.   The present value of the remaining cash flows under the terms of the original instrument is less than ten percent, and therefore we  determined that the new debt was not a substantially different debt instrument.   The note was accounted for as a debt refinance.  (See Form 8-K filed April 27, 2011)

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On June 28, 2012, the Company paid $100,323 to Holding which reduced the Company’s indebtedness to Holding. Holding used the funds to bring the interest current on an outstanding loan.  At September 30, 2012, the Company owed Holding $1,803,674 on the note and $320,000 in dividends.

(15) SUBSEQUENT EVENTS

The Company has adopted the provisions of SFAS No. 165, “Subsequent Events” (SFAS 165). SFAS 165, as incorporated into ASC Topic 855, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date and through the date financial statements are issued. The Company evaluated, and included, all events or transactions that occurred after September 30, 2012 through August 14, 2012, the date these financial statements were issued.

(16) SEGMENT INFORMATION

The Company follows ASC Topic 280, “Segment Reporting.” Topic 280 requires companies to report information about the revenues derived from the enterprise’s segments, about the geographical divisions in which the enterprise earns revenues and holds assets, and about major customers.

The Company has defined its segments into two main areas: Florida Gaming Centers (Centers) and Tara Club Estates (Tara). These segments are organized under the supervision of the Florida Gaming executive management team and are evaluated based on the following information presented: Revenues from gaming operations, revenues from lot sales and operating profit contribution to the total corporation. All inter-segment transactions are eliminated to arrive at the total corporation revenue and operating profit. Income and expense items below operating profit are not allocated to the segments and are not disclosed.

The Florida Gaming Centers segment operates the Corporation’s jai-alai centers in Miami and Fort Pierce, Florida. Centers also operates the Company’s inter-track wagering operation in Florida. Tara Club Estates is a real estate development in Loganville, Georgia. Tara develops residential building lots for sales to builders and individuals. As permitted under Topic 280, certain information not routinely used in the management of these segments, information not allocated back to the segments or information that is impractical to report is not shown. Items not disclosed are as follows: Interest Income and Expense, Amortization Expense, Income Tax Expense or Benefit, Extraordinary Items, Significant non-cash items and Long-lived assets.

During the nine months ended September 30, 2012 and September 30, 2011, Centers’ gaming operations comprised  100% of the Company’s revenues. Neither Centers nor Tara has any customers that individually represent a significant portion of their business.

September 30, 2012

(Dollar Amount In Thousands)	Assets		Revenues		Loss

Florida Gaming Centers	100%	$77,155	100%	$50,348	100%	$(11,431)
Tara Club Estates	0%	253	-	-0-		(4)
Consolidated Total	100%	$77,408	100%	$50,348	100%	$(11,435)

September 30, 2011

(Dollar Amount In Thousands)	Assets		Revenues		Loss

Florida Gaming Centers	98%	$96,497	100%	$7,285	100%	$(11,970)
Tara Club Estates	2%	258	-	-0-		(17)
Consolidated Total	100%	$96,755	100%	$7,285	100%	$(11,987)

(17) FAIR VALUE MEASUREMENTS

ASC Topic 820 requires disclosures concerning fair value measurements and establishes a three-level valuation hierarchy. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

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Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

ASC Topic 820 requires disclosure of assets and liabilities measured at fair value on a nonrecurring basis.  The following table presents the financial assets carried by the Company at fair value as of  September 30, 2012 and September 30, 2011 and by Topic 820 valuation hierarchy (as described above).

Assets measured at fair value on a nonrecurring basis as of  September 30, 2012

	Total carrying value in balance sheet	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)	Total Gains (Losses)

Real Estate Held For Sale	$234,000	-0-	$234,000	-0-	$(68,569)

Total assets at fair value	$234,000	-0-	$234,000	-0-	$(68,569)

Assets measured at fair value on a nonrecurring basis as of  September 30, 2011

	Total carrying value in balance sheet	Quoted market prices in an active market (Level 1)	Internal models with significant observable market parameters (Level 2)	Internal models with significant unobservable market parameters (Level 3)	Total Gains (Losses)

Real Estate Held For Sale	$234,000	-0-	$234,000	-0-	$(68,569)

Total assets at fair value	$234,000	-0-	$234,000	-0-	$(68,569)

ASC Topic 820 also requires disclosure of assets and liabilities measured at fair value on a recurring basis.  The Company measured no assets or liabilities at fair value on a recurring basis as of  September 30, 2012 or September 30, 2011.

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Plaintiff,

v.

Defendants.

CIRCUIT CIVIL DIVISION

CASE NO. 12-48014CA 21

ORIGINAL FILED DEC 11 2012 HARVEY RUVIN CLERK

CLASS REPRESENTATION COMPLAINT

Plaintiff Coby Jacobs ("Plaintiff"), by his attorneys, for his complaint against defendants, alleges upon personal knowledge as to himself, and upon information and belief as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This is a shareholder class action brought by Plaintiff on behalf of himself and all other similarly situated public shareholders of Florida Gaming Corporation ("Florida Gaming" or the "Company") to enjoin the Shareholder Vote (defined below) on the sale of the Company's wholly owned subsidiary and sole operating asset, Florida Gaming Centers, Inc. ("Centers"), to Silvermark LLC ("Silvermark").

2. On November 26, 2012, Florida Gaming announced that it entered into a Stock Purchase Agreement (the "SPA") pursuant to which Silvermark would acquire Centers (the "Proposed Transaction"). Under the terms of the SPA, Silvermark will acquire all of the common stock of Centers for $115 million plus the assumption of approximately $15 million in mortgages (the "Offer Price").

3. On December 7, 2012, Florida Gaming filed a Preliminary Proxy Statement (the "Preliminary Proxy") on Schedule PRE 14A with the Securities and Exchange Commission ("SEC").

4. The Preliminary Proxy announces a special meeting of Florida Gaming's shareholders scheduled to be held on January 22, 2013 at the Sheraton Louisville Riverside Hotel, 700 West Riverside Drive, Jeffersonville, IN 47130 (the "Shareholder Vote"). In Proposal #1 (the "Sale Proposal"), Florida Gaming's board of directors (the "Board") recommends that Company shareholders vote in favor of the Proposed Transaction. As described more fully herein, the Preliminary Proxy is replete with material omissions and misstatements. Without the omitted material information, Florida Gaming shareholders will be unable to cast an informed vote on the Proposed Transaction.

5. Plaintiff brings this class action against Florida Gaming's Board for their breaches of fiduciary duties arising out of their attempt to sell the Company's sole operating asset to Silvermark by means of an unfair process, for an unfair price and without material information necessary for Florida Gaming's stockholders to determine whether or not to vote in favor of the Sale Proposal.

6. Only through the exercise of this Court's equitable powers can Plaintiff and the Class be fully protected from the immediate and irreparable injury which Defendants' actions threaten to inflict.

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JURISDICTION AND VENUE

7. Jurisdiction is proper in this Court because this is an action for damages, which, in the aggregate, exceed $15,000 exclusive of interest, costs and attorneys' fees, although no individual member of the Class (as defined below) has suffered damages in excess of $74,500. Additionally, the matter in controversy exceeds the amount of $150,000, exclusive of interest, costs and attorneys' fees. This Court has jurisdiction over each defendant named herein because each defendant is either a corporation that conducts business in and maintains operations in this county, or is an individual who has sufficient minimum contacts with Florida so as to render the exercise of jurisdiction by the Florida courts permissible under traditional notions of fair play and substantial justice.

8. Venue is proper in that the Company is headquartered in Miami-Dade County and much of the conduct complained of herein took place in Miami-Dade County.

THE PARTIES

9. Plaintiff, is and was, at all times relevant hereto, a holder of Florida Gaming common stock.

10. Florida Gaming is a Delaware corporation headquartered at 3500 N.W. 37th Avenue, Miami, Florida 33142. Florida Gaming owns and operates two jai-alai frontons in Miami and Ft. Pierce, Florida that feature live jai-alai competition with wagering. The jai-alai facilities include casino gaming, card rooms, live jai-alai performances, inter-track pari-mutuel wagering ("ITW") on jai-alai, horse racing (both thoroughbred and harness) and dog racing, and the sale of food and alcoholic beverages. Florida Gaming common stock is traded over the counter under the symbol "FGMG."

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11. Defendant W. Bennett Collett ("Collett") serves as the Chairman of the Board and has been a director of Florida Gaming since 1993. Collett stepped down as President and Chief Executive Officer ("CEO") in 2011 pursuant to the terms of a loan agreement. Collett has served as Chairman of the Board, CEO and a director of Freedom Financial Corporation ("Freedom") since its formation in 1985. Freedom was a registered bank holding company until January 1988 when it sold its banking subsidiaries. Collett has also served as Chairman and director of Freedom Holding, Inc. ("Holding") since its formation in December 1992. Holding's sole business currently is to hold shares of Florida Gaming.

12. Defendant W. Bennett Collett, Jr. ("Collett, Jr.") has been a director of Florida Gaming since 1993. Collett, Jr. took over the roles of President and CEO from his father in 2011.

13. Defendant George Galloway, Jr. ("Galloway") has been a director of Florida Gaming since 1994.

14. Defendant William Haddon ("Haddon") has been a director of Florida Gaming since 2001.

15. Defendants Collett, Collett, Jr., Galloway and Haddon are referred to herein collectively as the "Individual Defendants."

16. Defendant Centers is a Florida corporation that operates the Company's jai-alai centers in Miami and Fort Pierce, Florida. Centers also operates the Company's intertrack wagering operation in Florida.

17. Defendant Silvermark is a Delaware Limited Liability Company owned by Silver Entertainment, LLC, a hospitality and gaming company headquartered in New York City.

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18. The Individual Defendants, Florida Gaming, Centers and Silvermark are collectively referred to hereinafter as the "Defendants."

THE INDIVIDUAL DEFENDANTS' FIDUCIARY DUTIES

19. By reason of the Individual Defendants' positions with the Company as directors, said individuals are in a fiduciary relationship with Plaintiff and the other public shareholders of Florida Gaming and owe Plaintiff and the other members of the Class the duties of good faith, fair dealing and loyalty.

20. By virtue of their positions as directors of Florida Gaming, the Individual Defendants, at all relevant times, had the power to control and influence, and did control and influence and cause Florida Gaming to engage in the practices complained of herein.

21. Each of the Individual Defendants is required to act in good faith, in the best interests of the Company's shareholders and with due care. In a situation where the directors of a publicly traded company undertake a transaction that may result in a change in corporate control, the directors must take all steps reasonably required to obtain the best value for shareholders rather than use a change of control to benefit themselves. To diligently comply with this duty, the directors of a corporation may not take any action that:

(a) adversely affects the value provided to the corporation's shareholders;

(b) contractually prohibits them from complying with or carrying out their fiduciary duties;

(c) discourages or inhibits alternative offers to purchase the corporation's assets;

(d) will otherwise adversely affect their duty to search for and secure the best value reasonably available under the circumstances for the corporation's shareholders; or

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(e) will provide the directors and/or officers with preferential treatment as the expense of, or separate from, the public shareholders.

22. Plaintiff alleges herein that certain of the Individual Defendants, separately and together, in connection with the Proposed Transaction, violated duties owed to Plaintiff and the other public shareholders of Florida Gaming, including their duties of loyalty, good faith, candor and independence.

CLASS ACTION ALLEGATIONS

23. Plaintiff brings this action, pursuant to Fla. R. Civ. P. 1.220, on behalf of himself and all other shareholders of the Company (except the Defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest), who are, or will be, threatened with injury arising from Defendants' actions, as more fully described herein.

24. This action is properly maintainable as a class action for the following reasons:

(a) The Class is so numerous that joinder of all members is impracticable. As of November 27, 2012, there were 4,037,293 shares of Florida Gaming common stock issued and outstanding, likely owned by thousands of shareholders.

(b) Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and Plaintiff has the same interests as the other members of the Class. Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

(c) The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members

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of the Class, which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class that would, as a practical matter, be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

(d) To the extent Defendants take further steps to effectuate the Proposed Transaction, preliminary and final injunctive relief on behalf of the Class as a whole will be entirely appropriate because Defendants have acted, or refused to act, on grounds generally applicable and causing injury to the Class.

25. There are questions of law and fact that are common to the Class including, *inter alia*, the following:

(a) Whether Defendants breached their fiduciary duties of due care, loyalty and candor with respect to Plaintiff and the other members of the Class as a result of the conduct alleged herein;

(b) Whether the Individual Defendants breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of Plaintiff and the other members of the Class in connection with the Proposed Transaction;

(c) Whether the Individual Defendants failed to provide shareholders with material information necessary for them to make an informed decision regarding whether or not to vote in favor of the Sale Proposal;

(d) Whether the Individual Defendants breached any of their other fiduciary duties to Plaintiff and the other members of the Class in connection with the Proposed Transaction, including the duties of good faith, diligence, honesty and fair dealing;

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(e) Whether the process implemented and set forth by the Defendants for the Proposed Transaction is fair to the members of the Class;

(f) whether the Individual Defendants are engaging in self-dealing in connection with the Sale Proposal;

(g) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of Florida Gaming.

(h) Whether Florida Gaming, Centers and Silvermark have aided and abetted the Individual Defendants' breaches of fiduciary duties owed to Plaintiff and the other members of the Class as a result of the conduct alleged herein; and

(i) Whether Plaintiff and the other members of the Class would be irreparably harmed if Defendants are not enjoined from effectuating the conduct described herein.

SUBSTANTIVE ALLEGATIONS

Background

26. Florida Gaming owns and operates two jai-alai frontons in Miami and Ft. Pierce, Florida that feature live jai-alai competition with wagering. The jai-alai facilities include casino gaming, card rooms, live jai-alai performances, inter-track pari-mutuel wagering on jai-alai, horse racing (both thoroughbred and harness) and dog racing, and the sale of food and alcoholic beverages.

27. Collett, who owns nearly 45% of the Company's common stock, has a checkered past. When Collett attempted to take Freedom public in 1990, he was rebuffed by state regulators in New Jersey, Indiana, and Kentucky because "the prospectus issued to potential investors failed to disclose that Collett had been the subject of at least six prior legal actions."

28. Collett was sued by the SEC in 1979 with allegations that Collett headed a group

8

of investors who acquired companies and gutted them by causing them to transfer valuable assets for inadequate consideration.

29. Collett was also sued in 1981 by the Indiana Department of Insurance, alleging that he stripped Pilgrim Life Insurance of its liquid assets. Four insurance companies owned by Collett were eventually liquidated.

30. According to Mark Maddox, former Indiana Securities Commissioner, Collett "had a history of bad relations with people who have invested in his entities. There's just been a long history of disgruntled investors in this person's companies."

31. Early in 2012, Florida Gaming's Miami Jai-Alai facility expanded with an addition of a new casino facility that holds 1,050 slot machines and upgraded dining and entertainment amenities.

32. Florida Gaming posted revenue of $18.7 million in the second quarter of 2012, up from $2.6 million in the same quarter a year ago, a majority of which was generated from the new casino.

The Proposed Transaction

33. On November 26, 2012, Florida Gaming issued a press release announcing that it had entered into the SPA, pursuant to which Silvermark will acquire Centers for $115 million plus the assumption of certain liabilities. The press release stated, in relevant part:

> **November 26, 2012 (Miami, FL)** – Florida Gaming Corporation (OTC BB: FGMG.OB) (the "Company"), today announced its entry into a Stock Purchase Agreement (the "SPA") for the sale of its wholly owned subsidiary, Florida Gaming Centers, Inc. ("Centers") to Silvermark LLC ("Silvermark") for $115 million plus the assumption of certain liabilities of Centers associated with two mortgages held by Miami-Dade County. Centers is the owner and operator of two jai-alai frontons located in Ft. Pierce and Miami, Florida, which offer poker and inter-track pari-mutuel wagering facilities. Centers constitutes the Company's only operating asset.

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Generally, Silvermark will assume Centers' post-closing obligations under a Settlement Agreement with Miami-Dade County, Florida pertaining to a parking lot that is adjacent to Centers' Miami facility which is subject to notes and mortgages totaling approximately $15 million. The $115 million cash purchase price, which is subject to adjustment as described in the SPA, will be used to fund the repayment of Centers' other outstanding indebtness, including but not limited to approximately $87 million credit facility and other debt totaling approximately $10.5 million. Additionally, $7.5 million of the purchase price will be held in escrow for up to three years to indemnify Silvermark LLC against obligations of the Company after the closing. The Company expects to use any net cash proceeds from the transaction, after the repurchase of warrants for 35% of Centers' equity held by lenders under Centers' credit facility and the debt reduction described above, to pay transaction-related expenses and for other purposes.

The proposed transaction is subject to Company stockholder approval and customary regulatory approvals, including Silvermark's receipt of a Florida gaming license, and other customary regulatory and closing conditions. The transaction is also conditioned on Centers' receipt of an order from the court in the Company's ongoing litigation in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida either (i) approving of Centers' entry into the transaction or (ii) ruling that the court's approval of Centers' entry into the transaction is not required.

Under the Stock Purchase Agreement, the Company and Centers must pay Silvermark a termination fee of $4.6 million plus reimbursement for costs and expenses incurred by Silvermark in connection with the proposed transaction if Silvermark terminates the agreement because of a breach by the Company or Centers of any representation, warranty, covenant or other agreement contained in the SPA or if the Company terminates the agreement to enter into a superior proposal or acquisition proposal(as those terms are defined in the SPA). Silvermark may also terminate the agreement at anytime within the first 90 days of its due diligence period which commenced on November 25, 2012.

In connection with the SPA, the Company's Chairman, W. Bennett Collett, and the Company's President and CEO, W. Bennett Collett, Jr. each executed a Joinder and Guarantee agreement in which each of them, jointly and severally, have guaranteed the Company's and Centers' obligations under the Stock Purchase Agreement.

Silvermark and the Company's President and CEO, W. Bennett Collett, Jr., have entered into a letter agreement providing that Mr. Collett will enter into a three year employment agreement with Centers.

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34. The Preliminary Proxy confirms that "[t]he Company's stockholders are not expected to receive any consideration upon the consummation of the transaction." Indeed, it continues that "[t]here can be no assurances that the Company's stockholders will ever receive any return on their investment in the Company even if they approve the sale transaction."

35. The proceeds of the SPA will be used to pay, among other things, transaction-related expenses and outstanding indebtedness. However, certain entities controlled by Collett and Collett, Jr. are unsecured creditors of the Company and also own preferred stock issued by the Company. Florida Gaming expects that if any payment is eventually made to shareholders, it will be to preferred stock owners.

36. Additionally, pursuant to the escrow agreement attached as Exhibit C to the SPA, the escrow agent will release $70,000 per month to the Company as long as there are no outstanding claims for indemnification or certain liabilities. If the Company receives the $70,000 monthly payment, management expects to use those proceeds for, among other things, payment of the Company's consulting agreement with Freedom. Again, while shareholders will not benefit from the Proposed Transaction, management already plans to use certain money received to benefit Freedom, run by Collett.

37. Indeed, Collett has benefitted at the expense of Company shareholders for quite some time. On the exact day that Collett stepped down as President and CEO of the Company in April 2011 pursuant to the terms of a loan agreement, Collett's company, Freedom, entered into a consulting agreement with Florida Gaming. Despite stepping down as agreed in the loan agreement, the Company and the Board still found a way to ensure that Collett would reap undeserved rewards. The consulting agreement is expected to remain in effect following the consummation of the Proposed Transaction.

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38. Additionally, while Florida Gaming shareholders will not benefit from the Proposed Transaction, the SPA secures employment for Collett, Jr. with Silvermark. Collett, Jr. will receive a base salary of $300,000 per year pursuant to the employment agreement.

39. Given the recent additions to the Miami Jai-Alai facility and the resulting increase in revenue, the consideration offered to Florida Gaming's public stockholders in the Proposed Transaction is unfair and inadequate.

40. The SPA requires the affirmative vote or consent of only a majority of the outstanding shares of the Company's common stock. Given that Collett owns nearly 45% of the shares, the vote is a mere formality in which public shareholders will have very little say.

The Preclusive Deal Protection Devices

41. In addition to the inadequate consideration offered to the Company's shareholders, the entire process was unfair and inadequate. Specifically, as part of the SPA, the Individual Defendants agreed to certain onerous and preclusive deal protection devices that operate conjunctively to make the Proposed Transaction a *fait accompli* and ensure that no competing offers will emerge for Centers.

42. Individual Defendants are impeding the possibility that the Company will pursue a superior proposal with the inclusion of a "No Solicitation" provision within the SPA. The provision prohibits the Company and any of its representatives from initiating, soliciting, encouraging or facilitating any inquiries that constitute a proposal for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other acquisitions proposals. It further requires the Company and any of its representatives to immediately cease all discussions or negotiations with any person with respect to any acquisition

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proposal. This provision effectively forecloses the possibility that the Company would receive a superior bid.

43. The Proposed Transaction provides for a "Termination Fee" of $4,600,000 to be paid in cash if the Agreement is terminated by the Company or by Silvermark pursuant to the terms of the PSA, including in the event that Company decides to pursue a superior offer. The Termination Fee essentially requires that the alternate bidder agree to pay a naked premium for the right to provide the shareholders with a superior offer. It is thus unlikely that any such superior offer would emerge.

44. Additionally, in the event that Silvermark cannot gain control of the Company in the manner proposed by the SPA, the SPA requires that the parties cooperate in good faith to revise the structure of the transaction in an asset purchase transaction or other alternative form of transaction as requested by Silvermark, thus ensuring that one way or another, Silvermark will succeed in taking Centers.

45. Ultimately, these preclusive deal protection devices impede the Company's ability to solicit or engage in negotiations with any third party regarding a proposal to acquire all or a significant interest in Centers.

The Materially Misleading Preliminary Proxy

46. Defendants have also failed to provide complete and accurate information about the Proposed Transaction to Florida Gaming's public shareholders in the Preliminary Proxy. As set forth in more detail below, the Preliminary Proxy omits and/or misrepresents material information concerning, among other things, the process and events leading up to the announcement of the Proposed Transaction.

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47. For example, the Preliminary Proxy discloses that on September 9, 2012, Florida Gaming received a draft letter of intent from Party A proposing to purchase Centers for a purchase price of $134,520,000. However, management ceased discussions with Party A after purportedly determining that Party A could not provide sufficient assurance of financing. However, the Preliminary Proxy fails to disclose how management determined that Party A could not provide sufficient assurance of financing.

48. Furthermore, the Preliminary Proxy fails to disclose why the lack of sufficient assurance of financing was enough to end all discussions with Party A. Indeed, the Preliminary Proxy discloses that Silvermark has not provided the Company with any representation that it has sufficient financial resources to consummate the Proposed Transaction, but fails to disclose why this is acceptable but was not acceptable to continue negotiations with Party A.

49. The Preliminary Proxy further fails to disclose whether the Company reached out to any other potential acquiring companies during its consideration of strategic alternatives. Without this information, shareholders cannot properly determine if the process undertaken by the Company to sell Centers was in their best interests.

50. The Preliminary Proxy further discloses that the Company's CEO had an initial telephone conversation with a principal of Silvermark on September 19, 2012 to discuss the possibility of a sale of Centers. It fails, however, to disclose how the parties originally got in contact with respect to this transaction, including which party prompted the contact.

51. The Preliminary Proxy discloses that the Company's representatives indicated their belief that Center's enterprise value was approximately $130 million, but does not disclose any basis for such belief.

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52. Additionally, the Preliminary Proxy discloses that the Company did not engage an investment banker to provide an opinion regarding the fairness of the Proposed Transaction to the Company's shareholders. The Preliminary Proxy, however, fails to provide any reasoning for this failure to engage an investment banker. Without this information, just as in ¶¶47-51 above, shareholders cannot properly determine whether the price and process undertaken are fair and in their best interests.

53. Moreover, the Preliminary Proxy fails to disclose any projections prepared by Company management projecting the Company's and Center's expected operating results and value into the future. Without this information, shareholders will be unable to determine whether the price offered in the Proposed Transaction is fair.

54. By reasons of the foregoing, the Defendants have failed to exercise the care and diligence in the exercise of their fiduciary obligations to Plaintiff and other members of the Class.

COUNT I

Claim for Breach of Fiduciary Duties Against the Individual Defendants

55. Plaintiff repeats and realleges each and every allegation set forth herein.

56. The Individual Defendants have violated fiduciary duties of care, loyalty, good faith and candor owed to public shareholders of Florida Gaming.

57. By the acts, transactions and courses of conduct alleged herein, the Individual Defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive Plaintiff and other members of the Class of the true value of their investment in Florida Gaming.

58. As demonstrated by the allegations above, the Individual Defendants failed to exercise the care required, and breached their duties of loyalty, good faith, and independence

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owed to the shareholders of Florida Gaming because, among other reasons, they failed to take steps to protect the interest of Florida Gaming's public shareholders and have failed to properly value Florida Gaming's assets.

59. Moreover, the Individual Defendants have failed to fully disclose to Plaintiff and the Class all material information necessary to make an informed decision regarding the Proposed Transaction.

60. By the acts, transactions and courses of conduct alleged herein, the Individual Defendants, individually and acting as a part of a common plan, are attempting to sell the Company's sole operating asset without proper disclosure of the material information in relation to the Proposed Transaction.

61. The Individual Defendants dominate and control the business and corporate affairs of Florida Gaming, and are in possession of private corporate information concerning Florida Gaming's assets, business and future prospects. Thus, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of Florida Gaming which makes it inherently unfair for them to benefit their own interests to the exclusion of maximizing shareholder value.

62. By reason of the foregoing acts, practices and course of conduct, the Individual Defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward Plaintiff and the other members of the Class.

63. As a result of the actions by Defendants, Plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of Florida Gaming assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

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64. Unless the Individual Defendants are enjoined by the Court, they will continue to breach their fiduciary duties owed to Plaintiff and the members of the Class, all to the irreparable harm of the members of the Class.

65. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can Plaintiff and the Class be fully protected from the immediate and irreparable injury which the Individual Defendants' actions threaten to inflict.

COUNT II

Claim Against Florida Gaming, Centers and Silvermark for Aiding and Abetting the Individual Defendants' Breaches of Fiduciary Duties

66. Plaintiff repeats and realleges each and every allegation set forth herein.

67. The Individual Defendants breached their fiduciary duties to the Florida Gaming shareholders by the wrongful actions alleged herein.

68. Such breaches of fiduciary duties could not, and would not, have occurred but for the conduct of the Florida Gaming, Centers and Silvermark, which, therefore, aided and abetted such breaches through entering into the Proposed Transaction.

69. Florida Gaming, Centers and Silvermark had knowledge that they were aiding and abetting the Individual Defendants' breaches of fiduciary duties to Florida Gaming shareholders.

70. Florida Gaming, Centers and Silvermark rendered substantial assistance to the Individual Defendants in their breaches of their fiduciary duties to Florida Gaming shareholders.

71. As a result of Florida Gaming's, Centers and Silvermark conduct of aiding and abetting the Individual Defendants' breaches of fiduciary duties, Plaintiff and the other members of the Class have been, and will be, damaged in that they have been, and will be, prevented from obtaining a fair price for their shares.

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72. As a result of the unlawful actions of Florida Gaming, Centers and Silvermark, Plaintiff and the other members of the Class will be irreparably harmed in that they will be prevented from obtaining the fair value of their equity ownership in the Company. Unless enjoined by the Court, Florida Gaming, Centers and Silvermark will continue to aid and abet the Individual Defendants' breaches of their fiduciary duties owed to Plaintiff and the members of the Class, and will aid and abet a process that inhibits the maximization of shareholder value and the disclosure of material information.

73. Plaintiff and the other members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can Plaintiff and the Class be fully protected from immediate and irreparable injury which Defendants' actions threaten to inflict.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in his favor and in favor of the Class, and against the Defendants as follows:

A. Certifying this case as a class action, certifying Plaintiff as Class representative and his counsel as Class counsel;

B. Permanently enjoining the Defendants and all those acting in concert with them from consummating the Proposed Transaction;

C. Declaring and decreeing that the Preliminary Proxy was issued in breach of the fiduciary duties of the Individual Defendants and is therefore unlawful;

D. Declaring that the Company aided and abetted the Individual Defendants in connection with the issuance of a materially misleading and incomplete Preliminary Proxy;

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E. Enjoining Defendants from consummating the Shareholder Vote on the Sale Proposal, unless and until the Company provides adequate disclosure regarding the Proposed Transaction to Florida Gaming's shareholders;

F. To the extent that the Proposed Transaction is consummated before this Court's entry of final judgment, rescinding it and setting it aside or awarding rescissory damages;

G. Enjoining the Individual Defendants from initiating any defensive measures that would inhibit third party expressions of interest for Florida Gaming shareholders;

H. Directing Defendants to account to Plaintiff and the Class for all damages suffered by them as a result of Defendants' wrongful conduct alleged herein;

I. Awarding Plaintiff the costs, expenses, and disbursements of this action, including any attorneys' and experts' fees and expenses and, if applicable, pre-judgment and post-judgment interest; and

J. Awarding Plaintiff and the Class such other relief as this Court deems just, equitable, and proper.

JURY DEMAND

Plaintiff demands a trial by jury.

Dated: December 11, 2012

FARUQI & FARUQI, LLP

By:________________________
Ross A. Appel (Fl Bar #90865)
Emily C. Komlossy (Fl Bar #007714)
3595 Sheridan Street, Suite 206
Hollywood, Florida 33021
Tel: 954-239-0280
Fax: 954-239-0281
ekomlossy@faruqilaw.com
rappel@faruqilaw.com

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FARUQI & FARUQI, LLP
Juan E. Monteverde,
369 Lexington Avenue
Tenth Floor
New York, New York 10017
Tel: 212-983-9330
Fax: 212-983-9331
jmonteverde@faruqilaw.com

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▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

3. In their discretion, upon such other matters as may be brought properly before the Meeting.

This proxy, if in proper form and not revoked, will be voted as specified by the stockholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO. 1 AND PROPOSAL NO. 2. This proxy is revocable at any time before it is voted as indicated in the accompanying Proxy Statement.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** ____________.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY. Please sign your name legibly exactly as it appears hereon. Each joint owner should sign. If executed by a corporation, please sign full corporate name by a duly authorized officer. Attorney, executors, administrators, trustees, etc., should give full title as such

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast before 7:00 p.m. January 21, 2013. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime	anytime before
before 7:00 p.m. January 21, 2013	7:00 p.m. January 21, 2013 go to

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FLORIDA GAMING CORPORATION

The undersigned hereby constitutes and appoints W. Bennett Collett, Jr., and Kimberly R. Tharp, and each of them (acting together if both are present and voting, or if only one of them is present and voting, then by one), with full power of substitution, the attorneys and proxies of the undersigned to vote as designated below at the Special Meeting of Stockholders of Florida Gaming Corporation (the "Company") to be held on January 22, 2013, or at any adjournment or adjournments thereof (the "Meeting"), all shares which the undersigned is entitled to vote at the Meeting.

(continued on reverse side)

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.fla-gaming.com/specialmeeting

You can vote in one of three ways:

1.	Call toll free 1-866-894-0537 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

OR

2.	Via the Internet at http://www.cstproxyvote.com and follow the instructions.

OR

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.